                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

   (as filed with the Securities and Exchange Commission on January 6, 1999)

Check the appropriate box:

/ /  Preliminary information          / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
  statement
/X/  Definitive information                    (AS PERMITTED BY RULE 14C-5(D)(2))
  statement

                               TMP Worldwide Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/

 Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies: Ordinary Shares, no par value per share (the "Ordinary Shares"), of Morgan & Banks Limited ("M&B").

    (2) Aggregate number of securities to which transaction applies: 70,393,273 Ordinary Shares.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The Ordinary Shares are listed on the Australian Stock Exchange Limited (the "ASX"). The aggregate market value of the securities to be received by TMP Worldwide Inc. ("TMP") is $167,535,990, determined as follows: 70,393,273 (the number of M&B Ordinary Shares issued and outstanding on October 30, 1998) multiplied by $2.38 (the average of the high and low trading prices per M&B Ordinary Share on the ASX on November 6, 1998 multiplied by the U.S. dollar--Australian dollar exchange rate of 0.6322 (computed as of November 5, 1998)). An amount of cash, which is indeterminable at this time, may be paid to M&B shareholders who dissent to the transaction.

    (4) Proposed maximum aggregate value of transaction: The proposed maximum aggregate value of the transaction is $167,535,990, the aggregate market value of the securities to be received by TMP.

    (5) Total fee paid: $33,507.20.

/X/

 Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               TMP WORLDWIDE INC.
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 977-4200

                                                 January 6, 1999

Dear Stockholder:

    The enclosed Information Statement is being furnished to the stockholders of TMP Worldwide Inc. in connection with the acquisition by a wholly-owned subsidiary of TMP of all the ordinary shares, no par value per share (the "Shares"), of Morgan & Banks Limited (the "Transaction"). TMP's subsidiary is acquiring the Shares pursuant to the terms of a Scheme Implementation Agreement, dated August 17, 1998, with Morgan & Banks Limited (the "Agreement"). Pursuant to the Agreement, each Share will be exchanged for a fraction of a share of TMP Common Stock equal to the quotient obtained by dividing (i) the product resulting from multiplying A$4.65 by the U.S. dollar--Australian dollar exchange rate at a specified time on the date the Transaction becomes effective by (ii) the lesser of (x) $40 and (y) the 20-day average of the per share closing prices of TMP Common Stock immediately preceding the date on which the Supreme Court of New South Wales grants its approval of the Transaction. Pursuant to this formula, however, the average per share price of TMP Common Stock will not be less than $25, unless TMP consents. Pursuant to the Agreement, based on a current exchange rate and the per share stock price of TMP Common Stock, TMP will issue up to approximately 6,000,000 shares of its Common Stock to Morgan & Banks Limited shareholders (the "Share Proposal"). In addition, options to purchase Shares under Morgan & Banks Limited's stock option plans, upon exercise, will be converted into the right to receive TMP Common Stock on a similar basis. The accompanying Information Statement presents the details of the proposed Transaction and the Agreement for your information only. Please note that TMP is not soliciting proxies and is not asking for your vote.

    Andrew J. McKelvey, the Chairman of the Board of Directors and CEO, owns TMP Common Stock which represents approximately 68.2% of the total voting power of TMP. Mr. McKelvey has advised TMP that he intends to execute a written consent in favor of the Transaction and for the Share Proposal. If Mr. McKelvey executes a written consent in accordance with such intentions, approval of the matters set forth above is assured. It is anticipated that if Mr. McKelvey executes such written consent, the Transaction will be closed by January 31, 1999.

    THE BOARD OF DIRECTORS OF TMP WORLDWIDE INC. HAS DETERMINED THAT THE TRANSACTION IS FAIR TO TMP WORLDWIDE INC. AND IS IN THE BEST INTERESTS OF TMP WORLDWIDE INC.'S STOCKHOLDERS. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                          Sincerely,

                                                  [LOGO]

                                          Andrew J. McKelvey

                                          Chairman of the Board of Directors
                                            and CEO

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS............................................................           2

AVAILABLE INFORMATION.................................................................           2

EXCHANGE RATES........................................................................           3

SUMMARY...............................................................................           4

  The Companies.......................................................................           4

    TMP Worldwide Inc.................................................................           4

    Morgan & Banks Limited............................................................           5

    Vote Required; Written Consent....................................................           5

  The Transaction.....................................................................           6

    General...........................................................................           6

    Recommendation of the TMP Board of Directors......................................           6

    Recommendation of the M&B Board of Directors......................................           6

    Opinions of Financial Advisors....................................................           6

    Effective Time of the Transaction.................................................           7

    Exchange of Share Certificates....................................................           7

    Conditions to the Transaction.....................................................           7

    Representations and Warranties....................................................           7

    Superior Proposals................................................................           8

    Termination.......................................................................           8

    Termination Fees..................................................................           9

    Amendment and Waivers.............................................................           9

    Listing...........................................................................           9

    Appraisal and Dissenters' Rights..................................................           9

    Anticipated Accounting Treatment..................................................           9

    Stock Ownership Following the Transaction.........................................           9

  Risk Factors........................................................................          10

  Certain United States Federal and Australian Income Tax Consequences................          10

  Comparative Rights of Stockholders..................................................          10

  Market Price Information............................................................          11

  TMP Common Stock....................................................................          11

  M&B Shares..........................................................................          11

  Equivalent Market Value Information.................................................          12

  Selected Financial Information......................................................          13

  TMP Selected Historical Consolidated Financial Information..........................          13

  M&B Selected Historical Consolidated Financial Information..........................          15

  Summary Unaudited Pro Forma Condensed Combined Selected Financial Information.......          16

  Comparative Per Share Data..........................................................          18

RISK FACTORS..........................................................................          20

  Risks Relating to the Transaction...................................................          20

    Potential Increased Issuance of Shares............................................          20

    Nonrealization of Synergies.......................................................          20

    Incurrence of Significant Transaction Expenses; Potential Dilutive Effect to
     Stockholders.....................................................................          20

    Effect of Transaction on M&B Clients..............................................          21

    Potential Unavailability of "Pooling-of-Interests" Accounting Treatment of
     Transaction......................................................................          21

    Risks Relating to Limited Scope of Financial Advisors' Opinions and Specific Risks
     Relating to PricewaterhouseCoopers Opinion.......................................          22

  Risks Relating to M&B...............................................................          22

    Foreign Operations................................................................          22

    Industry Risks....................................................................          22

    Competitive Market................................................................          23

    Effect of Economic Fluctuations...................................................          23

    Dependence on Attracting, Motivating and Retaining Staff..........................          23

  Risks Relating to TMP, M&B and the Combined Company.................................          23

    Uncertain Ability to Manage Growth................................................          23

    Risks Associated with Acquisitions................................................          23

    Uncertain Viability of Traditional Media..........................................          24

    Uncertain Acceptance of the Internet..............................................          24

    Uncertain Acceptance of the Company's Internet Content............................          24

    Competition; Low Barriers to Entry................................................          24

    Fluctuations in Quarterly Operating Results; Seasonality and Cyclicality of
     Business.........................................................................          25

    Technological Risks...............................................................          25

    Dependence on Attracting and Retaining Qualified Consultants......................          25

    Portable Client Relationships.....................................................          26

    Maintenance of Professional Reputation and Brand Name.............................          26

    Restrictions Imposed by Blocking Arrangements.....................................          26

    Dependence on Key Personnel.......................................................          26

    Control by Principal Stockholder..................................................          27

    Anti-takeover Effect of Certain Provisions of Certificate of Incorporation, Bylaws
     and Delaware Law.................................................................          27

    Foreign Operations and Related Risks..............................................          27

    Possible Volatility of Stock Price................................................          28

    Government Regulation.............................................................          28

    Dividend Policy...................................................................          28

THE TRANSACTION.......................................................................          29

  General.............................................................................          29

  Effective Date......................................................................          29

  Exchange of Shares; Procedures for Exchange of Certificates.........................          29

  Background of the Transaction.......................................................          30

  Recommendation of the TMP Board of Directors; Reasons for the Transaction...........          30

  Recommendation of the M&B Board of Directors; Reasons for the Transaction...........          31

  Opinions of Financial Advisors......................................................          32

  Interests of Certain Persons in the Transaction.....................................          42

  Certain United States Federal and Australian Income Tax Consequences................          43

  Anticipated Accounting Treatment....................................................          47

  Effect on Employee Equity Plans.....................................................          48

  Regulatory Matters..................................................................          48

  U.S. Federal Securities Law Consequences............................................          48

  Stock Listing.......................................................................          49

  Transaction Expenses and Fees and Other Costs.......................................          49

THE AGREEMENT.........................................................................          50

  Terms of the Transaction............................................................          50

  Schemes of Arrangement..............................................................          50

  Representations and Warranties......................................................          51

  Conduct of Business Pending Transaction.............................................          51

  Conditions to the Transaction.......................................................          52

  Superior Proposals..................................................................          52

  Termination.........................................................................          52

  Termination Fees....................................................................          53

  Indemnification.....................................................................          53

  Amendment and Waivers...............................................................          53

  Choice of Law; Consent to Jurisdiction; Immunity....................................          53

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..........................          55

TMP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................          62

  Overview............................................................................          62

  Results of Operations...............................................................          64

  Liquidity and Capital Resources.....................................................          69

  Year 2000 Issue.....................................................................          72

  Fluctuations of Quarterly Results...................................................          72

TMP BUSINESS..........................................................................          75

  Industry Overview...................................................................          75

  TMP's Yellow Page Business..........................................................          77

  TMP's Recruitment Advertising Business..............................................          78

  TMP's Executive Search Business.....................................................          82

  Sales and Marketing.................................................................          83

  Competition.........................................................................          83

  Intellectual Property...............................................................          84

  Government Regulation...............................................................          85

  Employees...........................................................................          85

  Properties..........................................................................          85

  Legal Proceedings...................................................................          86

TMP MANAGEMENT........................................................................          87

  Executive Compensation..............................................................          88

BENEFICIAL OWNERSHIP OF TMP COMMON STOCK..............................................          93

CERTAIN TRANSACTIONS..................................................................          94

M&B BUSINESS..........................................................................          95

  General.............................................................................          95

  Industry Overview...................................................................          96

  M&B Consulting......................................................................          97

  Search and Selection/Permanent Recruitment..........................................          98

  Contract/Temporary Employment.......................................................         100

  Competition.........................................................................         100

  Intellectual Property...............................................................         101

  Government Regulation...............................................................         101

  Employees...........................................................................         101

  Legal Proceedings...................................................................         101

M&B MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................         103

  Overview............................................................................         103

  Results of Operations...............................................................         105

  Liquidity and Capital Resources.....................................................         107

  Computer System Year 2000 Compliance................................................         109

COMPARISON OF RIGHTS OF HOLDERS OF TMP COMMON STOCK AND HOLDERS OF M&B ORDINARY
  SHARES..............................................................................         111

  Action by Written Consent of Stockholders...........................................         111

  Class Votes of Stockholders.........................................................         111

  Stockholder Voting..................................................................         111

  Stockholder Approval of Certain Business Combinations...............................         112

  Appraisal Rights....................................................................         113

  Amendment of Bylaws.................................................................         113

  Limitation on Directors' Liability; Indemnification of Officers and Directors.......         114

  Classified Board of Directors.......................................................         114

  Cumulative Voting for Directors.....................................................         115

  Removal of Directors................................................................         115

  Newly Created Directorships and Vacancies...........................................         115

  Special Meetings....................................................................         116

  Inspection Rights...................................................................         116

  Election of Directors...............................................................         116

EXPERTS...............................................................................         116

INDEX TO FINANCIAL STATEMENTS.........................................................         F-1

ANNEXES

  ANNEX A      Opinion of Ladenburg Thalmann & Co. Inc................................  A-1

  ANNEX B      Report of PricewaterhouseCoopers Securities Ltd........................  B-1

  ANNEX C      Scheme Implementation Agreement........................................  C-1

                           FORWARD-LOOKING STATEMENTS

    Certain statements in this Information Statement constitute "forward-looking statements" within the meaning of Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation statements with respect to the expected financial and operating impact of the Transaction. For this purpose, the reasons for the Transaction discussed under the caption "THE TRANSACTION" and statements about the expected impact of the Transaction on TMP's or the combined company's business, operations and financial performance and condition, accounting and tax treatment and the extent of the expenses related to the Transaction are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements made herein are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially. Without limiting the foregoing, the words "projects," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of TMP or the combined company to differ materially from those indicated by such forward-looking statements, including among others those factors set forth in this Information Statement under the caption "RISK FACTORS." TMP undertakes no obligation to update any forward-looking statements.

                             AVAILABLE INFORMATION

    TMP is subject to the informational requirements of the Exchange Act, and files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. TMP makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). The TMP Common Stock is traded as "national market securities" on the Nasdaq National Market. Certain materials filed by TMP can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    NO PERSON HAS BEEN AUTHORIZED BY TMP TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TMP. THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS INFORMATION STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION.

    THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF.

                                 EXCHANGE RATES

    The exchange rates expressed in United States dollars for A$1.00 at the end of each of the years in the five years ended March 31, 1998 and the nine months ended March 31, 1997 and 1998, and the average, the high, and the low exchange rates for such periods were as follows (being the noon buying rates in New York City for cable transfers in Australian dollars as certified for custom purposes by the Federal Reserve Bank of New York (the "Exchange Rate")):

                                                                                           NINE MONTHS ENDED
                                                   YEAR ENDED MARCH 31,                        MARCH 31,
                                   -----------------------------------------------------  --------------------
                                     1994       1995       1996       1997       1998       1997       1998
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

At the end of period.............      .7015      .7325      .7815      .7840      .6613      .7840      .6613

Average for period...............      .6845      .7414      .7429      .7882      .7167      .7872      .6982

High for period..................      .7245      .7778      .7821      .8180      .7876      .8215      .7555

Low for period...................      .6450      .7033      .7100      .7572      .6347      .7549      .6315

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT AND THE ANNEXES HERETO. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE AGREEMENT AND THE TRANSACTION AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS INFORMATION STATEMENT. AS USED IN THIS INFORMATION STATEMENT, "GROSS BILLINGS" REFERS TO BILLINGS FOR ADVERTISING PLACED IN TELEPHONE DIRECTORIES, NEWSPAPERS, NEW MEDIA AND OTHER MEDIA AND ASSOCIATED FEES FOR RELATED SERVICES. WHILE GROSS BILLINGS ARE NOT INCLUDED IN THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, THE TRENDS IN GROSS BILLINGS DIRECTLY IMPACT THE COMMISSIONS AND FEES EARNED BY THE COMPANY. THE COMPANY EARNS COMMISSIONS BASED ON A PERCENTAGE OF THE MEDIA ADVERTISING PURCHASED AT A RATE ESTABLISHED BY THE RELATED PUBLISHER, AND ASSOCIATED FEES FOR RELATED SERVICES. IN ADDITION, THE COMPANY EARNS FEES FOR THE PLACEMENT OF ADVERTISEMENTS ON THE INTERNET, INCLUDING ITS CAREER WEB SITES, AND FOR EXECUTIVE SEARCH SERVICES. GROSS BILLINGS WITH RESPECT TO COMPANIES ACQUIRED BY THE COMPANY REFER TO THE COMPANY'S ESTIMATE OF THE ACQUIRED COMPANIES' ANNUAL GROSS BILLINGS. EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") IS PRESENTED TO PROVIDE ADDITIONAL INFORMATION ABOUT THE COMPANY'S ABILITY TO MEET ITS FUTURE DEBT SERVICE, CAPITAL EXPENDITURES AND WORKING CAPITAL REQUIREMENTS AND IS ONE OF THE MEASURES WHICH DETERMINES THE COMPANY'S ABILITY TO BORROW UNDER ITS CREDIT FACILITY. EBITDA SHOULD NOT BE CONSIDERED IN ISOLATION OR AS A SUBSTITUTE FOR OPERATING INCOME, CASH FLOWS FROM OPERATING ACTIVITIES AND OTHER INCOME OR CASH FLOW STATEMENT DATA PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR AS A MEASURE OF THE COMPANY'S PROFITABILITY OR LIQUIDITY. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT. "$" AND "DOLLAR" REFER TO U.S. DOLLARS AND "A$" AND "AUSTRALIAN DOLLARS" REFER TO AUSTRALIAN DOLLARS.

                                 THE COMPANIES

TMP WORLDWIDE INC.

    TMP is a marketing services, communications, executive search and technology company that provides comprehensive, individually tailored advertising services including development of creative content, media planning, production and placement of corporate advertising, market research, executive search, direct marketing and other ancillary services and products. The Company is one of the world's largest recruitment advertising agencies, the world's largest yellow page advertising agency, a leader in the use of the Internet for recruiting and a growing provider of search and selection services. The Company offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 400 of the Fortune 500 companies. The Company's growth strategy is to continue to pursue consolidation opportunities in its core businesses, and to leverage its client base and its approximately 2,420 sales, marketing and customer service personnel to expand its Internet-based businesses. For the year ended December 31, 1997, the Company's gross billings were $1.2 billion, commissions and fees were $310.6 million, net income was $10.4 million and EBITDA was $43.9 million.

    The Company has decided to expand the scope of its recruitment business to assist its clients in recruiting executives. Accordingly, in May 1998, TMP acquired Johnson, Smith & Knisely, Inc. ("JSK") and in August 1998, acquired TASA Holding AG ("TASA"), an international executive search firm. With JSK and TASA, the Company has 32 executive search offices in 17 countries. See "TMP BUSINESS."

    The Company is the successor to the businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI") and McKelvey Enterprises, Inc. and subsidiaries, the chief executive officer of which was Andrew J. McKelvey (the "Principal Stockholder"). McKelvey Enterprises, Inc. was formed in 1967 by Mr. McKelvey. On December 9, 1996, Old TMP merged into McKelvey Enterprises, Inc. Thereafter, WCI merged into McKelvey Enterprises, Inc. McKelvey Enterprises, Inc. then merged into Telephone Marketing Programs Incorporated. Such mergers are collectively referred to as the "Mergers." In addition, Mr. McKelvey sold or contributed his interest in five other entities to the Company. Pursuant to the Mergers, Telephone Marketing Programs

Incorporated changed its name to TMP Worldwide Inc. All historical financial information of TMP contained herein or incorporated by reference herein for periods ended prior to December 9, 1996 reflects the historical financial information of Old TMP, WCI, McKelvey Enterprises, Inc. and the other entities. The Company was incorporated in Delaware in August 1996. Its executive offices are located at 1633 Broadway, 33rd Floor, New York, New York 10019, and its telephone number at that location is (212) 977-4200.

MORGAN & BANKS LIMITED

    M&B provides human resource services to both the public and private sectors in Australasia. Employment related services provided by M&B include consulting, permanent recruitment and temporary contracting. M&B's consulting services assist clients in formulating and implementing effective human resource strategies through workplace training, outplacement and career transition management, psychological services and general human resource consulting. M&B's permanent recruitment services cover traditional search assignments, which involve the placement of highly specialized and senior executive level employees, and selection assignments, which involve the placement of mid-level executives through semi-skilled employees. M&B's temporary contracting services place qualified personnel in temporary positions or on discrete short-term projects, thereby enabling M&B's clients to gain the full benefit of a flexible workforce in times of rapidly changing commercial environments. In 1996, M&B began marketing Internet-based services as an extension of its recruitment services and has become a leading Australian provider of Internet content. M&B's clients number in excess of 3,000. For the fiscal year ended March 31, 1998, M&B's revenue was A$330 million ($236 million) and its net income was A$11 million ($7.9 million).

    M&B was incorporated in New South Wales in January 1985 and has a wholly-owned subsidiary, Morgan & Banks New Zealand, Limited, a New Zealand corporation formed in 1991. M&B also has majority-owned subsidiaries, Morgan & Banks (Hong Kong) Limited, a Hong Kong corporation formed in 1990, M&B Search Pte Ltd., a Singapore corporation formed in 1995, and Morgan & Banks PLC, a United Kingdom corporation, formed in 1988. M&B conducts its human resource services through these corporations in New Zealand, Hong Kong, Singapore and the United Kingdom. See "M&B BUSINESS."

VOTE REQUIRED; WRITTEN CONSENT

    Because the Transaction involves the issuance of shares of TMP Common Stock in excess of 20% of the total number of shares of TMP Common Stock currently outstanding, the National Association of Securities Dealers, Inc. (the "NASD") requires that the issuance of TMP Common Stock in accordance with the Transaction be approved by the affirmative vote of the holders of a majority of votes. Andrew J. McKelvey, TMP's Chairman of the Board and CEO, owns TMP Common Stock which represents approximately 68.2% of the total voting power of TMP. The NASD, accordingly, is allowing Mr. McKelvey to execute a written consent in accordance with Section 228 of the Delaware General Corporation Law in lieu of holding a special meeting of stockholders. In accordance with the rules of the NASD, the Audit Committee of the Board of Directors of TMP has adopted a resolution permitting TMP to rely on this exemption. Mr. McKelvey has advised TMP that he intends to execute a written consent in favor of the Transaction and for the issuance of TMP Common Stock to M&B shareholders. If Mr. McKelvey executes a written consent in accordance with such intention, approval of the matters set forth above is assured. It is anticipated that if Mr. McKelvey executes such written consent, the Transaction will be closed by January 31, 1999.

                                THE TRANSACTION

GENERAL

    The Agreement provides for the acquisition of each M&B Share by TMP or a TMP subsidiary. As a result of the Transaction, M&B will become an indirect wholly-owned subsidiary of TMP, and the former shareholders of M&B will become stockholders of TMP.

    The Agreement provides that the Transaction will be consummated if the required approvals of the M&B shareholders are obtained under Australian law and of the TMP Stockholders are obtained and all other conditions to the Transaction are satisfied or waived. As a result of the Transaction, each M&B Share will be exchanged for a fraction of a share of TMP Common Stock equal to the quotient obtained by dividing (i) the product resulting from multiplying A$4.65 by the U.S. dollar--Australian dollar exchange rate at a specified time on the Effective Date by (ii) the lesser of (x) $40.00 and (y) the average of the per share closing prices on Nasdaq of TMP Common Stock during the 20 consecutive trading days immediately preceding the date on which the Supreme Court of New South Wales grants its approval of the Transaction (the "Exchange Ratio"); provided, however, that the average per share price of TMP Common Stock utilized in such formula will not be less than $25.00, unless TMP consents. On December 31, 1998, the per share closing price of the TMP Common Stock, as reported by Nasdaq, was $42.00. In addition, options to purchase Shares under M&B employee stock option plans, upon exercise, will be converted into the right to receive TMP Common Stock on a similar basis.

    Based upon the outstanding shares of M&B as of December 31, 1998, and assuming the Exchange Ratio of 0.08431, the former shareholders of M&B immediately prior to the Effective Date would own approximately 16.4% of the outstanding TMP Common Stock and have approximately 10.3% of the combined voting power of all classes of TMP's outstanding capital stock following consummation of the Transaction.

RECOMMENDATION OF THE TMP BOARD OF DIRECTORS

    The TMP Board has unanimously determined that the terms of the Agreement and the Transaction are fair to, and in the best interest of, the TMP Stockholders. Accordingly, the TMP Board has unanimously approved the Agreement and the Transaction. In reaching its determination, the TMP Board consulted with TMP's management, as well as its legal and financial advisors and accountants and gave significant consideration to a number of factors bearing on its decision. See "THE TRANSACTION-- Recommendation of the TMP Board of Directors; Reasons for the Transaction."

RECOMMENDATION OF THE M&B BOARD OF DIRECTORS

    Each of the directors of M&B considers himself or herself justified in making a recommendation to M&B shareholders concerning the conclusion of the M&B Board of Directors that the Transaction is in the best interest of M&B for a number of reasons. See "THE TRANSACTION--Recommendation of the M&B Board of Directors; Reasons for the Transaction."

OPINIONS OF FINANCIAL ADVISORS

    TMP retained Ladenburg Thalmann & Co. Inc. ("Ladenburg") to render a fairness opinion to the TMP Board in connection with the Transaction. On September 16, 1998, Ladenburg delivered its written opinion to the TMP Board that, as of the date of such opinion and based upon and subject to certain matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to the existing holders of TMP Common Stock. The TMP Board subsequently requested that Ladenburg provide an updated opinion. On November 9, 1998, Ladenburg delivered another written opinion to the TMP Board that, as of such date, based on and subject to the assumptions, factors and limitations set forth therein, the Exchange Ratio proposed in the Agreement is fair, from a financial point of view, to the TMP Stockholders. The full text of the November 9, 1998 written opinion is attached as Annex A to this Information Statement and should be read in its entirety. M&B retained PricewaterhouseCoopers Securities Ltd. ("PricewaterhouseCoopers") to render an independent expert's report to the Board of Directors of M&B.

On October 14, 1998, PricewaterhouseCoopers delivered its report to the M&B Board as to the fairness of the Transaction to the M&B shareholders. The full text of the report is attached as Annex B to this Information Statement and should be read in its entirety. See "THE TRANSACTION--Opinions of Financial Advisors."

EFFECTIVE TIME OF THE TRANSACTION

    If the requisite approvals to the Transaction are obtained from the M&B securityholders and Mr. McKelvey approves the Transaction, M&B must apply to the Supreme Court of New South Wales for approval of the "schemes of arrangement" effecting the proposed Transaction under Australia's Corporations Law. On the date the Court approves the schemes of arrangement (the "Court Approval Date"), the court will grant orders, which M&B must file as soon as practicable with the ASIC pursuant to the terms of the Agreement.

    The Transaction shall be deemed effective when copies of the court order approving the schemes of arrangement have been filed with the ASIC (the "Effective Date"). See "THE AGREEMENT--Schemes of Arrangement."

EXCHANGE OF SHARE CERTIFICATES

    The exchange of M&B Shares for TMP Common Stock will occur as soon as practicable, but within 12 business days of the Effective Date (the "Closing Date"). As a result of the Transaction, each outstanding M&B Share will effectively be exchanged for a fraction of a share of TMP Common Stock equal to the Exchange Ratio, rounded up or down to the nearest whole share amount. See "THE TRANSACTION--Exchange of Shares; Procedures for Exchange of Certificates."

CONDITIONS TO THE TRANSACTION

    TMP's obligations under the Agreement and the schemes of arrangement are subject to the satisfaction of the following conditions, among others, on or prior to the Court Approval Date: (i) the TMP Common Stock being approved for quotation and trading on a deferred settlement basis on the Australian Stock Exchange Limited (the "ASX"), from the business day next following the Effective Date; (ii) TMP obtaining the requisite approval of the Share Proposal by its stockholders at a special meeting, if necessary; and (iii) the execution of a written undertaking by all directors and beneficial holders of at least 10% of the outstanding capital stock of M&B not to sell, or otherwise reduce their risk with respect to, the M&B Shares held by them or the shares of TMP Common Stock to be issued to them pursuant to the Agreement, in either case, until after the publication by TMP of financial results covering the combined operations of TMP and M&B for a period of at least 30 days following the Closing Date, except with the approval of TMP. If the foregoing conditions described above are not satisfied before January 31, 1999, the Agreement will automatically terminate unless TMP and M&B otherwise mutually agree and, if relevant, the Supreme Court of New South Wales consents to the extended date (such date or extension date, as applicable, shall be the "Sunset Date"). See "THE AGREEMENT--Conditions to the Transaction."

REPRESENTATIONS AND WARRANTIES

    The Agreement contains various representations and warranties made by both TMP and M&B to each other relating to, among other things: (i) corporate existence under the laws of their respective places of incorporation; (ii) the corporate power to enter into and perform their respective obligations under the Agreement and to carry out the transactions contemplated thereby; (iii) the taking of all necessary corporate action to authorize the execution of the Agreement, the performance of their respective obligations under the Agreement and the transactions contemplated thereby; and (iv) the binding effect of the Agreement on each of them. All of these representations and warranties shall survive the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby for a period of no later than one year following the Effective Date, after which time, no claim for recovery of damages may be asserted by either party. See "THE AGREEMENT--Representations and Warranties."

SUPERIOR PROPOSALS

    Pursuant to the terms of the Agreement, the directors of M&B have resolved, in the absence of either (x) a BONA FIDE alternative offer which the M&B directors determine, in the exercise of their fiduciary duties, must be recommended in preference to the Transaction or (y) such other reason which, pursuant to applicable law, requires the M&B directors to alter their recommendations, that they will (i) recommend to the M&B shareholders and optionholders that they approve the terms of the acquisition by TMP of the M&B Shares (the "Share Scheme") and the M&B options (the "Option Scheme" and together with the Share Scheme, the "Schemes") and the Transaction, and (ii) not make any public statement or take any other action which would suggest that the Transaction is not recommended by the M&B directors. See "THE AGREEMENT--Superior Proposals."

TERMINATION

    The Agreement provides that at any time prior to the Court Approval Date either party may terminate the Agreement by means of written notice to the other party within five business days of the occurrence of any of the following: (i) the Supreme Court of New South Wales failing to make orders pursuant to Section 411(1) of Australia's Corporations Law to convene meetings of the M&B securityholders to consider the Schemes and either an appeal from such failure is unsuccessful or the parties determine not to initiate an appeal; (ii) the required majority of holders of M&B Shares fail to approve the Share Scheme pursuant to Section 411(1) of Australia's Corporations Law; (iii) the required majority of holders of M&B options fail to approve the Option Scheme pursuant to
Section 411(1) of Australia's Corporations Law; (iv) the Supreme Court of New South Wales fails to approve either of the Schemes pursuant to Section 411(4) of Australia's Corporations Law; (v) the Effective Date has not occurred by the Sunset Date; or (vi) the other party becomes the subject of an "insolvency event." An "insolvency event" under the Agreement means: (a) when a party becomes unable to pay its debts as and when they fall due; (b) the making of an order, or the passing of a resolution, for the winding up, liquidation or bankruptcy of the party; (c) the appointment of a provisional liquidator, liquidator, receiver or a receiver and manager to the party; (d) the appointment of an administrator to the party; or (e) the entry by a party into any compromise or arrangement with its creditors.

    The Agreement also provides that at any time prior to the Court Approval Date, under the following circumstances, either party may give notice to the other party of its intent to terminate the Agreement due to such circumstances:
(i) the representations and warranties given or made by the other party are not all materially true and correct at every time from the date of the Agreement to the Court Approval Date as if made at and by reference to the facts and circumstances existing at each such time; (ii) the other party is at any time in breach of a material term of the Agreement from the date of the Agreement to the Court Approval Date; (iii) the information disclosed to the M&B securityholders for consideration of the Schemes is materially different from or materially contradicts (or contains material information in addition to) information regarding TMP or M&B or their respective businesses which is in the public domain as at the date of the Agreement; or (iv) any material event occurs before the Court Approval Date which would constitute a "prescribed occurrence" (as defined under Australia's Corporations Law), such as if the other party acquires or disposes of an asset for an amount in excess of A$5,000,000 or declares or pays a dividend. If the relevant circumstances continue to exist after five business days from the time such notice is given, the terminating party may, in its absolute discretion but only within the next five business days, terminate the Agreement by further written notice to the other party.

    TMP may also terminate the Agreement at any time prior to 10:00 A.M. Sydney time on the Court Approval Date if the average of the last quoted sales price of TMP Common Stock on Nasdaq for the 20 business days immediately preceding the Court Approval Date is less than $25.00 per share (the "Nasdaq Out").

    Upon termination of the Agreement, all further obligations of TMP and M&B shall terminate and shall cease to be of further force and effect without liability of any party to another, provided that no termination shall release any party from liability for any pre-termination breach of the Agreement. Any right to terminate the Agreement shall cease on the Court Approval Date at the time the Supreme Court of New South Wales makes orders pursuant to Section 411(4) of Australia's Corporations Law approving the Schemes. See "THE AGREEMENT -- Termination."

TERMINATION FEES

    If the Agreement is terminated due to the failure of TMP's stockholders to approve the Share Proposal by the Sunset Date or if TMP terminates the Agreement due to the Nasdaq Out, then TMP must pay M&B a termination fee in the amount of $250,000.

    If the Agreement is terminated due to the failure of either the M&B shareholders to approve the Share Scheme or the M&B optionholders to approve the Option Scheme, then M&B must pay TMP a termination fee in the amount of $250,000. See "THE AGREEMENT -- Termination Fees."

AMENDMENT AND WAIVERS

    The provisions or rights under the Agreement may not be amended by TMP or M&B unless such amendment is in writing, signed by both the TMP and M&B. No provision or right under the Agreement may be waived except by a writing signed by the party giving the waiver. "THE AGREEMENT -- Amendment and Waivers."

LISTING

    It is a condition to the Transaction that the shares of TMP Common Stock to be issued in the Transaction be authorized for quotation and trading on the ASX on a deferred settlement basis. See "THE TRANSACTION--Stock Listing."

APPRAISAL AND DISSENTERS' RIGHTS

    The holders of TMP Common Stock are not entitled to appraisal rights with respect to the Share Proposal under the Delaware General Corporation Law (the "Delaware GCL").

ANTICIPATED ACCOUNTING TREATMENT

    The Transaction is expected to be accounted for as a pooling-of-interests. It is a condition to the Transaction that the Transaction qualify for pooling-of-interests accounting treatment. See "THE TRANSACTION--Anticipated Accounting Treatment."

STOCK OWNERSHIP FOLLOWING THE TRANSACTION

    Based upon the capitalization of M&B as of the close of business on December 31, 1998, and assuming an Exchange Ratio of 0.08431 (based on the average of the per share closing prices on Nasdaq of TMP Common Stock during the 20 consecutive trading days immediately prior to December 31, 1998, and assuming a U.S.$--A$ exchange rate of 0.6123 on December 31, 1998), an aggregate of approximately 6,000,000 shares of TMP Common Stock will be issued to the M&B Shareholders in the Transaction and outstanding stock options under M&B stock option plans ("M&B Stock Options"), upon exercise, will be converted into the right to receive an aggregate of approximately 327,000 shares of TMP Common Stock. Based upon the number of shares of TMP Common Stock issued and outstanding as of December 31, 1998 and after giving effect to the issuance of TMP Common Stock as described in the preceding sentence, and assuming the exercise of all M&B Stock Options, the former holders of M&B Shares and the holders of M&B Stock Options would hold, and would have voting power with respect to, approximately 16.4% and 10.3% and 0.9% and 0.6%, respectively, of TMP's total issued and outstanding shares on a diluted basis. The foregoing numbers of shares and percentages are subject to change to reflect any changes in the capitalization of either TMP or M&B subsequent to the dates indicated and prior to the Effective Date and changes to the Exchange Ratio discussed above and there can be no assurance as to the actual capitalization of TMP or M&B at the Effective Date or of TMP at any time following the Effective Date.

                                  RISK FACTORS

    See "RISK FACTORS" for a discussion of certain factors pertaining to the Transaction and the businesses of TMP and M&B which should be considered carefully.

      CERTAIN UNITED STATES FEDERAL AND AUSTRALIAN INCOME TAX CONSEQUENCES

    TMP expects that the Transaction will not qualify as a reorganization for United States federal income tax purposes, and that gain or loss will generally be recognized for United States federal income tax purposes by the U.S. holders of M&B Shares upon the receipt of TMP Common Stock in exchange for M&B Shares. For M&B shareholders, the exchange of TMP Common Stock for M&B Shares will constitute a disposal of their M&B Shares for Australian taxation purposes. Where the capital gains tax provisions apply, the capital gain is the amount by which the proceeds received on disposal of the M&B Shares (i.e. the market value of the TMP Common Stock received as consideration) exceeds the indexed cost basis of the M&B Shares. For a non-resident of Australia, there is an exception whereby capital gains would not be subject to Australian tax where the non-resident shareholder (together with any associate) has less than a 10% interest in the issued share capital of M&B. Where M&B Shares are held on revenue account by the M&B Shareholder, any gain on such disposal is subject to tax. Tax treaty relief would need to be considered for non-residents of Australia. See "THE TRANSACTION--Certain United States Federal and Australian Income Tax Consequences." M&B SHAREHOLDERS AND M&B OPTION-HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

    For a discussion of various differences between the rights of the M&B shareholders and the rights of the TMP Stockholders, see "COMPARISON OF RIGHTS OF HOLDERS OF TMP COMMON STOCK AND HOLDERS OF M&B SHARES."

                            MARKET PRICE INFORMATION

    The TMP Common Stock is listed on Nasdaq under the symbol "TMPW." The M&B Shares are listed on the ASX under the symbol "MBK."

    The tables below set forth, for the fiscal quarters indicated, the reported high and low per share closing sales prices of the TMP Common Stock and the M&B Shares on Nasdaq and the ASX, respectively.

TMP COMMON STOCK

YEAR ENDING DECEMBER 31, 1999                                                            HIGH        LOW
-------------------------------------------------------------------------------------  ---------  ---------
First Quarter (through January 5, 1999)..............................................  $   39.94  $   39.00

YEAR ENDED DECEMBER 31, 1998                                                             HIGH        LOW
-------------------------------------------------------------------------------------  ---------  ---------
First Quarter........................................................................  $   32.62  $   21.62
Second Quarter.......................................................................  $   34.88  $   24.75
Third Quarter........................................................................  $   39.19  $   27.88
Fourth Quarter.......................................................................  $   42.00  $   20.50

YEAR ENDED DECEMBER 31, 1997                                                             HIGH        LOW
-------------------------------------------------------------------------------------  ---------  ---------
First Quarter........................................................................  $   22.00  $   12.88
Second Quarter.......................................................................  $   24.25  $   17.00
Third Quarter........................................................................  $   25.62  $   19.00
Fourth Quarter.......................................................................  $   28.75  $   15.00

YEAR ENDED DECEMBER 31, 1996                                                             HIGH        LOW
-------------------------------------------------------------------------------------  ---------  ---------
Fourth Quarter (commencing December 12, 1996)........................................  $   14.25  $   12.50

    The number of stockholders of record of TMP Common Stock on January 5, 1999 was approximately 390. On January 5, 1999, the last reported sales price of the TMP Common Stock as reported by Nasdaq was $39.94.

    TMP has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends on the TMP Common Stock in the foreseeable future. TMP currently intends to retain future earnings, if any, to fund the development and growth of its business.

M&B SHARES

YEAR ENDING MARCH 31, 1999                                                             HIGH        LOW
-----------------------------------------------------------------------------------  ---------  ---------
First Quarter......................................................................  A$   3.37  A$   2.66
Second Quarter.....................................................................  A$   4.30  A$   3.05
Third Quarter (through January 4, 1999)............................................  A$   4.35  A$   3.00

YEAR ENDED MARCH 31, 1998                                                              HIGH        LOW
-----------------------------------------------------------------------------------  ---------  ---------
First Quarter......................................................................  A$   2.93  A$   2.35
Second Quarter.....................................................................  A$   3.78  A$   2.70
Third Quarter......................................................................  A$   3.73  A$   2.63
Fourth Quarter.....................................................................  A$   3.42  A$   2.60

YEAR ENDED MARCH 31, 1997                                                              HIGH        LOW
-----------------------------------------------------------------------------------  ---------  ---------
First Quarter......................................................................  A$   1.20  A$   0.84
Second Quarter.....................................................................  A$   1.70  A$   1.17
Third Quarter......................................................................  A$   2.12  A$   1.68
Fourth Quarter.....................................................................  A$   2.37  A$   1.99

    The number of shareholders of record of M&B Shares on December 4, 1998 was approximately 1,500. On January 4, 1999, the last reported sales price of the M&B Shares as reported by the ASX was A$4.35.

    M&B's dividend policy has been to pay between 60% and 70% of its distributable profits as dividends. Accordingly, M&B has paid cash dividends on the M&B Shares in amounts equal to A$0.063, A$0.088 and A$0.103 for the fiscal years ended March 31, 1996, 1997 and 1998, respectively.

EQUIVALENT MARKET VALUE INFORMATION

    The following were the closing market prices and equivalent market value per share of TMP Common Stock and M&B Shares on the day immediately prior to the announcement of the Transaction:

TMP Common Stock..........................................     $35.00
M&B share.................................................    A$ 3.40
Equivalent Market Value (1)...............................     $ 2.95

------------------------

(1) Computed by multiplying the TMP Common Stock price by the assumed Exchange Ratio of 0.08431.

                         SELECTED FINANCIAL INFORMATION

TMP SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The selected historical consolidated financial information as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and 1994 are derived from unaudited consolidated financial statements of TMP not included or incorporated by reference herein. The selected historical consolidated statement of operations data for each of the three years in the period ended December 31, 1997 and the selected historical consolidated balance sheet data as of December 31, 1996 and 1997 are derived from the audited consolidated financial statements of TMP included elsewhere herein. The selected historical consolidated financial information as of September 30, 1998 and for the nine-month periods ended September 30, 1997 and 1998 are derived from unaudited consolidated financial statements of TMP included elsewhere herein and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the financial information. Operating results for the interim periods are not necessarily indicative of the results of TMP that may be expected for the entire year. The following selected historical consolidated financial information should be read in conjunction with "TMP's MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and TMP's consolidated financial statements and related notes and other financial information included elsewhere herein. The Other Data provided has not been audited.

                                                                                                                NINE MONTHS
                                                                                                                   ENDED
                                                                    YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                     -----------------------------------------------------  --------------------
                                                       1993       1994       1995       1996       1997       1997       1998
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Commissions and fees...............................  $ 116,302  $ 139,854  $ 183,674  $ 223,319  $ 310,619  $ 219,895  $ 297,854
Operating expenses:
  Salaries and related costs.......................     63,426     84,556    100,162    122,964    172,528    122,444    164,012
  Office and general...............................     43,566     41,195     57,310     74,252    101,176     69,058     91,060
  Amortization of intangibles......................      2,471      3,264      3,237      4,440      6,269      4,457      6,403
  Special compensation and CEO bonus(1)............         --         --         --     52,019      1,500      1,125      1,125
  Restructuring charges............................      1,318         --         --         --         --         --         --
  Merger costs.....................................         --         --         --         --         --         --      9,577
Total operating expenses...........................    110,781    129,015    160,709    253,675    281,473    197,084    272,177
Operating income (loss)............................      5,521     10,839     22,965    (30,356)    29,146     22,811     25,677
Other income (expense):
  Interest expense, net(2):........................     (7,326)    (8,846)   (10,654)   (14,216)    (8,813)    (6,453)    (7,507)
  Other, net.......................................     (1,372)    (1,676)    (1,057)      (755)      (181)       (56)      (842)
Income (loss) before provision (benefit) for income
  taxes, minority interests and equity in earnings
  (losses) of affiliates...........................     (3,177)       317     11,254    (45,327)    20,152     16,302     17,328
Provision (benefit) for income taxes...............       (660)       521      5,100      4,125      9,571      7,894      7,735
Net income (loss) applicable to common and Class B
  common stockholders..............................     (3,068)      (717)     5,230    (49,982)    10,282      8,009      9,296
Net income (loss) per common and Class B common
  share:
  Basic............................................       (.15)      (.03)       .24      (2.24)       .38        .30        .32
  Diluted..........................................       (.15)      (.03)       .23      (2.24)       .37        .30        .31
Weighted average shares outstanding:
  Basic............................................     20,591     22,045     22,045     22,280     27,224     26,611     29,142
  Diluted..........................................     20,591     22,045     22,497     22,280     27,716     27,091     29,949

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                                 YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                  -----------------------------------------------------  --------------------
                                                    1993       1994       1995       1996       1997       1997       1998
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT NUMBER OF EMPLOYEES AND OFFICES)
OTHER DATA:
Gross Billings:
  Yellow page advertising.......................  $ 336,714  $ 363,656  $ 429,176  $ 434,728  $ 457,519  $ 349,910  $ 372,899
  Recruitment advertising.......................     28,316     78,142    195,020    341,955    602,672    417,872    604,566
  Search & selection............................     35,751     46,696     51,980     50,613     70,776     49,382     63,889
  Internet(3)...................................         --         --        392      6,659     19,640     13,548     34,823
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Gross Billings............................    400,781    488,494    676,568    833,955  1,150,607    830,712  1,076,177
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total operating expenses as a percentage of
  commissions and fees..........................       95.2%      92.2%      87.5%     113.6%      90.6%      89.6%      91.4%
Number of employees.............................      1,190      1,456      1,725      2,350      3,760      3,185      4,050
Number of offices...............................         38         53         75        104        148        135        174

                                                                         DECEMBER 31,                          NINE MONTHS
                                                     -----------------------------------------------------        ENDED
                                                       1993       1994       1995       1996       1997     SEPTEMBER 30, 1998
                                                     ---------  ---------  ---------  ---------  ---------  ------------------
                                                                                  (IN THOUSANDS)

                                                                                                               (UNAUDITED)
BALANCE SHEET DATA:
Current assets.....................................  $ 141,810  $ 161,753  $ 210,925  $ 245,287  $ 320,193      $  365,655
Current liabilities................................    151,725    168,939    212,103    253,178    314,475         362,924
Total assets.......................................    190,454    229,022    293,664    369,774    536,328         609,603
Long-term liabilities..............................     50,491     72,835     89,297     71,672    117,825         128,581
Minority interests.................................      3,121      3,153      3,105      3,082         --              --
Redeemable preferred stock.........................      2,000      2,000      2,000      2,000         --              --
Total stockholders' equity (deficit)...............    (16,883)   (17,906)   (12,840)    39,842    104,028         118,098

------------------------
(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 3.6 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the Company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 consists of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in the Principal Stockholder's then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital. See "TMP BUSINESS--Management's Discussion and Analysis of Financial Condition and Results of Operations--The year ended December 31, 1997 compared to the year ended December 31, 1996" and "--The year ended December 31, 1996 compared to the year ended December 31, 1995" and Notes 1 and 13(B) to the Company's Consolidated Financial Statements included elsewhere herein.
(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement. See "TMP BUSINESS--Management's Discussion and Analysis of Financial Condition and Results of Operations--The year ended December 31, 1997 compared to the year ended December 31, 1996" and "--The year ended December 31, 1996 compared to the year ended December 31, 1995" and Note 7 to the Company's Consolidated Financial Statements included elsewhere herein.
(3) Represents fees earned in connection with yellow page, recruitment and other advertisements placed on the Internet.

M&B SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is certain selected historical consolidated financial information of M&B, in Australian dollars and prepared in accordance with Generally Accepted Accounting Principles in Australia (which substantially conforms to US GAAP), for each of the five years in the period ended March 31, 1998 and as of March 31, 1994, 1995, 1996, 1997 and 1998. The selected historical consolidated financial information for the years ended March 31, 1994 and 1995 and as of March 31, 1994, 1995 and 1996 are derived from audited consolidated financial statements of M&B which are not included or incorporated by reference herein. The selected historical consolidated statement of operations data for each of the three years in the period ended March 31, 1998 and the selected historical balance sheet data as of March 31, 1997 and 1998 are derived from the audited consolidated financial statements of M&B included elsewhere in this Information Statement. The following selected financial information should be read in conjunction with "M&B MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and M&B's consolidated financial statements and related notes included elsewhere herein. The Other Data provided has not been audited.

                                                                            YEAR ENDED MARCH 31,
                                                          --------------------------------------------------------
                                                            1994       1995        1996        1997        1998
                                                          ---------  ---------  ----------  ----------  ----------
                                                           (IN THOUSANDS OF AUSTRALIAN DOLLARS, EXCEPT PER SHARE
                                                                 DATA AND NUMBER OF EMPLOYEES AND OFFICES)
STATEMENT OF OPERATIONS DATA:

Revenue:
  Commissions and fees..................................  A$ 31,972  A$ 47,105  A$  60,203  A$  77,577  A$ 100,812
  Temporary contracting.................................     27,865     45,422      82,854     143,890     229,552
Total revenue...........................................     59,837     92,527     143,057     221,467     330,364
Operating expenses:
  Salaries and related costs............................     23,188     35,053      42,523      57,794      84,548
  Temporary contracting costs...........................     22,283     37,391      66,404     118,853     190,816
  Office and general....................................      7,794     11,553      22,846      27,869      35,390
  Amortization of intangibles...........................     --             41         158         371         782
Total operating expenses................................     53,265     84,038     131,931     204,887     311,536
Operating income........................................      6,572      8,489      11,126      16,580      18,828
Other income (expense):
  Interest income (expense), net........................         89        323         103         (34)       (346)
  Other income (expense), net...........................     --         --             165         180         (31)
Income before provision for income taxes and minority
 interests..............................................      6,661      8,812      11,394      16,726      18,451
Provisions for income taxes.............................      2,608      3,111       4,200       6,118       7,220
Net income applicable to common stockholders............      4,053      5,676       6,757       9,867      11,017
Net income per common share:
  Basic.................................................  A$   0.06  A$   0.08  A$    0.10  A$    0.14  A$    0.16
  Diluted...............................................  A$   0.06  A$   0.08  A$    0.10  A$    0.14  A$    0.16

Weighted average shares outstanding:(1)
  Basic.................................................     66,300     66,718      67,664      68,489      69,239
  Diluted...............................................     66,300     67,152      69,895      70,289      70,899

OTHER DATA:
Total operating expenses as a percentage of revenue.....      89.0%      90.8%       92.2%       92.5%       94.3%
Number of employees.....................................        310        450         590         950       1,140
Number of offices.......................................          9         16          17          21          23
Dividends per share.....................................  A$  0.062  A$  0.057  A$   0.063  A$   0.088  A$   0.103

------------------------------

(1) Restated to reflect a three-for-one stock split in February 1998.

                                                                                        MARCH 31,
                                                                  -----------------------------------------------------
                                                                    1994       1995       1996       1997       1998
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                          (IN THOUSANDS OF AUSTRALIAN DOLLARS)

BALANCE SHEET DATA:
Current assets..................................................  A$ 17,596  A$ 22,453  A$ 28,783  A$ 43,086  A$ 56,291
Current liabilities.............................................     14,943     19,449     27,932     42,924     53,676
Total assets....................................................     19,986     28,724     40,203     65,999     82,790
Long-term liabilities...........................................        488      1,882      2,136      7,634      9,734
Minority interests..............................................     --            203        640        795        651
Total shareholders' equity attributable to members of M&B.......      4,555      7,190      9,495     14,646     18,729

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL INFORMATION

    The following tables present summary unaudited pro forma combined financial information after giving effect to the Transaction under the pooling-of-interests method of accounting. The tables have been derived from, or prepared on a basis consistent with, the unaudited pro forma combined information included in this Information Statement. The selected pro forma combined financial information should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited pro forma condensed combined financial statements and the notes thereto. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." The following data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred or that will occur after consummation of the Transaction.

    The Pro Forma Condensed Combined Balance Sheet gives effect to the Transaction as if it had occurred on September 30, 1998, combining the balance sheets of TMP at September 30, 1998 with that of M&B as of March 31, 1998. The Pro Forma Condensed Combined Statements of Operations give effect to the Transaction as if it had occurred at the beginning of the earliest period presented, combining the results of TMP for the nine months ended September 30, 1998 and each year in the three-year period ended December 31, 1997 with those of M&B for the nine months ended March 31, 1998 and each year in the three-year period ended March 31, 1998, respectively. In addition, the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 includes the results of Austin Knight Limited for the period prior to its acquisition by TMP on August 26, 1997.

                                                                                                       NINE MONTHS
                                                                       YEAR ENDED DECEMBER 31,            ENDED
                                                                 -----------------------------------  SEPTEMBER 30,
                                                                   1995       1996         1997           1998
                                                                 ---------  ---------  -------------  -------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA,
                                                                               EMPLOYEES AND OFFICES)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Commissions and fees.........................................  $ 228,555  $ 284,403    $ 417,369      $ 350,074
  Temporary contracting........................................     61,768    113,299      163,831        123,330
Total revenue..................................................    290,323    397,702      581,200        473,404
Operating expenses:
  Salaries and related costs...................................    131,863    168,471      261,350        209,012
  Temporary contracting costs..................................     49,503     93,585      136,185        102,307
  Office and general...........................................     74,342     96,196      132,192        109,217
  Amortization of intangibles..................................      3,355      4,732        8,150          6,802
  Special compensation and CEO bonus(1)........................     --         52,019        1,500          1,125
  Merger costs.................................................     --         --           --              9,577
Total operating expenses.......................................    259,063    415,003      539,377        438,040
Operating income (loss)........................................     31,260    (17,301)      41,823         35,364
Other income (expense):
  Interest expense, net(2).....................................    (10,577)   (14,243)     (12,200)        (7,709)
  Other income (expense), net..................................       (934)      (614)       1,344           (857)
Income (loss) before provision for income taxes, minority
 interests and equity in earnings of affiliates................     19,749    (32,158)      30,967         26,798
Provision for income taxes.....................................      8,236      8,937       15,008         11,447
Net income (loss) applicable to common and Class B common
 stockholders..................................................     10,263    (42,208)      15,507         14,944
Net income (loss) per common share:
  Basic........................................................  $    0.37  $   (1.51)   $    0.47      $    0.43
  Diluted......................................................  $    0.36  $   (1.51)   $    0.46      $    0.42
Weighted average shares outstanding:(3)
  Basic........................................................     27,670     27,985       32,998         34,979
  Diluted......................................................     28,158     27,985       33,642         35,926

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL INFORMATION
                                  (CONTINUED)

                                                                                                        NINE MONTHS
                                                                          YEAR ENDED DECEMBER 31,          ENDED
                                                                      -------------------------------  SEPTEMBER 30,
                                                                        1995       1996       1997         1998
                                                                      ---------  ---------  ---------  -------------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA,
                                                                                  EMPLOYEES AND OFFICES)
OTHER DATA:
Total operating expenses as a percentage of revenue.................      89.2%     104.3%      92.8%        92.5%
Number of employees.................................................      1,990      2,950      4,440        4,780
Number of offices...................................................         67         99        138          177

                                                                                                  SEPTEMBER 30, 1998
                                                                                                  ------------------
                                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets......................................                                                  $  404,326
Current liabilities.................................                                                     402,929
Total assets........................................                                                     663,953
Long-term liabilities...............................                                                     133,951
Minority interests..................................                                                         431
Total stockholders' equity..........................                                                     125,983

------------------------------
(1) Special compensation consists of a non-cash, non-recurring charge of approximately $52.0 million for special management compensation in 1996 resulting from the issuance of approximately 3.6 million shares of Common Stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the principal stockholder of the Company and, accordingly, were not considered to have made substantive investments for their minority shares. The CEO bonus for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 consists of a mandatory bonus of $375 thousand per quarter payable to Andrew J. McKelvey, the Company's CEO and Principal Stockholder, as provided for in his then existing employment agreement. Receipt of these bonus amounts was permanently waived by the Principal Stockholder, and accordingly, since they were not paid, are also accounted for as a contribution to Additional Paid-in Capital. See "TMP BUSINESS--Management's Discussion and Analysis of Financial Condition and Results of Operations--The year ended December 31, 1997 compared to the year ended December 31, 1996" and "--The year ended December 31, 1996 compared to the year ended December 31, 1995" and Notes 1 and 13(B) to the Company's Consolidated Financial Statements included elsewhere herein.

(2) Interest expense for 1996 includes a $2.6 million non-cash, non-recurring charge to reflect the exercise of a warrant issued in connection with the Company's financing agreement. See "TMP BUSINESS--Management's Discussion and Analysis of Financial Condition and Results of Operations--The year ended December 31, 1997 compared to the year ended December 31, 1996" and "--The year ended December 31, 1996 compared to the year ended December 31, 1995" and Note 7 to the Company's Consolidated Financial Statements included elsewhere herein.

(3) If the Transaction is consummated with TMP Common Stock valued at $25.00 per share, the minimum share price provided for in the Agreement, (1) basic shares outstanding for the years ended December 31, 1995, 1996, and 1997 and nine months ended September 30, 1998 would have been 29,643, 29,986, 35,024 and 37,027, respectively, and net income per Common and Class B Common share for the same periods would have been $0.35, $(1.41), $0.44 and $0.40, respectively, and (2) diluted shares outstanding for the years ended December 31, 1995, 1996, and 1997 and nine months ended September 30, 1998 would have been 30,145, 29,986, 35,721 and 38,024, respectively, and net income per Common and Class B Common share for the same periods would have been $0.34, $(1.41), $0.43 and $0.39, respectively.

   If the Transaction is consummated with TMP Common Stock valued at $40.00 per share, the maximum share price provided for in the Agreement, (1) basic shares outstanding for the years ended December 31, 1995, 1996, and 1997 and nine months ended September 30, 1998 would have been 26,794, 27,096, 32,099 and 34,070, respectively and net income per Common and Class B Common share for the same periods would have been $0.38, $(1.56), $0.48 and $0.44, respectively and (2) diluted shares outstanding for the years ended December 31, 1995, 1996, and 1997 and nine months ended September 30, 1998 would have been 27,277, 27,096, 32,719 and 34,996, respectively, and net income per Common and Class B Common share for the same periods would have been $0.38, $(1.56), $0.47 and $0.43, respectively.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of TMP and M&B and combined per share data on an unaudited pro forma combined basis after giving effect to the Transaction under the pooling-of-interests method of accounting. The results of TMP for the nine months ended September 30, 1998 and each year in the three-year period ended December 31, 1997 are combined with those of M&B for the nine months ended March 31, 1998 and each year in the three-year period ended March 31, 1998, respectively. The results for M&B for the nine months ended March 31, 1998 are included in the Unaudited Pro Forma Condensed Combined Statement of Operations for both the year ended December 31, 1997 and the nine months ended September 30, 1998. When translated at the appropriate exchange rates for the December 31, 1997 and September 30, 1998 periods, net income was approximately $5,797,000 and $5,648,000, respectively, or $0.08 and $0.08 per share, respectively. The pro forma combined book values per share sets forth the equity of TMP at December 31, 1997 and September 30, 1998 and have been combined with the equity of M&B at March 31, 1998. In addition, the consolidated financial statements of M&B included in the Pro Forma Condensed Combined Financial Information utilize Australian GAAP, which substantially conforms to US GAAP. The following data should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements and the separate historical consolidated financial statements of TMP and M&B included elsewhere herein. The unaudited pro forma combined per common share data is provided for illustrative purposes only and is not necessarily indicative of the combined financial position or combined results of operations that would have been reported had the Transaction occurred at the beginning of the earliest period presented or as of the dates for which such unaudited pro forma information is presented, nor does it represent a forecast of the combined financial position as of any future date or results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of (i) the efficiencies which may be obtained by combining the operations of TMP and M&B or (ii) the costs of restructuring, integrating or consolidating such operations.

                                                                       AS AT AND FOR THE
                                                                    YEAR ENDED DECEMBER 31,            AS AT AND FOR
                                                                -------------------------------       THE NINE MONTHS
                                                                  1995       1996       1997     ENDED SEPTEMBER 30, 1998
                                                                ---------  ---------  ---------  -------------------------
Net income per share--basic
    Historical--TMP...........................................      $0.24     $(2.24)     $0.38               $0.32
    Pro Forma Combined........................................       0.37      (1.51)      0.47                0.43

    Historical--M&B...........................................       0.07       0.11       0.12                0.08
    Equivalent Pro Forma Combined per M&B Share (1)...........       0.03      (0.13)      0.04                0.04

Net income per share--diluted.................................
    Historical--TMP...........................................       0.23      (2.24)      0.37                0.31
    Pro Forma Combined........................................       0.36      (1.51)      0.46                0.42

    Historical--M&B...........................................       0.07       0.11       0.11                0.08
    Equivalent Pro Forma Combined per M&B Share (1)...........       0.03      (0.13)      0.04                0.04

Book value per common share
    Historical--TMP (2).......................................                             3.58                4.06
    Pro Forma Combined (2)....................................                             3.20                3.60

    Historical--M&B (2).......................................                             0.18                0.18
    Equivalent Pro Forma Combined per M&B Share (2)...........                             0.27                0.30

Tangible book value per common share
    Historical--TMP (2).......................................                            (1.97)              (2.28       )
    Pro Forma Combined (2)....................................                            (1.58)              (1.85       )

    Historical--M&B (2).......................................                             0.09                0.09
    Equivalent Pro Forma Combined per M&B Share (1)...........                            (0.13)              (0.16       )

------------------------

(1) The equivalent M&B pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by an assumed Exchange Ratio of 0.08431.

(2) The historical and tangible book value per common share is computed by dividing total stockholders' equity (excluding intangibles for tangible book value amounts) by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity (excluding intangibles for tangible book value amounts) by the pro forma number of shares of Common Stock outstanding at the end of the respective periods.

    M&B has paid cash dividends in amounts equal to A$0.063, A$0.088 and A$0.103 for the fiscal years ended March 31, 1996, 1997 and 1998, respectively. TMP has never paid any cash dividends on its Common Stock and currently intends to retain future earnings, if any, to fund the development and growth of its businesses. Accordingly, subsequent to the completion of this Transaction, TMP does not anticipate paying cash dividends on the Common Stock in the foreseeable future.

                                  RISK FACTORS

    THE FOLLOWING MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED HEREIN IN THIS INFORMATION STATEMENT. FOR PERIODS FOLLOWING THE TRANSACTION, REFERENCES TO THE BUSINESS, FINANCIAL RESULTS OR FINANCIAL CONDITION OF TMP OR THE COMBINED COMPANY SHOULD BE CONSIDERED TO REFER TO TMP AND ITS SUBSIDIARIES, INCLUDING M&B, UNLESS THE CONTEXT OTHERWISE REQUIRES. FORWARD-LOOKING STATEMENTS MADE IN THIS SECTION AND ELSEWHERE IN THIS INFORMATION STATEMENT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN FOR A VARIETY OF REASONS. THESE REASONS INCLUDE, BUT ARE NOT LIMITED TO, COMPETITION, TECHNOLOGICAL CHANGE, INCREASED DEMANDS ON MANAGEMENT AS A RESULT OF PLANNED EXPANSION, RISK OF INTEGRATION OF THE TWO COMPANIES AND OTHER RISKS OUTLINED IN THIS SECTION.

RISKS RELATING TO THE TRANSACTION

    POTENTIAL INCREASED ISSUANCE OF SHARES. The Exchange Ratio of M&B Ordinary Shares for TMP Common Stock is expected to fluctuate between the date hereof and the Effective Date. The Exchange Ratio per M&B Ordinary Share, based on the US$-A$ exchange rate as of December 31, 1998 and the 20-day average ordinary share closing prices of TMP Common Stock, as reported by Nasdaq, through December 31, 1998, is 0.08431. Although, for the purposes of calculating the Exchange Ratio, the maximum per share price of TMP Common Stock will not exceed $40.00 and the minimum price, without the consent of TMP, will not be less than $25.00, to the extent TMP issues a higher number of shares of TMP Common Stock, TMP's net income per share would be adversely affected.

    NONREALIZATION OF SYNERGIES. TMP believes that an important benefit to be realized from the Transaction will be the integration of TMP's and M&B's respective managements, strategies, and operations. Certain of the anticipated benefits of the Transaction may not be achieved unless such integration is successful and achieved in a timely manner. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separated organizations (TMP is headquartered in the United States and M&B is headquartered in Australia) and integrating personnel with diverse business backgrounds and corporate cultures. There can be no assurance that TMP will successfully integrate the respective operations of TMP and M&B without encountering difficulties or experiencing the loss of key TMP or M&B personnel or that the benefits expected from such integration will be realized. In addition, the Company recently acquired TASA Holding AG, an executive search firm, and such transaction could make the integration of M&B more time consuming and difficult. The diversion of the attention of management and any difficulties encountered in the transition process (including the interruption of, or a loss of momentum in, M&B activities, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans) could also have an adverse impact on the combined company's ability to realize anticipated synergies from the Transaction.

    INCURRENCE OF SIGNIFICANT TRANSACTION EXPENSES; POTENTIAL DILUTIVE EFFECT TO STOCKHOLDERS. TMP expects to incur Transaction-related expenses currently estimated to be approximately $4.5 million in the quarter ending March 31, 1999, the quarter in which the Transaction is expected to be consummated, to reflect direct transaction costs, primarily for legal and accounting fees and costs and financial printing, stamp duties, listing fees and other related costs. This estimate does not include any costs associated with restructuring, integrating or consolidating the operations of the two companies. This amount is a preliminary estimate and is therefore subject to change. Additional unanticipated expenses may be incurred relating to the integration of the businesses of TMP and M&B. Although TMP expects that the eventual elimination of duplicative expenses as well as other efficiencies related to the integration of the business of M&B may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term, or at all. There can be no assurance that combining the business of TMP with the business of M&B, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by TMP or M&B independently. The issuance of TMP Common Stock in connection with the Transaction may have the effect of reducing TMP's net income per share from levels otherwise expected and could reduce the market price of the TMP Common Stock unless revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance can be achieved. See "--Potential Increased Issuance of Shares."

    EFFECT OF TRANSACTION ON M&B CLIENTS. The executive search and search and selection industries are relationship-driven. Consequently, due to the Transaction, it is possible that certain clients of M&B may terminate their relationship with M&B. In addition, although the Company does not anticipate any material personnel changes at M&B, to the extent M&B loses material personnel, which in turn causes M&B to lose large clients, TMP could be materially adversely affected.

    POTENTIAL UNAVAILABILITY OF "POOLING-OF-INTERESTS" ACCOUNTING TREATMENT OF TRANSACTION. The Transaction is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of TMP and M&B will be carried forward to the combined company at their recorded amounts, income from the combined company will include income from TMP and M&B for the entire fiscal period in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as the results of operations of the combined company. It is a condition to the consummation of the Transaction that the Transaction will qualify for pooling-of-interests accounting treatment. However, if the requirements necessary for pooling-of-interests are not met prior to the consummation of the Transaction, TMP may nevertheless elect to consummate the Transaction under the purchase method of accounting.

    Under the pooling-of-interests rules, none of the executive officers, directors or affiliates of either of the combining companies may sell any shares of either TMP or M&B (except for certain DE MINIMIS sales) until the combined company releases financial results covering at least 30 days of combined operations of TMP and M&B. Accordingly, pooling-of-interests accounting treatment for the Transaction as of such time may not be available because of sales by such stockholders (except for certain DE MINIMIS sales) prior to the time the combined company releases such financial results. There can be no assurance that an executive officer, director or affiliate of either company will not sell shares of TMP or M&B stock or that all requirements necessary to qualify for pooling-of-interests will be met. If the requirements necessary to qualify for pooling-of-interests are not met prior to consummation of the Transaction, then TMP is not required to consummate the Transaction. However, if TMP nevertheless elects to consummate the Transaction, the Transaction would necessarily be accounted for under the purchase method of accounting, which would have the effect of M&B's assets and liabilities being recognized at their fair value and any excess of the purchase price over such fair value (other than amounts charged to in-process research and development costs) being recognized as goodwill on TMP's balance sheet. The goodwill would thereafter be amortized as an expense over its anticipated useful life. The impact of such treatment could have a material adverse effect on the combined company's results of operations throughout the amortization period. The Transaction would also be required to be accounted for under the purchase method of accounting if, among other things, any affiliate of either company sells shares in TMP subsequent to consummation of the Transaction and prior to the release of financial results covering at least 30 days of combined operations, which would have the effect on the combined company's results of operations described above. Each of the current executive officers and directors of TMP and each of the current executive officers and directors and other affiliates of M&B has entered into an affiliate agreement agreeing to comply with the above described restrictions on selling shares of TMP and M&B.

    RISKS RELATING TO LIMITED SCOPE OF FINANCIAL ADVISORS' OPINIONS AND SPECIFIC RISKS RELATING TO PRICEWATERHOUSECOOPERS OPINION. TMP retained Ladenburg to render a fairness opinion to the TMP Board of Directors in connection with the Transaction. In connection with rendering its opinion, Ladenburg reviewed and relied upon certain publicly available analysts' earnings' forecasts with respect to TMP and M&B and certain financial forecast information relating to TMP and pro forma TMP prepared by TMP. Ladenburg was not provided with any projections, forecasts or other prospective financial information prepared by the management of M&B and, consequently, with TMP's consent, did not conduct certain customary analyses relating to M&B's financial valuation, and the combined pro forma prospective financial results of TMP and M&B. In the event that such prospective financial information of M&B had been provided to Ladenburg, there can be no assurance that its opinion would not have been affected. See "The Transaction--Opinions of Financial Advisors--TMP's Financial Advisor."

    M&B retained PricewaterhouseCoopers to render an independent expert's report in connection with the Transaction. In connection with rendering its opinion, PricewaterhouseCoopers reviewed and relied upon certain publicly available analysts' earnings forecasts with respect to TMP and M&B and certain financial forecast information relating to M&B. PricewaterhouseCoopers was not provided with any projections, forecasts or other prospective financial information prepared by the management of TMP and, consequently, with M&B's consent, did not conduct certain analyses relating to TMP's financial valuation, and the combined pro forma prospective financial, results of TMP and M&B. In the event that such prospective financial information of TMP had been provided to PricewaterhouseCoopers, there can be no assurance that its opinion would not have been affected. See "The Transaction--Opinions of Financial Advisors--M&B's Financial Advisor."

    In addition, PricewaterhouseCoopers notes in its opinion that, if the per share price of TMP Common Stock exceeds $37.00 on the Closing Date, M&B shareholders would not receive full value for their investment in M&B Shares. See "The Transaction--Opinions of Financial Advisors--M&B's Financial Advisor."

RISKS RELATING TO M&B

    FOREIGN OPERATIONS. M&B conducts operations in various foreign countries including New Zealand, Hong Kong, Singapore, and the United Kingdom. For the fiscal year ended March 31, 1998, 28.7% of M&B's revenue was earned outside of Australia and collected in the local currency. Because M&B generally pays for the operating expenses of its foreign operations in local currency, M&B is at risk for exchange rate fluctuations between such local currencies and the Australian dollar. M&B undertakes minimal hedging activities. M&B is also subject to taxation in foreign jurisdictions. In addition, transactions between M&B and its foreign subsidiaries may be subject to Australian or foreign withholding taxes. Applicable tax rates in foreign countries differ from those of Australia and are subject to periodic change. The extent, if any, to which M&B will receive credit in Australia for taxes paid in foreign jurisdictions will depend upon limitations set forth by the Australian Taxation Office, as well as the provisions of any tax treaties which may exist between Australia and such foreign jurisdictions. The failure to receive such credit would subject M&B to increased taxes and adversely affect operating profit. M&B's operating margins for its Asian business have been impacted significantly during the fiscal year ended March 31, 1998. M&B closed its Indonesian office in March 1998 and has scaled back its operations in Hong Kong and Singapore. Currently, M&B does not anticipate that it will open any new Asian offices.

    INDUSTRY RISKS. Temporary/contracting service providers employ and place people generally in the workplace of other businesses. An attendant risk of such activity includes possible claims of discrimination and harassment, workplace injury of its temporary employees, errors and omissions, particularly for the actions of professionals (for example, lawyers, accountants and engineers), misuse of client proprietary information, misappropriation of funds, other criminal activities or torts and other similar claims. In certain instances with its clients in the government sector and a limited number of companies in the private sector, aggregating less than 50 clients, M&B, pursuant to a written contract, has agreed to indemnify clients against some or all of the foregoing matters. Moreover, under certain circumstances, M&B may be held responsible for the actions at a workplace of persons not under M&B's direct control. The scope of such indemnities vary and can cover injuries to workers and errors and omissions of M&B supplied workers. Although M&B historically has not had any significant problems in this area, there can be no assurance that M&B will not experience such problems in the future or that M&B's insurance, if any, will be sufficient in amount or scope to cover any such liability.

    COMPETITIVE MARKET. The temporary staffing/contracting and permanent recruitment industry is highly competitive with limited barriers to entry. M&B competes in national, regional and local markets with full service and specialized temporary staffing companies, a number of which have greater marketing, financial and other resources than M&B. In addition, price competition in the temporary/contracting industry is high particularly for the provision of clerical and light industrial personnel and this could have an adverse effect on M&B's business, results of operations and financial condition.

    EFFECT OF ECONOMIC FLUCTUATIONS. Demand for staffing services is affected by the general level of economic activity. When economic activity slows the permanent staff at many companies may become redundant and such companies may slow their hiring and reduce their use of temporary employees. Any sustained slowdown in economic activity in Australasia could have an adverse effect on M&B's business, results of operations and financial condition.

    DEPENDENCE ON ATTRACTING, MOTIVATING AND RETAINING STAFF. The success of M&B's business depends upon its ability to attract, motivate and retain consultants and staff who possess the skills, knowledge and attributes necessary to service the needs of its clients and grow the business. M&B believes it has been able to attract and retain staff as a result of its reputation, performance based compensation systems and infrastructure support. Consultants have the potential to earn significant bonuses based on the amount of revenue generated from placing either temporary staff/contractors or permanent staff. Bonuses represent a significant proportion of consultants' total compensation. Any diminution of M&B's reputation could impair its ability to retain existing consultants and attract new consultants. Any such inability to attract and retain consultants could have a material adverse effect on M&B's business, results of operations and financial condition.

RISKS RELATING TO TMP, M&B AND THE COMBINED COMPANY

    UNCERTAIN ABILITY TO MANAGE GROWTH. The Company's business has grown rapidly in recent periods. The growth of the Company's business has placed a significant strain on the Company's management and operations. As an example, the Company has completed the acquisition of two executive search companies since May 1998 and, with the acquisition of M&B, the Company believes that it will be one of the largest executive search firms in the world. The Company's expansion has resulted, and is expected in the future to result, in substantial growth in the number of its employees and in increased responsibility for both existing and new management personnel and incremental strain on the Company's existing operations, financial and management information systems. The Company's success depends to a significant extent on the ability of its executive officers and other members of senior management to operate effectively both independently and as a group. If the Company is not able to manage existing or anticipated growth, the Company's business, financial condition and operating results would be materially adversely affected.

    RISKS ASSOCIATED WITH ACQUISITIONS. The Company expects that it will continue to grow, in part, by acquiring businesses. The success of this strategy depends upon several factors, including the continued availability of financing and the Company's ability to identify and acquire businesses on a cost-effective basis, as well as its continued ability to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel and to retain the clients of acquired firms. There can be no assurance that financing for acquisitions will be available on terms acceptable to the Company, or that the Company will be able to identify or consummate new acquisitions, or manage and integrate its recent or future expansions successfully, and any inability to do so would have a material adverse effect on the Company's business, financial condition and operating results. There also can be no assurance that the Company will be able to sustain the rates of growth that it has experienced in the past.

    UNCERTAIN VIABILITY OF TRADITIONAL MEDIA. The Company derives a substantial portion of its commissions and fees from designing and placing recruitment advertisements in traditional media such as newspapers and trade publications. This business, excluding search and selection which traditionally had been included therein, constituted approximately 40.4% of total commissions and fees for the year ended December 31, 1997 (34.0% of total revenue on a pro forma basis giving effect to the Transaction). The Company also derives a substantial portion of its commissions and fees from placing advertising in yellow page directories. This business constituted approximately 30.8% of total commissions and fees for the year ended December 31, 1997 (16.5% of total revenue on a pro forma basis giving effect to the Transaction). There can be no assurance that the commissions received by the Company in the future will be equal to the commissions which it has historically received. To the extent that new media, such as the Internet, cause yellow page directories and other forms of traditional media to be less desirable forms of advertising media without at least a proportionate fee increase generated from advertising on the Internet, of which there can be no assurance, the Company's business, financial condition and operating results will be materially adversely affected.

    UNCERTAIN ACCEPTANCE OF THE INTERNET. Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. The Company's and M&B's clients have only limited experience with the Internet as an advertising medium and such clients have not devoted a significant portion of their advertising budgets to Internet-based advertising in the past. In addition, a significant portion of the Company's potential clients have no experience with the Internet as an advertising medium and have not devoted any portion of their advertising budgets to Internet-based advertising in the past. There can be no assurance that advertisers will be persuaded to allocate or continue to allocate portions of their budgets to Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results, including its expected rate of commissions and fees growth, would be materially adversely affected. Although the Company generated Internet revenue of $18.6 million for the year ended December 31, 1997, and $20.4 million for the six months ended June 30, 1998, there can be no assurance that the Company will continue to generate substantial Internet-based revenue in the future.

    UNCERTAIN ACCEPTANCE OF THE COMPANY'S INTERNET CONTENT. The Company's future growth depends, in part, upon its ability to deliver original and compelling services in order to attract users valuable to the Company's advertising clients. There can be no assurance that the Company's content will be attractive to a sufficient number of Internet users to generate material advertising revenues. There also can be no assurance that the Company will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of users to its Web sites. Internet users can freely navigate and instantly switch among a large number of Web sites, many of which offer original content, making it difficult for the Company to distinguish its content and attract users. In addition, many other Web sites offer very specific, highly targeted content that could have greater appeal than the Company's sites to particular subsets of the Company's target audience.

    COMPETITION; LOW BARRIERS TO ENTRY. The markets for the Company's services are highly competitive and are characterized by pressures to reduce prices, incorporate new capabilities and technologies and accelerate job completion schedules.

    The Company faces competition from a number of sources. These sources include national and regional advertising agencies, specialized and integrated marketing communication firms, traditional media companies, executive search, and search and selection firms. In addition, with respect to new media, many advertising agencies and publications have started either to internally develop or acquire new media capabilities. Some established companies that provide integrated specialized services (such as advertising services or Web site design) and are technologically proficient, especially in the new media area, are also competing with the Company. Many of the Company's competitors or potential competitors have long operating histories, and some may have greater financial, management, technological development, sales, marketing and other resources than the Company. In addition, the Company's ability to maintain its existing clients and attract new clients depends, to a significant degree, on the quality of its services and its reputation among its clients and potential clients.

    The Company has no significant proprietary technology that would preclude or inhibit competitors from entering the yellow page advertising, recruitment advertising, executive search or on-line advertising markets. There can be no assurance that existing or future competitors will not develop or offer services and products that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, financial condition and operating results.

    FLUCTUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY AND CYCLICALITY OF BUSINESS. The Company's and M&B's quarterly operating results have fluctuated in the past and may fluctuate in the future as a result of a variety of factors, including the timing of acquisitions. In addition, the timing of yellow page directory closings, the largest number of which currently occur in the third quarter, and the receipt of additional commissions, if earned, from yellow page publishers for achieving a specified volume of advertising, which commissions are typically reported in the fourth quarter, also affect the cyclicality of the Company's quarterly results. The Company's quarterly commissions and fees earned from recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter. For the year ended December 31, 1997, the Company's commissions and fees from recruitment advertising, excluding search and selection which traditionally had been included therein, were 40.4% of the Company's total commissions and fees (16.5% of total revenue on a pro forma basis, giving effect to the Transaction). Recruitment advertising commissions and fees tend to be more cyclical than yellow page commissions and fees, and therefore, to the extent that a significant percentage of the Company's commissions and fees are derived from recruitment advertising, the Company's operating results may be subject to increased cyclicality.

    TECHNOLOGICAL RISKS. The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging character of these products and services and their rapid evolution will require that the Company continually improve the performance, features and reliability of its Internet content, particularly in response to competitive offerings. There can be no assurance that the Company will be successful in responding quickly, cost effectively and sufficiently to these developments. In addition, the widespread adoption of new Internet technologies or standards could require substantial expenditures by the Company to modify or adapt its Web sites and services and could affect the Company's financial condition or operating results. In addition, new Internet services or enhancements which are or may be offered by the Company may contain design flaws or other defects that could require costly modifications or result in a loss of client confidence, either of which could have a material adverse effect on the Company's business, financial condition or operating results. The Monster Board-Registered Trademark- connects to the Internet through GTE Internetworking. OCC connects to the Internet directly through its own on-site servers. Any disruption in Internet access, or in the Internet generally, could affect the Company's financial condition or operating results.

    DEPENDENCE ON ATTRACTING AND RETAINING QUALIFIED CONSULTANTS. The success of TMP's executive search business, including that of M&B, giving effect to the Transaction, depends upon its ability to attract and retain consultants who possess the skills, contacts and experience necessary to fulfill its clients' executive search needs. Competition for qualified consultants is intense. TMP and M&B believe they have been able to attract and retain highly qualified, effective consultants as a result of their respective reputations, and their performance-based compensation systems. Consultants have the potential to earn substantial bonuses based on the amount of revenue generated by obtaining executive search assignments, executing search assignments and by assisting other consultants to obtain or complete executive search assignments. Bonuses represent a significant proportion of consultants' total compensation. Any diminution of TMP's or M&B's reputation could impair their ability to retain existing or attract additional qualified consultants. Any such inability to attract and retain qualified consultants could have a material adverse effect on TMP's executive search business, results of operations and financial condition.

    PORTABLE CLIENT RELATIONSHIPS. The success of TMP's and M&B's executive search and search and selection businesses depends upon the ability of their consultants to develop and maintain strong, long-term relationships with clients. Usually, one or two consultants have primary responsibility for a client relationship. When a consultant leaves one executive search firm and joins another, clients that have established relationships with the departing consultant may move their business to the consultant's new employer. The loss of one or more clients is more likely to occur if the departing consultant enjoys widespread name recognition or has developed a reputation as a specialist in executing searches in a specific industry or management function. Although client portability historically has not caused significant problems for TMP or M&B, the failure to retain its most effective consultants or maintain the quality of service to which its clients are accustomed, and the ability of a departing consultant to move business to his or her new employer, could have a material adverse effect on TMP's executive search business, results of operations and financial condition.

    MAINTENANCE OF PROFESSIONAL REPUTATION AND BRAND NAME. TMP's and M&B's ability to secure new executive search engagements and hire qualified professionals is highly dependent upon their overall reputation and brand name recognition, as well as the individual reputations of their professionals. Because TMP and M&B obtain a majority of their new engagements from existing clients, or from referrals by those clients, the dissatisfaction of any such client could have a disproportionate, adverse impact on their ability to secure new engagements. Any factor that diminishes the reputation of TMP or M&B or any of its personnel, including poor performance, could make it substantially more difficult for them to compete successfully for both new engagements and qualified consultants, and could have an adverse effect on TMP's and M&B's executive search and search and selection businesses, results of operations and financial condition.

    RESTRICTIONS IMPOSED BY BLOCKING ARRANGEMENTS. Either by agreement with clients or for marketing or client relationship purposes, executive search firms frequently refrain, for a specified period of time, from recruiting certain employees of a client, and possibly other entities affiliated with such client, when conducting executive searches on behalf of other clients (a "blocking" arrangement). Blocking arrangements generally remain in effect for one or two years following completion of an assignment. However, the duration and scope of the blocking arrangement or "off limits" period, including whether it covers all operations of a client and its affiliates or only certain divisions of a client, generally depends on such factors as the length of the client relationship, the frequency with which the executive search firm has been engaged to perform executive searches for the client and the number of assignments the executive search firm has generated or expects to generate from the client. Some of TMP's and M&B's executive search clients are recognized as industry leaders and/or employ a significant number of qualified executives who are potential candidates for other companies in that client's industry. Blocking arrangements with such a client or awareness by a client's competitors of such an arrangement may make it difficult for TMP or M&B to obtain executive search assignments from, or to fulfill executive search assignments for, competitors while employees of that client may not be solicited. As TMP's and M&B's client base grows, particularly in its targeted business sectors, blocking arrangements increasingly may impede their growth or their ability to attract and serve new clients, which could have an adverse effect on TMP's executive search business, results of operations and financial condition.

    DEPENDENCE ON KEY PERSONNEL. The Company's continued success will depend to a significant extent upon its senior management, including Andrew J. McKelvey, the Company's Chairman of the Board and CEO. The loss of the services of one or more key employees could have a material adverse effect on the

Company's business, financial condition or operating results. In addition, if one or more key employees join a competitor or form a competing company, the resulting loss of existing or potential clients could have a material adverse effect on the Company's business, financial condition or operating results. In the event of the loss of any such employee there can be no assurance that the Company would be able to prevent the unauthorized disclosure or use of its procedures, practices, new product development or client lists.

    CONTROL BY PRINCIPAL STOCKHOLDER. Andrew J. McKelvey beneficially owns all of the outstanding TMP Class B Common Stock and 11,206,877 shares of TMP Common Stock which together represent approximately 68.2% of the combined voting power of all classes of voting stock of the Company and will represent approximately 60.8% of the combined voting power of the Company assuming an Exchange Ratio of
0.08431 and giving effect to the Transaction. Mr. McKelvey is, therefore, able to direct the election of all of the members of the Company's Board of Directors and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations involving the Company, the acquisition or disposition of assets of the Company, the incurrence of indebtedness by the Company, the issuance of any additional Common Stock or other equity securities and the payment of dividends with respect to the Common Stock. Similarly, Mr. McKelvey has the power to determine matters submitted to a vote of the Company's stockholders without the consent of the Company's other stockholders and has the power to prevent a change of control of the Company. The M&B Shares are owned by approximately 1,500 shareholders and no shareholder holds more than approximately 16% of the M&B shares. Pursuant to the Articles of Association of M&B, in certain circumstances, M&B shareholders do not have voting power proportionate to the number of shares they hold but voting power according to the number of shareholders present. Shareholders of the Company have voting power according to the number of the shares of the Company that they hold. Accordingly, M&B shareholders may, in certain circumstances, have decreased voting power.

    ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW. The Company's Board of Directors has the authority to issue up to 800,000 shares of undesignated preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights of such shares, without any further vote or action by the Company's stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no current plans to issue shares of preferred stock. Further, certain provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law could delay, prevent or make more difficult a merger, tender offer or proxy content involving the Company. Among other things, these provisions specify advance notice requirements for stockholder proposals and director nominations. In addition, Mr. McKelvey controls approximately 68.2% of the combined voting power of all classes of voting stock of the Company and, assuming an Exchange Ratio of 0.08431, will control approximately 60.8% of the combined voting power following consummation of the Transaction.

    FOREIGN OPERATIONS AND RELATED RISKS. The Company conducts operations in various foreign countries, including Australia, Belgium, Canada, France, Germany, Japan, the Netherlands, New Zealand, Singapore, Spain and the United Kingdom. For the year ended December 31, 1997, approximately 34.6% of the Company's commissions and fees were earned outside of the U.S. and collected in local currency. Giving pro forma effect to the Transaction, approximately 50.5% of revenue would have been earned outside the U.S. for the year ended December 31, 1997. In addition, the Company generally pays operating expenses in the corresponding local currency and will be subject to increased risk for exchange rate fluctuations between such local currencies and the dollar upon consummation of the Transaction. The Company does not conduct any significant hedging activities.

    The Company is also subject to taxation in foreign jurisdictions. In addition, transactions between the Company and its foreign subsidiaries may be subject to U.S. and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the U.S., and are subject to periodic change. The extent, if any, to which the Company will receive credit in the U.S. for taxes paid in foreign jurisdictions will depend upon the application of limitations set forth in the Code, as well as the provisions of any tax treaties which may exist between the U.S. and such foreign jurisdictions.

    POSSIBLE VOLATILITY OF STOCK PRICE. The stock market has, from time to time, experienced extreme price and volume fluctuations. Factors such as announcements by the Company of variations in its quarterly financial results and fluctuations in advertising commissions and fees, including the percentage of the Company's commissions and fees derived from Internet-based services and products could cause the market price of TMP Common Stock to fluctuate significantly. Further, due to the volatility of the stock market generally, the price of TMP Common Stock could fluctuate for reasons unrelated to the operating performance of the Company.

    GOVERNMENT REGULATION. As an advertising agency which creates and places print and Internet advertisements, the Company is subject to Sections 5 and 12 of the U.S. Federal Trade Commission Act (the "FTC Act") which regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission ("FTC") enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies such as TMP are subject to liability under the FTC Act if the agency actively participates in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising created by TMP was found to be false, deceptive or misleading, the FTC Act could potentially subject the Company to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against the Company.

    Further, there can be no assurance that other current or new government laws and regulations, or the application of existing laws and regulations will not subject the Company to significant liabilities, significantly dampen growth in Internet usage, prevent the Company from offering certain Internet content or services or otherwise cause a material adverse effect on the Company's business, financial condition or operating results.

    DIVIDEND POLICY. The Company currently intends to retain earnings, if any, to support its growth strategy and does not anticipate paying dividends on the TMP Common Stock and TMP Class B Common Stock in the foreseeable future. Payment of dividends on TMP Common Stock and TMP Class B Common Stock is restricted by the Company's financing agreement.

                                THE TRANSACTION

    This section of this Information Statement, as well as the next section of this Information Statement entitled "THE AGREEMENT," describes certain aspects of the proposed Transaction. To the extent that the following description relates to the Agreement, it does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Annex C to this Information Statement and is incorporated herein by reference. All stockholders are urged to read the Agreement.

GENERAL

    The Agreement provides for the acquisition of each M&B Share by TMP or a TMP subsidiary. As a result of the Transaction, M&B will become a wholly-owned subsidiary of TMP, and the former shareholders of M&B will become stockholders of TMP.

    The Agreement provides that the Transaction will be consummated if the required approvals of the M&B Shareholders are obtained under Australian law and of the TMP Stockholders are obtained and all other conditions to the Transaction are satisfied or waived. As a result of the Transaction, each M&B Share will be exchanged for a fraction of a share of TMP Common Stock equal to the quotient obtained by dividing (i) the product resulting from multiplying A$4.65 by the U.S. dollar-Australian dollar exchange rate at a specified time on the Effective Date by (ii) the average of the per share closing prices on Nasdaq of TMP Common Stock during the 20 consecutive trading days immediately preceding the Court Approval Date; provided, however, that the maximum per share price of TMP Common Stock will not exceed $40.00 and the minimum price, unless TMP consents, will not be less than $25.00. On December 31, 1998, the per share closing price of the TMP Common Stock, as reported by Nasdaq, was $42.00. In addition, options to purchase Shares under M&B employee stock option plans, upon exercise, will be converted into the right to receive TMP Common Stock on a similar basis.

    Based upon the outstanding shares of M&B as of December 31, 1998, and assuming the Exchange Ratio of 0.08431, the former shareholders of M&B immediately prior to the Effective Date would own approximately 16.4% of the outstanding TMP Common Stock and have approximately 10.3% of the combined voting power of all classes of TMP's capital stock following consummation of the Transaction.

EFFECTIVE DATE

    If the requisite approvals to the Transaction are obtained from the M&B securityholders, and the TMP stockholders approve the Transaction, M&B must apply to the Supreme Court of New South Wales for approval of "schemes of arrangement" under Australia's Corporations Law. Upon approval, the court will grant orders approving the schemes of arrangement, which, pursuant to the terms of the Agreement, M&B must file as soon as practicable with the Australian Securities and Investments Commission (the "ASIC").

    The Transaction shall deemed effective when copies of the court order approving the schemes of arrangement have been filed with the ASIC (the "Effective Date"). See "THE AGREEMENT--Schemes of Arrangement."

    The Agreement may be terminated under certain circumstances. See "THE AGREEMENT-- Conditions to the Transaction" and "--Termination."

EXCHANGE OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    Effective exchange of M&B Shares for TMP Common Stock will occur between the Effective Date and the Closing Date. On the Effective Date, all M&B Shares will be transferred pursuant to the Share Scheme to TMP. TMP will transfer newly issued TMP Common Stock to the holders of M&B Shares as soon as practicable, but within 12 business days of the Effective Date (the "Closing Date"). As a result of the Transaction, each outstanding M&B Share will effectively be exchanged for a fraction of a share of

TMP Common Stock equal to the Exchange Ratio, rounded up or down to the nearest whole share amount.

    Within five business days of the close of the M&B share register (seven business days after the Effective Date), the Bank of New York, as TMP's transfer agent and registrar, will register the holders of M&B Ordinary Shares as the holders of that number of shares of TMP Common Stock to which they are entitled under the Share Scheme. These shares will then be transferred to TMP's sub-register in Sydney, Australia. A share certificate will be issued to each former holder of M&B Shares. After the close of the M&B share register, there will be no further transfers of M&B Shares on the M&B share register.

    After the Closing Date M&B Shares will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of TMP Common Stock for which such M&B Shares were exchanged at the Closing Date. No dividends or other distributions, if any, payable to holders of TMP Common Stock will be paid to the holders of M&B Shares until the Closing Date. After the Closing Date, all such declared dividends and distributions which shall have become payable with respect to TMP Common Stock in respect of a record date after the Closing Date will be paid to the holder of record of the shares of TMP Common Stock represented by the certificate issued in exchange therefor, without interest. See "THE AGREEMENT--Schemes of Arrangement."

BACKGROUND OF THE TRANSACTION

    TMP acquired Neville Jeffries Australia Pty Ltd., an Australian recruitment advertising agency, in July 1996. After the acquisition, TMP aggressively pursued additional recruitment advertising acquisitions in Australia. In that regard, Karen MacPherson, who was the CEO of TMP's Australian operations, arranged a meeting in Sydney, Australia, between Andrew McKelvey, TMP's Chairman and CEO, and Andrew Banks, Joint Managing Director of M&B, as TMP was interested in M&B's recruitment advertising account, with estimated billings of approximately A$15,000,000 per year. Messrs. McKelvey and Banks met on October 28, 1997 and discussed a broad range of topics, including each party's view on their respective company's future, but no understandings were reached as to the recruitment advertising account.

    In the Spring of 1998, Mr. McKelvey had a series of meetings with the representatives of owners of a recruitment advertising agency based in Australia. During the course of discussions, Mr. McKelvey learned that this agency had certain business relationships with M&B. As Mr. McKelvey was now looking at broadening TMP's business, he inquired whether any of these individuals knew if M&B would consider combining with TMP. Although these individuals were unsure, they arranged for a meeting between Messrs. Banks and McKelvey in Australia on May 31, 1998.

    At the May 31 meeting, a subsequent meeting in New York on June 8, 1998 and a meeting in early August in Australia, and during a series of telephone calls, Messrs. Banks and McKelvey discussed in general terms the possibility of combining the two companies. The conversations focused on the advantages and disadvantages to each company of joining together, and whether the operations of the two companies could be effectively integrated. Commencing in June 1998, representatives of both parties conferred on a regular basis as to a number of potential issues raised by any proposed combination, including tax, accounting and legal issues. Between August 14, 1998 and August 17, 1998, representatives of both parties agreed to the terms of a transaction that is evidenced by the Agreement.

RECOMMENDATION OF THE TMP BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

    The TMP Board has unanimously determined that the terms of the Agreement and the Transaction are fair to, and in the best interest of, the TMP Stockholders. Accordingly, the TMP Board has unanimously approved the Agreement and the Transaction. In reaching its determination, the TMP Board consulted with TMP's management, as well as its legal and financial advisors and accountants and gave

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
significant consideration to a number of factors bearing on its decision. The following are reasons the TMP Board believes the Transaction will be beneficial to TMP and its stockholders:

     - The Transaction would strengthen the Company's ability to offer its clients a full range of recruitment solutions.

     - The Transaction could result in cost savings through the integration of the respective companies' executive search and search and selection operations.

     - The Transaction would increase TMP's client base.

     - A significant potential enhancement of the strategic and market position of the combined entity beyond that achievable by TMP alone.

    In addition to the reasons set forth above, in the course of its deliberations concerning the Transaction, the TMP Board consulted with TMP's legal and financial advisors as well as TMP's management, and reviewed a number of other factors relevant to the Transaction, including:

     - Information concerning the business, assets, operations, properties, management, financial condition, operating results, competitive position and prospects of TMP and M&B;

     - The historical market prices and trading information with respect to the TMP Common Stock and the M&B Shares;

     - The expected tax and accounting treatment of the Transaction;

     - Reports from legal and financial advisors on special terms of the Agreement; and

     - The opinions of Ladenburg Thalmann & Co. Inc. dated September 16, 1998 and November 9, 1998 to the effect that, as of such date and based upon and subject to certain matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to the existing holders of TMP Common Stock.

    The TMP Board also considered a number of potentially negative factors in its deliberations concerning the Transaction, including:

     - The possibility of management disruption associated with the Transaction and the risk that key personnel of M&B might not continue with M&B or TMP;

     - The possibility that the Transaction might adversely affect M&B's relationships with certain clients both during the pendency and following completion of the Transaction; and

     - The risk that all of the potential benefits of the Transaction might not be realized.

    The TMP Board concluded, however, that the benefits of the transaction to TMP and its stockholders outweighed the risks associated with the foregoing factors.

    The foregoing discussion of the information and factors considered by the TMP Board is not intended to be exhaustive but is believed to include all material factors considered by the TMP Board. In view of the wide variety of information and factors, both positive and negative, considered, the TMP Board did not find it practical to, and did not, quantify or otherwise assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATION OF THE M&B BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

    Each of the directors of M&B considers himself or herself justified in making a recommendation to the M&B shareholders concerning the conclusion of the M&B board of directors that the Transaction is in the best interest of M&B for a number of reasons including:

     - it satisfies the Directors' view that for M&B to be successful in growing its business over the next five years M&B will need to have an international strategy and an Internet strategy, both of which TMP can deliver;

     - the Transaction should enable M&B to participate as a significant member in a global recruitment group with lower fee structures and faster turnaround. The group will comprise TMP in the Americas and in Europe and M&B in Australasia;

     - M&B will be able to participate in TMP's online recruitment strategy without the need to invest large capital amounts to develop a similar competitive strategy;

     - M&B and TMP will together form a global search and selection group with particular emphasis on utilizing TMP's Internet technology to lead to the opening of new market opportunities in the Australasian market;

     - M&B will participate in a group which has operations in many countries thus making its profit less reliant on Australian dollar revenues.

    The directors of M&B have also concluded that M&B shareholder value is best served by the Transaction because it should;

     - allow M&B shareholders, through their direct holding of TMP Common Stock to continue to have an indirect exposure to the assets and businesses of M&B (and thus remain able to participate indirectly in M&B's future growth and opportunities) but as part of the merged group achieve the benefits identified above;

     - provide greater liquidity for their investment in TMP Common Stock than has been available for investments in M&B Shares;

     - maximize the value of M&B shares.

    The Directors have formed these opinions following consideration of the various potential negative factors associated with the Transaction including that:

     - TMP has not paid and has no intention of paying cash dividends;

     - TMP Common Stock may be subject to currency risk exposures;

     - The receipt of TMP Common Stock by Australian shareholders is a taxable event.

    The view of the M&B directors is supported by the independent assessment of the Transaction undertaken by PricewaterhouseCoopers, whose report, opinion and reasons for the opinion are included in Annex B hereto.

OPINIONS OF FINANCIAL ADVISORS

    TMP'S FINANCIAL ADVISOR

    TMP retained Ladenburg Thalmann & Co. Inc. ("Ladenburg") to render a fairness opinion to the TMP Board in connection with the Transaction. On September 16, 1998, Ladenburg delivered its written opinion to the TMP Board that, as of such date, based on and subject to the assumptions, factors and limitations set forth therein, the Exchange Ratio proposed in the Agreement is fair, from a financial point of view, to holders of shares of TMP Common Stock (the "TMP Stockholders"). The TMP Board subsequently requested that Ladenburg provide an updated opinion. On November 9, 1998, Ladenburg delivered another written opinion to the TMP Board that, as of such date, based on and subject to the assumptions, factors and limitations set forth therein, the Exchange Ratio proposed in the Agreement is fair, from a financial point of view, to the TMP Stockholders. Subsequent to November 9, 1998, TMP restated its historical financial information and amended certain historical financial reports filed pursuant to the Securities Exchange Act of 1934 to account for (i) the results of operations of certain acquisitions accounted for as poolings of interests and
(ii) the effect of a cash bonus which was not paid to TMP's CEO. The information referred to below that Ladenburg reviewed in preparing its opinion, including TMP's historical financial information and financial reports filed pursuant to the Securities Exchange Act of 1934, does not reflect this restatement. The TMP Board has not requested that Ladenburg update its opinion to consider this restated information.

    A COPY OF LADENBURG'S WRITTEN OPINION, DATED AS OF NOVEMBER 9, 1998, IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT, AND IS INCORPORATED HEREIN BY REFERENCE. SUCH OPINION SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN. LADENBURG'S OPINION IS DIRECTED TO THE TMP BOARD AND TO THE FAIRNESS OF THE EXCHANGE RATIO IN THE TRANSACTION FROM A FINANCIAL POINT OF VIEW TO TMP STOCKHOLDERS, AND IT DOES NOT ADDRESS THE FAIRNESS OF THE EXCHANGE RATIO TO ANY OTHER PERSON OR ENTITY OR ANY OTHER ASPECT OF THE TRANSACTION. THE SUMMARY OF LADENBURG'S NOVEMBER 9, 1998 OPINION SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE.

    The Exchange Ratio was determined through negotiations between TMP and M&B, and Ladenburg did not provide advice to TMP during the course of such negotiations.

    In connection with rendering its opinion, Ladenburg reviewed such information that it deemed necessary or appropriate for the purpose of stating the opinion expressed herein, including but not limited to the following: (i) the Agreement, and the exhibits thereto; (ii) TMP's Annual Reports on Form 10-K and related financial information for each of the five fiscal years in the five-year period ended December 31, 1997, the Quarterly Reports on Forms 10-Q and 10-Q/A and related financial information for the three months ended March 31, 1998, the Quarterly Report on Form 10-Q and related financial information for the six months ended June 30, 1998, the Current Report on Form 8-K, dated August 26, 1997, relating to the acquisition of Austin Knight Limited, the description of TMP Common Stock contained in Item 1 of TMP's Registration Statement on Form 8-A, dated October 16, 1996, and the Registration Statement on Form S-3 filed September 16, 1998; (iii) M&B's Annual Reviews and Financial Statements and Statutory Reports for each of the four fiscal years in the four-year period ended March 31, 1998; (iv) certain information, including selected historical financial information, pro forma financial information, financial forecasts and pro forma financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of TMP and pro forma TMP, furnished to Ladenburg by TMP; (v) certain publicly available analysts' earnings' forecasts with respect to TMP and M&B; (vi) M&B's Company Review as provided by the ASX for the fiscal year ended March 31, 1997; (vii) M&B's prospectus dated December 23, 1993 pursuant to its initial public offering as filed with the ASIC; (viii) historical reported market prices and trading activity for TMP Common Stock, the M&B Shares and shares of certain other publicly traded companies which Ladenburg deemed to be comparable to TMP and M&B; (ix) financial terms of certain other mergers and acquisitions which Ladenburg deemed to be relevant; (x) certain publicly available information regarding the recruitment advertising, executive recruitment, executive outsourcing, temporary staffing and Internet industries, TMP, M&B and certain other companies as Ladenburg deemed necessary and relevant; and (xi) such other financial and investment banking procedures and analyses as Ladenburg deemed necessary or appropriate, including Ladenburg's assessment of general business, economic, market, financial, tax, monetary and other conditions.

    In reaching its opinion, Ladenburg held discussions with members of the senior management of TMP and M&B regarding the past and current business operations, financial condition and future prospects of their respective companies and the future prospects of such companies after the consummation of the proposed Transaction, as well as the recruitment advertising, executive recruitment, executive outsourcing, temporary staffing and Internet industries generally. In connection with rendering its opinion, Ladenburg reviewed and relied upon certain publicly available analysts' earnings' forecasts with respect to TMP and M&B and certain financial forecast information relating to TMP and pro forma TMP results prepared by TMP. Ladenburg was not provided with any projections, forecasts or other prospective financial information prepared by management of M&B and, consequently, with TMP's consent did not conduct certain customary financial analyses relating to M&B's financial valuation and the combined pro forma prospective financial results of TMP and M&B. In the event that such prospective financial information of M&B had been provided to Ladenburg, there can be no assurance that its opinion would not have been affected. However, Ladenburg's procedures did include inquiries of management of M&B as to whether M&B considered publicly available analysts' forecasts for M&B's results of operations for fiscal year 1999 to be reasonable and, as noted above, a review with M&B's management of the general business and prospects of M&B. With respect to these publicly available analysts' earnings' forecasts, Ladenburg assumed that they were reasonably prepared and reflected the best publicly available information. With respect to the financial and pro forma forecast information prepared by TMP, Ladenburg discussed this information with senior management of TMP and assumed that such information was reasonably prepared and reflected the best currently available estimates and judgment of TMP's management as to the expected future financial performance of TMP before and after taking into account the Transaction. Ladenburg also assumed that such estimates will be realized in all material respects in the amounts and at the times indicated thereby. Ladenburg expressed no opinion as to such financial and pro forma forecast information, the publicly available analysts' earnings' forecasts or the assumptions on which they were based.

    In rendering its opinion, Ladenburg made, with the consent of TMP, certain assumptions. Ladenburg assumed and relied upon the accuracy and completeness, without assuming any responsibility for independent verification, of all financial and other information reviewed by it for purposes of its opinion. Ladenburg also assumed that the terms of the exhibits to the Agreement did not vary in any material respect from the terms of the drafts thereof reviewed by it. Ladenburg further assumed that the Transaction will be consummated upon the terms set forth in the Agreement and that the Transaction will comply with applicable United States, foreign, federal and state laws including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. Ladenburg also assumed that obtaining any necessary regulatory or third-party approvals for the Transaction will not have an adverse effect on TMP or M&B. In addition, Ladenburg relied upon the assurances of management of TMP and M&B that they are not aware of any facts that would make the information in the Agreement or any other TMP or M&B information reviewed by Ladenburg inaccurate, incomplete or misleading. Ladenburg also assumed that the Transaction will qualify for pooling-of-interests accounting treatment in accordance with United States generally accepted accounting principles and will have the tax consequences described in discussions with representatives of TMP. Ladenburg further relied on the assurances of TMP that M&B's financial statements, which have been prepared using Australian generally accepted accounting principles, would not be materially different had they been prepared using United States generally accepted accounting principles. In arriving at its opinion, Ladenburg did not conduct a physical inspection of the properties and facilities of TMP or M&B and did not make nor obtain any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TMP and M&B or any of their respective subsidiaries or divisions, and it was not furnished with any such evaluation or appraisal. Ladenburg also did not take into account any estimated cost savings or related expenses or synergies that may result from the Transaction.

    Ladenburg's opinion was necessarily based on business, economic, market, financial, tax, monetary and other conditions as they existed and could be evaluated by it on, and on the information made available to it as of, the date of its opinion. Although subsequent developments could affect its opinion, Ladenburg has no obligation to update, revise or reaffirm its opinion unless specifically requested to do so by the TMP Board. There can be no assurance that if Ladenburg is asked to update or revise its opinion subsequent to its date, that Ladenburg will be able to reach the same conclusion. Ladenburg expressed no opinion as to the actual number of shares of TMP Common Stock to be issued to the shareholders of M&B in connection with the Transaction, the actual value of such shares when issued, or the prices at which the TMP Common Stock or the M&B Shares would trade at any time prior to or following the consummation of the Transaction. For purposes of its analyses, Ladenburg assumed an Exchange Ratio of .10659 shares of TMP Common Stock for each M&B Share. This Exchange Ratio is based on a U.S. dollar-Australian dollar exchange rate of 0.634 (the exchange rate as determined on November 6, 1998), a price per M&B Share of A$4.65 and the average of the per share closing prices on Nasdaq of TMP Common Stock during the 20 consecutive trading days immediately prior to November 9, 1998 of $27.66.

    In arriving at its opinion, Ladenburg performed a variety of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Ladenburg did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Ladenburg believes that its analyses must be considered as a whole and that considering any portion of, without considering all, the analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. No company, transaction or business used in such analyses as a comparison is identical to TMP or M&B or the proposed Transaction, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, transactions or businesses being analyzed.

    Although each analysis employed by Ladenburg in rendering its opinion is summarized below, the summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market, financial, tax, monetary and other conditions and other matters, based on, among other things, information provided to (and relied upon by) Ladenburg by TMP and M&B, many of which are beyond the control of TMP and M&B. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or necessarily to reflect the prices at which businesses or securities actually may be sold. Because such estimates are inherently subject to substantial uncertainty since the assumptions upon which such estimates are based may not materialize, neither TMP, M&B, Ladenburg nor any other person assumes responsibility for the accuracy of such estimates. Ladenburg's analysis does not reflect, among other things, changes since the date of the opinion with respect to TMP's or M&B's business or prospects, general business and economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time Ladenburg prepared such materials.

    The following is a summary of analyses performed by Ladenburg in connection with its opinion:

    RELATIVE CONTRIBUTION ANALYSIS. Ladenburg reviewed the relative contribution by each of TMP and M&B to the post-Transaction TMP on a pro forma basis. In conducting its analysis, Ladenburg reviewed (a) publicly available information for the twelve months ended June 30, 1998 with respect to TMP and for the fiscal year ended March 31, 1998 with respect to M&B and (b) projected financial information for the fiscal year ended December 31, 1998 with respect to TMP and for the fiscal year ended March 31, 1999 with respect to M&B. The analysis revealed that TMP would provide an average of 57.7% of pro forma combined revenues; 73.7% of pro forma combined earnings before interest, taxes, depreciation and amortization ("EBITDA") and 62.5% of pro forma combined net income for the periods presented. On a corresponding basis, M&B would provide an average of 42.3% of pro forma combined revenues; 26.3% of pro forma combined EBITDA; and 37.5% of pro forma combined net income for the periods presented. In conducting its analysis, Ladenburg referred to the pro forma ownership of post-Transaction TMP had the

Transaction closed as of the date of its opinion. Under this pro forma ownership analysis, TMP Stockholders would own 79.9% of post-Transaction TMP and holders of M&B Shares would own 20.1% of post-Transaction TMP.

    PRO FORMA ACCRETION / DILUTION ANALYSIS OF TMP. Ladenburg analyzed certain pro forma effects resulting from the Transaction. Using the information provided to Ladenburg by TMP's and M&B's respective senior managements, Ladenburg reviewed the impact on TMP's earnings per share for the twelve month period ended June 30, 1998 and December 31, 1998 resulting from the Transaction. For purposes of its pro forma accretion/dilution analysis, Ladenburg utilized M&B's results from operations for the fiscal years ended March 31, 1998 and 1999. Ladenburg's analysis considered accretion/dilution assuming no cost savings or synergies. This analysis revealed that the Transaction would be accretive to TMP's earnings per share by 21.4% and 18.6% for the twelve months ended June 30, 1998 and December 31, 1998, respectively, compared to the earnings per share of TMP on a stand-alone basis. Ladenburg also considered the effect on its analysis of a variance in TMP's share price based on a range from $25 per share (the minimum per share price to be used under the Exchange Ratio) to $40 per share (the maximum per share price to be used under the Exchange Ratio).

    COMPARABLE PUBLIC COMPANY ANALYSIS. Ladenburg conducted a comparable public company analysis based on an analysis of the trading multiples of 24 selected public companies similar to M&B (the "Comparable Companies"). Ladenburg selected the Comparable Companies based on a variety of factors, including that they were deemed to be comparable to M&B in terms of size, industry, and/or strategy. Ladenburg derived common stock trading multiples for each of the Comparable Companies based on each company's market value and total enterprise value (defined as the market value of common stock, plus total debt, less cash and cash equivalents ("net debt")). Ladenburg developed multiples based on market value by analyzing each company's latest twelve months pre-tax income and net income and projected current fiscal year net income. Ladenburg developed multiples based on enterprise value by analyzing latest twelve months revenues, EBITDA and earnings before interest and taxes ("EBIT") and projected current fiscal year revenues and EBITDA. Ladenburg arrived at a range of implied equity valuations for M&B by (i) multiplying M&B's fiscal year ended March 31, 1998 revenues, EBITDA and EBIT and fiscal year ended March 31, 1999 revenues and EBITDA by the median multiple of enterprise value to latest fiscal year revenues, EBITDA and EBIT and projected current fiscal year revenues and EBITDA, respectively, for the Comparable Companies, then subtracting M&B's net debt outstanding as of March 31, 1998; and (ii) multiplying M&B's latest twelve months pre-tax income and net income and fiscal year ended March 31, 1999 net income by the median multiple of market value to latest twelve months pre-tax income and net income and projected current fiscal year net income, respectively, for the Comparable Companies. The median market multiples for the Comparable Companies were as follows: (i) 1.5x and 1.4x as a multiple of enterprise value to latest twelve months revenues and projected current fiscal year revenues, respectively; (ii) 11.3x and 10.1x as a multiple of enterprise value to latest twelve months EBITDA and projected current fiscal year EBITDA, respectively; (iii) 14.7x as a multiple of enterprise value to latest twelve months EBIT; (iv) 14.9x as a multiple of market value to latest twelve months pre-tax income; (v) 26.0x as a multiple of market value to latest twelve months net income; and (vi) 23.4x as a multiple of market value to projected current fiscal year net income. The results of the comparable public company analysis indicated a hypothetical range of per share equity values for M&B of $2.71 to $5.07, or A$4.27 to A$7.99 based on a U.S. dollar-Australian dollar exchange rate of 0.634.

    COMPARABLE TRANSACTION ANALYSIS. Ladenburg conducted an acquisition multiples analysis with respect to M&B based on an analysis of 42 selected merger and acquisition transactions in the recruitment advertising, executive recruitment, executive outsourcing and temporary staffing industries (the "Comparable Transactions"). For purposes of this analysis, the purchase price, or equity price, was equal to the amount paid for the target's equity and the transaction value, or enterprise value, was equal to the purchase price, plus the target's net debt. Ladenburg developed multiples based on market value by analyzing each company's latest twelve months pre-tax income and net income. Ladenburg developed multiples based on enterprise value by analyzing latest twelve months revenues, EBITDA and EBIT. Ladenburg arrived at a range of implied equity valuations for M&B by (i) multiplying M&B's fiscal year ended March 31, 1998, revenues, EBITDA and EBIT by the appropriate median multiple of enterprise for the Comparable Transactions, then subtracting M&B's net debt outstanding as of March 31, 1998, and (ii) multiplying M&B's latest twelve months pre-tax income and net income by the appropriate median multiple of market value for the Comparable Transactions. The mean multiples for the Comparable Transactions were as follows: (i) 1.1x as a multiple of enterprise value to latest twelve months revenues; (ii) 12.5x as a multiple of enterprise value to latest twelve months EBITDA; (iii) 14.3x as a multiple of enterprise value to latest twelve months EBIT; (iv) 14.1x as a multiple of market value to latest twelve months pre-tax income; and (v) 18.4x as a multiple of market value to latest twelve months net income. The results of the comparable transaction analysis indicated a hypothetical range of per share equity values for M&B of $2.00 to $3.47, or A$3.15 to A$5.48 based on a U.S. dollar-Australian dollar exchange rate of 0.634.

    PREMIUMS PAID ANALYSIS. Ladenburg conducted a premiums paid analysis that compared premiums paid by public companies acquiring 100% of another public company with enterprise values ranging from $150.0 million to $250.0 million. A total of 71 transactions were analyzed. Ladenburg analyzed the historical trading prices of the common stock of the acquiror and the target in relation to each other at one day, one week and four weeks prior to the public announcement of each acquisition. The average premium paid was 25.1% as measured by the target company's stock price one day before announcement of the deal, 30.3% as measured by the target company's stock price one week before announcement of the deal and 41.0% as measured by the target company's stock price four weeks before announcement of the deal. The implied stock premium for M&B Shares for the comparable periods was 29.8%, 20.9% and 54.8% respectively.

    HISTORICAL MARKET PRICE ANALYSIS. Ladenburg examined the closing market prices of M&B Shares over the 20-day, 30-day, 60-day and 90-day trading period prior to November 9, 1998 during which time the average of the closing price was A$3.63, A$3.67, A$3.83 and A$3.63, respectively. M&B's closing price on November 6, 1998, the last trading date preceding the date that Ladenburg's opinion was delivered to the TMP Board, was A$3.80.

    As part of its investment banking services, Ladenburg is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg will receive a fee of $250,000 from TMP for its services in rendering its opinions. Pursuant to Ladenburg's engagement in connection with its opinions, TMP has also agreed to indemnify Ladenburg, and certain related persons, against certain liabilities relating to or arising out of its engagement and the services rendered, including certain liabilities under the Federal securities laws. Ladenburg has, in the past, provided financial advisory and financing services to TMP and has received customary fees for the providing of such services. In addition, in the ordinary course of business, Ladenburg actively trades securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of TMP or M&B.

    M&B'S FINANCIAL ADVISOR

    M&B retained PricewaterhouseCoopers to render an independent expert's report in connection with the Transaction. On October 14, 1998, PricewaterhouseCoopers delivered its written report to the M&B Board. The report of PricewaterhouseCoopers is attached as Annex B to this Information Statement and should be read carefully in its entirety.

    The full text of the written opinion of PricewaterhouseCoopers, dated as of October 14, 1998, is set forth as Annex B to this Information Statement and sets forth the assumptions made, procedures followed and matters considered by PricewaterhouseCoopers. Holders of TMP Common Stock and M&B Shares are urged to read the PricewaterhouseCoopers opinion in its entirety.

    The summary of the opinion as set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion. PricewaterhouseCoopers' opinion will not be updated prior to consummation of the Transaction.

    The PricewaterhouseCoopers report was prepared at the request of M&B's Board of Directors to assist M&B's shareholders and option holders to assess whether the proposed Schemes are in their best interests, although there was no legal or regulatory requirement for such a report in relation to the proposed Schemes. It was not prepared to assist the TMP stockholders. As is customary in such circumstances in Australia, PricewaterhouseCoopers has prepared its report in accordance with Policy Guidelines and Practice Notes issued by ASIC. These Policy Guidelines and Practice Notes govern the preparation of Independent Expert Reports in Australia in circumstances where such reports are required under Australia's Corporations Law. Such reports differ significantly in their format from reports that are customarily prepared in the United States. Accordingly, U.S. investors are cautioned not to rely on the PricewaterhouseCoopers report if they are not familiar with the Policy Guidelines and Practice Notes issued by ASIC.

    In connection with rendering its opinion, PricewaterhouseCoopers reviewed certain publicly available information concerning TMP and M&B and certain other financial information concerning TMP and M&B (including financial forecasts for M&B only) that were provided to PricewaterhouseCoopers by TMP and M&B, respectively. PricewaterhouseCoopers also discussed the business operations and financial condition of TMP and M&B as well as other matters PricewaterhouseCoopers believed relevant to its inquiry with certain officers and employees of TMP and M&B. PricewaterhouseCoopers also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that PricewaterhouseCoopers deemed relevant. The historic information concerning TMP contained herein is different than that reviewed by PricewaterhouseCoopers because, subsequent to the date of PricewaterhouseCoopers' report, TMP restated its historical financial information to account (i) for the results of operations of three acquisitions being accounted for as poolings of interest and (ii) for the effect of a cash bonus which was never paid to the Company's CEO. PricewaterhouseCoopers has not been requested, nor is it required, to update its report.

    In its review and analysis and in arriving at its opinion, PricewaterhouseCoopers assumed and relied upon the accuracy and completeness of the financial and other information (including information related to obtaining regulatory approvals for the Transaction) and PricewaterhouseCoopers did not assume any responsibility for independent verification of such information. With respect to the financial forecasts of M&B, PricewaterhouseCoopers assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of M&B as to the future financial performance of M&B and PricewaterhouseCoopers expressed no opinion with respect to such forecasts or the assumptions on which such forecasts were based. PricewaterhouseCoopers did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of the assets (tangible or intangible) or liabilities of TMP or M&B.

    PricewaterhouseCoopers' opinion is based upon conditions as they existed and could be evaluated on the date thereof. PricewaterhouseCoopers' opinion does not imply any conclusion as to the likely trading range for TMP Common Stock following the consummation of the Transaction, which may vary depending upon, among other factors, changes in interest rates, market conditions, general economic conditions and other factors that generally influence the price of securities. PricewaterhouseCoopers' opinion does not address M&B's underlying business decision to effect the Transaction. Further, PricewaterhouseCoopers' opinion is directed only to whether the proposed Transaction is in the best interests of shareholders and option holders of M&B taken as a whole, and does not constitute a recommendation concerning how individual members of M&B should vote with respect to the Schemes. In rendering its opinion, PricewaterhouseCoopers assumed that no restrictions would be imposed by any regulatory authority that would have a material adverse effect on the contemplated benefits of the Transaction to TMP following the Transaction. PricewaterhouseCoopers also assumed that the Transaction will qualify for pooling-of-interests accounting treatment in accordance with United States generally accepted accounting principles.

    The following is a summary of the PricewaterhouseCoopers report presented on October 14, 1998 by PricewaterhouseCoopers to the M&B Board of Directors.

SHAREHOLDERS

    PRICEWATERHOUSECOOPERS HAS CONCLUDED THAT IN THEIR OPINION THE PROPOSED SHARE SCHEME IS IN THE BEST INTEREST OF SHAREHOLDERS OF M&B.

    PricewaterhouseCoopers principal reasons for forming this view are as follows:

    - The consideration offered represents a large premium to the price at which M&B Shares were trading prior to announcement of the Scheme.

    - For M&B shareholders who choose to retain their shares in TMP Common Stock received under the Scheme, the combination of the M&B and TMP businesses is likely to deliver strategic benefits which may be expected to add value to shares in TMP Common Stock over time.

    - For M&B shareholders who choose to sell their shares in TMP Common Stock received under the Scheme, a ready market will exist for those shares on either Nasdaq or the ASX. There is some risk that in the short term the price of shares in TMP Common Stock will be depressed, if a large number of M&B shareholders choose to sell but in view of the relatively small proportion of shares of TMP Common Stock to be issued to M&B shareholders and the reasonable depth of the market for shares of TMP Common Stock, any depression in the price of TMP Common Stock resulting only from this cause should not be sustained.

    - On the basis of the value PricewaterhouseCoopers has attributed to M&B as a whole and to minority parcels of shares in TMP, in PricewaterhouseCoopers' opinion M&B shareholders will realize at least full value for their investment, insofar as the price attributed to shares in TMP Common Stock under the Scheme (the strike price) is no more than $37.00. On an underlying value basis, the lower the strike price, the more value will be delivered to M&B shareholders as M&B shareholders will receive a larger number of shares of TMP Common Stock post Transaction as the strike price falls.

    Insofar as the strike price may exceed $37.00, on the basis of PricewaterhouseCoopers' analysis M&B shareholders would not receive full value for their investment but PricewaterhouseCoopers notes:

       (i) At the date of the PricewaterhouseCoopers' report, shares in TMP Common Stock were trading at $25.00 and had never exceeded a price of $39.20.

       (ii) The strike price cannot exceed $40 under the terms of the Scheme.

       (iii) Even at $40, the discount to underlying value is only approximately 8%, which is substantially less than the 20% premium for control incorporated in PricewaterhouseCoopers' assessment of the underlying value of M&B Shares.

       (iv) Shareholders in M&B may have the opportunity to sell the TMP shares received at or close to the strike price, hence realising full value or close to full value.

FINANCIAL POSITION OF M&B SHAREHOLDERS (FAIRNESS)

    VALUATION OF M&B AND TMP

    PricewaterhouseCoopers has assessed the value of the shares in M&B and TMP, as follows:

                                                        LOW       HIGH
                                                     ---------  ---------
Value per M&B Share................................  A$   3.66  A$   4.13
Value per share of TMP Common Stock................  $   29.10  $   32.90

    PricewaterhouseCoopers notes that the price offered by TMP of A$4.65 per share is higher than its assessed range of value per M&B Share.

    PricewaterhouseCoopers indicates that the assessed range of values for shares in TMP Common Stock is broadly consistent with the range of recently traded prices for the stock on Nasdaq. Accordingly, PricewaterhouseCoopers conclude that the price at which TMP Common Stock has traded in the period leading up to the date of this report appears to be broadly supported by their assessment of TMP's underlying value.

    ASSESSMENT OF RELATIVE VALUES

    PricewaterhouseCoopers notes that the price at which shares in TMP Common Stock will be issued to M&B shareholders under the Share Scheme will not be determined until after the date of this report and after the M&B shareholders have voted on the transaction.

    Accordingly, PricewaterhouseCoopers states that it is not possible in absolute terms, as at the date of their report, to compare their assessed value of shares of TMP Common Stock with the price at which the shares of TMP Common Stock will be issued to M&B shareholders and PricewaterhouseCoopers is therefore unable to separately form a definitive conclusion as to whether the scheme is "fair" as required under ASIC Policy Statement 75.

    However the value of the consideration offered of A$4.65 per M&B share exceeds PricewaterhouseCoopers assessed value of those shares by between 13% and 27%. Accordingly, in PricewaterhouseCoopers opinion, the price at which shares of TMP Common Stock could be issued under the Scheme could be correspondingly higher by a similar amount than PricewaterhouseCoopers' estimate of the underlying value of TMP's shares and still deliver fair value to M&B shareholders. Fair value would thereby be delivered to M&B shareholders at a TMP Common Stock price under the Share Scheme of approximately $37.00.

    PREMIUM FOR CONTROL

    The value of the consideration offered of A$4.65 per M&B share reflects a significant premium over the pre-announcement trading price of M&B shares.

                                                                    IMPLIED
                                                                    PREMIUM
                                                                 -------------
M&B weighted average share price for the four weeks prior to
  the announcement (A$3.25)....................................           43%
M&B weighted average share price for the three months prior to
  the announcement (A$3.15)....................................           48%

    In PricewaterhouseCoopers' opinion, this control premium is generous given the nature of M&B's business activities and operations and historic premiums paid to obtain control of similar businesses.

ASSESSMENT OF ADVANTAGES AND DISADVANTAGES TO SHAREHOLDERS (REASONABLENESS)

    In PricewaterhouseCoopers' opinion, the proposed Share Scheme provides M&B shareholders with a number of advantages as follows:

    (a) In the absence of the proposed scheme, the M&B Shares would most likely trade at significantly lower levels than the value of the consideration offered.

    (b) For M&B shareholders who choose to retain some or all of the shares of TMP Common Stock to be received under the Scheme, PricewaterhouseCoopers believe the Scheme delivers some significant benefits:

       (i) the combination of M&B's and TMP's existing business activities is likely to deliver strategic benefits which may be expected to add value to TMP Common Stock over time;

       (ii) the geographic diversification of the combined companies; and

       (iii) the ability of the combined group to achieve synergistic benefits such as the ability to cross sell products and services.

    PricewaterhouseCoopers notes that the proposed Scheme has a number of possible disadvantages to M&B shareholders as follows:

    (a) Many M&B shareholders will have acquired their shares in M&B at significantly lower prices than the price offered under the Share Scheme. Such shareholders may incur significant tax liabilities as a result of disposing of their M&B shares under the Scheme.

    (b) The final price and number of shares of TMP Common Stock to be issued as consideration for the M&B shares and options will not be known at the time M&B shareholders vote on the Scheme.

    (c) For shareholders who choose to retain their shares of TMP Common Stock following the completion of the Scheme, there are the following possible issues:

       (i) The M&B earnings per share (EPS) for the year ended March 31, 1998 was A$0.16. Based on the pro-forma financial statements for the year ended December 31, 1997, the EPS of TMP on a combined basis would have been $0.57. This represents an equivalent EPS per M&B share of only between A$0.08 and A$0.09 based on PricewaterhouseCoopers' valuation range for shares of TMP Common Stock and an exchange rate of A$1.00 = $0.60.

       (ii) TMP has not paid a dividend since listing in December 1996 and its current policy is not to pay dividends. Since listing in April 1994, M&B has paid regular fully franked dividends.

       (iii) Control of TMP is, as a result of the super voting rights attaching to the Class B Common Stock held by Mr. Andrew McKelvey, much more tightly held than was the case for M&B. Following completion of the Scheme, Mr. McKelvey would be likely to control approximately between 60% and 65% of the voting rights, with an economic interest of approximately between 36% and 40% in TMP.

       (iv) TMP has its primary listing on Nasdaq in the United States. This may be considered undesirable by some shareholders and some Australian institutional shareholders may not be allowed to hold the stock. The implications of this issue are, however, substantially mitigated for most Australian shareholders by the proposed listing of TMP on the ASX, which application has been accepted by the ASX.

       (v) The prices at which shares of TMP Common Stock have historically traded, and may continue to trade, have been more volatile than the price at which M&B shares have traded.

       (vi) The Australian dollar value of shares in TMP Common Stock will be susceptible to movements in the Australian dollar-US dollar exchange rate.

    (d) For shareholders who choose to dispose of their TMP Common Stock to realize cash after the Scheme is completed, there are the following possible issues:

       (i) The TMP Common Stock price immediately after the Scheme becomes effective may be lower (or higher) than the price used to determine the number of TMP Common Stock issued as consideration. In particular, the TMP Common Stock price may be depressed in the short term, if a significant number of M&B shareholders seek to sell their TMP Common Stock immediately.

    PricewaterhouseCoopers advises that individual shareholders in M&B should take into consideration the impact of these factors on their own personal position in making their decision whether to vote in favor of the Transaction. Shareholders should consult their financial advisers if in any doubt.

OPTION (EMPLOYEE AND EXECUTIVE) SCHEME

    PRICEWATERHOUSECOOPERS HAS CONCLUDED THAT IN THEIR OPINION, THE PROPOSED OPTION SCHEME IS IN THE BEST INTERESTS OF THE OPTION HOLDERS (BOTH EMPLOYEE AND EXECUTIVE) OF M&B.

    PricewaterhouseCoopers' primary reasons for forming this view are as follows:

    - most of the considerations applicable to the Share Scheme which caused PricewaterhouseCoopers to conclude that the Share Scheme is in the best interest of the M&B shareholders are also applicable to the Option Scheme, and

    - the additional leverage offered by options means that the premium inherent in the Option Scheme is higher than that inherent in the Share Scheme. Option holders will receive a premium above the current value of their options of between 53% and 250%, if the Option Scheme proceeds.

    PricewaterhouseCoopers advises that individual option holders should take into consideration the impact of the advantages and disadvantage discussed above in the context of shareholders on their own personal position in making their decision whether to vote in favor of the Transaction. Option holders should consult their financial advisers if in any doubt.

    The preparation of an independent expert report is not susceptible to partial analysis or summary descriptions. PricewaterhouseCoopers believes that its report and the summary set forth above must be considered as a whole and that selecting portions of its report and the factors considered therein, without considering the whole report, could create an incomplete view of the processes undertaken in arriving at the opinion disclosed in the PricewaterhouseCoopers report. The ranges of valuations resulting from any particular analysis undertaken in the report should not be taken to be the view of PricewaterhouseCoopers of the actual value of TMP or M&B.

    In preparing its report, PricewaterhouseCoopers made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of TMP or M&B. The analyses which PricewaterhouseCoopers performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of PricewaterhouseCoopers' analysis of the fairness, from a financial point of view, of the consideration which the holders of M&B Shares would receive in the Transaction. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    PricewaterhouseCoopers is an internationally recognized financial services firm that provides financial services in connection with a wide range of business transactions. As part of its business, PricewaterhouseCoopers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, and other purposes. In the past, PricewaterhouseCoopers has rendered financial advisory services to M&B for which PricewaterhouseCoopers received customary compensation. The M&B Board of Directors retained PricewaterhouseCoopers based on PricewaterhouseCoopers' expertise in the valuation of companies as well as its familiarity with companies in the human resources industry. PricewaterhouseCoopers will receive a fee of A$180,000 from M&B for its services in rendering its report.

    M&B and TMP have separately agreed to indemnify PricewaterhouseCoopers and certain related parties, against certain liabilities relating to or arising out of the preparation of PricewaterhouseCoopers Independent Expert Report, including certain liabilities under the Federal Securities laws.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    There are no understandings between TMP and officers and employees of M&B with respect to their future employment by TMP except that TMP has agreed to honor existing employment agreements. It is expected that Andrew Banks, a director of M&B, will become a director of TMP after the Closing Date.

CERTAIN UNITED STATES FEDERAL AND AUSTRALIAN INCOME TAX CONSEQUENCES

    U.S. INCOME TAX

    The following is a summary of certain U.S. federal income tax consequences that are generally applicable to a holder of M&B Shares who receives TMP Common Stock in exchange for M&B Shares pursuant to the Transaction. The discussion does not address the U.S. federal income tax consequences of the Transaction to holders of M&B Options or shareholders who acquired their M&B Shares pursuant to the exercise of similar instruments or otherwise as compensation. This discussion is for general information purposes only and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion. This discussion does not address all aspects of U.S. federal income taxation that may be important to a holder of M&B Shares in light of such stockholder's particular circumstances, or to shareholders of M&B subject to special treatment under certain U.S. federal income tax laws, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who hold their M&B Shares as part of a hedging, straddle, conversion or other risk reduction or constructive sale transaction or, except to the extent described below, foreign taxpayers. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that holders of M&B Shares hold their respective M&B Shares as capital assets within the meaning of Section 1221 of the Code. HOLDERS OF M&B SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO THEM.

    For purposes of this summary, the term "U.S. Holder" means a beneficial owner of M&B Shares that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source and (iv) a trust if either (a) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of the trust's substantial decisions or (b) the trust was in existence on August 20, 1996 and, in general, would have been treated as a U.S. Holder under rules applicable prior to such time, provided the trust elects to continue such treatment thereafter. The term "Non-U.S. Holder" shall mean the beneficial owner of M&B Shares other than a U.S. Holder.

                  U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

    TAX CONSEQUENCES OF THE TRANSACTION. Under current U.S. federal income tax law and based on certain factual assumptions, TMP expects that the Transaction will be deemed to be a taxable event for U.S. federal income tax purposes.

    In general, assuming the Transaction constitutes a taxable event for U.S. federal income tax purposes, U.S. Holders will recognize taxable gain or loss with respect to each M&B Share surrendered, in an amount equal to the difference, if any, between the stockholder's tax basis in such share and the fair market value, as of the Effective Date, of the TMP Common Stock received in exchange therefor. Any such gain or loss will generally be treated as capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder's holding period with respect to the M&B Shares is more than 12 months. Gain or loss will be determined separately for each block of M&B Shares (i.e., M&B Shares acquired at the same time and price) exchanged pursuant to the Transaction. A stockholder's aggregate basis in the TMP Common Stock so received would equal its fair market value as of the Effective Date and the holding period for such stock would begin the day after the Effective Date.

    SALE OR EXCHANGE OF TMP COMMON STOCK. A U.S. Holder of a TMP Common Stock generally will recognize gain or loss upon the sale, exchange or other disposition of TMP Common Stock measured by the difference between (i) the amount realized and (ii) the U.S. Holder's tax basis in the TMP Common

Stock. Any gain or loss on the disposition of TMP Common Stock generally will be treated as capital gain or loss, and will be long-term capital gain or loss if a U.S. Holder's holding period with respect to the TMP Common Stock is more than 12 months. However, special rules may apply to redemptions of TMP Common Stock which may result in the amount paid being treated as a dividend.

    DIVIDENDS. In general, distributions made by the Company with respect to TMP Common Stock will constitute dividends for U.S. federal income tax purposes and will be taxable to a U.S. Holder as ordinary income to the extent of TMP's undistributed current or accumulated earnings and profits. Distributions in excess of TMP's current or accumulated earnings and profits will be treated first as a nontaxable return of capital reducing the U.S. Holder's tax basis in the TMP Common Stock, thus increasing the amount of any gain (or reducing the amount of any loss) which might be realized by such holder upon the sale, exchange or redemption of such TMP Common Stock. Any such distributions in excess of the U.S. Holder's tax basis in the TMP Common Stock generally will be treated as capital gain to the U.S. Holder.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Information reporting may apply in the future to certain dividends paid on TMP Common Stock and to the proceeds of sale of such stock paid to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply in the future to such payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status.

                                NON-U.S. HOLDERS

    TAX CONSEQUENCES OF THE TRANSACTION. Assuming the Transaction constitutes a taxable event, a Non-U.S. Holder will be subject to U.S. federal income tax on any gain recognized on the receipt of TMP Common Stock if either (i) such gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

    SALE OR EXCHANGE OF TMP COMMON STOCK. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any capital gains realized upon the sale, exchange, redemption or other disposition of TMP Common Stock unless (i) such gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the U.S. for 183 or more days in the taxable year and certain other requirements are met.

    DIVIDENDS. Dividends on TMP Common Stock paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30%, unless the withholding rate is reduced under an applicable income tax treaty between the U.S. and the country of tax residence of the Non-U.S. Holder. Under the Income Tax Treaty between the United States and Australia, this withholding rate is 15%. The 30% withholding tax will not apply if the dividend is effectively connected with a trade or business conducted within the U.S. by the Non-U.S. Holder (or, alternatively, where an income tax treaty applies, if the dividend is effectively connected with a permanent establishment maintained within the U.S. by the Non-U.S. Holder), but, instead, the dividend will be subject to the U.S. federal income tax on net income that applies to U.S. persons (and, with respect to corporate holders, also may be subject to the branch profits tax). Until December 31, 1999, dividends paid to a foreign address may be presumed to be paid to a resident of that country. Thereafter, a Non-U.S. Holder will be required to satisfy certain certification requirements in order to claim treaty benefits or to otherwise claim a reduction of or exemption from withholding under the foregoing rules. These requirements will require identification of the holder and must be made under penalties of perjury. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    FEDERAL ESTATE TAX. TMP Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the date of death will be included in such individual's estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. TMP must report annually to the holders of TMP Common Stock and to the IRS the amount of any dividends paid on TMP Common Stock in each calendar year and the amounts of tax withheld, if any, with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities of the country in which a Non-U.S. Holder resides.

    Under current rules, the 31% U.S. federal backup withholding tax generally will not apply to dividends paid on TMP Common Stock to a Non-U.S. Holder at an address outside the U.S. (unless the payor has knowledge that the payee is a U.S. person). Backup withholding and information reporting generally will apply to dividends paid to a Non-U.S. Holder at an address in the U.S. if such holder fails to establish an exemption or to provide certain other information to the payor. After December 31, 1999, a Non-U.S. Holder that fails to certify its Non-U.S. Holder status (as required by recently promulgated withholding regulations) may be subject to U.S. backup withholding on payments of dividends. Non-U.S. Holders should consult their tax advisors concerning the effect, if any, of such new regulations on an investment in TMP Common Stock.

    Payments by a U.S. office of a broker of the proceeds of a sale of TMP Common Stock is subject to both backup withholding and information reporting unless the holder certifies its Non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of TMP Common Stock where the transaction is effected outside the U.S. through foreign offices of U.S. brokers, or foreign brokers with certain types of relationships to the U.S., unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

    Any amounts withheld under the foregoing rules will be available as a credit against the U.S. federal income tax liability, if any, of the Non-U.S. Holder and such holder may be eligible for a refund if he provides appropriate certification to the IRS.

    AUSTRALIAN INCOME TAX

    The following is a summary of certain Australian income tax consequences that are generally applicable to a holder of M&B Shares who received TMP Common Stock in exchange for M&B Shares pursuant to the Transaction. The discussion does not address the Australian income tax consequences of the Transaction to holders of M&B Options or shareholders who acquired their M&B Shares pursuant to the exercise of similar instruments or otherwise as compensation. This discussion is for general information purposes only and is based upon the Income Tax Assessment Act 1997 ("the Tax Assessment Act"), regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion. This discussion does not address all aspects of Australian income taxation that may be important to a holder of M&B Shares in light of such shareholder's particular circumstances, or to shareholders of M&B subject to special treatment under certain Australian income tax laws, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, shareholders who hold their M&B Shares as part of a hedging, straddle, conversion or other risk reduction or constructive sale transaction or, except to the extent described below, foreign taxpayers. This discussion does not address any tax consequences arising under the laws of any other foreign jurisdiction. HOLDERS OF M&B SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE AUSTRALIAN AND OTHER FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO THEM.

    It should be noted that the Australian income tax consequences will differ depending upon whether the shares are held as capital assets, trading stock, or revenue assets. The tax treatment of the shares will also be influenced by the residence of the shareholder and whether or not the shares were acquired pursuant to an employee share scheme. THE DISCUSSION THAT FOLLOWS ASSUMES THAT THE SHARES ARE HELD AS CAPITAL ASSETS AND HOLDERS OF M&B SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING SPECIAL CONSIDERATIONS APPLICABLE TO THEIR CIRCUMSTANCES AND THE DISCUSSION DOES NOT ADDRESS SPECIFIC TAXATION ASPECTS OF EMPLOYEE SHARE SCHEMES.

    FOR PURPOSES OF THIS ANALYSIS, AN AUSTRALIAN SHAREHOLDER IS A TAX RESIDENT OF AUSTRALIA. A NON-AUSTRALIAN SHAREHOLDER IS ANY PERSON WHO IS NOT AN AUSTRALIAN SHAREHOLDER.

             AUSTRALIAN INCOME TAXATION OF AUSTRALIAN SHAREHOLDERS

    THE SHARES IN M&B WERE ALL ISSUED AFTER SEPTEMBER 19, 1985 AND ACCORDINGLY ARE PRIMA FACIE SUBJECT TO CAPITAL GAINS TAX ("CGT").

    TAX CONSEQUENCES OF THE TRANSACTION. The exchange of M&B Shares for TMP Common Stock will constitute a disposal of those shares pursuant to the Tax Assessment Act. There are no provisions which provide capital gains tax roll-over relief in relation to the Transaction.

    EXCHANGE OF M&B SHARES. An Australian Holder of M&B Shares generally will derive capital gain upon the disposition of M&B Shares as measured by the excess of (i) the consideration received over (ii) the Australian Holder's cost base (or indexed cost base if the stock is held for 12 months or more). Conversely, an Australian Holder will incur capital loss as measured by the excess of (i) the reduced cost base (generally equal to cost base for shares) over (ii) the consideration received. It should be noted that special averaging rules exist which effectively reduce the tax payable on the capital gain for individuals where a net capital gain increases the shareholder's marginal tax rate.

    CONSIDERATION IN RESPECT OF DISPOSAL. The consideration received on the exchange of M&B Shares for TMP Common Stock will be equal to the market value of the TMP Common Stock on the date issued to the M&B shareholders. While a notional cash sum of A$4.65 per share is to be attributed to M&B Shares for purposes of the Agreement, this amount along with the calculation of the average TMP price on Nasdaq (for the 20 days immediately preceding the Court Approval
Date) is simply used to determine the number of shares of TMP Common Stock to which existing M&B shareholders are entitled. This discussion assumes that after the Effective Date, M&B shareholders will be advised of the Australian dollar value of TMP Common Stock received as consideration in respect of the disposal of their M&B Shares for CGT purposes.

    COST BASE OF M&B SHARES. In general, the cost base of an asset for CGT purposes comprises its acquisition cost plus any other incidental costs associated with that acquisition. Investors who acquired M&B shares pursuant to a share split or a bonus issue should consult their tax advisors regarding special considerations applicable to those types of acquisitions.

    TAX CONSEQUENCES OF FUTURE DISPOSITION OF TMP SHARES. M&B shareholders who receive new TMP Common Stock in exchange for their M&B Shares will be subject to CGT on a subsequent disposal of those TMP shares, if they hold those shares on capital account. The cost base of the new TMP Common Stock will be equal to the market value of the M&B Shares which were disposed of as of the date of the exchange.

           AUSTRALIAN INCOME TAXATION OF NON-AUSTRALIAN SHAREHOLDERS

    TAX CONSEQUENCES OF THE TRANSACTION. A Non-Australian Holder generally will not be subject to the Australian CGT provisions where the Non-Australian Holder (in conjunction with any associate) has held, at all times in the last five years, an interest of less than 10% by value, of the M&B Shares as capital assets (except shares that carried a right only to participate in a distribution of profits or capital to a limited extent). This discussion assumes that there are no existing Non-Australian Holders of M&B Shares who have an interest equal to or exceeding 10%. Accordingly, the exchange of M&B Shares for TMP Common Stock should not result in an Australian CGT liability for existing Non-Australian Holders in the circumstances described above.

ANTICIPATED ACCOUNTING TREATMENT

    The Transaction is intended to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. Under this method of accounting the assets and liabilities of TMP and M&B will be carried forward to the combined company at their recorded amounts and income from the combined company will include income from TMP and M&B for the entire fiscal period in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as the results of operations of the combined company. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

    Under the pooling-of-interests accounting rules, none of the executive officers, directors or affiliates of either of the combining companies may sell any shares of either of the combining companies (except for certain DE MINIMIS sales) until the combined company releases financial results covering at least 30 days of combined operations of TMP and M&B. Accordingly, if sales (except for certain DE MINIMIS sales) by such stockholders occur subsequent to the Transaction, pooling-of-interests accounting treatment for the Transaction may not be available in spite of such treatment being appropriate as of the consummation of the Transaction. As a result of the unavailability of such accounting treatment, the Transaction would be accounted for under the purchase method of accounting, which would have the effects discussed below. Each of the current executive officers and directors of TMP and each of the current directors and beneficial holders of at least 10% of the outstanding capital stock of M&B has entered into or will enter into an affiliate agreement agreeing to comply with this restriction. See "THE AGREEMENT--Conditions to the Transaction."

    There can be no assurance that an executive officer, director or affiliate of either company will not sell shares of TMP Common Stock or M&B Shares or that all requirements necessary to qualify for pooling-of-interests will be met. If the requirements necessary to qualify for pooling-of-interests are not met prior to consummation of the Transaction, then TMP is not required to consummate the Transaction. However, if TMP nevertheless elects to consummate the Transaction, the Transaction would be accounted for under the purchase method of accounting, which would have the effect of M&B's assets being recognized at their fair value and any excess of the purchase price over such fair value (other than amounts charged to in-process research and development costs) being recognized as goodwill on TMP's balance sheet. The goodwill would thereafter be amortized as an expense over its anticipated useful life. The impact of such treatment could have a material adverse effect on the combined company's results of operations. The Transaction would also be required to be accounted for under the purchase method of accounting, which would have the effect on the combined company's results of operations as described above if, among other things, any executive officer, director or affiliate of either company sells shares in TMP subsequent to consummation of the Transaction and prior to the release of financial results covering at least 30 days of combined operations.

EFFECT ON EMPLOYEE EQUITY PLANS

    STOCK OPTION PLANS. Under the terms of the Agreement, each stock option outstanding under M&B's employee stock option plans, upon exercise, will be converted into the right to receive the number of shares of TMP Common Stock equal to the number of M&B Ordinary Shares subject to such M&B stock option immediately prior to the Effective Date multiplied by the Exchange Ratio, rounded up or down to the nearest whole share. The per share exercise price under each such M&B stock option shall be adjusted by dividing the per share exercise price under such M&B stock option by the Exchange Ratio and rounding up to the nearest cent.

    As of January 4, 1999, options to acquire approximately 3,800,000 M&B Ordinary Shares were outstanding under M&B's employee stock option plans.

    As soon as practicable after the Closing Date, TMP will deliver to each holder of an outstanding M&B stock option an appropriate notice setting forth such holder's rights pursuant thereto, and such M&B stock option shall, except as described above, continue in effect on the same terms and conditions (including antidilution provisions) as immediately prior to the Effective Date.

REGULATORY MATTERS

    FOREIGN INVESTMENT APPROVAL. The consummation of the Transaction is subject to the approval of the Australian Foreign Investment Review Board ("FIRB"). TMP filed notification and report forms with the FIRB and the FIRB has raised no objection to the Transaction.

    SECURITIES LAWS. TMP must comply with the U.S. and Australian federal securities laws and applicable securities laws of various states.

U.S. FEDERAL SECURITIES LAW CONSEQUENCES

    In light of the fact that the Schemes will be approved by the Supreme Court of New South Wales, the TMP Common Stock to be issued in the Transaction will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"). As a result, no registration statement concerning the issuance of TMP Common Stock pursuant to the Transaction has been or will be filed with the Commission. Shares of TMP Common Stock issued to a holder of M&B Shares who is deemed to control, be controlled by or be under common control with TMP or M&B, respectfully ("Affiliates"), will not be freely tradeable under the Securities Act. TMP Common Stock that is held by stockholders that are not Affiliates of TMP or M&B will be freely tradeable under the Securities Act.

    Affiliates may not sell their shares of TMP Common Stock acquired in the Transaction except pursuant to (i) an effective registration statement under the Securities Act covering such shares, (ii) the resale provisions of Rule 145 promulgated under the Securities Act or (iii) another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which Affiliates may make resales of TMP Common Stock and also on the number of shares of TMP Common Stock that such Affiliates and others (including persons with whom the Affiliates act in concert), may sell within any three-month period. Rule 145 would only remain available, however, to Affiliates if TMP remained current with its filings under the Exchange Act.

    It is a condition to consummation of the Transaction that all directors and beneficial holders of at least 10% of the outstanding capital stock of M&B deliver to TMP, on or before the Court Approval Date, written agreements (the "Affiliates Agreements") pursuant to which they will have undertaken not to sell, or otherwise reduce their risk with respect to, the M&B Shares held by them or TMP Common Stock to be issued to them pursuant to the Transaction, in either case, until after the publication by TMP of financial results covering the combined operations of TMP and M&B for a period of at least 30 days following the

Closing Date, except with the approval of TMP. Legends restricting the transfer of such shares of TMP Common Stock will be placed on all certificates representing such shares.

STOCK LISTING

    It is a condition to TMP's obligation to consummate the Transaction that the shares of TMP Common Stock to be issued pursuant to the Transaction be approved for quotation and trading on a deferred settlement basis on the ASX. An application has been filed for listing and quotation of such shares of TMP Common Stock on the ASX.

TRANSACTION EXPENSES AND FEES AND OTHER COSTS

    Each of TMP and M&B will pay its own expenses in connection with the Transaction.

                                 THE AGREEMENT

    The description of the Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Information Statement as Annex C and incorporated herein by reference. M&B shareholders are urged to read the Agreement in its entirety.

TERMS OF THE TRANSACTION

    Subject to and upon the terms and conditions of the Agreement, Delaware GCL and Australia's Corporations Law, M&B will become a wholly-owned subsidiary of TMP and the shareholders of M&B will become stockholders of TMP.

SCHEMES OF ARRANGEMENT

    Pursuant to the Agreement and Australia's Corporations Law, before the Transaction can take effect, M&B must get approval of the Transaction from its securityholders and from the Supreme Court of New South Wales. In order to achieve this, M&B must take the following steps:

    M&B must apply to the Supreme Court of New South Wales for orders to convene separate meetings of the shareholders and optionholders of M&B to consider the terms of the acquisition by TMP of the M&B Shares (the "Share Scheme") and the terms of the scheme dealing with options (the "Option Scheme" and together with the Share Scheme, the "Schemes"), respectively, by filing with the court certain information and documents that describe the transactions to be considered.

    If the Supreme Court of New South Wales refuses to grant an order to convene the meetings, M&B must appeal the court's decision to the fullest extent permitted by law unless TMP and M&B mutually agree otherwise. The costs of such appeal, if made, shall be borne by M&B. M&B is not required to appeal such refusal if TMP and M&B are each advised by their counsel that the appeal has no reasonable prospects for success or if there is an alternative BONA FIDE offer for M&B, which the directors of M&B determine in the exercise of their fiduciary duties must be recommended in preference to the Schemes. If M&B's Board determines in good faith that it is not in M&B's best interest to bring the appeal, and TMP still requires that an appeal of the court's refusal to grant the order be brought, the expenses of such appeal are to be borne by TMP.

    In the event the Supreme Court of New South Wales orders the meetings to be convened, M&B must convene separate meetings of its shareholders and optionholders to consider the Share Scheme and the Option Scheme, respectively. M&B has agreed to use its best efforts to obtain such approvals by the requisite majorities of shareholders and optionholders. For the Share Scheme, the requisite majority vote under Australia's Corporations Law is a majority in number of M&B shareholders, present and voting in person or by proxy, in favor the Scheme whose shares aggregate at least 75% of the votes cast on the resolution to approve the Scheme. For the Option Scheme, pursuant to which there will be two separate meetings, one for the holders of executive options and one for the holders of employee options, the requisite majority vote under Australia's Corporations Law for each meeting is a majority in number of the relevant M&B option holders, present and voting in person or by proxy, in favor of the Option Scheme whose options aggregate at least 75% of the votes cast on the resolution to approve the Option Scheme at the particular meeting.

    If the requisite shareholder and optionholder approvals are obtained, M&B must then apply to the Supreme Court of New South Wales for approval of the Schemes under the Australia Corporations Law. On the Court Approval Date, the Court will grant orders approving the Schemes, which, pursuant to the terms of the Agreement, M&B must file as soon as practicable with the ASIC.

    TMP is entitled to separate representation at all proceedings of the Supreme Court of New South Wales with respect to the Schemes and M&B has no right or power to make or give undertakings to the court on TMP's behalf.

    The Schemes shall be deemed effective when copies of the court order approving the Schemes have been filed with the ASIC (the "Effective Date"). At the Effective Date, the following will occur:

    Effective exchange of M&B Ordinary Shares for TMP Common Stock will occur between the Effective Date and the Closing Date. On the Effective Date, all M&B Ordinary Shares will be transferred to TMP pursuant to the Share Scheme. TMP will transfer newly issued TMP Common Stock to the holders of M&B Shares as soon as practicable, but within 12 business days of the Effective Date. As a result of the Transaction, each outstanding M&B Share will effectively be exchanged for a fraction of a share of TMP Common Stock equal to the Exchange Ratio, rounded up or down to the nearest whole share amount.

    Within five business days of the close of the M&B share register (seven business days after the Effective Date), the Bank of New York, as TMP's transfer agent and registrar, will register the holders of M&B Ordinary Shares as the holders of that number of shares of TMP Common Stock to which they are entitled under the Share Scheme. These shares will then be transferred to TMP's sub-register in Sydney, Australia. A share certificate will be issued to each of the former holders of M&B Shares. After the close of the M&B share register, there will be no further transfers of M&B Shares on the M&B share register.

    Pursuant to the Option Scheme, each holder of the M&B Options which remain unexercised as of the date of the Option Scheme meeting will be entitled to receive upon the exercise of such options, instead of M&B Shares, that number of shares TMP Common Stock, subject to appropriate adjustments for any capital reconstructions in M&B or TMP between the Closing Date and the date of exercise, as adjusted by the Exchange Ratio.

REPRESENTATIONS AND WARRANTIES

    The Agreement contains various customary representations and warranties made by both TMP and M&B to each other relating to, among other things: (i) corporate existence and organization under the laws of their respective places of incorporation; (ii) the corporate power to enter into and perform their respective obligations under the Agreement and to carry out the transactions contemplated thereby; (iii) the taking of all necessary corporate action to authorize the execution of the Agreement, the performance of their respective obligations under the Agreement and the transactions contemplated thereby; and
(iv) the binding effect of the Agreement on each of them. All of these representations and warranties shall survive the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby for a period of no later than one year following the Closing Date, after which time, no claim for recovery of damages may be asserted by either party.

CONDUCT OF BUSINESS PENDING TRANSACTION

    TMP and M&B have each agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Agreement. In addition, TMP and M&B have agreed that until the Court Approval Date, they will as soon as practicable, but in any event within two business days after the occurrence of such an event, advise each other of the occurrence of (i) a "prescribed occurrence" as defined in
Section 603 of Australia's Corporations Law, (ii) the acquisition or disposal of an asset for an amount in excess of A$5,000,000 or (iii) the declaration or payment of a dividend.

    A "prescribed occurrence" is defined in Section 603 of Australia's Corporations Law as, among other things, an acquired company's recapitalization, the conducting of a financing, or the winding up of a company's operations.

CONDITIONS TO THE TRANSACTION

    TMP's obligations under the Agreement and the Schemes are subject to the satisfaction of the following conditions, among others, on or prior to the Court Approval Date: (i) the TMP Common Stock being approved for quotation and trading on a deferred settlement basis, on the ASX, from the business day next following the Effective Date; (ii) TMP obtaining the requisite approval of the Share Proposal by its stockholders at the Special Meeting; and (iii) the execution of a written undertaking by all directors and beneficial holders of at least 10% of the outstanding capital stock of M&B not to sell, or otherwise reduce their risk with respect to, the M&B Shares held by them or the shares of TMP Common Stock to be issued to them pursuant to the Transaction, in either case, until after the publication by TMP of financial results covering the combined operations of TMP and M&B for a period of at least 30 days following the Closing Date, except with the approval of TMP. If the foregoing conditions described above are not satisfied before January 31, 1999, the Agreement will automatically terminate unless TMP and M&B otherwise mutually agree and, if relevant, the Supreme Court of New South Wales consents to the extended date (such date or extension date, as applicable, shall be the "Sunset Date").

SUPERIOR PROPOSALS

    Pursuant to the terms of the Agreement, the directors of M&B have resolved, in the absence of either a BONA FIDE alternative offer which the M&B directors determine in the exercise of their fiduciary duties, must be recommended in preference to the Transaction or for such other reason which, pursuant to Australia's Corporations Law, requires the M&B directors to alter their recommendations, that they will (i) recommend to the M&B shareholders and optionholders that they approve the Schemes, and (ii) not make any public statement or take any other action which would suggest that the Transaction is not recommended by the M&B directors.

TERMINATION

    The Agreement provides that at any time prior to the Court Approval Date either party may terminate the Agreement by means of written notice to the other party within five business days of the occurrence of any of the following: (i) the Supreme Court of New South Wales failing to make orders pursuant to Section 411(1) of the Australia Corporations Law to convene meetings of the M&B securityholders to consider the Schemes and either an appeal from such failure is unsuccessful or the parties determine not to initiate an appeal; (ii) the required majority of holders of M&B Shares fail to approve the Share Scheme pursuant to Section 411(1) of Australia's Corporations Law; (iii) the required majority of holders of M&B options fail to approve the Options Scheme pursuant to Section 411(1) of Australia's Corporations Law; (iv) the Supreme Court of New South Wales fails to approve the Schemes pursuant to Section 411(4) of Australia's Corporations Law; (v) the Effective Date has not occurred by the Sunset Date; or (vi) the other party becomes the subject of an "insolvency event." An "insolvency event" under the Agreement means: (a) when a party becomes unable to pay its debts as and when they are due; (b) the making of an order, or the passing of a resolution, for the winding up, liquidation or bankruptcy of the party; (c) the appointment of a provisional liquidator, liquidator, receiver or a receiver and manager to the party; (d) the appointment of an administrator to the party; or (e) the entry by a party into any compromise or arrangement with its creditors.

    The Agreement also provides that at any time prior to the Court Approval Date, under the following circumstances, either party may give notice to the other party of its intent to terminate the Agreement due to such circumstances:
(i) the representations and warranties given or made by the other party are not all materially true and correct at every time from the date of the Agreement to the Court Approval Date as if made at and by reference to the facts and circumstances existing at each such time; (ii) the other party is at any time in breach of a material term of the Agreement from the date of the Agreement to the Court Approval Date; (iii) the information disclosed to the M&B securityholders for consideration of the Schemes is materially different from or materially contradicts (or contains material information in addition

to) information regarding TMP or M&B or their respective businesses which is in the public domain as at the date of the Agreement; or (iv) any material event occurs before the Court Approval Date which would constitute a "prescribed occurrence" (as defined above) if the other party were a "target company" (except as otherwise contemplated by the Agreement or the Schemes) or the other party acquires or disposes of an asset for an amount in excess of A$5,000,000 or declares or pays a dividend. If the relevant circumstances continue to exist after five business days from the time such notice is given, the terminating party may, in its absolute discretion but only within the next five business days, terminate the Agreement by further written notice to the other party.

    TMP may also terminate the Agreement at any time prior to 10:00 A.M. Sydney time on the Court Approval Date if the average of the last quoted sales price of TMP Common Stock on the Nasdaq National Market for the 20 business days immediately preceding the Court Approval Date is less than $25.00 per share (the "Nasdaq Out") by giving written notice to M&B detailing the circumstances giving rise to such right to terminate.

    Upon termination of the Agreement, all further obligations of TMP and M&B shall terminate and shall cease to be of further force and effect without liability of any party to another, provided that no termination shall release any party from liability for any pre-termination breach of the Agreement. Any right to terminate the Agreement shall cease on the Court Approval Date at the time the Supreme Court of New South Wales makes orders pursuant to Section 411(4) of the Australia Corporations Law approving the Schemes.

TERMINATION FEES

    If the Agreement is terminated due to the failure of TMP's stockholders to approve the Share Proposal by the Sunset Date or if TMP terminates the Agreement due to the Nasdaq Out, then TMP must pay M&B a termination fee in the amount of $250,000.

    If the Agreement is terminated due to the failure of either the M&B shareholders to approve the Share Scheme or the M&B optionholders to approve the Option Scheme, then M&B must pay TMP a termination fee in the amount of $250,000.

INDEMNIFICATION

    M&B, pursuant to the authorization of the M&B shareholders, has entered into "Deeds of Access and Indemnity" with each of the directors of M&B. Pursuant to the Deeds of Access and Indemnity, M&B has undertaken to maintain a directors' and officers' insurance policy and to indemnify its directors, to the extent permitted by law, and to allow its directors access to Board records, in certain circumstances, after they cease to be M&B directors. Subject to the Schemes taking effect, TMP has unconditionally and irrevocably guaranteed (such guarantee to be a continuing guarantee) the due and punctual performance of all of the obligations and undertakings and provisions of M&B under such Deeds of Access and Indemnity.

AMENDMENT AND WAIVERS

    The provisions or rights under the Agreement may not be amended by TMP or M&B unless such amendment is in writing, signed by both the TMP and M&B. No provision or right under the Agreement may be waived except by a writing signed by the party giving the waiver.

CHOICE OF LAW; CONSENT TO JURISDICTION; IMMUNITY

    The terms of the Agreement are to be governed by the laws of New South Wales. TMP has irrevocably agreed that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Agreement or the Schemes and that any suit, action or proceeding arising out of or in connection with the Agreement or the Schemes may, subject to the Agreement, be brought in such courts. TMP has waived any objection it may have to venue in the courts of New South Wales or any claim that such proceedings have been brought in an inconvenient forum, and has irrevocably agreed that any judgment by the courts of New South Wales in respect of such proceedings will be conclusive and binding on TMP and may be enforced in the courts of any other jurisdiction.

    To the extent TMP may be entitled in any jurisdiction to claim for itself or its assets immunity from suit, execution, attachment, or legal process or to the extent that in any such jurisdiction there may be attributed to it or its assets such immunity, TMP, among other things, has irrevocably agreed not to claim and has irrevocably waived any such immunity to the fullest extent permitted by the laws of such jurisdiction with the intent that the above waivers of immunity have irrevocable effect.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Combined Financial Information reflects financial information which gives effect to the Company's probable acquisition of all the outstanding stock of M&B and the assumed replacement of all options to acquire M&B stock with options to purchase TMP stock in exchange for the issuance of approximately 6,000,000 shares of the Company's Common Stock and 327,000 options to purchase shares of TMP Common Stock. The share amounts and option amounts were calculated using an exchange formula based upon a per share price for M&B shares of 4.65 Australian dollars translated at 0.6123 US dollar per Australian dollar for the periods presented and assuming 70,421,773 M&B shares and 3,883,125 M&B options are outstanding at January 4, 1999. The Pro Forma Financial Information included herein reflect the anticipated use of the pooling-of-interests method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes. Such financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of TMP and M&B included elsewhere in this Information Statement.

    The Pro Forma Condensed Combined Financial Information (i) gives effect to the Transaction, (ii) gives effect, in the Combined Statement of Operations for the year ended December 31, 1997, to the acquisition, in August 1997, of all the outstanding stock of Austin Knight Limited, ("Austin Knight"), for a purchase price of approximately $47.2 million, and (iii) includes the adjustments described in the notes hereto.

    The Pro Forma Condensed Combined Balance Sheet gives effect to the Transaction as if it had occurred on September 30, 1998, combining the balance sheets of TMP at September 30, 1998 with that of M&B as of March 31, 1998. The Pro Forma Condensed Combined Statements of Operations give effect to the Transaction as if it had occurred at the beginning of the earliest period presented, combining the results of TMP for the nine months ended September 30, 1998 and each year in the three-year period ended December 31, 1997 with those of M&B for the nine months ended March 31, 1998 and each year in the three-year period ended March 31, 1998, respectively. The results for M&B for the nine months ended March 31, 1998 are included in the Pro Forma Condensed Combined Statement of Operations for both the year ended December 31, 1997 and the nine months ended September 30, 1998. When translated at the appropriate exchange rates for the December 31, 1997 and September 30, 1998 periods, revenue was approximately $180,141,000 and $175,550,000, net income was approximately $5,797,000 and $5,648,000, and net income per share was $0.08 and $0.08, respectively. In addition, the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 includes the results of Austin Knight for the period prior to its acquisition by TMP on August 26, 1997.

    The consolidated financial statements of M&B included in the Pro Forma Condensed Combined Financial Information utilize Australian GAAP (which substantially conforms to US GAAP) and were translated at the following exchange rates: Australian dollars were translated to US dollars at the rate of 0.6613, 0.6955, 0.7137, 0.7874 and 0.7455, respectively, with respect to the Balance Sheet at March 31, 1998 and the Statement of Operations for the nine months ended March 31, 1998 and the years ended March 31, 1998, 1997 and 1996. The Statement of Operations of Austin Knight included in the December 31, 1997 Pro Forma Condensed Combined Statement of Operations was translated from British Pounds Sterling to US dollars at the rate of 1.634 US dollars per British Pound Sterling.

    The Pro Forma Condensed Combined Statements of Operations presented do not include any potential cost savings. The Company believes that it may be able to reduce salaries and related costs and office and general expenses as it eliminates duplication of overhead. However, there can be no assurance that the Company will be successful in effecting any such cost savings.

    The Pro Forma Condensed Combined Financial Information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

                               TMP WORLDWIDE INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1998

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                        TMP         MORGAN & BANKS                   PRO FORMA
                                                   WORLDWIDE INC.      LIMITED        ADJUSTMENTS    COMBINED
                                                   --------------  ----------------  -------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents......................   $     12,855      $    9,581       $  --         $  22,436
  Accounts receivable, net.......................        317,048          25,401          --           342,449
  Work-in-process................................         16,367          --              --            16,367
  Deferred income taxes..........................        --                1,446          --             1,446
  Prepaid and other..............................         19,385           2,243          --            21,628
                                                   --------------        -------          ------    -----------
      Total current assets.......................        365,655          38,671          --           404,326
Property and equipment, net......................         49,928           9,359          --            59,287
Deferred income taxes............................          4,084             135          --             4,219
Intangibles, net.................................        184,463           6,155          --           190,618
Other assets.....................................          5,473              30          --             5,503
                                                   --------------        -------          ------    -----------
                                                    $    609,603      $   54,350       $  --         $ 663,953
                                                   --------------        -------          ------    -----------
                                                   --------------        -------          ------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................   $    254,864      $    4,419       $  --         $ 259,283
  Accrued expenses and other liabilities.........         50,808          30,759           4,500(a)     86,067
  Accrued restructuring costs....................         20,902          --              --            20,902
  Deferred revenue...............................         13,923          --              --            13,923
  Deferred income taxes..........................         13,519               9          --            13,528
  Current portion of long-term debt..............          8,908             318          --             9,226
                                                   --------------        -------          ------    -----------
      Total current liabilities..................        362,924          35,505         4,500         402,929

Long-term debt, less current portion.............        128,581           5,370          --           133,951
Other liabilities................................        --                  659          --               659
Minority interests...............................        --                  431          --               431

Stockholders' equity:
  Common stock...................................             27          --                   6(b)         33
  Class B common stock...........................              2          --              --                 2
  Common stock of Morgan & Banks Limited.........        --                1,526          (1,526) (c)     --
  Additional paid-in capital.....................        171,973           2,780           1,520 (b,c    176,273
  Foreign currency translation adjustment........           (543)           (204)         --              (747)
  Retained earnings (deficit)....................        (53,361)          8,283          (4,500) (a)    (49,578)
                                                   --------------        -------          ------    -----------
      Total stockholders' equity.................        118,098          12,385          (4,500)      125,983
                                                   --------------        -------          ------    -----------
                                                    $    609,603      $   54,350       $  --         $ 663,953
                                                   --------------        -------          ------    -----------
                                                   --------------        -------          ------    -----------

------------------------

(a) To accrue for costs to be incurred in connection with the Transaction.

(b) Represents par value of the 5,937 shares to be issued in connection with the Transaction, based on the number of outstanding M&B Shares as of the balance sheet date.

(c) Par value of the M&B Shares is reclassified as additional paid-in capital net of the par value of the newly issued TMP Common Stock.

                               TMP WORLDWIDE INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       TMP         MORGAN & BANKS    PRO FORMA
                                                                  WORLDWIDE INC.      LIMITED        COMBINED
                                                                  --------------  ----------------  -----------
Revenue:
  Commissions and fees..........................................   $    297,854     $     52,220     $ 350,074
  Temporary contracting.........................................        --               123,330       123,330
                                                                  --------------        --------    -----------
      Total revenue.............................................        297,854          175,550       473,404
                                                                  --------------        --------    -----------
Operating expenses:
  Salaries and related costs....................................        164,012           45,000       209,012
  Temporary contracting costs...................................        --               102,307       102,307
  Office and general............................................         91,060           18,157       109,217
  Amortization of intangibles...................................          6,403              399         6,802
  CEO bonus.....................................................          1,125          --              1,125
  Merger costs..................................................          9,577          --              9,577
                                                                  --------------        --------    -----------
      Total operating expenses..................................        272,177          165,863       438,040
                                                                  --------------        --------    -----------
Operating income................................................         25,677            9,687        35,364
Interest expense, net...........................................         (7,507)            (202)       (7,709)
Other expense, net..............................................           (842)             (15)         (857)
                                                                  --------------        --------    -----------
Income before provision for income taxes, minority interests and
  equity in losses of affiliates................................         17,328            9,470        26,798
Provision for income taxes......................................          7,735            3,712        11,447
Minority interests..............................................        --                   110           110
Equity in losses of affiliates..................................           (297)         --               (297)
                                                                  --------------        --------    -----------
Net income......................................................   $      9,296     $      5,648     $  14,944
                                                                  --------------        --------    -----------
                                                                  --------------        --------    -----------
Net income per common and Class B common share:
  Basic.........................................................   $       0.32                      $    0.43(a)
  Diluted.......................................................   $       0.31                      $    0.42(a)
Weighted average shares outstanding:
  Basic.........................................................         29,142                         34,979(a)
  Diluted.......................................................         29,949                         35,926(a)

------------------------

(a) Gives effect to the additional shares and options expected to be issued in connection with the Transaction, including M&B's weighted average basic and diluted shares outstanding for the periods, which were 69,239 and 70,899, respectively, multiplied by the assumed Exchange Ratio of 0.08431.

    If the Transaction is consummated with TMP Common Stock valued at $25.00 per share, the minimum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 37,027 and 38,024 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.40 and $0.39, respectively.

    If the Transaction is consummated with TMP Common Stock valued at $40.00 per share, the maximum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 34,070 and 34,996 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.44 and $0.43, respectively.

                               TMP WORLDWIDE INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                       TMP        AUSTIN KNIGHT                            MORGAN & BANKS    PRO FORMA
                                  WORLDWIDE INC.   LIMITED(A)    ADJUSTMENTS   SUBTOTAL       LIMITED        COMBINED
                                  --------------  -------------  -----------  ----------  ----------------  -----------
Revenue:
  Commissions and fees..........   $    310,619    $    34,800    $  --       $  345,419    $     71,950     $ 417,369
  Temporary contracting.........        --             --            --           --             163,831       163,831
                                  --------------  -------------  -----------  ----------        --------    -----------
      Total revenue.............        310,619         34,800       --          345,419         235,781       581,200
                                  --------------  -------------  -----------  ----------        --------    -----------
Operating expenses:
  Salaries and related costs....        172,528         28,480       --          201,008          60,342       261,350
  Temporary contracting costs...        --             --            --           --             136,185       136,185
  Office and general............        101,176          5,758       --          106,934          25,258       132,192
  Amortization of intangibles...          6,269        --             1,323(b)      7,592            558         8,150
  CEO bonus.....................          1,500        --            --            1,500         --              1,500
                                  --------------  -------------  -----------  ----------        --------    -----------
      Total operating
        expenses................        281,473         34,238        1,323      317,034         222,343       539,377
                                  --------------  -------------  -----------  ----------        --------    -----------
Operating income................         29,146            562       (1,323)      28,385          13,438        41,823
Interest expense, net...........         (8,813)          (244)      (2,896)(c)    (11,953)           (247)    (12,200)
Other income (expense), net.....           (181)         1,547       --            1,366             (22)        1,344
                                  --------------  -------------  -----------  ----------        --------    -----------
Income before provision for
  income taxes, minority
  interests and equity in losses
  of affiliates.................         20,152          1,865       (4,219)      17,798          13,169        30,967
Provision for income taxes......          9,571          1,442       (1,158)(d)      9,855          5,153       15,008
Minority interests..............            143        --            --              143             153           296
Equity in losses of affiliates..            (33)       --            --              (33)        --                (33)
                                  --------------  -------------  -----------  ----------        --------    -----------
Net income......................         10,405            423       (3,061)       7,767           7,863        15,630
Preferred stock dividends.......           (123)       --            --             (123)        --               (123)
                                  --------------  -------------  -----------  ----------        --------    -----------
Net income applicable to common
  and Class B common
  stockholders..................   $     10,282    $       423    $  (3,061)  $    7,644    $      7,863     $  15,507
                                  --------------  -------------  -----------  ----------        --------    -----------
                                  --------------  -------------  -----------  ----------        --------    -----------
Net income per common and Class
  B common share:
  Basic.........................   $       0.38                                                              $    0.47(e)
  Diluted.......................   $       0.37                                                              $    0.46(e)
Weighted average shares
  outstanding:
  Basic.........................         27,224                                                                 32,998(e)
  Diluted.......................         27,716                                                                 33,642(e)

------------------------

(a) For the period January 1, 1997 through the date of the acquisition by TMP of Austin Knight on August 26, 1997.

(b) To record amortization of intangibles arising from the acquisition of Austin Knight, as if such acquisition occurred on January 1, 1997. Such amortization is based on a 30 year life and is computed on an intangible asset of $59,523, amortized for eight months.

(c) To record interest expense on borrowings in connection with the acquisition of Austin Knight, as if such acquisition occurred on January 1, 1997. Debt of $47,208 at 9.2% for eight months.

                               TMP WORLDWIDE INC.

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

(d) To record the tax benefit on interest expense of $2,896 on borrowings for the acquisition of Austin Knight, at an estimated tax rate of 40%.

(e) Gives effect to the additional shares and options expected to be issued in connection with the Transaction, including M&B's weighted average basic and diluted shares outstanding for the period, which were 68,489 and 70,289, respectively, multiplied by the assumed Exchange Ratio of 0.08431.

    If the Transaction is consummated with TMP Common Stock valued at $25.00 per share, the minimum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 35,024 and 35,721 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.44 and $0.43, respectively.

    If the Transaction is consummated with TMP Common Stock valued at $40.00 per share, the maximum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 32,099 and 32,719 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.48 and $0.47, respectively.

                               TMP WORLDWIDE INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       TMP         MORGAN & BANKS    PRO FORMA
                                                                  WORLDWIDE INC.      LIMITED        COMBINED
                                                                  --------------  ----------------  -----------
Revenue:
  Commissions and fees..........................................   $    223,319     $     61,084     $ 284,403
  Temporary contracting.........................................        --               113,299       113,299
                                                                  --------------        --------    -----------
      Total revenue.............................................        223,319          174,383       397,702
                                                                  --------------        --------    -----------
Operating expenses:
  Salaries and related costs....................................        122,964           45,507       168,471
  Temporary contracting costs...................................             --           93,585        93,585
  Office and general............................................         74,252           21,944        96,196
  Amortization of intangibles...................................          4,440              292         4,732
  Special compensation..........................................         52,019          --             52,019
                                                                  --------------        --------    -----------
      Total operating expenses..................................        253,675          161,328       415,003
                                                                  --------------        --------    -----------
Operating income (loss).........................................        (30,356)          13,055       (17,301)
Interest expense, net...........................................        (14,216)             (27)      (14,243)
Other income (expense), net.....................................           (755)             141          (614)
                                                                  --------------        --------    -----------
Income (loss) before provision for income taxes, minority
  interests and equity in earnings of affiliates................        (45,327)          13,169       (32,158)
Provision for income taxes......................................          4,125            4,812         8,937
Minority interests..............................................            434              583         1,017
Equity in earnings of affiliates................................            114          --                114
                                                                  --------------        --------    -----------
Net income (loss)...............................................        (49,772)           7,774       (41,998)
Preferred stock dividends.......................................           (210)         --               (210)
                                                                  --------------        --------    -----------
Net income (loss) applicable to common and Class B common
  stockholders..................................................   $    (49,982)    $      7,774     $ (42,208)
                                                                  --------------        --------    -----------
                                                                  --------------        --------    -----------
Net income (loss) per common and Class B common share:
  Basic.........................................................   $      (2.24)                     $   (1.51)
  Diluted.......................................................   $      (2.24)                     $   (1.51)
Weighted average shares outstanding:
  Basic.........................................................         22,280                         27,985(a)
  Diluted.......................................................         22,280                         27,985(a)

------------------------

(a) Gives effect to the additional shares and options expected to be issued in connection with the Transaction, including M&B's weighted average basic and diluted shares outstanding for the period, which were 67,664 and 69,895, respectively, multiplied by the assumed Exchange Ratio of 0.08431.

    If the Transaction is consummated with TMP Common Stock valued at $25.00 per share, the minimum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 29,986 and 29,986 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $(1.41) and $(1.41), respectively.

    If the Transaction is consummated with TMP Common Stock valued at $40.00 per share, the maximum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 27,096 and 27,096 shares, respectively and basic and diluted net income per Common and Class B Common share would have been $(1.56) and $(1.56), respectively.

                               TMP WORLDWIDE INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       TMP         MORGAN & BANKS    PRO FORMA
                                                                  WORLDWIDE INC.      LIMITED        COMBINED
                                                                  --------------  ----------------  -----------
Revenue:
  Commissions and fees..........................................   $    183,674     $     44,881     $ 228,555
  Temporary contracting.........................................        --                61,768        61,768
                                                                  --------------        --------    -----------
      Total revenue.............................................        183,674          106,649       290,323
                                                                  --------------        --------    -----------
Operating expenses:
  Salaries and related costs....................................        100,162           31,701       131,863
  Temporary contracting costs...................................        --                49,503        49,503
  Office and general............................................         57,310           17,032        74,342
  Amortization of intangibles...................................          3,237              118         3,355
                                                                  --------------        --------    -----------
      Total operating expenses..................................        160,709           98,354       259,063
                                                                  --------------        --------    -----------
Operating income................................................         22,965            8,295        31,260
Interest income (expense), net..................................        (10,654)              77       (10,577)
Other income (expense), net.....................................         (1,057)             123          (934)
                                                                  --------------        --------    -----------
Income before provision for income taxes, minority interests and
  equity in losses of affiliates................................         11,254            8,495        19,749
Provision for income taxes......................................          5,100            3,136         8,236
Minority interests..............................................            435              326           761
Equity in losses of affiliates..................................           (279)         --               (279)
                                                                  --------------        --------    -----------
Net income......................................................          5,440            5,033        10,473
Preferred stock dividends.......................................           (210)         --               (210)
                                                                  --------------        --------    -----------
Net income applicable to common and Class B common
  stockholders..................................................   $      5,230     $      5,033     $  10,263
                                                                  --------------        --------    -----------
                                                                  --------------        --------    -----------
Net income per common and Class B common share:
  Basic.........................................................   $       0.24                      $    0.37(a)
  Diluted.......................................................   $       0.23                      $    0.36(a)
Weighted average shares outstanding:
  Basic.........................................................         22,045                         27,670(a)
  Diluted.......................................................         22,497                         28,158(a)

------------------------

(a) Gives effect to the additional shares and options expected to be issued in connection with the Transaction including M&B's weighted average basic and diluted shares outstanding for the period, which were 66,718 and 67,152, respectively, multiplied by the assumed Exchange Ratio of 0.08431.

    If the Transaction is consummated with TMP Common Stock valued at $25.00 per share, the minimum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 29,643 and 30,145 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.35 and $0.34, respectively.

    If the Transaction is consummated with TMP Common Stock valued at $40.00 per share, the maximum share price provided for in the Agreement, basic and diluted weighted shares outstanding would have been 26,794 and 27,277 shares, respectively, and basic and diluted net income per Common and Class B Common share would have been $0.38 and $0.38, respectively.

TMP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    Statements in this Information Statement concerning the Company's business outlook or future economic performance, anticipated profitability, gross billings, commissions and fees, expenses or other financial items and statements concerning assumptions made or exceptions as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors which would cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (i) the uncertain acceptance of the Internet and the Company's Internet content, (ii) that the Company has grown rapidly and there can be no assurance that the Company will continue to be able to grow profitably or manage its growth, (iii) risks associated with acquisitions, (iv) competition, (v) the Company's quarterly operating results have fluctuated in the past and are expected to fluctuate in the future, (vi) the Company's business experiences seasonality, (vii) the loss of services of certain key individuals could have a material adverse effect on the Company's business, financial condition or operating results, (viii) the Company has entered into certain transactions with affiliated parties and (ix) the control of the Company by Andrew J. McKelvey.

OVERVIEW

    A substantial part of the Company's growth has been achieved through acquisitions. The Company completed fourteen recruitment related acquisitions of which three, Johnson, Smith & Knisely Inc., TASA Holding AG, and Stackig, Inc. ("the pooled companies") are being accounted for as poolings of interests. 2,981,000 shares of the Company's common stock were issued in exchange for all of the outstanding common stock of these pooled companies and the accompanying financial statements have been restated to include the accounts and operations of the pooled companies for all periods presented. For the period January 1, 1995 through December 31, 1997, the Company has completed 40 acquisitions with estimated annual gross billings of approximately $600 million. Given the significant number of acquisitions in each of the last three years and the nine months ended September 30, 1998, the results of operations from period to period may not necessarily be comparable.

    Gross billings refer to billings for advertising placed in telephone directories, newspapers, new media and other media, and associated fees for related services. While gross billings are not included in the Company's consolidated financial statements, the trends in gross billings directly impact the commissions and fees earned by the Company. For recruitment and yellow page advertising, the Company earns commissions based on a percentage of the media advertising purchased at a rate established by the related publisher, and associated fees for related services. Publishers typically bill the Company for the advertising purchased by the Company's clients and the Company in turn bills its clients for this amount. Generally, the payment terms with yellow page clients require payment to the Company prior to the date payment is due to publishers. The payment terms with recruitment advertising clients typically require payment when payment is due to publishers. Historically, the Company has not experienced substantial problems with unpaid accounts.

    The Company designs and executes yellow page advertising programs, receiving an effective commission rate from directory publishers of approximately 20% of yellow page gross billings. In general, publishers consider orders renewed unless actively canceled. In addition to base commissions, certain yellow pages publishers pay increased commissions for volume placement by advertising agencies. The Company typically recognizes this additional commission, if any, in the fourth quarter when it is certain that such commission has been earned. The amounts reported in the fourth quarters of 1997, 1996 and 1995 were $2.0 million, $3.5 million and $4.2 million, respectively. For recruitment advertising placements in the U.S., publisher commissions average 15% of recruitment advertising gross billings. The Company also earns fees from value-added services such as design, research and other creative and administrative services. Outside of the U.S., where, collectively, the Company derives the majority of its recruitment advertising commissions and fees, TMP's commission rates for recruitment advertising vary, ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom. Based on the consolidated results of the Company for the nine months ended September 30, 1998 and the years ended December 31, 1997, 1996 and 1995, 59%, 52%, 29%, and 10%,
respectively, of the Company's recruitment commission fees were attributable to clients outside the U.S. The Company also earns fees for recruitment advertisements and related services on its career oriented Web sites on the Internet. Through its search and selection services, the Company identifies and screens candidates for hiring by clients based on criteria established by such clients. The Company entered this business by acquiring in 1998, (1) Johnson, Smith and Knisely Inc. ("JSK"), the 12th largest executive search firm in the U.S., according to Kennedy Publications, an official ranking service for the search industry, (2) Europ Consultants, S.L. a search and selection firm in Barcelona, Spain, (3) TASA Holding AG of Zurich, Switzerland, ("TASA"), an international executive search firm and (4) Daniel Porte, a French search and selection firm.

    Primarily as a result of acquisitions which are included in the financial statements using the purchase method of accounting from their respective dates of acquisitions made from January 1, 1995 through December 31, 1997, the Company's commissions and fees increased from $183.7 million in 1995 to $310.6 million in 1997. The Company is continuously monitoring the marketplace for opportunities to expand its presence in both yellow page and recruitment advertising, which include Internet-related opportunities and intends to continue its acquisition strategy to supplement its internal growth.

    The Company's operating expenses have increased significantly since 1995 primarily due to headcount increases as a result of acquisitions and hiring to support gross billings growth. Salaries and related costs increased $72.3 million to $172.5 million for the year ended December 31, 1997 from $100.2 million for the year ended December 31, 1995, a 72.2% increase, supporting a $474.0 million or a 70.1% increase in gross billings over the same period. When measured as a percent of billings, salaries and related costs for the year ended December 31, 1997 were 15.0%, up slightly from 14.8% for the comparable 1995 period. Salaries and related costs include total payroll and associated benefits as well as payroll taxes, sales commissions, recruitment fees and training costs.

    Office and general expenses increased $43.9 million to $101.2 million for the year ended December 31, 1997 from $57.3 million for the year ended December 31, 1995, a 76.6% increase, primarily due to increased costs needed to support the increased billings and the expansion of recruitment offices through acquisitions in new U.S. and foreign markets. When measured as a percent of billings, office and general costs for the years ended December 31, 1997 were 8.8%, up slightly from 8.5% for the comparable 1995 period. This cost category includes expenses for office operations, business promotion, market research, advertising, professional fees and fees paid to the Company's primary lending institution for its services in the processing and collection of payments for accounts receivable.

    Amortization of intangibles includes amortization of acquisition related charges, including the costs in excess of fair market value of net assets acquired and capitalized costs for non-compete arrangements with the principals of acquired companies. This acquisition related amortization was $6.3 million, $4.4 million and $3.2 million for the years ended December 31, 1997, 1996 and 1995, respectively, and was $6.4 million and $4.5 million for the nine months ended September 30, 1998 and 1997, respectively.

    The CEO bonus for the nine months ended September 30, 1998 and the year ended December 31, 1997 of $1.1 million and $1.5 million respectively reflects a non-cash charge recorded in compliance with SAB 79, for a bonus mandated by the Principal Stockholder's employment contract which he irrevocably waived. Special compensation for the year ended December 31, 1996, reflects a non-cash, non-recurring charge of approximately $52.0 million resulting from the issuance of approximately 3.6 million shares of common stock of the Company to stockholders of predecessor companies of the Company in exchange for their shares in those companies, because they had received such shares for nominal or no consideration as employees or as management of such companies and, accordingly, were not considered to have made substantive investments for their shares.

    Net interest expense includes interest: (i) on loans made by the Company's primary lender under its financing agreement with such lender, (ii) to certain vendors, (iii) on capitalized lease obligations, (iv) on net amounts payable to the holders of seller financed notes and (v) on a term loan related to the purchase of certain transportation equipment. In addition, 1996 interest expense includes a non-recurring charge of approximately $2.6 million to reflect, upon exercise of the warrant issued in connection with the Company's financing agreement, the difference between the value of the stock issued at the initial public offering price of $14.00 per share and the value recorded for the warrant when it was originally issued.

RESULTS OF OPERATIONS

    The following table sets forth for the periods indicated gross billings, commissions and fees and commissions and fees as a percentage of gross billings for the Company's yellow page advertising, recruitment advertising and Internet businesses and EBITDA for the Company.

                                                                                            NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                                   ------------------------------------  ------------------------
                                                      1995        1996         1997         1997         1998
                                                   ----------  ----------  ------------  ----------  ------------
                                                              (IN THOUSANDS)                   (UNAUDITED)
GROSS BILLINGS:
  Yellow page advertising........................  $  429,176  $  434,728  $    457,519  $  349,910  $    372,899
  Recruitment advertising........................     195,020     341,955       602,672     417,872       604,566
  Search & selection.............................      51,980      50,613        70,776      49,382        63,889
  Internet(1)....................................         392       6,659        19,640      13,548        34,823
                                                   ----------  ----------  ------------  ----------  ------------
  Total..........................................  $  676,568  $  833,955  $  1,150,607  $  830,712  $  1,076,177
                                                   ----------  ----------  ------------  ----------  ------------
                                                   ----------  ----------  ------------  ----------  ------------

COMMISSIONS AND FEES:
  Yellow page advertising........................  $   87,456  $   94,545  $     95,768  $   71,375  $     75,982
  Recruitment advertising........................      43,846      71,502       125,474      86,216       126,259
  Search & selection.............................      51,980      50,613        70,776      49,382        63,889
  Internet(1)....................................         392       6,659        18,601      12,922        31,724
                                                   ----------  ----------  ------------  ----------  ------------
  Total..........................................  $  183,674  $  223,319  $    310,619  $  219,895  $    297,854
                                                   ----------  ----------  ------------  ----------  ------------
                                                   ----------  ----------  ------------  ----------  ------------

COMMISSIONS AND FEES AS A PERCENTAGE OF GROSS
  BILLINGS:
  Yellow page advertising........................       20.4%       21.7%         20.9%       20.4%         20.4%
  Recruitment advertising........................       22.5%       20.9%         20.8%       20.6%         20.9%
  Search & selection.............................      100.0%      100.0%        100.0%      100.0%        100.0%
  Internet(1)....................................      100.0%      100.0%         94.7%       95.4%         91.1%
  Total..........................................       27.1%       26.8%         27.0%       26.5%         27.7%

EBITDA(2)........................................  $   28,700  $  (21,521) $     43,856  $   33,283  $     42,036
Cash provided by operating activities............  $    8,592  $   10,991  $     19,710  $   20,719  $     25,081
Cash used in investing activities................  $  (15,136) $  (30,903) $    (75,992) $  (63,326) $    (28,496)
Cash provided by financing activities............  $    7,501  $   18,772  $     58,103  $   42,795  $      1,339

------------------------

(1) Represents fees earned in connection with yellow page, recruitment and other advertisements placed on the Internet.

(2) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about the Company's ability to meet its future debt service, capital expenditures and working capital requirements and is one of the measures which determines the Company's ability to borrow under its credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. EBITDA for the indicated periods is calculated as follows:

                                                                                               NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                            --------------------------------  --------------------
EBITDA CALCULATION                                            1995        1996       1997       1997       1998
----------------------------------------------------------  ---------  ----------  ---------  ---------  ---------
                                                                     (IN THOUSANDS)               (UNAUDITED)
Net income (loss).........................................  $   5,440  $  (49,772) $  10,405  $   8,132  $   9,296
  Interest, net...........................................     10,654      14,216      8,813      6,453      7,507
  Income tax expense......................................      5,100       4,125      9,571      7,894      7,735
  Depreciation and amortization...........................      7,506       9,910     15,067     10,804     17,498
                                                            ---------  ----------  ---------  ---------  ---------
EBITDA....................................................  $  28,700  $  (21,521) $  43,856  $  33,283  $  42,036
                                                            ---------  ----------  ---------  ---------  ---------
                                                            ---------  ----------  ---------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER
  30, 1997

    Gross billings for the nine months ended September 30, 1998 were $1,076.2 million, a net increase of $245.5 million or 29.6% from $830.7 million for the nine months ended September 30, 1997. This increase in gross billings resulted primarily from acquisitions in recruitment advertising. Commissions and fees for the nine months ended September 30, 1998 were $297.9 million, an increase of $78.0 million or 35.5% from $219.9 million in the first nine months of 1997. Recruitment commissions and fees were $126.3 million for the nine months ended September 30, 1998 compared with $86.2 million for the nine months ended September 30, 1997, an increase of $40.1 million or 46.4%. This increase was primarily due to acquisitions which contributed approximately $38.6 million, foreign currency exchange fluctuations with a negative effect of approximately $2.7 million and approximately $4.1 million from increased client spending and new clients partially offset by client losses. Yellow page commissions and fees were $76.0 million for the nine months ended September 30, 1998 compared with $71.4 million for the nine months ended September 30, 1997, an increase of 6.4% or $4.6 million. Approximately $3.0 million of such increase was due to net increases in client spending and new clients and approximately $1.5 million was due to acquisitions. Search and selection fees were $63.9 million compared with $49.4 million for the nine months ended September 30, 1997, an increase of $14.5 million, due to acquisitions, primarily in executive search. Internet commissions and fees increased 145.7% or $18.8 million to $31.7 million for the nine months ended September 30, 1998 from $12.9 million for the nine months ended September 30, 1997. This increase reflects an increasing acceptance of the Company's Internet products from existing and new clients, the benefits of "co-branding" marketing efforts with other Internet content providers and increased sales and marketing activities.

    Operating expenses for the nine months ended September 30, 1998 were $272.2 million, compared with $197.1 million for the same period in 1997. The increase of $75.1 million or 38.1% reflects acquisition activity, including $9.6 million for merger costs. The $9.6 million in merger costs is comprised of (1) $5.5 million of non-cash employee stay bonuses, which included (a) $2.1 million for the amortization of 50% of a $4.2 million charge being expensed over the twelve months from April 1, 1998 to March 31, 1999 for TMP shares set aside for key personnel of JSK who must remain employees of the Company for a full year in order to earn such shares, (the "JSK Stay Bonus") and (b) $3.4 million for TMP shares issued to key personnel of TASA as employee stay bonuses and (2) $4.1 million of transaction related costs, including legal, accounting and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions. The after tax effect of this charge is $6.2 million or $.21 per diluted share. Salary and related costs for the nine months ended September 30, 1998 were $164.0 million, a $41.6 million or 33.9% increase over the $122.4 million for the nine months ended September 30, 1997. This increase is due to the growth of the Company's businesses. The ratio of salary and related costs for the nine months ended September 30, 1998 to commissions and fees was 55.1% compared with 55.7% ratio for the nine months ended September 30, 1997. Office and general costs was $91.1 million, a $22.0 million or 31.8% increase over the $69.1 million for the nine months ended September 30, 1997. However, office and general expenses as a percentage of commissions and fees declined to 30.6% for the nine months ended September 30, 1998 from 31.4% in the prior year period.

    As a result of the above, operating income for the nine months ended September 30, 1998 increased $2.9 million or 12.6% to $25.7 million from $22.8 million for the comparable period last year.

    Net interest expense for the nine months ended September 30, 1998 was $7.5 million, an increase of $1.0 million or 15.4% over the $6.5 million for the comparable period in 1997, reflecting a net increase in debt resulting from acquisitions and capital expenditures.

    Taxes on income for the nine months ended September 30, 1998 were $7.7 million on a pretax profit of $17.3 million, for an effective tax rate of 44.5%. This compares with taxes of $7.9 million for the same period last year on a pretax profit of $16.3 million, for an effective tax rate of 48.5%. The lower effective tax rate reflects a benefit in 1998 from operating loss carryovers of certain subsidiaries that were previously unable to benefit from losses and the effect in 1997 of higher state and foreign tax rates.

    For the nine months ended September 30, 1998, equity in losses of affiliates was $297,000, reflecting losses at the Company's minority owned real estate advertising affiliate, as compared with a $20,000 loss for the same period in 1997. Minority interests in consolidated earnings for the nine months ended September 30, 1997 were $.3 million and preferred dividends for the nine months ended September 30, 1997 were $123,000. There were no such items in 1998 because the underlying instruments were redeemed in 1997.

    As a result of all of the above, net income available to common and Class B common stockholders for the nine months ended September 30, 1998 was $9.3 million, an increase of $1.3 million or 16.3% over the $8.0 million for the nine months ended September 30, 1997. Per diluted share, earnings for the nine months ended September 30, 1998 was $.31, an increase of $.01 or 4.7% over the $.30 for the nine months ended September 30, 1997.

THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

    Gross billings for the year ended December 31, 1997 were $1.2 billion, a $316.6 million or 38.0% increase when compared to gross billings for the year ended December 31, 1996. The growth is primarily due to acquisitions in recruitment advertising, rate increases in yellow page advertising and increased clients and higher client spending for search & selection and Internet.

    Commissions and fees increased to $310.6 million for the year ended December 31, 1997 from $223.3 million for the year ended December 31, 1996, an increase of 39.1%. This reflects increases, as compared to the prior year period, in commissions and fees for (a) recruitment advertising of $54.0 million or 75.5%,
(b) search & selection of $20.2 million or 39.8%, (c) yellow page advertising of $1.2 million or 1.3% and (d) Internet of $11.9 million or 179.3%. A substantial portion of the increase in commissions and fees derived from recruitment advertising was due to acquisitions, including $9.2 million from Austin Knight, acquired August 1997, and the remainder was due to higher client spending and new clients. The increase in commissions and fees for search & selection was due primarily to increased client spending in the U.S. The increase in commissions and fees derived from yellow page advertising was due primarily to increased rates by the yellow page publishers and an acquisition offset by lower publisher incentives and the full year effect of accounts lost and resigned in 1996. Fees derived from Internet were generated from placements of Internet advertising. The Internet revenue increase reflects the continued customer acceptance of the Company's Internet products both from the Company's existing clients as well as new clients and price increases on certain products.

    Salaries and related costs increased $49.5 million to $172.5 million for the year ended December 31, 1997. As a percent of commissions and fees, salaries and related costs increased to 55.5% for the year ended December 31, 1997 from 55.1% for the year ended December 31, 1996. This increase was primarily due to additional staff required to service increased recruitment advertising billings, increased sales staffing for Internet, and generally higher salary and related costs as a percentage of commissions and fees for search & selection operations.

    Office and general expenses increased $26.9 million to $101.2 million for the year ended December 31, 1997. As a percent of commissions and fees, office and general expenses decreased to 32.6% for the year ended December 31, 1997 from 33.3% for the year ended December 31, 1996. This decrease was primarily due to consolidation of offices, which slowed the growth of office related expenses, increased growth in recruitment advertising commissions and fees combined with the relatively fixed nature of some of these expenses and generally lower office and general expenses as a percentage of commissions and fees for search & selection operations.

    Amortization of intangibles was $6.3 million for the year ended December 31, 1997 compared to $4.4 million for the year ended December 31, 1996. The increase is due to the Company's continued growth through acquisitions. As a percentage of commissions and fees, amortization of intangibles was 2.0% for both of the years ended December 31, 1997 and 1996, respectively.

    For 1996, special compensation of $52.0 million consists of a non-cash, non-recurring charge that reflects the value of shares issued in connection with the acquisition of the minority interests in predecessors of the Company because the stockholders had received such shares for nominal or no consideration and, accordingly, were not considered to have made a substantive investment for their shares. The value of such shares was based on the per share initial public offering price of $14.00 for the Company's Common Stock.

    Operating income increased $59.5 million to $29.1 million for the year ended December 31, 1997 as compared with an operating loss of $(30.4) million for the year ended December 31, 1996. The increase was primarily due to the 1996 non-recurring special compensation charge and increased recruitment advertising commissions and fees and Internet billings. As a percent of commissions and fees, operating income was 9.4% for the year ended December 31, 1997 as compared to a loss of 13.6% for the year ended December 31, 1996. The lower percent for 1996 was primarily due to the 1996 non-recurring special compensation charge, expenses related to the introduction of its Internet business, and costs in connection with the consolidation of the recruitment advertising acquisitions.

    Net interest expense decreased $5.4 million to $8.8 million for the year ended December 31, 1997 as compared to $14.2 million for the year ended December 31, 1996. This decrease in interest expense is due primarily to the repayment of a portion of the debt with the net cash proceeds of the Company's initial public and secondary offerings. In addition, in 1996 there was a $2.6 million non-cash, non-recurring charge to reflect, upon exercise of a warrant issued in connection with the Company's financing agreement, the value of the stock issued at the Company's initial public offering price of $14.00 per share and the value recorded for the warrant when it was originally issued. The Company's effective interest rate was 10.0% for the year ended December 31, 1997 compared with 11.0% for the year ended December 31, 1996.

    Taxes on income increased $5.5 million to $9.6 million for the year ended December 31, 1997 from $4.1 million for the year ended December 31, 1996 primarily due to higher pre-tax income. The effective tax rate for the year ended December 31, 1997 was 47.5% compared with (9.1)% for the year ended December 31, 1996. These effective tax rates are higher than the U.S. Federal statutory rate of 34.0% primarily due to nondeductible special compensation of $52.0 million and interest expense of $2.6 million in 1996, as described above, and nondeductible expenses of approximately $2.9 million and $1.7 million and state taxes of $1.1 million and $.4 million for 1997 and 1996, respectively. In addition, the higher 1996 tax rate, when compared with the 1997 rate, reflects the Company's inability in 1996 to offset profits at certain subsidiaries with losses incurred by others.

    The net income applicable to common and Class B common stockholders was $10.3 million for the year ended December 31, 1997, or $.37 per diluted share, compared with a net loss of $50.0 million, or $(2.24) per diluted share, for the year ended December 31, 1996.

THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

    Gross billings for the year ended December 31, 1996 were $834.0 million, a $157.4 million or 23.3% increase compared to the year ended December 31, 1995. This increase in gross billings is primarily due to acquisitions in recruitment advertising and increased acceptance of the Company's Internet business.

    Commissions and fees increased to $223.3 million for the year ended December 31, 1996 from $183.7 million for the year ended December 31, 1995, an increase of 21.6%. This increase was due to increases, as compared to the prior year period, of $27.7 million or 63% in commissions and fees derived from recruitment advertising, $7.1 million or 8.1% in commissions and fees derived from yellow page advertising and a $6.3 million increase in fees derived from Internet business. Search & Selection revenue decreased $1.4 million, or 2.6% due to decreases in client spending in 1996. A substantial portion of the increase in commissions and fees derived from recruitment advertising was due to acquisitions, including $11.2 million from Neville Jeffress, acquired July 1996, and the remainder was due to higher client spending and new clients. The increase in commissions and fees derived from yellow page advertising was due primarily to increased rates by the yellow page publishers and higher client spending. Fees derived from Internet were generated from placements of Internet advertising, as the Company's Internet products gained initial customer acceptance both from the Company's existing clients as well as new clients.

    Salaries and related costs increased $22.8 million to $123.0 million for the year ended December 31, 1996. As a percent of commissions and fees, salaries and related costs increased to 55.1% for the year ended December 31, 1996 from 54.5% for the year ended December 31, 1995. This increase was primarily due to additional staff required to service increased gross billings, a higher percentage for costs related to Neville Jeffress and severance and temporary help expenses related to the consolidation of the recruitment advertising acquisitions. Internet staffing also increased by $2.8 million to $3.0 million, which is 45.1% of Internet commissions and fees.

    Office and general expenses increased $16.9 million to $74.3 million for the year ended December 31, 1996. As a percent of commissions and fees, office and general expenses increased to 33.3% for the year ended December 31, 1996 from 31.2% for the year ended December 31, 1995. This increase was primarily due to increased advertising of approximately $1.9 million, primarily related to the Company's introduction of The Monster Board-Registered Trademark-, general expenses related to higher gross billings, professional consulting fees for the establishment of Internet services and airplane related travel costs.

    Amortization of intangibles was $4.4 million for the year ended December 31, 1996 compared to $3.2 million for the year ended December 31, 1995. The increase was due to the Company's continued growth through acquisitions. As a percentage of commissions and fees, amortization of intangibles was 2.0% and 1.8% for the years ended December 31, 1996 and 1995, respectively.

    Special compensation of $52.0 million consists of a non-cash, non-recurring charge that reflects the value of shares issued in connection with the acquisition of the minority interests in predecessors of the Company because the stockholders had received such shares for nominal or no consideration and, accordingly, were not considered to have made a substantive investment for their shares. The value of such shares was based on the per share initial public offering price of $14.00 for the Company's Common Stock.

    Operating income declined $53.3 million to $(30.4) million for the year ended December 31, 1996 as compared with operating income of $23.0 million for the year ended December 31, 1995. The decline was primarily due to the $52.0 million non-cash compensation charge and increased advertising expenses of $2.5 million for the Company's Internet business. As a percent of commissions and fees, operating income declined to (13.6)% for the year ended December 31, 1996 from 12.5% for the year ended December 31, 1995. This decline in operating income as a percent of commissions and fees was primarily due to the 1996 special compensation charge, increased advertising expenses of $2.5 million for the Company's introduction of its Internet business, and costs in connection with the consolidation of the recruitment advertising acquisitions.

    Net interest expense increased $3.5 million to $14.2 million for the year ended December 31, 1996 as compared to $10.7 million for the year ended December 31, 1995. This increase in interest expense is due primarily to (i) a $2.6 million non-cash, non-recurring charge to reflect, upon exercise of a warrant issued in connection with the Company's financing agreement, the value of the stock issued at the Company's per share initial public offering price of $14.00 per share and the value recorded for the warrant when it was originally issued,
(ii) higher debt balances for working capital needs and (iii) acquisition financing, partially offset by lower borrowing costs and the repayment of a portion of the debt with the net cash proceeds of the Company's initial public offering. The Company's effective interest rate was 15.3% for the year ended December 31, 1996 compared with 11.9% for the year ended December 31, 1995. The higher rate in 1996 was due primarily to the $2.6 million non-cash, non recurring charge in 1996.

    Taxes on income decreased $1.0 million to $4.1 million for the year ended December 31, 1996 from $5.1 million for the year ended December 31, 1995 primarily due to lower pre-tax income. The effective tax rate for the year ended December 31, 1996 on income before income taxes of (9.1)% was higher than the U.S. Federal statutory rate of 34.0% primarily due to nondeductible special compensation of $52.0 million and $2.6 million in interest expense described above and nondeductible expenses of approximately $1.7 million and approximately $.5 million in interest computed on a receivable from the Company's Principal Stockholder. The effective tax rate for the year ended December 31, 1995 was 45.3%, and nondeductible expenses for 1995 were lower than in 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal capital requirements have been to fund (i) acquisitions, (ii) working capital, (iii) capital expenditures and (iv) advertising and development of its Internet business. The Company's working capital requirements are generally higher in the quarters ending March 31 and June 30 during which payments to the major yellow page directory publishers are at their highest levels. The Company has met its liquidity needs over the last three years and during the nine months ended September 30, 1998 through funds provided by operating activities, equity offerings in 1997 and 1996, long-term borrowings in 1997 and 1996, capital leases and vendor financing in 1996 and 1995. In December 1996, the Company completed the initial public offering of an aggregate of 4,147,408 shares of Common Stock at a purchase price of $14.00 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Ladenburg Thalmann & Co. Inc. In the initial public offering, certain stockholders sold an additional aggregate of 652,592 shares of Common Stock. The net proceeds to the Company from the initial public offering of $50.8 million were used to repay debt and, in early 1997, to repay accounts payable and to redeem preferred stock. In September 1997, the Company completed the secondary public offering of an aggregate of 2,400,000 shares of Common Stock at a purchase price of $23.00 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BT Alex. Brown Incorporated, Montgomery Securities and Ladenburg Thalmann & Co. Inc. In addition, certain stockholders sold an aggregate of 1,600,000 shares of Common Stock in such offering. The net proceeds to the Company from this offering of $63.4 million, including $12.2 million paid to the Company by certain stockholders, were used to repay debt, including debt incurred to fund the purchase of Austin Knight.

    Net cash provided by operating activities for the nine months ended September 30, 1998 was $24.0 million compared with $19.3 million for the nine months ended September 30, 1997. The increase of $4.7 million for the 1998 period compared with the 1997 period was primarily due to (1) $6.2 million of charges funded through stock issuances compared with $.6 million for the 1997, a $5.6 million improvement, (2) a $4.5 million increase in depreciation and amortization expenses, and (3) a $1.1 million benefit in 1998, from the increase in accounts payable over accounts receivable while the change in these items for the 1997 period reflected a $5.0 million net use of cash, reflecting increased payments to yellow page vendors, a $6.1 million improvement. The cash for these payments was provided by higher borrowing capacity after the Company repaid a portion of its bank debt with proceeds from its initial public offering in December 1996.

    Net cash provided by operating activities for the years ended December 31, 1997, 1996 and 1995 was $19.7 million, $11.0 million and $8.6 million, respectively. The increase in cash from operating activities for 1997 over 1996 was primarily due to increased net income partially offset by higher payments of accounts payable, including amounts to substantially repay vendor financed payables. The increase in cash from operating activities for 1996 over 1995 was primarily due to improved accounts receivable collection partially offset by greater payments of accounts payable and accrued liabilities.

    Net cash used in investing activities for the nine months ended September 30, 1998 was $28.5 million compared with $63.3 million for the nine months ended September 30, 1997. The $34.8 million decrease from the nine months ended September 30, 1997 to the nine months ended September 30, 1998 was primarily due to $41.6 million less in payments for acquisitions, reflecting the use of shares to make acquisitions of businesses, and $1.5 million less in capital expenditures. In addition, in the nine months ended September 30, 1997 the Company received a net payment of $11.8 million from its principal stockholder, as he used proceeds from the sale of some of his TMP stock sold in the secondary offering to repay the net outstanding debt owed to the Company.

    Net cash used in investing activities for the years ended December 31, 1997, 1996 and 1995 was $76.0 million, $30.9 million and $15.1 million, respectively. During 1997, with funds received from their sale of shares included with the Company's secondary public offering, the Company's principal stockholder and certain stockholders repaid $14.5 million to the Company. Payments for purchases of business acquisitions were $66.8 million in 1997, including $47.2 million for Austin Knight, $23.8 million in 1996 and $11.3 million in 1995. Capital expenditures, primarily for computer equipment and furniture and fixtures, were $20.6 million, $8.8 million and $6.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, in 1997, the Company acquired certain transportation equipment and made capital improvements for a total of $6.8 million, replacing the transportation equipment sold during 1996 for $6.1 million, and simultaneously entered into a $7.8 million financing agreement to fund the purchase and provide additional operating funds. In December 1996, the Company sold certain transportation equipment for $6.1 million receiving a note for $2.7 million and retained $1.2 million in cash, after payment of related debt. The Company estimates that its expenditures for computer equipment and software, furniture and fixtures and leasehold improvements will be approximately $22.0 million for 1998.

    EBITDA was $42.0 million for the nine months ended September 30, 1998, an increase of $8.7 million or 26.1% from $33.3 million for the nine months ended September 30, 1997. This improvement for 1998 as compared with 1997, reflects a $6.7 million increase in depreciation and amortization expense for 1998 as compared with 1997. However, as a percentage of commissions and fees, EBITDA decreased to 14.1% for the nine months ended September 30, 1998 from 15.1% for the nine months ended September 30, 1997.

The decrease resulted primarily from the $9.6 million charge for merger costs, which was 3.2% of commissions and fees for the nine months ended September 30, 1998.

    EBITDA increased $65.4 million to $43.9 million for the year ended December 31, 1997 from $(21.5) million for the year ended December 31, 1996. As a percent of commissions and fees EBITDA increased to 14.1% for the year ended December 31, 1997 as compared to (9.6)% for the year ended December 31, 1996. The increase primarily reflects the effect of the 1996 special compensation charge. For the year ended December 31, 1996, EBITDA decreased $50.2 million to $(21.5) million or 175.0% as compared to the year ended December 31, 1995. As a percent of commissions and fees, EBITDA declined to (9.6)% for the year ended December 31, 1996 from 15.6% for the year ended December 31, 1995 primarily due to the 1996 special compensation charge, a higher percentage of costs related to Neville Jeffress and severance and temporary help expenses related to consolidation of the recruitment advertising acquisitions.

    The Company's financing activities include equity offerings, borrowings and repayments under its financing agreement and payments on (i) installment notes, principally to finance acquisitions, and (ii) capital leases. In the fourth quarter of 1996, the Company completed its initial public offering of 4,147,408 shares of Common Stock for net proceeds to the Company of $50.8 million and in the third quarter of 1997, the Company completed its secondary public offering of 2,400,000 shares of Common Stock for net proceeds to the Company (excluding the repayment of $12.2 million to the Company by certain stockholders) of $51.2 million. With a portion of the proceeds received from its initial public offering, the Company, in January 1997, redeemed all of the shares of the cumulative preferred stock issued by a subsidiary, reported as a minority interest, and its previously issued preferred stock for approximately $3.1 million and $2.1 million, respectively. Such redemptions included approximately $100,000 each of premiums. The Company's financing activities provided net cash of $1.3 million and $42.8 million in the nine months ended September 30, 1998 and 1997, respectively. The decrease of $41.5 million for the nine-month period in 1997 to the nine-month period in 1998 primarily reflects the $45.9 million receipt and use of cash from the Company's 1997 Secondary Offering, partially offset in 1998 by net borrowings of $4.6 million. The Company's financing activities provided net cash of $58.1 million, $18.8 million and $7.5 million in 1997, 1996 and 1995, respectively. In November, 1997 the Company amended its financing agreement with its primary lender to provide for borrowings up to $175 million under a revolving credit facility. Such facility has been used to finance the Company's acquisitions and for working capital requirements. As of December 31, 1997, there was $95.8 million outstanding under such facility. As of September 30, 1998, there was approximately $50.9 available under such facility, and $20.9 million could be borrowed based on the eligible collateral base. On November 5, 1998, the Company renegotiated its existing credit facility with its primary lender. The new agreement provides for a five year $175 million revolving credit facility at lower borrowing costs than the previous agreement, putting the Company's current interest rate at LIBOR plus 87.5 basis points. In addition, the Company has secured lines of credit aggregating $6 million for its operations in Australia, France, Belgium and the Netherlands of which approximately $3 million was unused at September 30, 1998. The Company believes it will be able to fund its short-term cash needs through funds from operations, its credit facilities in the United States, the United Kingdom, Canada and Australia and, to a lesser extent, equipment leases. The borrowings are secured by a lien on substantially all of the Company's assets. In addition, the financing agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, make future capital expenditures, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios.

    Part of the Company's acquisition strategy is to pay, over time, a portion of the purchase price of certain acquisitions through seller financed notes. Accordingly, such notes are included in long term debt, are generally payable over five years and totaled $9.1 million at September 30, 1998 and $9.5 million at December 31, 1997.

    The Company intends to continue its acquisition strategy and promotion of its Internet activities through the use of operating profits, borrowings against its long-term debt facility and seller financed notes. The Company believes that its anticipated cash flow from operations, as well as the availability of funds under its existing financing agreements and the net proceeds of its recent secondary public offering and access to public equity and debt markets, will provide it with liquidity to meet its current forseeable cash needs for at least the next year. However, if the Company determines that conditions are favorable, the Company would consider additional corporate finance transactions.

YEAR 2000 ISSUE

    Many exisiting computer programs use only two digits to identify a year in the date field. These programs do not consider the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by the Year 2000. Internally, the Company has assessed its Year 2000 computer issues. The Company estimates that it will have to spend approximately $2.5 million during the remainder of 1998 and during 1999 to make its major U.S. and Canadian computer systems, and some non-critical programs, Year 2000 compliant. The Company will continue to test applications and believes that solutions will be implemented timely. The Company's foreign operations have also identified their critical computer systems. As the Company expands its operations in Europe through acquisitions, it is consolidating back office functions and standardizing computer systems. As part of this process the Company will upgrade to a Year 2000 compliant computer system for its foreign subsidiaries.

FLUCTUATIONS OF QUARTERLY RESULTS

    The Company's quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's yellow page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. The Company's quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in recruitment advertising. Moreover, the Company's recruitment advertising acquisition activity has had more of an impact on the Company's recently reported quarterly results than any other factor. See Note 2 to the Company's Consolidated Financial Statements.

    The following table sets forth summary quarterly unaudited financial information for the nine months ended September 30, 1998, and the years ended December 31, 1997 and 1996. Amounts have been restated to reflect the effect of the retroactive restatement for business combinations completed in 1998, accounted for as poolings-of-interests, and the change in accounting for a waived bonus to the Company's CEO/ Principal Stockholder:

                                                                                            1998 QUARTERS
                                                                               ---------------------------------------
                                                                                MARCH 31,    JUNE 30,    SEPTEMBER 30,
                                                                               -----------  -----------  -------------

                                                                                 (IN MILLIONS, EXCEPT PER SHARE AND
                                                                                           SHARE AMOUNTS)
Commissions and fees:
  Recruitment advertising....................................................   $    43.5    $    43.1     $    39.6
  Yellow page advertising....................................................        21.6         24.9          29.5
  Search & selection.........................................................        20.2         22.4          21.3
  Internet...................................................................         7.7         10.7          13.3
                                                                               -----------  -----------       ------
Total commissions and fees...................................................   $    93.0    $   101.1     $   103.7
                                                                               -----------  -----------       ------
                                                                               -----------  -----------       ------

Operating income.............................................................   $     7.5    $     9.8     $     8.4
Net income applicable to common and Class B common stockholders..............   $     2.8    $     3.4     $     3.1
Net income per common and Class B common share:
  Basic......................................................................   $    0.09    $    0.12     $    0.11
  Diluted....................................................................   $    0.09    $    0.11     $    0.11
Weighted average shares outstanding (in thousands):
  Basic......................................................................      29,087       29,138        29,094
  Diluted....................................................................      30,109       29,908        29,961

                                                                                    1997 QUARTERS
                                                                ------------------------------------------------------
                                                                 MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                                                -----------  -----------  -------------  -------------

                                                                  (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
Commissions and fees:
  Yellow page advertising.....................................   $    19.7    $    23.0     $    28.6      $    24.4
  Recruitment advertising.....................................        25.4         28.5          33.2           39.3
  Search & selection..........................................        13.1         16.7          18.7           21.3
  Internet....................................................         3.8          4.4           4.7            5.7
                                                                -----------  -----------       ------         ------
Total commissions and fees....................................   $    62.0    $    72.6     $    85.3      $    90.7
                                                                -----------  -----------       ------         ------
                                                                -----------  -----------       ------         ------
Operating income..............................................   $     5.5    $     6.9     $    10.4      $     6.3
Net income applicable to common and Class B common
  stockholders................................................   $     1.5    $     2.6     $     3.9      $     2.3
Net income per common and Class B common share:
  Basic.......................................................   $    0.06    $    0.10     $    0.14      $    0.08
  Diluted.....................................................   $    0.06    $    0.10     $    0.14      $    0.08
Weighted average shares outstanding (in thousands):
  Basic.......................................................      26,448       26,471        26,959         29,042
  Diluted.....................................................      26,770       26,976        27,514         29,552

                                                                                    1996 QUARTERS
                                                                ------------------------------------------------------
                                                                 MARCH 31,    JUNE 30,    SEPTEMBER 30,  DECEMBER 31,
                                                                -----------  -----------  -------------  -------------

                                                                  (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
Commissions and fees:
  Yellow page advertising.....................................   $    20.4    $    23.0     $    27.8      $    23.4
  Recruitment advertising.....................................        14.8         14.2          20.8           21.0
  Search & selection..........................................        11.2         13.4          13.1           13.5
  Internet....................................................          .9          1.5           2.0            2.2
                                                                -----------  -----------       ------         ------
Total commissions and fees....................................   $    47.3    $    52.8     $    63.7      $    60.1
                                                                -----------  -----------       ------         ------
                                                                -----------  -----------       ------         ------
Operating income (loss).......................................   $     4.1    $     4.4     $     4.2      $   (43.0)
Net income (loss) applicable to common and Class B common
  stockholders................................................   $     0.2    $     1.3     $    (0.1)     $   (51.4)
Net income (loss) per common and Class B common share:
  Basic.......................................................   $    0.01    $    0.06     $   (0.01)     $   (2.30)
  Diluted.....................................................   $    0.01    $    0.06     $   (0.01)     $   (2.30)
Weighted average shares outstanding (in thousands):
  Basic.......................................................      22,180       22,149        21,954         22,834
  Diluted.....................................................      22,180       22,598        21,954         22,834

    Earnings per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of the quarters may not equal the full year earnings per share amount, which reflects the weighted average effect on an annual basis. In addition, diluted earnings per share calculations for each quarter include the effect of stock options and warrants, when dilutive to the quarter.

    During the three months ended December 31, 1996 the Company received one time fees of $150, $175, and $220 for a research study, executive search services and for assisting in the procurement of bank financing, respectively. The research study fee is included as a reduction of Office and General Expenses, the executive search fee is included in Commissions and Fees and the loan procurement fee is included in Other Income in the accompanying Statement of Operations for the year ended December 31, 1996.

                                  TMP BUSINESS

    TMP is a marketing services, communications, executive search and technology company that provides comprehensive, individually tailored advertising services including development of creative content, media planning, production and placement of corporate advertising, market research, direct marketing and other ancillary services and products. The Company is one of the world's largest recruitment advertising agencies, the world's largest yellow page advertising agency, a leader in the use of the Internet for recruiting and a growing provider of search and selection services. The Company offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 400 of the Fortune 500 companies. The Company's growth strategy is to continue to pursue consolidation opportunities in its core businesses and to leverage its client base and its approximately 2,420 sales, marketing and customer service personnel to expand its Internet-based businesses. For the year ended December 31, 1997, the Company's gross billings were $1.2 billion, commissions and fees were $310.6 million, net income was $10.4 million and EBITDA was $43.9 million.

    TMP is the world's largest yellow page advertising agency, generating approximately $457.5 million in gross billings for the year ended December 31, 1997. TMP is also one of the world's largest recruitment advertising agencies, generating approximately $602.7 million in gross billings for the same period. The Company believes additional acquisition opportunities exist, particularly in the recruitment advertising and Internet markets, and intends to continue its strategy of making acquisitions which relate to its core business.

    TMP has created innovative solutions to assist its clients in capitalizing on the growing awareness and acceptance of the Internet. For its recruitment advertising clients, TMP has developed interactive career hubs which can be accessed by individuals seeking employment via the Internet on a global basis. The Company has several career sites, including The Monster
Board-Registered Trademark-, Online Career Center-SM-, Be the
Boss-Registered Trademark- and MedSearch-SM-. In 1996, the Company began marketing its Dealer Locator service to yellow page clients. Dealer Locator provides clients with the ability to create Web pages for their local offices, franchisees or dealers. Potential customers can then access these pages on the Internet by zip code or other key word searches.

INDUSTRY OVERVIEW

    THE YELLOW PAGE ADVERTISING MARKET. Yellow page directories have been published in the U.S. since at least the 1890's and, traditionally, have been published almost exclusively by telephone utilities. In the early 1980's, due in part to telephone deregulation, independent companies began publishing an increasing number of directories. Currently, approximately 7,000 yellow page directories are published annually by 200 publishers and, in the U.S., many cities with populations in excess of 80,000 are served by multiple directories. The percentage of adults who use the yellow pages has remained relatively constant over the last ten years at over 56%, and such readers consult the yellow pages approximately two times weekly. Accordingly, yellow page directories continue to be a highly effective advertising medium. For example, the Company believes that approximately 70% of Ryder's consumer truck rental customers consulted yellow page directories prior to renting trucks.

    For the year ended December 31, 1997, total spending on yellow page advertisements in the U.S. was $11.4 billion. Of this amount, approximately $9.7 billion was spent by local accounts and approximately $1.7 billion was spent by national accounts. "Local" and "national," as those terms are used in the yellow page industry, refer to whether an advertisement is solicited by a yellow page publisher's own sales staff or is placed by an advertising agency and meets certain criteria specified by the publisher. Local accounts are typically merchants who primarily conduct their business within the geographic area served by the publisher's directories.

    The national account market consists of companies which sell products or services in multiple markets and is the market in which TMP competes. Most national accounts use independent advertising agencies to design and implement their yellow page advertising programs to create a consistent brand image and compelling message, to develop an effective media plan and to execute the placement of the advertising at the local level. Agencies which place national yellow page advertising are paid commissions by yellow page publishers. The market has grown each year since 1981. During the period of 1990 through 1997, the market grew at a compound average rate of approximately 6.2%.

    THE RECRUITMENT ADVERTISING MARKET. Recruitment advertising consists primarily of creating and placing recruitment advertisements in the classified advertising sections of newspapers. While the recruitment advertising market has historically been cyclical, during the period of 1990 through 1997, the U.S. market grew at a compound annual growth rate of approximately 12%. Classified readership by job seekers has remained constant over the last ten years and approximately 85% of companies use newspapers to attract potential employees. The services provided by recruitment advertising agencies can be complex and range from the design and placement of classified advertisements to the creation of comprehensive image campaigns which internationally "brand" a client as a quality employer. Further, shortages of qualified employees in many industries, particularly in the technology area, have increased the need for recruitment advertising agencies to expand the breadth of their service offerings to effect national and sometimes global recruitment campaigns. For the year ended December 31, 1997, total spending on advertisements globally in the recruitment classified advertisement section of newspapers was approximately $12 billion. Agencies which place recruitment advertising are paid commissions generally equal to 15% of recruitment advertising gross billings.

    Traditionally, recruitment advertising has not targeted the senior executive. To expand the range of its recruitment advertising services, the Company decided in early 1998 to enter the executive search field. Currently, TMP has 32 executive search offices in 17 countries.

    THE EXECUTIVE SEARCH MARKET. The market for executive search firms is generally separated into two broad categories: retained executive search firms and contingency executive search firms. Retained executive search firms service their clients' senior management needs by acting in an ongoing client-consultant relationship to actively identify, evaluate, assess and recommend to the client suitable candidates for senior level positions. Retained search firms are generally engaged on an exclusive basis and paid a contractually agreed-to compensation. Contingency executive search firms focus on the mid-level executives and are generally paid a percentage of the hired candidate's salary only when a candidate is successfully placed with the client. Contingency firms are generally not hired on an exclusive basis and do not focus on the assessment, evaluation or recommendation of a candidate other than to determine if the candidate's resume qualifies him/her for the position. The Company provides executive search services on a retained basis.

    The Company believes that the executive search industry is highly fragmented. The Company has viewed this fragmentation in the executive search market, as well as its strength and brand recognition in the recruitment advertising market, as an opportunity to enter the executive search field. As a result, in early 1998, the Company began to acquire established executive search firms to increase its penetration into the executive search market. Currently, the Company has 32 executive search offices in 17 countries.

    INTERNET. The Internet is an increasingly significant global medium for communications, content and commerce. An industry trade publication estimates that the number of worldwide Web users was approximately 112 million as of February 1998. Growth in Internet usage has been fueled by a number of factors, including the availability of a growing number of useful products and services, the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.

    The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. Thousands of companies have created corporate Web sites that feature information about their product offerings and advertise employment opportunities. Through the Web, Internet content providers are able to deliver timely, personalized content in a manner not possible through traditional media. Internet content can be continuously updated, distributed to a large number of consumers on a real-time basis, and accessed by users at any time. Industry publications indicate that the historical and projected adoption of online/Internet services represents a faster rate of penetration than occurred with traditional media, such as radio, broadcast television and cable television.

TMP'S YELLOW PAGE BUSINESS

    TMP entered the yellow page business in 1967 and has grown to become the largest yellow page advertising agency in the world based on yellow page gross billings. For the year ended December 31, 1997, the Company had worldwide yellow page gross billings of approximately $457.5 million. With approximately 30% of the U.S. national yellow page market, TMP is approximately three times larger than its nearest competitor, based on yellow page gross billings. The Company's growth in yellow pages has been driven in part by acquisitions. Since January 1, 1994, TMP has completed the acquisition of four yellow page businesses and intends to continue to pursue acquisitions as a part of its overall growth strategy.

    CREATING AND PLACING YELLOW PAGE ADVERTISEMENTS. There are currently approximately 7,000 yellow page directories in the U.S. Each has a separate closing date for accepting advertisements and one or more of these closings occur on every working day of the year. The steps involved in placing an advertisement are numerous and can take as long as nine months.

    The first step in the process is the formulation of the advertising program's creative elements including illustrations, advertising copy, slogans and other elements which are designed to attract a potential customer's attention. To assess the effectiveness of a proposed campaign, TMP generally undertakes extensive research to determine which alternatives best reach the client's target market. This research typically includes focus group testing and the running of split-run advertisements. Focus group testing involves forming groups of potential customers and gauging their reaction to a variety of potential advertisements. Split-run testing measures the results of specific campaigns by placing more than one version of an advertisement in various editions of the same yellow page directory. By using multiple phone numbers and various monitoring methods, the Company can then determine which advertisements generate the most effective response.

    After designing an advertising program, TMP creates a media plan which cost-effectively reaches the client's customer base. The Company analyzes targeted directories to determine circulation, rate of usage and demographic profile. It then recommends advertisements ranging from a full page to as little as a one line listing. For some of the Company's larger yellow page clients, advertisements are placed in over 2,000 directories.

    To ensure client satisfaction, TMP maintains an extensive quality control program. Account teams have frequent in-person client contact as well as formal annual creative reviews. The Company also solicits feedback through client interviews, written surveys and other methods consisting of focus groups made up of yellow page users and yellow page user pollings. The principal aims of this program are client retention and sales growth. TMP believes that its focus on customer service has enabled it to maintain its client retention rate, year to year, in excess of 90%.

    In addition to traditional advertising, the Company offers selected yellow page clients a variety of value-added services ranging from managing the maintenance and installation of telephone lines for branch locations to the staffing and operation of fulfillment centers which respond to toll-free calls requesting product brochures and other information. While beyond the typical scope of services provided by an advertising agency, these ancillary services are designed to further integrate TMP into client processes for the mutual benefit of both parties.

    TMP earns commissions from yellow page advertising paid by directory publishers, which results in an effective commission rate to the Company of approximately 20% of yellow page gross billings.

    CLIENTS. TMP has over 2,100 yellow page clients, virtually all of whom determine the content of their advertising programs on a centralized basis. Placement of the advertising, however, requires an extensive local selling and quality control effort because many of TMP's clients are franchisors or manufacturers who are dependent upon franchisees or independent dealers for distribution. The participation of franchisees and dealers in the yellow page program is discretionary and must be solicited at the local level. As an example of the scale of this task, TMP visited approximately 80% of the over 1,800 Midas shops owned by over 600 franchisees while executing the 1996 Midas yellow page program.

    To implement this local effort, TMP has a yellow page sales, marketing and customer service staff of approximately 680 people. The Company believes the size and breadth of this staff, its local client relationships and its databases of client branch locations, franchisors and dealers provide it with a strong competitive advantage in executing the yellow page programs of existing clients. TMP believes these resources are critical in marketing its services to potential new clients and in marketing and executing its Internet-based service offerings. No account represents more than 5% of the Company's yellow page commissions and fees.

    INTERNET-BASED SOLUTIONS FOR YELLOW PAGE ADVERTISING CLIENTS. To complement the broad reach and penetration of yellow page advertising, the Company is offering its clients an Internet-based solution called Dealer Locator. In creating a Dealer Locator program, the Company typically creates a home page for each franchise or dealer location and links it to the client's corporate Web site. Internet users can then retrieve information on a specific location such as directions to, or a map of, such location, hours of operation and potentially other information such as sale items and other special offers. Dealer Locator is designed to provide an additional source of customer flow to TMP's clients while, through linkage to the corporate Web sites, reinforcing the desired brand imagery. TMP charges clients who utilize the Dealer Locator product an up-front fee for the development of each individual home page as well as an annual maintenance fee thereafter. The Company has sold nine Dealer Locator products.

    The Company believes that the Dealer Locator concept could be appropriate for certain of its yellow page clients. For example, the Company has adapted Dealer Locator technology to create for The America Board of Medical Specialities the CertifiedDoctor Web Site (http://www.certifieddoctor.org). CertifiedDoctor allows consumers to search for board certified physicians by specialty and geographic area and also provides doctors' educational information.

TMP'S RECRUITMENT ADVERTISING BUSINESS

    TMP entered the recruitment advertising business in 1993 with the acquisition of the business of Bentley, Barnes & Lynn, Inc. and has grown both through acquisitions and internally. Through March 20, 1998, the Company has acquired 41 recruitment advertising agencies. For the year ended December 31, 1997, TMP had recruitment advertising gross billings of $602.7 million. In addition to its offices in the United States, the Company has 47 locations outside the United States. The Company also maintains relationships with 16 agencies throughout the world, further enhancing the Company's ability to reach qualified job candidates. As a full service agency, TMP offers its clients comprehensive recruitment advertising services including creation and placement of classified advertising, development of employer image campaigns, creation of collateral materials such as recruiting brochures and implementation of alternative recruitment programs such as job fairs, employee referral programs and campus recruiting. The Company specializes in designing recruitment advertising campaigns for clients in high growth industries and in industries with high employee turnover rates. Further, the Company believes that as employers find it more difficult to attract qualified employees, they will increasingly seek out agencies that can implement national and, in some cases, global recruitment strategies.

    CREATING AND PLACING THE ADVERTISEMENT. The Company's task in formulating and implementing a global recruitment advertising program is to design the creative elements of the campaign and to select the appropriate media and/or other recruitment methods. This is done in the context of the client's staffing parameters which generally include skill requirements, job location and advertising budget. In addition, while executing a given campaign, TMP will often undertake basic research with respect to demographic profiles of selected geographic areas to assist the client in developing an appropriate overall strategy.

    The Company has historically found that the strongest recruitment advertising campaigns "brand" the client's image, demonstrate the client's unique selling points and stress the client's employee benefits and corporate culture. Effectively differentiating one employer from another has become particularly important in the technology and healthcare sectors where there is an acute shortage of qualified job candidates. The success of the campaign may depend on whether an organization is seen as sufficiently distinct from its competitors.

    After completing the design of an advertisement's creative elements, the Company develops an appropriate media plan. Typically, a variety of media is used, including newspapers, trade journals, the Internet, billboards, direct mail, radio and television. If the Company recommends use of newspapers, it may recommend certain newspapers or editions of a particular newspaper which are targeted to a specific demographic segment of the population. TMP may also recommend a variety of advertisement sizes and vary the frequency with which an advertisement appears.

    After an advertisement is placed, the Company conducts extensive customer analysis to assure satisfaction, including monitoring the effectiveness of the chosen media. As an example, for a transportation client, TMP analyzed cost-per-response, cost-per-application and cost-per-hire data for over a dozen media vehicles running in approximately 30 markets in an effort to determine the return on investment of each media vehicle. TMP's recruitment advertising division also maintains a quality assurance program for its larger clients which provides services similar to those provided to the Company's yellow page clients.

    In the U.S., the Company receives commissions generally equal to 15% of recruitment advertising gross billings. Outside of the U.S., where, collectively, the Company derives the majority of its recruitment advertising commissions and fees, TMP's commission rates for recruitment advertising vary, ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom. In the U.S., the Company also earns fees from value-added services such as design, research and other creative and administrative services which resulted in aggregate commissions and fees equal to approximately 21% of recruitment advertising gross billings for the year ended December 31, 1997.

    CLIENTS. The Company has more than 2,500 recruitment advertising clients. The Company believes that an important component of its growth in recruitment advertising is working with clients in high growth industries and in industries with high employee turnover rates. The Company is leveraging its size and service offerings to attract new and larger clients. No account represents more than 5% of the Company's recruitment advertising commissions and fees.

    INTERNET-BASED SOLUTIONS FOR RECRUITMENT ADVERTISING CLIENTS. To complement the broad reach and penetration of print recruitment advertising, the Company offers its clients Internet-based solutions to meet their recruitment needs. The Company has several career sites including The Monster
Board-Registered Trademark-, Online Career Center-SM-, Be the Boss-Registered Trademark- and MedSearch-SM-. Each of these Web sites consists of a database of employment opportunities and a variety of other value added features. TMP believes that it offers the most current career opportunities on the Web, with the majority of its listings less than 60 days old. The Company intends to continue to build and expand its portfolio of product offerings through both internal development and acquisitions.

    Based on its experience with its clients, the Company believes that only 20% to 30% of open job positions are advertised using traditional print media. It is the Company's belief that on-line solutions will significantly expand the recruitment advertising market because of their global reach and continuous

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availability. Furthermore, on-line advertising is extremely cost effective when compared to other traditional recruitment methods since print media need not be purchased. TMP intends to aggressively pursue this market by leveraging its relationships with its existing clients and by using its portfolio of on-line services to attract new accounts. TMP's Internet recruitment services have been actively marketed since May 1995.

    The Monster Board-Registered Trademark- (http://www.monster.com), launched in April 1994, is one of PC Magazine's top 100 Web sites (February 1998) and receives more unique visitors than any other career Web site, as reported by Media Metrix in their September 1998 PC Meter survey. It was also one of the first 1,000 commercial Web sites out of the more than 1,000,000 which currently exist. As of November 1, 1998, The Monster Board-Registered Trademark- listed approximately 42,000 jobs offered by approximately 7,700 employers. Clients of The Monster Board-Registered Trademark- include Nike, Blockbuster Entertainment Inc., McDonald's, CompuServe, Deloitte & Touche, and Dell Computer Corporation. According to Nielson Media Research Internet Profiles Corporation ("I/AUDIT"), The Monster Board-Registered Trademark- averaged approximately 87,000 visits daily (the gross number of occasions on which a user looked up a site) in January 1998 with the average length of each visit exceeding ten minutes. Job seekers can search The Monster Board-Registered Trademark-'s database of employment opportunities by location, job category and/or keyword. Keyword Search allows a user to enter specific keywords to match skills, job titles or other requirements. The Monster Board-Registered Trademark-'s latest service, the Personal Job Search Agent, is a unique service that continuously seeks to find the desired job for the job seeker. Job seekers can sign up for this free service on the site by creating a simple personal profile indicating the industry and location in which they want to work and any job-specific keywords. The Personal Job Search Agent then continually scans the entire Monster Board job database for opportunities that match the requirements, and delivers the leads to job seekers' desktops--even while they are off-line. As of November 1, 1998, The Monster Board-Registered Trademark- contained over 1 million Personal Job Search Agent profiles. In addition, job seekers can post their resume free of charge on Resume City, The Monster Board-Registered Trademark-'s database of resumes. Resume City can be searched, using key word searches, by prospective employers, who pay for the service. This service also enables job seekers to easily transmit their resume to prospective employers electronically. Resume City currently contains over 190,000 resumes.

    Online Career Center-SM- (http://www.occ.com) ("OCC") is the Internet's earliest career site, originating in late 1992 when a group of U.S. corporations developed an employment database. Launched in April 1993, OCC is designed to provide corporate recruiters and job-seekers with efficient and easy-to-use search software. According to I/AUDIT, in July 1998, OCC averaged approximately 84,000 visits daily with the average length of visit being approximately eleven minutes. OCC enters into subscription based agreements with member companies and functions as a central Internet recruitment and human resources management service. OCC maintains a Member Services Department which assists corporate users during business hours. As with The Monster Board-Registered Trademark-, job seekers can place their resumes on-line. At October 31, 1998, OCC listed approximately 168,000 jobs for a broad client base including Allied Signal, Andersen Consulting, Bank America Corp., Eli Lilly and Co., Levi Strauss & Co., and Salomon Smith Barney. OCC is designed for users who prefer Web sites which are more direct with fewer ancillary features. Its value-added services include career assistance, a self-help career information section for applicants, recruiter's office, which provides resource information for corporate recruiters, on-campus, a link to over 700 colleges and universities nationwide, and membership opportunities for contractors, agencies and search firms. Similar to The Monster Board-Registered Trademark-, OCC also employs agent technology. OCC's pricing structure is membership-based rather than volume-based, consistent with its "less frills" market positioning.

    MedSearch-SM- (http://www.medsearch.com) is a leading Internet Web site for the healthcare industry. Launched in May 1994, MedSearch-SM- attracts healthcare professionals and many of North America's largest health care providers, including Blue Cross/Blue Shield of Massachusetts, Baxter Healthcare Corp., Henry Ford Health System, Mayo Clinics & Hospitals and Vencor, Inc. MedSearch-SM-offers detailed employer profiles, resume postings, discussion groups, career and industry information, and direct links to

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
numerous healthcare resources on the Internet. MedSearch-SM- provides access to job listings which can be searched by location, discipline or by key word.

    Be the Boss-Registered Trademark- (http://www.betheboss.com) focuses on the franchising industry. Be the Boss-SM- users can search for current franchise opportunities on-line and apply directly to franchisors using a franchisor-customized questionnaire. Franchisor profiles allow users to learn more about today's top franchise companies such as The Athlete's Foot, Mail Boxes Etc., Service Master, Subway and 7-Eleven. In addition, Be the Boss-SM- provides extensive resources to the prospective franchisee including sound clips and articles on franchising, interactive financial worksheets and links to other entrepreneurs' resources on the Web. Be the Boss-SM- also includes a comprehensive directory of franchises worldwide.

    TMP has also developed private label applications of its interactive recruitment products. For example, the Company adapted The Monster Board-Registered Trademark- technology to create a database of jobs for Fidelity Investments which resides, through a hyper-link, on the Fidelity home page. The search features have the look and ease of use associated with The Monster Board-Registered Trademark- while appearing to the user as a seamless part of the Fidelity site. TMP intends to continue to market private label products as a way to increase the scale of its databases.

    To differentiate its on-line products, the Company has focused on segmenting the user market place. For example, The Monster Board-Registered Trademark- is TMP's premium general recruitment product and is therefore populated with a variety of value-added features including:

        MONSTER ENTRY LEVEL.  A segment of The Monster
    Board-Registered Trademark- targeted to the college and entry-level job seekers. Monster Entry Level offers young professionals the opportunity to conduct an entry-level career search, access the latest career and lifestyle trends, pose career-related questions, and enter into on-line discussions with their peers.

        MONSTER HR. Monster HR is an interactive forum which provides Human Resources professionals with the ability to catch up on the latest industry trends, network with colleagues through on-line discussions, learn about pertinent associations and educational offerings, and review current Human Resources opportunities.

        MONSTER CAREERS. This employment resource features interviewing and resume tips, career fair listings, important career links and a career counselor to respond to questions submitted by users.

        In addition to market segmentation, the Company intends to differentiate its products by tailoring them to specific geographic areas and by branding them using both traditional advertising media and the Internet. To date, The Monster Board-Registered Trademark- has been tailored to reflect the local customs and terminology of the U.S., Canada, the United Kingdom, the Netherlands and Australia.

        To attract the maximum amount of volume to its Web sites, TMP intends to continue to develop additional value-added content while developing strategic alliances with other on-line content providers. As of November 17, 1998, the Company had 50 strategic alliances. The Company's strategic alliances generally center on The Monster Board-Registered Trademark- and include:

        NBC. With the launch of NBC's Interactive Neighborhood, NBC is providing its affiliates with a premium content package that includes business, weather and leisure activities. The Monster
    Board-Registered Trademark- is the exclusive provider of career information as part of this premium package. The relationship gives The Monster Board-Registered Trademark- an opportunity to provide its services through the Web sites of 215 NBC affiliates and 11 NBC owned and operated stations.

        MCI. MCI Telecommunications, Inc. entered into an agreement with TMP to open an exclusive online classifieds area featuring employment listings and career related information from The Monster Board-Registered Trademark-. This site can be accessed from all MCI web sites.

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
        ADVERTISING AGE. The Ad Age Group is a strong marketing partner with the following leading publications: Advertising Age, Advertising Age International, Business Marketing and Creativity, as well as Ad Age's Web site, AdAge.com (http://www.adage.com). In January 1997, TMP created a cobranded career service known as The Advertising Age/The Monster Board-Registered Trademark- Job Bank. This alliance permits the Company to expand its jobs database, while targeting advertising into market niches.

        EXCITE, INC., Excite, Inc., an Internet media company offering the Web's first free online service, and TMP have established a two year strategic marketing relationship whereby The Monster
    Board-Registered Trademark- and OCC are the premier providers of co-branded jobs and career related information for the Excite Careers & Education Channel. Excite users now have direct access to the job listings, personal job search agents, resume-building and posting capabilities, company profiles and valuable advice on managing a career available through The Monster Board-Registered Trademark- and OCC.

        YAHOO!, INC. Yahoo!, Inc., the world's single largest Internet navigation guide, and TMP have established a strategic agreement whereby The Monster Board-Registered Trademark- and OCC are featured in the employment section of Yahoo! Classifieds. Users of Yahoo! Classifieds have direct access to the job listings, personal job search agents, resume-building and posting capabilities, company profiles and valuable advice on managing a career available through The Monster Board-Registered Trademark- and OCC.

        THE GARTNER GROUP. The Gartner Group is the leading provider of independent research, analysis and advisory services to the information technology industry. In August 1996, The Monster Board-Registered Trademark-became the official career site for Gartner Group's Web site www.gartner.com. This alliance serves to continue to reinforce The Monster Board's brand name while driving volume to The Monster
    Board-Registered Trademark-'s jobs database.

        RESTRAC, INC. Restrac, Inc. is the leading provider of software used to automate the recruitment, selection, and placement of an organization's workforce. Restrac, Inc.'s software is licensed by 450 organizations with over 4,000 users. Imbedded in Restrac, Inc.'s software is an automatic download feature whereby job postings can be fed directly into The Monster Board-Registered Trademark-. Further, resumes posted on The Monster Board-Registered Trademark- can be downloaded directly into Restrac, Inc. This alliance significantly streamlines TMP's interface with its clients who utilize Restrac, Inc.'s software, further enhancing the cost effectiveness of The Monster Board-Registered Trademark-.

        In addition, The Monster Board-Registered Trademark- maintains other strategic alliances. Collectively, its alliances were responsible for approximately 35% of The Monster Board-Registered Trademark-'s job searches in November 1998.

        The Monster Board-Registered Trademark- utilizes Digital Equipment Corporation's Alpha 8400s to provide commercial-grade Web service to an expanding Internet user-base. The Monster Board-Registered Trademark- is currently co-located at BBN Planet and connected to two 100 megabit/second feeds. An Oracle-TM- database is incorporated to store resumes and jobs. Oracle-TM- also allows The Monster Board-Registered Trademark- to take advantage of agent technology, which allows enhanced user interaction, personalization and passive, independent data searches which the user can customize and view the next time they log on to the site. An Open Market-TM-server is installed to ensure the speed and reliability of The Monster Board-Registered Trademark- and to add the ability to handle encrypted credit card transactions over the Web. The Monster
    Board-Registered Trademark- continues to leverage new technology innovations to provide increased service and efficiencies to job seekers and clients.

TMP'S EXECUTIVE SEARCH BUSINESS

    To expand the range of services it offers its recruitment advertising clients, the Company entered the executive search field because recruitment advertising traditionally did not target the senior executive community. TMP currently has 32 executive search offices in 17 countries.

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    The TMP retained executive search process typically includes the following steps: (a) a TMP executive search consultant interviews the client in order to analyze the senior executive position that needs to be filled, the general environment of the client's work place and the character and quality of candidates that have successfully performed as an executive of the client; (b) the consultant then prepares a written synopsis of the position to be filled in order to attract a suitable, qualified, successful candidate; (c) the synopsis is then forwarded to other recruiters in order to assist with the search for a candidate that fits the criteria set forth in the synopsis; (d) a pool of suitable candidates is gathered and the consultants begin to schedule interviews; (e) the candidates are then interviewed and analyzed by the consultants on the premises of TMP to determine if the candidate meets the requisite experience and potential cultural fit outlined by the consultant and the client; (f) reports of the most suitable candidates are prepared by the consultant and presented to the clients, from which the client can choose which candidates it wants to meet; (g) the consultant then organizes a mutually convenient time and place for the client to personally meet and interview such candidates for the position; (h) the consultant will follow up with the successful candidate to obtain any supplemental information needed or requested by the client, including obtaining references and other documentary materials; and (i) the Company then assists the client in structuring and negotiating the final compensation package and other benefits for the hired executive based on all relevant factors researched by the Company, including industry comparisons, the experience levels of the executive and future trends.

    The Company believes that its expansion into the executive search market will enable it to attract and service additional major clients since TMP can now market itself as a full service firm that can accommodate all of its clients' employment and recruitment advertising needs.

SALES AND MARKETING

    TMP has over 2,420 employees focused on its sales, marketing and customer service efforts world-wide. The Company has divided its sales, marketing and customer service staff into two groups: (i) new business generation (approximately 220 employees) and (ii) existing client relationships maintenance and improvement (approximately 2,100 employees). In 1997, the Company's new net client wins have estimated annual gross billings of approximately $68 million. Within each group, TMP maintains separate sales and marketing staffs for its yellow page advertising business, recruitment advertising business and Internet business. In addition to specializing by product, each group undertakes a cross-selling effort of TMP's other products. The Company's Internet sales staff has targeted its yellow page and recruitment advertising clients to capitalize on the interactivity and additional services that its Internet products can cost effectively provide to such clients. In addition to pursuing cross-selling opportunities within TMP's existing client base, each product sales force also designs targeted selling campaigns for non-TMP clients. TMP's clients have a marketing manager who works closely with the client to develop and design the appropriate marketing and advertising campaign. The customer service representatives work closely with the marketing manager and the client to implement the marketing and advertising campaign, evaluate the effectiveness of the campaign and monitor client satisfaction levels.

    The Company has more than 17,000 clients, including more than 70 of the Fortune 100 companies and more than 400 of the Fortune 500 companies. No one client accounts for more than 5% of the Company's annual commissions and fees. The Company has 62 sales, marketing and customer service offices located in the United States and 53 offices in the rest of the world. The Company also maintains relationships with 16 international recruitment advertising agencies throughout the world, further enhancing the Company's ability to reach qualified job candidates.

COMPETITION

    The markets for the Company's services and products are highly competitive and are characterized by pressure to reduce prices, incorporate new capabilities and technologies and accelerate job completion schedules.

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
    The Company faces competition from a number of sources. These sources include national and regional advertising agencies, media companies, as well as specialized and integrated marketing communication firms. Many advertising agencies and media companies have started to either internally develop or acquire new media capabilities. New boutiques that provide integrated or specialized services (such as advertising services or Web site design) and are technologically proficient, especially in the new media arena, are also competing with the Company. Many of the Company's competitors or potential competitors have long operating histories, and some have greater financial, management, technological, development, sales, marketing and other resources than the Company. In addition, the Company's ability to maintain its existing clients and generate new clients depends to a significant degree on the quality of its services, pricing and its reputation among its clients and potential clients.

    TMP believes that its three largest competitors in the recruitment advertising segment are Bernard Hodes Advertising, Inc., a subsidiary of Omnicom, Nationwide Advertising Service, Inc., controlled by the Gund Brothers, and JWT Specialized Communications, a subsidiary of the WPP Group USA, Inc. The Company also competes with hundreds of Internet content providers.

INTELLECTUAL PROPERTY

    The Company's success and ability to compete is dependent in part on the protection of its original content for the Internet and on the goodwill associated with its trademarks, trade names, service marks and other proprietary rights. The Company relies on copyright laws to protect the original content that it develops for the Internet. In addition, the Company relies on federal trademark laws to provide additional protection for the appearance of its Internet sites. A substantial amount of uncertainty exists concerning the application of copyright laws to the Internet, and there can be no assurance that existing laws will provide adequate protection for the Company's original content. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide any competitive advantage to the Company.

    The Company has registered "The Monster Board-Registered Trademark-" and "Be the Boss-Registered Trademark-." The Company also asserts common law protection on certain names and marks that it has used in connection with its business activities.

    The Company relies on trade secret and copyright laws to protect the proprietary technologies that it has developed to manage and improve its Internet sites and advertising services, but there can be no assurance that such laws will provide sufficient protection to the Company, that others will not develop technologies that are similar or superior to the Company's, or that third parties will not copy or otherwise obtain and use the Company's technologies without authorization. The Company has filed patent applications with respect to certain of its software systems, methods and related technologies, but there can be no assurance that such applications will be granted or that any future patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide a competitive advantage for the Company. In addition, the Company relies on certain technology licensed from third parties, and may be required to license additional technology in the future, for use in managing its Internet sites and providing related services to users and advertising customers. The Company's ability to generate fees from Internet commerce may also depend on data encryption and authentication technologies that the Company may be required to license from third parties. There can be no assurance that these third party technology licenses will be available or will continue to be available to the Company on acceptable commercial terms or at all. The inability to enter into and maintain any of these technology licenses could have a material adverse effect on the Company's business, financial condition and operating results.

    Policing unauthorized use of the Company's proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, particularly given the global nature of the Internet and the fact that the laws of other countries may afford the Company little or no effective protection of its intellectual property. In addition, there can be no assurance that third parties will

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not bring claims of copyright or trademark infringement against the Company or claim that the Company's use of certain technologies violates a patent. The Company anticipates an increase in patent infringement claims involving Internet-related technologies as the number of products and competitors in this market grows and as related patents are issued. Further, there can be no assurance that third parties will not claim that the Company has misappropriated their creative ideas or formats or otherwise infringed upon their proprietary rights in connection with its Internet content. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require the Company to enter into costly royalty or licensing arrangements or prevent the Company from using important technologies or methods, any of which could have a material adverse effect on the Company's business, financial condition or operating results.

GOVERNMENT REGULATION

    As an advertising agency which creates and places print and Internet advertisements, the Company is subject to Sections 5 and 12 of the Federal Trade Commission Act (the "FTC Act") which regulate advertising in all media, including the Internet, and require advertisers and advertising agencies to have substantiation for advertising claims before disseminating advertisements. The FTC Act prohibits the dissemination of false, deceptive, misleading, and unfair advertising, and grants the Federal Trade Commission ("FTC") enforcement powers to impose and seek civil penalties, consumer redress, injunctive relief and other remedies upon advertisers and advertising agencies which disseminate prohibited advertisements. Advertising agencies such as TMP are subject to liability under the FTC Act if the agency actively participated in creating the advertisement, and knew or had reason to know that the advertising was false or deceptive.

    In the event that any advertising created by TMP was found to be false, deceptive or misleading, the FTC Act could potentially subject the Company to liability. The fact that the FTC has recently brought several actions charging deceptive advertising via the Internet, and is actively seeking new cases involving advertising via the Internet, indicates that the FTC Act could pose a somewhat higher risk of liability to the advertising distributed via the Internet. The FTC has never brought any actions against the Company.

    There can be no assurance that other current or new government laws and regulations, or the application of existing laws and regulations, will not subject the Company to significant liabilities, significantly dampen growth in Internet usage, prevent the Company from offering certain Internet content or services or otherwise cause a material adverse effect on the Company's business, financial condition or operating results.

EMPLOYEES

    At September 30, 1998, the Company employed approximately 3,700 people, of whom approximately 2,200 were client services personnel, approximately 220 were sales and marketing personnel, approximately 150 were search & selection personnel and approximately 350 were creative and graphics personnel. The remainder of the Company's personnel are information systems, financial and administrative personnel. The Company's employees are not represented by a labor union or a collective bargaining agreement. The Company regards its employee relations as excellent.

PROPERTIES

    Substantially all offices of the Company are located in leased premises.

    The Company's principal office is located at 1633 Broadway, New York, New York, where it occupies approximately 44,000 square feet of space under a lease expiring in June 2004. Monthly payments under the lease currently are approximately $108,000 and escalate during the term of the lease.

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    The Company also has leases covering local offices throughout the United
States and in the foreign countries where it has operations.

    All leased space is considered to be adequate for the operation of TMP's business, and no difficulties are foreseen in meeting any future space requirements.

LEGAL PROCEEDINGS

    The Company is involved in various legal proceedings that are incidental to the conduct of its business. The Company is not involved in any pending or threatened legal proceedings which the Company believes could reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations.

    On February 19, 1998, a class action complaint was filed against the Company by five former employees. The claims brought by the plaintiffs in the complaint are that the Company (a) misclassified the named plaintiffs and purported class members as exempt from the overtime requirements of California wage and hour law and failed to pay them overtime wages, (b) failed to pay accrued but unused vacation days at the time of termination, and (c) failed to pay accrued but unused personal days at the time of termination. Since the time of filing, one of the named plaintiffs, and the second cause of action for failure to pay accrued but unused vacation and personal days have been dismissed with prejudice. In addition, although the plaintiffs purport to represent a class of 450 former and current employees who are similarly situated, discovery has indicated the purported class to include closer to 100 members. The Company intends to continue to vigorously defend the overtime claim and continues to deny all allegations as it did in its answer to the complaint filed on March 18, 1998. Management presently believes that the disposition of these claims will not have a material adverse effect on the Company's financial position, operations or liquidity.

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                                 TMP MANAGEMENT

    The executive officers of the Company are as follows:

NAME                                            AGE                                 POSITION
------------------------------------------      ---      ---------------------------------------------------------------
Andrew J. McKelvey........................          64   Chairman of the Board, CEO and Director
Thomas G. Collison........................          59   Vice Chairman and Secretary
James J. Treacy...........................          40   Chief Operating Officer and ExecutiveVice President
Paul M. Camara............................          51   Executive Vice President--Creative/Sales/Marketing
Jeffrey C. Taylor.........................          38   Executive Vice President--Interactive
George R. Eisele..........................          62   Executive Vice President of TMP Worldwide Direct and Director
Karen L. MacPherson.......................          43   Executive Vice President--Recruitment Division
Stuart J. McKelvey........................          31   Senior Vice President--Yellow Page Division
Roxane Previty............................          39   Chief Financial Officer
Myron F. Olesnyckyj.......................          37   Vice President--General Counsel

    Andrew J. McKelvey founded the Company in 1967, and has served as Chairman of the Board and CEO since that time. Mr. McKelvey has a B.A. from Westminster College. Mr. McKelvey was a member of the Board of Directors of the Yellow Pages Publishers Association and the Association of Directory Marketing from 1994 through September 1996. Andrew J. McKelvey is the father of Stuart J. McKelvey.

    Thomas G. Collison joined the Company in February 1977 as Controller. Subsequently, he was named Vice President--Finance; Senior Vice President; Executive Vice President and Chief Financial Officer and, in March 1996, Vice Chairman. Mr. Collison received a B.S. from Fordham University.

    James J. Treacy joined the Company in June 1994 as chief executive officer of the recruitment division. In April 1996, Mr. Treacy was named Executive Vice President--Finance and Strategy. In February 1998, Mr. Treacy, in addition to his then current position, was named to the position of Chief Operating Officer. Prior to joining the Company, Mr. Treacy was Senior Vice President--Western Hemisphere Treasurer for the WPP Group USA, Inc. Prior thereto, Mr. Treacy was a corporate officer of The Ogilvy Group Inc. Mr. Treacy received a B.B.A. from Siena College and an M.B.A. from St. John's University.

    Paul M. Camara joined the Company in February 1970. Mr. Camara was elected as a Vice President of the Company in 1978 and as a Senior Vice President in 1987. He was named to his current position in April 1996. Mr. Camara received a B.A. from the University of Massachusetts--Dartmouth.

    Jeffrey C. Taylor joined the Company in November 1995. Mr. Taylor was founder and president of Adion, Inc., a recruitment advertising firm, from May 1989 until its purchase by the Company in November 1995. Mr. Taylor founded The Monster Board-Registered Trademark- in April 1994. He attended the University of Massachusetts.

    George R. Eisele joined the Company in 1976, and has been Executive Vice President of TMP Worldwide Direct, the Company's direct marketing division, since 1989, and a director of the Company since September 1987.

    Karen L. MacPherson joined the Company in August 1994 in connection with its acquisition of CALA H.R.C. Ltd, (Canada), where she was employed. From August 1994 until May 1996 she served as chief executive officer of the Company's Canadian recruitment division, and from June 1996 through February 1998 she served as chief executive officer of the Company's Australian recruitment division. She was named to her current position in February 1998. Ms. MacPherson holds a B.A. from the University of Prince Edward Island.

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    Stuart J. McKelvey joined The Monster Board-Registered Trademark- as a project manager in March 1996 and became a senior project manager in October 1996. He was named to his current position in March 1998. Mr. McKelvey holds a B.A. from Stetson University. Stuart J. McKelvey is the son of Andrew J. McKelvey.

    Roxane Previty joined the Company in November 1994. Ms. Previty was employed by WPP Group USA, Inc. in various capacities from June 1987 until October 1994. Ms. Previty holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

    Myron F. Olesnyckyj joined the Company in June 1994. From September 1986 through May 1994, Mr. Olesnyckyj was associated with Fulbright & Jaworski L.L.P. and predecessor firms. Mr. Olesnyckyj holds a B.S.F.S. from Georgetown University's School of Foreign Service and a J.D. from the University of Pennsylvania Law School.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM COMPENSATION
                                                                                                            AWARDS
                                               ANNUAL COMPENSATION                               ----------------------------
                                                                                      OTHER       SECURITIES         ALL
                                             -----------------------                 ANNUAL       UNDERLYING        OTHER
NAME AND PRINCIPAL POSITION                    YEAR        SALARY       BONUS     COMPENSATION   OPTIONS/SARS   COMPENSATION
-------------------------------------------  ---------  ------------  ----------  -------------  -------------  -------------
Andrew J. McKelvey,
  Chairman of the Board and CEO............       1997  $  1,500,031      --       $    23,111(1)      --            --
                                                  1996       696,416  $  210,000         2,730(2)      --            --
                                                  1995       558,731     710,000         2,730(2)      --            --
James J. Treacy,
  Chief Operating Officer and Executive
  Vice President-Finance and Strategy......       1997       211,531      50,000         3,200(2)      71,666        --
                                                  1996       199,231     154,954         2,730(2)      --            --
                                                  1995       180,000     197,500         2,730(2)      --            --
Jeffrey C. Taylor,
  Executive Vice President-Interactive.....       1997       217,196     100,000        20,000(3)      41,125        --
                                                  1996       195,025      75,000       170,000(4)      11,250        --
                                                  1995       201,089       6,250        50,000(5)      --            --
Thomas G. Collison,
  Vice Chairman and Secretary..............       1997       207,031      50,320         3,200(2)      18,334        --
                                                  1996       212,573      40,000         2,730(2)      --            --
                                                  1995       205,418      62,000         2,730(2)      --            --
Paul M. Camara
  Executive Vice President -
  Creative/Sales/Marketing.................       1997       225,030      52,680         3,200(2)      24,250        --
                                                  1996       225,000       6,081         3,000(2)      --            --
                                                  1995       225,000      35,566         3,000(2)      --            --

------------------------

(1) $3,200 represents matching contributions made to the Company's 401(k) Plan and $19,911 represents lease payments for an automobile.

(2) Represents matching contributions made to the Company's 401(k) Plan.

(3) $3,200 represents matching contributions made to the Company's 401(k) Plan and $16,800 represents lease payments for an automobile.

(4) $150,000 of such compensation includes payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company and $20,000 of such compensation represents the fair market value of 142,740 shares of Common Stock of the Company issued as compensation by the Company to Mr. Taylor in January 1996.

(5) Consists of payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company.

STOCK OPTIONS

    The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1997 to each of the Company's executive officers named in the Summary Compensation Table.

                                                                                                       POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                                    VALUE AT ASSUMED
                                                --------------------------                            ANNUAL RATES OF STOCK
                                                 NUMBER OF    % OF TOTAL    EXERCISE                          PRICE
                                                SECURITIES      OPTIONS      OR BASE                     APPRECIATION FOR
                                                UNDERLYING    GRANTED TO      PRICE                       OPTION TERM(2)
                                                  OPTIONS      EMPLOYEES       PER     EXPIRATION   --------------------------
NAME                                              GRANTED     IN 1997(1)      SHARE       DATE           5%           10%
----------------------------------------------  -----------  -------------  ---------  -----------  ------------  ------------
Andrew J. McKelvey............................      --            --           --          --            --            --

James J. Treacy...............................      66,666           5.5%   $  12.875     1/06/07   $  1,638,650  $  3,118,707
                                                     5,000            .9%   $   15.00    12/12/07        112,300       223,280

Jeffrey C. Taylor.............................      26,125           2.2%   $  12.875     1/06/07        642,152     1,222,156
                                                    15,000           2.8%   $   15.00    12/12/07        336,900       669,841

Thomas G. Collison............................      13,334           1.1%   $  12.875     1/06/07        327,750       623,779
                                                     5,000            .9%   $   15.00    12/12/07        112,300       223,905

Paul M. Camara................................      18,750           1.6%   $  12.875     1/06/07        460,875       877,145
                                                     5,500           1.0%   $   15.00    12/12/07        123,530       245,608

------------------------

(1) Based on 1,203,737 options granted in January 1997 and 574,715 options granted in December 1997, as the case may be.

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The Company's stock price, as reported by the Nasdaq National Market on December 31, 1997, was $23.00 per share.

    The following table sets forth at December 31, 1997 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                                                            ----------------------------  --------------------------
NAME                                                         EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -------------  -------------  -----------  -------------
Andrew J. McKelvey........................................       --             --            --            --

James J. Treacy...........................................       --             71,666        --        $   714,993

Jeffrey C. Taylor.........................................        5,906         46,469        96,563        471,890

Thomas G. Collison........................................       --             18,334        --            175,007

Paul M. Camara............................................       --             24,250        --            233,844

------------------------

(1) Computed based upon the difference between the Stock Option exercise price and the closing price of the Company's Common Stock on December 31, 1997 ($23.00).

EMPLOYMENT AGREEMENTS

    The Company has entered into an employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement, as amended, provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the time it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the time it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    The Company has entered into an employment agreement with James J. Treacy, effective as of November 18, 1996, for an indefinite term on an at-will basis. The agreement, as amended, provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Chief Operating Officer and Executive Vice President--Finance and Strategy of the Company for a base salary of $275,000 and an annual minimum bonus of at least $35,000 not to exceed $68,750. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination. In addition to his then current title, Mr. Treacy was also named as the Company's Chief Operating Officer in February 1998.

    The Company's subsidiary, TMP Interactive Inc., entered into an amended and restated employment agreement with Jeffrey C. Taylor, effective as of September 11, 1996, for a term ending November 9, 1998. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and provides Mr. Taylor with a base salary of $125,000 per year and annual bonuses of at least $50,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 60 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and a minimum $50,000 annual bonus for the remaining term of the agreement at the times they would have been payable had he remained employed, less the consideration paid or earned by Mr. Taylor from other employment during such period. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his $50,000 minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

STOCK OPTION AWARDS

    In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 3,000,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates.

    The Stock Option Plan is currently administered by a Committee (the "Committee"), which consists of the Board of Directors or, at the option of the Board, at least two non-employee directors. The Committee has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options. Options may be granted from time to time through January 3, 2006, the termination date of the Stock Option Plan, to present and future officers and employees of the Company or an affiliate of the Company (an "Affiliate"), within the meaning of Section 424(f) of the Code, and to consultants of the Company or an Affiliate who are not employees. All options must expire no later than ten years (five years in the case of an incentive stock option granted to a 10% stockholder) from the date of grant. The Committee has the discretion to determine the period required for full exercisability of stock options. In no event, however, can the Committee shorten such period to less than six months.

    Any option outstanding after January 3, 2006 will remain in effect until it is exercised, terminates or expires in accordance with its terms. The Stock Option Plan provides that the term of an option shall be ten years from the date of grant. The Stock Option Plan also provides that, following termination of employment, (i) if an optionee's employment is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has 90 days, or such longer period as the Committee may at its sole discretion determine, to exercise his option to the extent exercisable on the date of termination of employment, and (ii) if an optionee shall cease to be employed by the Company as a result of his death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has three years to exercise his option to the extent exercisable on the date he ceased to be employed. The Stock Option Plan also provides that options granted under the Stock Option Plan will be adjusted to reflect changes in the Company's capitalization and to reflect certain mergers or other combinations of the Company.

FEDERAL INCOME TAX CONSEQUENCES

    Following is a summary of the salient Federal income tax consequences associated with options granted under the Stock Option Plan.

    An optionee will not realize taxable income upon the grant of an option. In general, when the holder of a non-statutory option exercises the option, he will recognize ordinary income equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code, as discussed below. If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise). If the stock acquired upon the exercise of a non-statutory option has been held for more than one year at the time of its disposition, such gain or loss will be long-term capital gain or loss.

    The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax for the optionee (the adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold). If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the incentive stock option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code. Any remaining gain is treated as short-term or long-term capital gain, depending on the holding period. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be long-term capital gain or loss and the Company will not be entitled to a deduction.

    Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any holders of the four other highest paid offices of a publicly-held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Accordingly, the Stock Option Plan has been designed to ensure that compensation resulting from the exercise of stock options can be fully deductible to the Company.

COMPENSATION OF DIRECTORS

    Prior to the Company's initial public offering in December 1996, Mr. Gaulding, a non-employee director, received a director's fee of $20,000 per quarter plus reimbursement of expenses in connection with his duties as a director. Prior to the initial public offering, Mr. Swann and Mr. Pallu (a former director who resigned as of December 31, 1997), were provided with reimbursement of expenses incurred in connection with their respective duties as a director. As of the Company's initial public offering, Messrs. Gaulding, Swann, Pallu and Kaufman (who became a director in October 1997) each receive $15,000 per year for services rendered as directors, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with their duties as directors.

    The Company has adopted a Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of Common Stock may be granted to non-employee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Pursuant to the Directors' Plan, each of Messrs. Gaulding, Kaufman and Swann, its non-employee directors, was granted an option to purchase 11,250 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such Director's election ($6.65 in the case of Mr. Gaulding, $23.63 in the case of Mr. Kaufman and $14.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

                    BENEFICIAL OWNERSHIP OF TMP COMMON STOCK

    The following table sets forth information as of November 30, 1998 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "TMP Management-- Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                                       OF                                PERCENTAGE OF
                                                              COMMON STOCK/CLASS B     PERCENTAGE OF        CLASS B
NAME OF BENEFICIAL OWNER                                          COMMON STOCK         COMMON STOCK      COMMON STOCK
-----------------------------------------------------------  ----------------------  -----------------  ---------------
Andrew J. McKelvey.........................................          13,589,877(1)            41.6%              100%
Thomas G. Collison.........................................             124,695                  *            --
James J. Treacy(2).........................................             293,141                1.1%           --
Jeffrey C. Taylor(3).......................................             127,089                  *            --
Paul M. Camara.............................................             128,380                  *            --
George R. Eisele...........................................              84,049                  *            --
John R. Gaulding...........................................              21,250                  *            --
Michael Kaufman(4).........................................               8,438                  *            --
John Swann(5)..............................................              10,870                  *            --
Provident Investment Counsel(6)............................           1,380,527                5.1%           --
All directors and executive officers as a group (13
  persons).................................................          14,387,789               53.2%              100%

------------------------

*   Less than 1%

(1) Includes 2,381,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 2,000 shares of Common Stock owned by Mr. McKelvey's wife and 100 shares of Common Stock owned by Mr. McKelvey's daughter. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 300 shares of Common Stock owned by Mr. Treacy's daughters.

(3) Includes 60,906 shares of Common Stock, subject to options, which are exercisable within 60 days of October 30, 1998.

(4) Consists of 8,438 shares of Common Stock, subject to options, which are exercisable within 60 days of October 30, 1998.

(5) Consists of 10,870 shares of Common Stock, subject to options, which are exercisable within 60 days of October 30, 1998.

(6) Based on information set forth in an amended Schedule 13G dated October 10, 1998, filed by the beneficial owner. The amended 13G states that such beneficial owner has sole voting power with respect to 1,238,257 of such shares and has sole dispositive power with respect to all of the shares. The address of such beneficial owner is 300 North Lake Avenue, Pasadena, CA 91101.

                              CERTAIN TRANSACTIONS

    The Company has made advances to Messrs. McKelvey and Collison and David A. Hosokawa, a Vice Chairman. The total gross amounts advanced to Messrs. McKelvey, Hosokawa and Collison were $4,515,870, $123,659 and $6,954 in 1993, respectively; $9,206,681, $5,100 and $44,839 in 1994, respectively; $612,509,
$1,813 and $0 in 1995, respectively; and $4,537,159, $10,503 and $0 in 1996, respectively. Mr. McKelvey repaid $1,306,458 in 1993, $5,487,160 in 1994, $2,271,040 in 1995 and $1,577,157 in 1996. Mr. Hosokawa repaid $27,758 in 1994 and $0 in 1993, 1995 and 1996. Mr. Collison repaid $23,791 in 1993, $6,614 in
1994, $4,550 in 1995 and $3,868 in 1996. Messrs. McKelvey, Hosokawa and Collison repaid their loans to the Company in full in 1997.

    Messrs. McKelvey, Eisele, Paul Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 1998 and the Company's rent for this space is $46,200 per month. Mr. McKelvey has a 49% interest in TMP Development Company Inc., the lessor of the Company's 11,915 square foot office in Holliston, Massachusetts. This lease is month to month and the Company's rent for this space is currently $16,200 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has a 48.92% interest. This lease runs through May 1999 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,955 per month.

    On January 1, 1996, Cala H.R.C. Ltd., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with Cala Services Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which Cala H.R.C. Ltd. provides management services in exchange for a percentage of the billings of Cala Services Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the year ended December 31, 1997, Cala Services Inc. paid approximately $280,000 to the Company for management services.

    For the year ended December 31, 1997, Mr. Gaulding received $51,250 for consulting services.

    Other than the advances, the Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                                  M&B BUSINESS

GENERAL

    M&B provides human resource services to both the public and private sectors in Australasia. Employment related services provided by M&B include consulting, permanent recruitment and temporary contracting. M&B's consulting services assist clients in formulating and implementing effective human resource strategies through workplace training, outplacement and career transition management, psychological services and general human resource consulting. M&B's permanent recruitment services cover traditional search assignments, which involve the placement of highly specialized and senior executive level employees, and selection assignments, which involve the placement of mid-level executives through semi-skilled employees. M&B has also developed a proprietary Assessment Center process which is used by M&B to recruit numerous employees to fill a set of similar positions required by the client. The Assessment Center is designed to simultaneously evaluate the abilities of a group of candidates to perform in a current or future role through job simulations, behavioral and situational interviews, leadership and team exercises, group discussions and role plays. M&B's temporary contracting services place qualified personnel in temporary positions or on discrete short-term projects, thereby enabling M&B's clients to gain the full benefit of a flexible workforce in times of rapidly changing commercial environments. Through the operation of its Alectus Personnel and Labour LinQ divisions, M&B's permanent recruitment and temporary contracting services have been expanded to cover not only executive and professional-level placements but also clerical and support staff and semi-skilled labor positions. In 1996, M&B began marketing Internet-based services as an extension of its recruitment services and has become a leading Australian provider of Internet content. M&B's clients number in excess of 3,000, and, except for British Airways, which accounted for approximately 7% of revenue and for which M&B provides temporary contract personnel, none of which accounted for more than 2% of M&B's revenue, after payments to temporary contract personnel, for the fiscal year ended March 31, 1998. For the year ended March 31, 1998, the Company's revenue was A$330 million ($236 million) and net income was A$11 million ($7.9 million).

    M&B believes that it is one of the strongest brands in Australasia, built on its advertising presence in local media and its record of placements at all levels of industry since 1985. M&B's selling efforts to clients and candidates is highly dependent on the strength of its name, which the Company believes is currently the most recognized name in Australian recruitment. M&B's brand awareness is also of great importance in its recruitment efforts to attract quality consultants as higher market recognition facilitates individual efforts in securing business which directly impacts the consultants' commission based compensation. Based on the strength of its name and reputation, M&B has amassed a proprietary resume database which now holds over 400,000 resumes. This database is a search engine through which M&B consultants find candidates based on specific skill, education or job history criteria. Many of these resumes are collected through M&B's advertising efforts on behalf of those clients with open positions, and also through the unsolicited receipt of resumes at its offices.

    More recently, M&B has developed and utilized "Job Hound," which is an M&B provided, Internet-based "search agent" through which a candidate registers its job search preferences with the Company. M&B does not own the technology on which Job Hound is based. Each night, Job Hound automatically checks to see whether any new jobs which fit the candidate's preferences have been added to the database. When a match is found, the candidate is automatically e-mailed with the job's description and is invited to view the details of the job through M&B's Web site. If the candidate obtains the job through this service, M&B gets credited with the placement and collects the attributable fee.

    M&B was incorporated in New South Wales in January 1985 and has a wholly-owned subsidiary, Morgan & Banks New Zealand, Limited, a New Zealand corporation formed in 1991. M&B also has majority-owned subsidiaries, Morgan & Banks (Hong Kong) Limited, a Hong Kong corporation formed in 1990, M&B Search Pte Ltd., a Singapore corporation formed in 1995 and Morgan & Banks PLC, a United

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Kingdom corporation formed in 1988. M&B conducts its human resource services through these corporations in New Zealand, Hong Kong, Singapore and the United Kingdom.

INDUSTRY OVERVIEW

    The human resource services industry for both the public and private sector centers on consulting, permanent recruitment, temporary contracting and a variety of complimentary offerings, including outplacement services, employee testing, psychological consulting and training and development services. The overall market is affected by the cyclicality and seasonality of labor requirements and skill or industry labor shortages, however the industry is experiencing strong growth propelled by structural change and outsourcing. For the 12-month period ending June 30, 1997, the market for permanent placement, temporary and contracting markets in Australia was estimated by the Recruitment & Consulting Services Association at approximately A$4.5 billion; M&B accounted for 15% of the permanent placement revenue, and 4% of the contracting/temporary revenue, in Australia. In the United Kingdom, the size of the temporary staffing market was quoted by ABN Ambro at US$23.5 billion, although M&B accounted for less than 1%.

    Barriers to entry have traditionally been considered relatively low, but are increasing as a result of growth, consolidation and technological innovation in the area of candidate resume handling. Nonetheless, the increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive medium for employment services. Thousands of companies have created corporate web sites that feature information about their product offerings and advertise employment opportunities. Through the world wide web, Internet content providers are able to deliver timely, personalized content in a manner not possible through traditional media that can be continuously updated, distributed to a large number of consumers on a real-time basis, and accessed by users at any time.

    Competition in the employment services industry is fragmented and primarily includes the customer's in-house human resource capabilities, international and local service providers and industry specialists. A strong brand name provides a degree of security to the candidate, and provides a "top of mind" benefit when selecting a supplier.

CONSULTING

    There are two types of human resource consulting -- general and strategic. General human resource consulting includes working with clients to tailor career transition programs to suit the needs and objectives of individuals who face a career change or possible restructuring. Staff change results from downsizing, restructuring, ownership change, mergers and acquisitions, poor performance, change of management, and succession plan blockage. Strategic human resource consulting involves working with clients to create solutions to maximize organizational performance through people. Psychological services apply assessment tools to aid in recruitment, succession planning, performance development, career coaching, team building and cultural change programs.

SEARCH & SELECTION/PERMANENT RECRUITMENT

    Candidates are located through a variety of efforts by the recruitment consultant, including placement of newspaper and Internet based advertising, search of in-house databases and targeted direct contact, following detailed market research.

    After location, candidates are screened and narrowed to a "short list" from which the client may tender an employment offer. Generally, fees are calculated as a percentage of a candidate's annual salary. The assignment may be retained or contingency based. Contingent assignments may be awarded on a non-exclusive basis. The firm with the successful candidate earns the fee. Fees to the human resource services firm are based on percentages of the annual remuneration package paid to the employee who is hired. In Australasia, such fees range from 15% for mid-level employees to 33% for senior executives and in the United Kingdom, such fees range from 25% to 33 1/3% for executive employees.

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    The largest cost component of search and selection is performance based commissions paid to consultants who typically earn 25% to 33% of fees generated. Retention of high performing consultants is key to maintaining revenues.

CONTRACT EMPLOYMENT/TEMPORARY SERVICES

    Contract employment companies provide temporary employees for short to mid-term assignments to fill the general temporary personnel needs of employers as well as for strategic usage of temporary personnel such as for specific projects. Candidates are generally located through classified advertising and in-house databases. Companies are generally charged an hourly rate for provided labor. Costs are flexible of both the purchaser and service provider as contract employees are paid and charged out only for hours provided. Margins are effected by the supply of needed skills and the ability of large users of contract employment buyers to negotiate price.

    Temporary employment is gaining acceptance with both employers and employees. For example, in Australia, which is M&B's largest market, part time employment has accounted for over 50% of job growth since 1979 and has risen from 15% to 25% of total employment since 1978. The temporary employment market in Australia is estimated by ABN Ambro at US$2.0 billion.

M&B CONSULTING

    M&B's consulting business generated revenues of A$23.0 million for the fiscal year ended March 31, 1998. M&B's practice is to initially offer clients its human resource consulting services and then, depending on the recommendations of those services, follow through with its search and selection (permanent recruitment) and/or temporary contracting services in order to realize its recommendations. M&B believes that its well-established franchise in search and selection and contracting activity throughout Australasia provides a strong base for expansion of M&B's services in human resources consulting.

CONSULTING SERVICES

    M&B's human resource consultants work closely with a client's line managers and human resource professionals to understand the key organizational demands of planning that client's workforce needs, finding the right people for the right jobs, developing and enhancing performance and careers and providing effective separation and outplacement support to that client's exiting employees. Individual psychological assessment for recruitment, job and competency profiling and the development of performance management systems have continued to be a major focus of M&B.

    In working with its clients to formulate and implement effective human resource strategies, M&B provides a range of services including outplacement and career transition management, psychological services, and general human resource consulting on issues such as high staff turnover, long term human resource planning, lack of teamwork, poor performing employees, career development programs, and training and development. Clients rely on M&B human resource consulting to support morale, prevent management distraction, reduce risk of litigation, facilitate succession plans, preserve the dignity of employees and sustain productivity.

OUTPLACEMENT SERVICES & CAREER TRANSITION MANAGEMENT

    Career management and outplacement services benefit corporations by reducing risks, including productivity and legal risks, as required changes in the size or makeup of a corporation's labor resources are made.

    M&B's outplacement services come into play when an organization's employees are being released and include counseling, interview training, assistance in resume preparation, and office support services.

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M&B is not engaged in this instance to find jobs for the released employees, but rather to prepare these employees for the process of job searching and to improve their chances of finding suitable employment.

    M&B's outplacement services can be on a "one-on-one" or group basis and M&B has developed a range of individual outplacement programs that are suitable for senior, middle and junior executives. For larger scale redundancies, both white and blue collar, M&B can provide career transition workshops, retirement and pre-retirement seminars or individual career counseling. By offering a range of outplacement programs and workshops, M&B is well positioned to suggest the level of assistance appropriate to the needs of a particular organization and the affected individuals.

    M&B also provides career transition management services for companies looking to reorganize rather than downsize their workforce. Here, M&B will assess the skills of the employees and recommend where and how those skills might be best utilized elsewhere within the same organization.

PSYCHOLOGICAL SERVICES

    M&B employs an in-house team of fully qualified psychologists and trained specialists who work with clients' senior management to help them make decisions about the capabilities and potential of employees. The services offered include candidate assessments, helping employees with change and personal development, and one-on-one counseling.

    The goal of M&B's psychological services is to assist clients in minimizing bias, moving from "gut feel" to a more consistent and objective approach to hiring and promoting. Psychological assessment can be used to benchmark high performers within an organization and M&B believes that comparing new recruits against an established internal benchmark ultimately leads to better recruitment decisions. To assist its clients, M&B offers comparison against its proprietary, normative database which is one of the biggest worldwide and can provide specific role and industry benchmarks against which candidates can be compared.

    As a complement to its consulting business, M&B publishes a quarterly Job Index in both Australia and New Zealand measuring employment activity through surveys of its considerable client base. This index is distributed to clients, prospective clients, market analysts and is available publicly on the Internet.

SEARCH AND SELECTION/PERMANENT RECRUITMENT

    M&B's search and selection business generated approximately A$77.4 million in revenue for the year ended March 31, 1998. According to the ACA Research P/L June 1997 survey of recruitment practices of Australian companies, M&B is Australia's most recognized brand name in permanent placement. In March 1997, a research report commissioned by M&B found that the "Morgan & Banks" name was one of the leading two brands in Auckland.

    Using M&B's selection methodology, consultants analyze the individual, cultural and organizational criteria to identify an individual that is most likely to succeed in a client organization now and in the future. The selection methodology will comprise a combination of searching M&B's proprietary database, placing targeted advertisement and researching potential candidates to target their recruitment. The size of M&B's proprietary resume database (now with over 400,000 resumes) is essential to providing both permanent and temporary candidates on short notice.

    In a SEARCH assignment, generally for executive positions, M&B's client informs the relevant consultant of a specific vacancy and the consultant produces an assignment specification and a competencies document to confirm the requirements. Potential candidates are identified through research into organizations where they may exist and background investigations. M&B screens and conducts in-depth interviews of candidates and prepares a shortlist of suitable candidates, which is presented to the client. The client then proceeds to conduct interviews, negotiate offers, confirm acceptances, check references, and verify facts relating to the successful candidates. Following a successful placement, M&B follows up with the

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client, in one, three and six month intervals, on the performance success of the placement. This service is usually provided only for highly specialized or senior roles.

    In a SELECTION assignment, generally for positions below the executive level, candidates normally are attracted by classified advertising (the cost of which is paid by the M&B client) or chosen through a computerized database file search, as opposed to a detailed search assignment. M&B screens and interviews applicants prior to providing the client with a short list. Upon acceptance of the shortlist of suitable candidates, the client then proceeds to interview those selected candidates. The next steps in the process include negotiation of an offer, confirmation of acceptance, reference checking, confirmation of start date and performance follow-up at the end of one and three months.

    For each assignment, through discussion with the client and a review of likely skill requirements, consultants develop a detailed job profile. In developing this profile, M&B gains an in-depth understanding of the key requirements, critical tasks and performance standards that define the job. Consultants then interview candidates against these benchmarks and report to the client on how well they compare with it.

    For larger selection assignments, M&B has developed the Assessment Center process which is designed to evaluate a person's capacity to perform in a current or future role. It can be used for internal and external candidates and is based on the premise that if the requirements for an individual job are understood, it is possible to develop testing protocols which assess an individual's ability to succeed in filling the position. Tools and exercises include aptitude testing, job simulations, behavioral and situational interviews, leadership and team exercises, group discussions, role plays and work sample tests. The goals of the Assessment Center process are to put the right people in the right job, boosting both individual job satisfaction and productivity, minimize bad hires and develop objective criteria for downsizing.

    To complement its search and selection business, M&B launched its Internet web site in September 1996. Revenue from ad placement on the web site for the year ending March 31, 1998 approximated A$376,000. The M&B web site allows candidates to search for jobs as well as apply on-line and submit copies of their resumes with their applications. The Web site has attracted visitors from over 50 countries and the number of applications submitted via the web site continues to increase on a month to month basis. The site features agent technology under the brand name Job Hound which permits users to register job specifications and resumes. Each night Job Hound checks to see if new jobs have been added to M&B's database and generates mail notification to candidates whose specifications are a match. The candidate can then return to M&B's site to view the job posting. Job Hound's current number of registered users approximates 24,000. The M&B web site also publishes career content including the Morgan & Banks Job Index and IT Issues Survey.

    To capture business at all levels of its clients' organizations, M&B has extended its permanent recruitment and temporary contracting services to placements below the executive level under the Alectus Personnel and Labour LinQ divisions.

ALECTUS PERSONNEL

    Launched by M&B in 1993, Alectus Personnel is now established as a major player in both permanent and temporary recruitment markets for clerical and support staff. With a current network of 12 offices in Australia and New Zealand, Alectus can deliver a high level of service to major corporations in this region. Revenue reached A$38.4 million for the year ending March 31, 1998. Alectus is the largest recruitment advertiser in The Sydney Morning Herald employment section.

LABOUR LINQ

    Labour LinQ offers recruitment and temporary contract services, predominantly at a "trades" and "blue collar" level to a range of industries including engineering, food processing, telecommunications, transport and manufacturing. Labour LinQ was launched by M&B in 1993 and currently operates in South

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Australia, New South Wales, Queensland and Victoria. Revenue has grown to A$37.6 million for the year ending March 31, 1998.

CONTRACT/TEMPORARY EMPLOYMENT

    M&B's executive contracting business was launched in 1987 whereas the Alectus and Labour LinQ contracting businesses followed in 1993. Collectively, these businesses generated revenue of approximately A$229.6 million for the year ending March 31, 1998. Included in revenue are approximately A$190.8 million of direct payments to contract employees. M&B believes that its large resume database garnered from its franchise in search and selection activity as well as the growing membership in its Internet web site provides a strong base for expansion of its services in contract employment. The demand for contracting services was created as a result of organizations having a need for flexible work forces with the types of skills required to meet their particular circumstances in a changing market.

    M&B continues to lead the development of the "executives on contract" concept. Its specialist teams work closely with clients to enable them to gain the full benefit of the flexible workforce and help their organizations cope in a rapidly changing commercial environment. In addition, the constant cost pressures faced by a growing number of Australasian governments at all levels continue to provide a very fertile field for the expansion of the ongoing executive contracting concept.

    M&B places qualified executives, professionals, clerical and trade labor in temporary positions, or for specific short term projects. Contractors can be used for emergency support or to complement the skills of a client's core, permanent staff. Contracting can be linked to the permanent placement with the client employing a "try before you buy" strategy. The period of the contracting assignment can vary from as little as one day to over 12 months.

    In addition to the more general contracting assignments, M&B may perform a management consulting role. In such a role, a specific task is managed by M&B but staffed by contract executives. M&B's management consulting businesses include: (i) information technology consulting; (ii) risk analysis and risk management; (iii) financial consulting; (iv) cost reduction reviews; and (v) assessment of competitive position.

COMPETITION

    The markets for M&B's services and products are highly competitive and are characterized by pressure to accelerate job completion schedules by incorporating new capabilities and technologies. Pricing is competitive, particularly in the area of contract consulting as larger clients are increasingly interested in preferred supplier agreements. M&B does not own the technology on which Job Hound is based.

    M&B faces competition from a number of sources including international, national and local human resource firms and niche service providers in the areas of search and selection, contract or temporary employment and consulting. Many of M&B's international competitors or potential competitors have longer operating histories, and some have greater financial, management, technological, development, sales, marketing and other resources, than M&B. In addition, M&B's ability to maintain its existing clients and generate new clients depends to a significant degree on the quality of its services, pricing and its reputation among its clients and potential clients. Many advertising and media companies are technically proficient and have started to either internally develop or acquire new media capabilities such as Web recruitment and are also competing with M&B.

    M&B believes its largest competitors in the human resource marketplace are Michael Page International, Drake Consulting, Adecco and Manpower. None of these competitors conduct business in every business sector in which M&B provides services. For example, Michael Page International does not provide human resource consulting and Manpower does not provide executive search services. M&B also competes with hundreds of Internet content providers.

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INTELLECTUAL PROPERTY

    M&B's success and ability to compete is dependent in part on the goodwill associated with its trademarks, trade names, service markets, original Internet content and other proprietary rights. M&B relies on copyright laws, trademark regulations and contract law to protect its intellectual property, customer list and candidate database.

    A substantial amount of uncertainty exists concerning the application of copyright laws to the Internet and there can be no assurance that existing laws will provide adequate protection for M&B's original content. In addition, because copyright laws do not prohibit independent development of similar content, there can be no assurance that copyright laws will provide any competitive advantage to M&B. M&B is in the process of registering the trademark "Job Hound" and has registered the trademark "Morgies on Line," M&B's internal web site which was developed by M&B. M&B also asserts common law protection on certain names and marks that it has used in connection with its business activities.

    Policing unauthorized use of M&B's proprietary technology and other intellectual property rights could entail significant expense and could be difficult or impossible, given the global nature of the Internet and the fact that the laws of other countries may afford M&B little or no effective protection of its intellectual property. In addition, there can be no assurances that third parties will not bring copyright or trademark infringements against M&B or claim that its use of certain technologies violates a patent.

GOVERNMENT REGULATION

    M&B has not been materially affected by any government regulations applicable to its operations.

EMPLOYEES

    At March 31, 1998, M&B had approximately 1,140 permanent employees of which 540 were client service personnel. The remainder of M&B's personnel are information systems, financial and administrative personnel. M&B's employees are not represented by a union or collective bargaining agreement, and M&B considers its employee relations to be excellent.

    M&B engages contract and temporary personnel when required to meet specific client requirements. Such personnel are hired for finite periods of time and are only paid for time spent on assignments. At March 31, 1998, M&B had in excess of 4,600 contract/temporary employees on assignment with clients.

LEGAL PROCEEDINGS

    M&B is involved in various legal proceedings that are incidental to the conduct of its business. M&B is not involved in any pending or threatened legal proceedings which M&B believes could reasonably be expected to have a material adverse effect on its financial condition or results of its operations.

    Morgan & Banks New Zealand Limited ("M&B NZ") has had proceedings issued against it by Gemini Personnel Limited ("Gemini") for an amount of NZ$5.9 million. M&B NZ and Gemini entered a shareholder agreement in November 1993 whereby M&B NZ agreed to subscribe for 60% of the shares in Alectus Recruitment Consultants Limited and Gemini agreed to subscribe for 40%.

    Alectus Recruitment Consultants Limited operated under the provisions of the shareholder agreement until such time as M&B NZ acquired Gemini's 40% shareholding in Alectus Recruitment Consultants Limited in March 1995.

    Gemini has issued proceedings against M&B NZ on two grounds.

    Firstly, Gemini claims that the audited operating result of Alectus Recruitment Consultants Limited used in the calculation of the amount payable to Gemini for the sale of its 40% shareholding reflected an

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increase in overhead costs that had been caused by M&B NZ. Gemini claims that this increase was caused to ensure that no amount was in fact payable to Gemini.

    Secondly, Gemini claims that M&B NZ forced Gemini out of Alectus Recruitment Consultants Limited for its own purposes, thereby breaching its fiduciary duty. Gemini claims that by such action M&B NZ was able to enhance the profits made by M&B NZ shareholders in the sale of their shares to M&B.

    The proceedings are to be heard by the High Court in New Zealand.

    The directors of M&B are of the opinion that the claim is without substance and accordingly the action will be vigorously defended.

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
 M&B MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE CONSOLIDATED FINANCIAL STATEMENTS OF M&B INCLUDED IN THIS DOCUMENT AND TO "SUMMARY--SELECTED FINANCIAL INFORMATION--M&B SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION."

OVERVIEW

    M&B is a leading Australasia provider of human resource services to both the public and private sectors. Employment related services provided by M&B include consulting, permanent recruitment and temporary contracting. M&B's consulting services assist clients in formulating and implementing effective human resource strategies through workplace training, outplacement and career transition management, psychological services and general human resource consulting. M&B's permanent recruitment services cover traditional search assignments, which involve the placement of highly specialized and senior executive level employees and selection assignments, which involve the placement of mid-level through semi-skilled employees. M&B operates under the brand names of Morgan & Banks, Alectus Personnel, Labour LinQ, H. Neumann International, MBT and Compuforce. M&B has also developed the ASSESSMENT CENTER process which is used when M&B is recruiting numerous employees to fill similar positions. The ASSESSMENT CENTER is designed to simultaneously evaluate the abilities of a group of candidates to perform in a current or future role through job simulations, behavioral and situational interviews, leadership and team exercises, group discussions and role plays. M&B's temporary contracting services place qualified personnel in temporary positions or on discrete short-term projects, thereby enabling M&B's clients to gain the full benefit of a flexible workforce in times of rapidly changing commercial environments. Through the operation of its Alectus Personnel and Labour LinQ divisions, M&B's permanent recruitment and temporary contracting services have been expanded to cover not only executive and professional-level placements but also clerical and support staff and semi-skilled labor positions. In 1996, M&B began marketing Internet-based services as an extension of its recruitment services and has become a leading Australian provider of Internet content. M&B's growth strategy is to continue to pursue opportunities to expand the Morgan & Banks recruitment franchise in new markets and to leverage its clients base and approximately 1,160 personnel to expand its human resources product offerings. M&B's clients number in excess of 3,000, none of which accounted for more than 2% of M&B's revenue, after payments to temporary contract personnel, for the fiscal year ended March 31, 1998. For the year ended March 31, 1998, M&B's revenues were A$330 million ($236 million) and net income was A$11 million ($7.9 million). While M&B has not reported financial information subsequent to March 31, 1998 the trends, excluding acquisitions, of its overall operations during the six months ended September 30, 1998 are consistent with prior periods.

    The growth of M&B has been achieved through a combination of organic growth and acquisitions. Since the initial public offering of M&B in 1994, M&B has made four acquisitions with estimated annual revenue of A$40 million.

    M&B has offices in six Australian cities, as well as in Auckland, Wellington and Christchurch in New Zealand and Hong Kong, Singapore and London. Australian operations represented 71.3%, 81.1% and 85.4% of revenue for the years ending March 31, 1998, 1997 and 1996, respectively. M&B markets its services across all industries including Information Technology, Financial Services, Manufacturing, Building and Construction, Government, Transport, Telecommunications and Consumer Products. For the year ended March 31, 1998, Australia, New Zealand, United Kingdom and Asia represented 71.3%, 14.1%, 11.2% and 3.4% of revenue, respectively.

    M&B generates revenue for search and selection and ancillary recruitment services, including print and internet advertising, temporary contract assignments, training, career transition management and human resources consulting. Revenues for search and selection placements are based primarily on a

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percentage of the annual remuneration established for the related position.
However, for assignments of significant volume, M&B may charge a negotiated fee per position. Revenue for temporary contract assignments is based on the time worked at an agreed upon hourly rate. Costs for print advertising are reflected in M&B's billings and represent the only type of difference between billings and revenues. The costs for print advertising and temporary contracting personnel are typically due before payment is received from the client, and historically, M&B has not experienced substantial problems with unpaid accounts. Revenue for consulting services is generated on a project basis and is based on the budgeted time required to complete the consulting assignment.

    In December 1994, M&B acquired 51% of the Wright Company Limited, a placement business based in Hong Kong with operations in Singapore, for A$1.5 million funded through the issuance of 454,546 M&B Shares and cash of A$0.8 million. At the time of the acquisition the Wright Company employed 20 staff and generated revenues of approximately A$2.3 million per year.

    M&B acquired 28.6% of Morgan & Banks New Zealand Limited ("M&B NZ") for A$1.4 million in April 1995 and March 1996, an additional 6.9% during May, July and August of 1996 for A$0.5 million and the remaining 64.5% for A$8.5 million, of which A$1.4 million was paid through the issuance of 275,170 M&B Shares, on January 31, 1997. M&B NZ operates placement, recruitment advertising, staffing and consulting businesses in New Zealand and as of January 31, 1997 employed 230 staff members and generated annual revenues of approximately A$38 million.

    On January 24, 1997 M&B acquired an additional 16.5% of the Asian Group of companies (Morgan & Banks (Hong Kong) Limited and M&B Search Pte formerly the Wright Group) for A$1.0 million and an additional 7.5% on April 1, 1997 for A$0.7 million, bringing M&B's ownership in this group to 75%.

    As a result of the growth in its client base, acquisitions and the expansion of temporary contracting services for both clerical office support and industrial labor markets under the Alectus Personnel and Labour LinQ brand names, which were launched in 1994 and 1993, respectively, the revenue across all business lines increased from A$143.1 million for the year ended March 31, 1996 to A$330.4 million for the year ended March 31, 1998.

    M&B's operating expenses are comprised of staffing costs for temporary contract personnel provided to clients, and salary and related costs and office and general expenses for permanent personnel of M&B for its operations. Salary and related costs include payroll and associated benefits, commissions, bonuses, employee related taxes, recruitment costs and employee sustenance. Office and general expenses include expenses for offices operations, business promotion, depreciation, amortization of goodwill and other intangible assets and professional fees. M&B's contract personnel are not permanent employees and are paid only for hours worked on billable assignments. M&B's search consultants are paid a draw plus commissions ranging from 15% to 33% of gross profit, depending on the business unit.

    M&B's operating expenses have increased from A$131.9 million for the year ending March 31, 1996 to A$311.5 million for the year ending March 31, 1998. This increase of A$179.6 million is primarily due to a A$124.4 million increase in payments to temporary contract service personnel and also to costs associated with increases in expenses to support the growing businesses in permanent recruitment and consulting, and the acquisition of M&B NZ.

    Salary and related costs and office and general expenses increased A$42.0 million and A$12.5 million respectively, for the year ended March 31, 1998 as compared with the year ended March 31, 1996. As a percentage of revenue, payment to contract personnel have increased from 46.4% for the year ended March 1996 to 57.8% for the year ended March 1998, reflecting the growth of its contract businesses as a percentage of total business which resulted from the expansion of contract business into lower skilled areas where the gross margin its typically lower. Salary and related expenses for permanent employees, as a percentage of revenue, decreased from 29.7% for the year ended March 31, 1996 to 25.6% for the year ended March 31, 1998 due to declining percentage of permanent employees in M&B's overall workforce

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and the leverage of administrative personnel over a large billing base. Office and general expenses as a percentage of total revenue have decreased from 16.0% for the year ended March 1996 to 10.7% for the year ended March 1998, primarily due to the expansion of the temporary contracting business which is less dependent on M&B's office resources.

    Amortization of intangibles includes amortization of acquisition related charges, including the costs in excess of fair market value of net assets acquired.

    Net interest includes interest on loans and advances made by M&B's lenders and on capitalized lease obligations. Minority interest in M&B, as of March 31, 1998 reflects 25% of the share capital of the Asian operations of M&B being held by one of the former owners of the Asian business and 5% of the H. Neumann businesses being held by H. Neumann International, an executive search company based in Europe. The owner of the minority interest in the Asian operations continues to work in the Asian business at a senior executive level.

RESULTS OF OPERATIONS

    THE YEAR ENDED MARCH 31, 1998 COMPARED TO THE YEAR ENDED MARCH 31, 1997

    Revenue increased from A$221.5 million for the year ended March 31, 1997 to A$330.4 million for the year ended March 31, 1998, an increase of A$108.9 million or 49.2%. This increase is primarily due to an A$85.7 million or 59.5% increase in revenue derived from temporary contracting services, which increased as a percentage of total revenue to 69.5% for the year ended March 31, 1998 from 65.0% for the year ended March 31, 1997. In addition, revenue for M&B's permanent recruitment business increased A$15.6 million or 25.2%, and consulting revenue increased A$7.5 million or 48.2%. Internet revenue for the year ended March 31, 1998 was A$0.4 million as compared with A$0.2 million for the year ended March 31, 1997. The increase in revenue across all classifications is primarily due to new clients, increased client spending and the full year effect of the M&B NZ acquisition, of A$38.0 million.

    Temporary contract staffing costs increased A$72.0 million, from A$118.9 million for the year ended March 31, 1997 to A$190.8 million for the year ended March 31, 1998. This increase is primarily due to the increased number of temporary contract workers placed by M&B in the year ended March 31, 1998, compared with the prior period. Temporary contract staff costs as a percentage of temporary contract revenue increased to 83.1% for the year ended March 31, 1998 from 82.6% for the year ended March 31, 1997. This decrease in margin percentage reflects the continued expansion of temporary contracting services in lower skilled areas. As a percentage of total revenue, temporary contract service payments increased from 53.7% in the year ended March 31, 1997 to 57.8% in the year ended March 31, 1998.

    Salaries and related costs for M&B permanent employees increased A$26.8 million to A$84.5 million for the year ended March 31, 1998 as compared to the year ended March 31, 1997. Such increase relates primarily to increased revenue in M&B's search and selection and consulting businesses and the M&B NZ acquisition. However, as a percentage of revenue, salaries and related costs decreased to 25.6% in 1998 from 26.1% in the year ended March 31, 1997. This decrease is primarily due to the increase in temporary contract service revenue, which does not require a significant increase in permanent staff, and reflects the leveraging of overhead salaries over a larger revenue base.

    For the year ended March 31, 1998, office and general expenses increased A$7.5 million to A$35.4 million as compared to the year ended March 31, 1997 reflecting the increases in infrastructure, including staff, needed to support increases in revenue, the M&B NZ acquisition, and the A$703,000 abnormal loss on the opening and closing of M&B's office in Indonesia. In mid-1997, M&B opened an office in Jakarta and, as a result of the unanticipated downturn of the Indonesian economy and associated political and social unrest, terminated operations in early 1998. As a percentage of revenue, office and general expenses for the year ended March 31, 1998 decreased to 10.7% as compared to 12.6% for the year

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ended March 31, 1997, primarily due to the expansion of temporary contracting services without a proportionate increase in office expenses.

    Amortization of intangibles was A$782,000 for the year ended March 31, 1998 as compared to A$371,000 for the year ended March 31, 1997. The increase primarily reflects a full year's amortization of M&B NZ, which is being amortized over a period of twenty years.

    M&B realized interest expense of A$346,000 for the year ended March 31, 1998 as compared with net interest expense of A$34,000 for the year ended March 31, 1997. The increase in interest expense reflects the increase in working capital required to fund the expanding contract services business and related temporary payroll, capital expenditures associated with the development of M&B's computer systems and the expansion of office space in new and existing premises.

    Other income/expense for the year ended March 31, 1998 reflects an expense of A$31,000 and there was no dividend income for the year ended March 31, 1998 as compared to A$151,000 for the year ended March 31, 1997. The 1997 dividend represents a dividend paid by M&B NZ prior to M&B acquiring control.

    Taxes on income for the year ended March 31, 1998 were A$7.2 million compared to A$6.1 million for the year ended March 31, 1997. This increase reflects the increase in pretax profit. The effective tax rate for the year ended March 31, 1998 increased to 39.1% from 36.5% for the year ended March 31, 1997. The increased rate primarily reflects the costs of opening and closure of the Jakarta office for which M&B received no tax benefit and the increase of nondeductible goodwill.

    Minority interest decreased from A$741,000 for the year ended March 31, 1997 to A$214,000 for the year ended March 31, 1998, primarily due to decreased profits from Asian affiliates, as a result of the area's economic downturn, and the decrease in minority interest ownership to 25% in April 1997.

    As a result of all of the above, net income attributable to ordinary shareholders was A$11.0 million for the year ended March 31, 1998 as compared with A$9.9 million for the year ended March 31, 1997, an 11.6% increase.

    THE YEAR ENDED MARCH 31, 1997 COMPARED TO THE YEAR ENDED MARCH 31, 1996

    Revenue increased from A$143.1 million for the year ended March 31, 1996 to A$221.5 million for the year ended March 31, 1997, an increase of A$78.4 million or 54.8%. The increase is primarily due to a A$61.0 million or 73.7% increase in revenue derived from temporary contracting services. As a percentage of total revenue, temporary contracting revenue increased to 65.0% in the year ended March 31, 1997 as compared with 57.9% in the year ended March 31, 1996. In addition, permanent recruitment revenue increased A$12.7 million or 25.9% and consulting revenue increased A$4.4 million or 39.8%. The increase in revenue across all services is primarily due to new clients and increases in client spending. The M&B NZ operation acquired January 31, 1997 contributed A$8.7 million in revenues across all services.

    Temporary contract staffing costs increased A$52.4 million or 79.0%, from A$66.4 million for the year ended March 31, 1996 to A$118.9 million for the year ended March 31, 1997. This increase is primarily due to the increase in temporary contracting service revenue. As a percentage of contract revenue, contract staffing costs for the year ended March 31, 1997 were 82.6% as compared with 80.1% for the year ended March 31, 1996. This decrease in gross margin is related to the expansion of temporary contracting services in lower skilled areas.

    Salaries and related costs for M&B's permanent employees increased A$15.3 million to A$57.8 million for the year ended March 31, 1997 as compared with A$42.5 million for the year ended March 31, 1996. Such increase relates primarily to increased revenue in M&B's search and selection and consulting businesses. However, as a percentage of revenue, salaries and related costs decreased to 26.1% in the year ended March 31, 1997 from 29.7% in the year ended March 31, 1996. The decrease is primarily

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due to the increase in contract or temporary personnel service revenue, which uses temporary staff rather than permanent staff to provide the contracted service to the client, and increased efficiencies in overhead due to the leveraging of administrative staff costs over a larger revenue base.

    Office and general expenses increased A$5.0 million to A$27.9 million for the year ended March 31, 1997. The growth is primarily due to a A$1.7 million increase in operating rental expenses and a A$1.0 million increase in depreciation expense. These increases are due primarily to increased rental space, additional fixed assets and the acquisition of M&B NZ.

    As a percentage of revenue, office and general expenses for the year ended March 31, 1997 decreased to 12.6% from 16.0% for the year ended March 31, 1996.

    Amortization of intangibles was A$371,000 in the year ended March 31, 1997 compared to A$158,000 in the year ended March 31, 1996 due to M&B's acquisition of the operation in M&B NZ. As a percentage of revenue, amortization of intangibles was 0.2% in the year ended March 31, 1997 and 0.1% in the year ended March 31, 1996.

    Net interest expense for the year ended March 31, 1997 was A$34,000 compared with net interest income of A$103,000 for the year ended March 31, 1996. This change was due to borrowings made to support M&B's expanding temporary contracting services business.

    Other income/expense includes dividend income and gain or loss from sales of fixed assets. Dividend income represented preacquisition payments from M&B NZ of A$151,000 for the year ended March 31, 1997 as compared to A$189,000 for the year ended March 31, 1996. Sales of fixed assets represented income of A$29,000 for the year ended March 31, 1997 as compared with a loss of A$24,000 for the year ended March 31, 1996.

    Taxes on income increased to A$6.1 million for the year ended March 31, 1997 from A$4.2 million for the year ended March 31, 1996 due to higher pre-tax income. The effective tax rate for the year ended March 31, 1997 on income before taxes was 36.6% as compared with 36.9% in the year ended March 31, 1996.

    Minority interest was A$741,000 for the year ended March 31, 1997 as compared to A$437,000 million for the year ended March 31, 1996 primarily due to an increase in profits generated by the Asian operations.

    As a result of all of the above, net income applicable to ordinary shareholders was A$9.9 million as compared to A$6.8 million for the year ended March 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES

    M&B's principal capital requirements have been to fund (i) the growth in the temporary contract services payroll and consultant payroll as each of the businesses grow, (ii) capital expenditures, (iii) dividend payments and (iv) acquisitions. M&B's working capital requirements are generally higher in the quarters ending June 30 and December 31, during which periods the semi-annual and annual bonuses, which are based on a combination of division results and individual performance, are paid.

    M&B has met its liquidity needs over the last three years through funds provided by operating activities, supplemented by long-term borrowings. Net cash provided by operations for the years ended March 31, 1998, 1997, and 1996 was A$17.7 million, A$17.8 million and A$9.1 million, respectively. Cash provided by operations in the year ended March 31, 1998 over the year ended March 31, 1997 was flat, as improved collection performance, evidenced by a reduction in days sales outstanding to 44 from 52, was more than offset by greater payments for accounts payable and accrued liabilities. The increase in the year ended March 31, 1997 over the year ended March 31, 1996 was due to a combination of improved collection performance, evidenced by a reduction in days sales outstanding to 52 from 56, and reduced payments for accounts payable and accrued liabilities.

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
    Net cash used in investing activities for the years ended March 31, 1998, 1997 and 1996 was A$9.9 million, A$12.2 million and A$6.0 million, respectively. The decline for the year ended March 31, 1998 from the year ended March 31, 1997 primarily reflects the 1997 expenditure of A$6.6 million for the M&B NZ acquisition offset by an increase of A$4.8 million in capital expenditures in the year ended March 31, 1998. This increase in capital expenditures reflects expenditures on leasehold improvements at new and existing properties and increased investment in technology. Generally, the average capital expenditure commitment for each fiscal year has been approximately 2.3% of revenue and such level of expenditure is expected to continue during the near term. The increase in investing activities in the year ended March 31, 1997 over the year ended March 31, 1996, reflects the expenditure of A$6.6 million for the M&B NZ acquisition in the year ended March 31, 1997 compared with A$1.5 million in the year ended March 31, 1996 for the initial investment in M&B NZ and a A$1.1 million additional investment in Asia, and a A$200,000 increase in capital expenditures.

    M&B's financing activities include borrowings and repayments under its financing agreements, principally to finance working capital, leasehold improvements and equipment purchases. M&B's financing activities used net cash of A$4.6 million, A$0.6 million and A$4.4 million in 1998, 1997 and 1996, respectively. M&B's financing facilities are with Australian and New Zealand Banking Group Limited ("ANZ") and ANZ Banking Group (New Zealand) Limited. The financing facilities described below were in effect at March 31, 1998 and September 4, 1998 and provide for (i) a revolving 364-day overdraft facility of A$7.4 million, (ii) a fixed interest rate revolving credit facility of A$2.5 million until January 2, 2001, (iii) a fixed and/or variable interest rate revolving credit facility of NZ$3.2 million until January 31, 2001 and (iv) a facility of NZ$1.0 million, which is interchangeable between an overdraft or revolving credit facility at the discretion of M&B and which is reviewed annually. The facilities may only be drawn in the indicated currency. As at March 31, 1998, total facilities available were A$13.3 million, of which A$8.0 million was utilized and A$5.3 million was unused. A hire purchase agreement also exists with Australian Guarantee Corporation Limited for financing the purchase of equipment and software. The outstanding liability in connection with such agreement at March 31, 1998 amounted to A$0.6 million. This agreement requires repayment by March 2000, and M&B's total indebtedness at March 31, 1998 was A$8.6 million. M&B believes that its expected future cash flows from operations, along with its ability to borrow funds from its existing credit facilities will provide it with sufficient liquidity to meet its cash needs over the next several years. M&B is currently, and expects to remain, in compliance with all covenants in its financial facilities.

    ANZ has a right to review certain facilities noted above on an annual basis. If, following the review, it determines that there has been a change in credit risk or profile of M&B then they may give at least 30 days notice to M&B to either change the terms upon which the facilities are provided or terminate the facilitites. In the event that notice to terminate the facilities is given, then outstanding amounts under the relevant facilities are repayable at the end of the notice period. ANZ, however, has the ability, should there be an event of default, to terminate some or all facilities and require immediate repayment. The most recent annual review of the relevant facilities was completed on January 30, 1998. M&B is not aware of any information indicating that ANZ may cancel the facility in the near future.

    The interest rate of the fixed rate commercial bill facility is 5.74% per annum until January 2001. The interchangeable facilities were determined by reference to the prevailing bank bill or overdraft rates applicable to the country in which the financing is utilized. An interest rate option was taken out on the New Zealand commercial bill until September 15, 1998 with a capped interest rate of 8.5% per annum. The security on the financing facilities is a cross guarantee by and between M&B and two New Zealand subsidiaries. In addition, certain covenants exist relating to minimum shareholders' funds and interest cover ratios along with an undertaking not to create any mortgage, pledge or charge over the assets of the Morgan & Banks Group with the exception of the existing registered charge over the book debts of M&B to a maximum of A$1 million held by Australian Guarantee Corporation Limited.

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COMPUTER SYSTEM YEAR 2000 COMPLIANCE

    Many existing computer programs use only two digits to identify a year in the date field. These programs do not consider the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by the Year 2000. M&B is aware of the potential problems that may be created by this situation and its effects on their computer systems. As such, M&B has made, and will continue to make, investments to ensure that any potential impact on the business is minimized.

    Certain of such investments have included upgrades to various applications software programs, upgrades to M&B's operating systems, hardware and infrastructure systems. M&B is also monitoring the activities of those service providers, business partners, clients and candidates that M&B feels would cause the largest negative impact to its business, should it suffer from Year 2000 related problems. For example, M&B is reviewing the public disclosure filings of larger service providers and discussing potential issues with smaller service providers to determine when such service providers will be Year 2000 compliant. M&B has also entered into discussions with its larger clients to determine when their systems will be Year 2000 compliant. All of such clients have indicated to M&B that they have procedures in place to ensure compliance before 2000 or that they are already compliant. M&B only faces a Year 2000 issue with its candidates if such candidates submit resumes to M&B electronically. To the extent an issue would arise, a candidate could submit resumes to M&B by facsimile transmission or mail without materially effecting M&B.

    M&B's Year 2000 program is expected to run through three distinct phases as detailed below:

        - Audit--During this phase M&B will ensure that it has a complete understanding of all systems and processes that could be impacted by the Year 2000 problem. M&B will also develop a comprehensive action plan to address all identified problem areas.

        - Action--During this phase M&B will endeavor to correct all identified problems.

        - Contingency planning--This will involve putting in place as many plans as possible to avoid any issues that may arise due to unforeseen problems to M&B's systems and processes.

    The action phase is scheduled for completion in March of 1999 after which point M&B will focus its attention on contingency planning.

    At this stage M&B's mission critical systems have moved into the action phase and are being updated to be Year 2000 compliant as follows:

    Australia:

          General Ledgers System--November 1998
           Client and Candidate databases--November 1998
           Email Systems--November 1998
           Payroll System--Now compliant
           Microsoft Office--March 1999

    Asia:

          Finance Systems--February 1999
           All Other Systems--March 1999

    London:

          All Systems--December 1998

    M&B does not presently anticipate that the costs of addressing the Year 2000 problem will have a material adverse affect on its financial condition, results of operations or liquidity. Present estimates of the costs for Australian upgrades are below A$500,000 and costs for other locations are being determined. This estimate is derived in part from discussions with an independent consultant retained by M&B to help

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it assess Year 2000 problems. In addition, M&B used software obtained from outside vendors to help identify and quantify Year 2000 issues. All software upgrades should be covered by existing maintenance contracts.

    A comprehensive testing program is being developed to ensure that M&B identifies additional areas of exposure, if any. The program, which will be completed in 1999, will allow M&B to develop systems and have contingency plans in place to cope with any issues that may arise because of the Year 2000 situation.

    M&B believes that a worst case scenario resulting from non-compliance with Year 2000 would be a loss of revenue from a large client whose systems are non-Year 2000 compliant. M&B is unable to quantify the size of the loss, if any. M&B also believes that if a loss did occur, it would only be temporary.

    The discussion of M&B's efforts and management's expectations of the effect of the Year 2000 issue and its attempts to resolve identified potential problems on operating results are forward-looking statements. Actual results could be materially different because of M&B's ability to make its systems Year 2000 compliant and to minimize incremental costs associated there with could be adversely impacted by, among other things, the availability and cost of programming and testing resources, vendors' ability to modify proprietary software, and unanticipated problems or unidentified problems in the ongoing compliance review.

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
                     COMPARISON OF RIGHTS OF HOLDERS OF TMP
                     COMMON STOCK AND HOLDERS OF M&B SHARES

    Upon consummation of the Transaction, the shareholders of M&B, an Australian corporation, will become stockholders of TMP, a Delaware corporation. The Delaware GCL and Australia's Corporations Law differ in many respects, and these differences will result in changes in the rights of M&B Shareholders. The following description summarizes certain differences between the Delaware GCL and Australia's Corporations Law that may affect the rights of M&B Shareholders as a result of the Transaction.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

    Under Section 228 of the Delaware GCL, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without such a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present. The Certificate of Incorporation of TMP does not have such a prohibition.

    Under Australia's Corporations Law, prior notice of any action required or permitted to be taken at the annual general meeting or other general meetings of M&B shareholders must be given to M&B shareholders at least 28 days prior to the meeting (unless shorter notice is consented to) and must be voted upon by the shareholders at the meeting prior to being implemented. As a general rule, the shareholders cannot delegate their powers to be exercised at a general meeting to the directors.

CLASS VOTES OF STOCKHOLDERS

    The Delaware GCL does not require separate class votes of all voting classes in order to approve charter amendments, mergers and sales of substantially all assets. Section 242 of the Delaware GCL, however, provides that all classes of stock, even a nonvoting class of stock, vote on charter amendments that adversely affect the rights of holders of shares of such class.

    Australia's Corporations Law does not require a separate class vote of the shareholders holding different classes of shares in order to approve amendments to a corporation's constitution, mergers and sales of substantially all assets.
Section 246B of Australia's Corporations Law, however, requires that where the rights of a class of shares are to be varied, either (i) 75% of the shareholders of that particular class consent in writing to the variation, or (ii) a meeting of the members of that class be held and 75% of those members present and entitled to vote at that meeting vote in favor of the variation. This requirement is reflected in the constitution of M&B.

STOCKHOLDER VOTING

    The Delaware GCL generally requires a majority vote of the shares of stock of each constituent corporation outstanding and entitled to vote in order to effectuate a merger between two Delaware corporations (Section 251) or of the Delaware corporation in the case of a merger between the Delaware corporation and a corporation organized under the laws of another state (a "foreign" corporation) (Section 252).

    Section 411(4)(a) of Australia's Corporations Law provides that the members, present and entitled to vote at a general meeting, representing 75% of the votes cast at that meeting must vote in favor of a resolution to merge an Australian corporation with another corporation (including a merger with a foreign corporation) by way of a scheme of arrangement.

    Alternatively, Section 623 of Australia's Corporations Law permits the merger of an Australian corporation with another corporation, including a foreign corporation, by means of a takeover of the Australian corporation, upon the approval of a majority of the shareholders of the Australian corporation

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
present at a general meeting to approve the merger, provided that no votes are cast by the acquiring corporation or its associates.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

    Section 203 of the Delaware GCL ("Section 203") prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include: mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); and receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;
(ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him, her or it an interested stockholder (excluding shares held by certain affiliates of the corporation); or
(iii) at or after the time such person becomes an interested stockholder, the business combination is approved by both the board of directors and 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder).

    Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, is quoted on an interdealer quotation system such as Nasdaq (as is TMP) or is held of record by more than 2,000 stockholders. A Delaware corporation may elect in its original certificate of incorporation, or by amending its certificate of incorporation or bylaws, that it will not be governed by Section 203. Any such amendment must be approved by the stockholders and may not be further amended by the board of directors. TMP is governed by Section 203.

    Section 203 has been challenged in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. TMP believes that so long as the constitutionality of
Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with TMP. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for TMP in which all stockholders would not be treated equally. Section 203 should also discourage certain potential acquirers unwilling to comply with its provisions.

    Under Australia's Corporations Law, shareholder approval is required in respect of certain transactions including: (i) a buy-back of shares by a company; (ii) certain types of financial assistance to a person acquiring shares in a company; and (iii) reductions of capital.

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
    The listing rules of the ASX may also require shareholder approval in respect of the following transactions: (i) an acquisition or disposal by the company or a "child entity" (e.g. a subsidiary) of assets representing 5% of the equity interests in the company from or to (A) a related party, (B) a subsidiary (other than a wholly-owned subsidiary), (C) a substantial shareholder holding or being entitled to at least 10% of the voting securities within 6 months before the transaction, (D) an associate of one of the above; or (E) a person whose relationship to the company is such that the ASX is of the opinion that it be approved by the shareholders; (ii) the issue of shares to a related party or a person whose relationship to the company is such that the ASX is of the opinion that approval by the shareholders is required; (iii) acquisition of shares in the company pursuant to employee incentive schemes; (iv) certain payments to directors and termination payments; (v) substantial changes to the activities of a company; or (vi) a disposal of a major asset to a person that intends to offer securities with an intention to list.

    Part 2E of Australia's Corporations Law prohibits certain transactions between M&B and related parties unless the transaction is one in respect of which appropriate shareholder approval has been obtained. Related parties are defined to include: (i) a director of M&B or its parent company (i.e. a company of which M&B is a subsidiary); (ii) a spouse or de facto of such a director;
(iii) a person who constitutes part of an economic entity which is the parent entity of M&B: (iv) an entity which one of the foregoing persons controls as determined by Australia's Accounting Standards; or (v) the parent entity or a sibling entity of M&B;

    Transactions in which a director has a material personal interest may also require shareholder approval under Section 232A of Australia's Corporation Law.

APPRAISAL RIGHTS

    Section 262 of the Delaware GCL provides for appraisal rights only in the case of a statutory merger or consolidation of a corporation where the petitioning stockholder does not consent to the transaction. In addition, no appraisal rights are available where the corporation is to be the surviving corporation and a vote of its stockholders is not required under Delaware GCL
Section 251(f). There are also no appraisal rights, unless otherwise provided for in a corporation's certificate of incorporation, for shares of stock listed on a national securities exchange, or designated as a national market system security on an inter-dealer quotation system by the NASD or held by more than 2,000 holders of record, unless such stockholders would be required to accept anything other than shares of stock of the surviving corporation, shares of another corporation so listed or held by such number of holders of record, cash in lieu of fractional shares of such stock or any combination thereof. The Certificate of Incorporation of TMP does not provide for such additional appraisal rights.

    There are no specific appraisal rights under Australia's Corporations Law in respect of the merger of a company with another corporation. Australia's Corporations Law does, however, provide for a general right of shareholders to take injunctive or declarative proceedings in respect of actions of a company that are oppressive or unfairly prejudiced to, or unfairly discriminatory against, its shareholders. In addition, if it is found that a company has acted oppressively, either the Australian Federal Court or a State Supreme Court may make orders regulating the affairs of the company, including an order to wind-up the company, an order that the company purchase shares from affected shareholders, or an order restraining oppression. Australian common law actions may also be available to minority shareholders where they can prove that "fraud" on the minority has occurred (i.e. the majority shareholders voting with an improper purpose to appropriate property or rights for themselves that belong to the company).

AMENDMENT OF BYLAWS

    Section 109 of the Delaware GCL provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, provided that a corporation may, in its certificate of incorporation,

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
confer such powers on the board of directors. In accordance with the Certificate of Incorporation of TMP, the Board of Directors of TMP is expressly authorized to adopt, amend or repeal the Bylaws of TMP.

    Section 136 of Australia's Corporations Law provides that a company may only adopt, amend or repeal its constitution with the approval of its shareholders. A vote to amend, adopt or repeal a company's constitution must be passed by 75% of the shareholders present and entitled to vote at the meeting or in a poll by a majority of 75% of the votes cast. The shareholders cannot transfer this power to the directors of the company. Australia's Corporations Law contains certain provisions which are mandatory for public companies and are deemed to form part of a public company's constitution. These mandatory provisions may only be amended by amendment to Australia's Corporations Law itself.

LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Section 102 of the Delaware GCL allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 of the Delaware GCL does not, however, permit a corporation to limit or eliminate the personal liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of TMP provides for limitations on directors' liability to the fullest extent permitted by the Delaware GCL.

    Section 145 of the Delaware GCL provides that a corporation may indemnify any of its officers and directors party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another organization by, among other things, a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Bylaws of TMP provide for indemnification of officers and directors of TMP to the maximum extent and in the manner permitted by the Delaware GCL.

    Section 241(1) of Australia's Corporations Law prohibits a company from indemnifying directors, other officers or auditors of the Company against liability incurred by that person as a director, officer or auditor so as to exempt such a person from that liability.

    The prohibition is subject to two exemptions:

1. The company may provide an indemnity to a person acting as a director, officer or auditor against liability to a third person (not the company or a related body corporate) unless the liability arises out of a lack of good faith; or

2. The company may indemnify a director, officer or auditor for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted or in respect of an application, in relation to such proceedings, in which the Australian Federal or State Supreme Court grants relief to the person under Australia's Corporations Law. M&B's constitution requires M&B to indemnify its directors to the fullest extent permitted by Australia's Corporations Law.

CLASSIFIED BOARD OF DIRECTORS

    Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. The Certificate of Incorporation of TMP does not provide for a classified board.

    Australia's Corporations Law does not require companies to have boards of directors that are appointed for staggered terms. The listing rules of the ASX do, however, prohibit a director, other than one managing director, from holding office for 3 consecutive years or 3 consecutive annual general meetings (whichever is longer) without being re-elected. The constitution of M&B requires that each director retire and offer himself for re-election as outlined above other than one managing director.

CUMULATIVE VOTING FOR DIRECTORS

    Section 214 of the Delaware GCL permits cumulative voting for directors to the extent provided for in a Delaware corporation's certificate of incorporation. The Certificate of Incorporation of TMP does not provide for cumulative voting and there is no cumulative voting rights provision in TMP's Bylaws.

    Neither Australia's Corporations Law nor M&B's constitution provides for cumulative voting for directors.

REMOVAL OF DIRECTORS

    Under Section 141 of the Delaware GCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, in the case of a corporation having a classified board, stockholders may effect such removal only for cause and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

    Under Section 227(1) of Australia's Corporations Law, a director of a public company may be removed by a resolution of that company's shareholders at a general meeting.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    Section 223 of the Delaware GCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum), or by a sole remaining director, unless (i) otherwise provided in the certificate of incorporation or by laws of the corporation (TMP's Certificate of Incorporation and Bylaws do not provide otherwise) or (ii) the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy (TMP's Certificate of Incorporation does not have such a provision). In addition, if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the shares outstanding at the time and entitled to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the Delaware GCL. Unless otherwise provided in the certificate of incorporation or bylaws, when one or more directors resign from the board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy (TMP's Certificate of Incorporation and Bylaws do not provide otherwise).

    M&B's constitution provides that the company may elect any natural person to be a director whether or not in addition to the existing directors. In addition, the directors of M&B may appoint a natural person as a director either to fill a casual vacancy or as an addition to the existing directors. Such a director must retire at the next annual general meeting at which the director is eligible for re-election.

SPECIAL MEETINGS

    Under Section 211 of the Delaware GCL, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. Under TMP's Bylaws, a special meeting of stockholders may be called by the Chairman of the Board or by the President.

    Under Section 249CA of Australia's Corporations Law, a meeting of a public company listed on the ASX may be convened by one director. M&B's constitution also provides that the directors may convene a meeting when they see fit.

    Under Section 249D of Australia's Corporations Law, the directors must call a meeting upon the request of: (i) shareholders with at least 5% of the votes that may be cast at the general meeting; or (ii) at least 100 shareholders who are entitled to vote at the general meeting. Failure of the directors to convene the meeting within 21 days of the company receiving the request will allow the shareholders who requested the meeting to do so.

    Under Section 249F of Australia's Corporations Law, a meeting may be called by: (i) shareholders with at least 5% of the votes that may be cast at the general meeting; or (ii) at least 100 shareholders who are entitled to vote at the general meeting. This power is in addition to the shareholders rights under
Section 249D. The shareholders must, however, pay for the expenses of the meeting when it is called under Section 249F.

INSPECTION RIGHTS

    Section 220 of the Delaware GCL provides that any stockholder, upon written demand stating the purpose of the inspection, shall have the right to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records.

    Section 173 of Australia's Corporations Law allows any person to inspect and obtain copies of a company's register of shareholders, register of option holders and register of debenture holders.

    Section 275B of Australia's Corporations Law permits shareholders of a company to inspect and copy the minutes of shareholder meetings.

    Section 247A of Australia's Corporations Law provides that the Australian Federal or State Supreme Court may, on application of a shareholder, permit the shareholder or another person to inspect a company's books and records provided the Court is of the opinion that the shareholder is acting in good faith and for a proper purpose.

ELECTION OF DIRECTORS

    The Bylaws of TMP give the TMP Board the power to set the number of directors on the TMP Board at not less than one and not more than nine. The Board is currently set at six.

    M&B's constitution sets the number of directors at not less than 3 nor more than 10. There are currently 8 directors.

                                    EXPERTS

    The consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries included in this Information Statement have been audited by BDO Seidman, LLP, independent certified public accountants and the consolidated financial statements of Neville Jeffress Australia Pty Limited and Subsidiaries included in this Information Statement have been audited by BDO Nelson Parkhill, independent auditors, to the extent and for the periods set forth in their reports appearing elsewhere in this

Information Statement and are included in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

    The consolidated balance sheets of M&B as of March 31, 1997 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1998, included in this Information Statement have been included herein in reliance on the report of Pannell Kerr Forster, independent auditors, given on the authority of that firm as experts in accounting and auditing.

    The consolidated financial statements of Austin Knight Limited and its Subsidiaries included in this Information Statement have been audited by KPMG, independent chartered accountants, to the extent and for the periods set forth in their report included herein and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                           PAGE NO.
                                                                                                          -----------
TMP WORLDWIDE INC.

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS:

  Balance sheet as of September 30, 1998 (unaudited)....................................................         F-3

  Statements of income for the nine months ended September 30, 1998 and 1997 (unaudited)................         F-4

  Statement of stockholders' equity for the nine months ended September 30, 1998 (unaudited)............         F-5

  Statement of cash flows for the nine months ended September 30, 1998 and 1997 (unaudited).............         F-6

  Notes to consolidated condensed financial statements (unaudited)......................................         F-7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS......................................................        F-11

CONSOLIDATED FINANCIAL STATEMENTS:

  Balance sheets as of December 31, 1997 and 1996.......................................................        F-12

  Statements of operations for the years ended December 31, 1997, 1996 and 1995.........................        F-13

  Statements of stockholders' equity (deficit) for the years ended December 31, 1997, 1996 and 1995.....        F-14

  Statements of cash flows for the years ended December 31, 1997, 1996 and 1995.........................        F-15

  Notes to consolidated financial statements............................................................        F-16

MORGAN & BANKS LIMITED

REPORT OF INDEPENDENT AUDITORS..........................................................................        F-38

CONSOLIDATED FINANCIAL STATEMENTS:

  Consolidated profit and loss accounts for the years ended 31 March 1998, 1997 and 1996................        F-39

  Consolidated balance sheets as at 31 March 1998 and 1997..............................................        F-40

  Consolidated cash flow statements for the years ended 31 March 1998, 1997 and 1996....................        F-41

  Notes to and forming part of the consolidated financial statements for the years ended 31 March, 1998,
    1997 and 1996.......................................................................................        F-42

                                                                                                           PAGE NO.
                                                                                                          -----------
AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN US GAAP AND UK GAAP..........................................        F-64

REPORT OF INDEPENDENT AUDITORS..........................................................................        F-67

CONSOLIDATED FINANCIAL STATEMENTS:

  Profit and loss account for the years ended 30 September 1995 and 1996................................        F-68

  Balance sheets as at 30 September 1995 and 1996.......................................................        F-69

  Cash flow statements for the years ended 30 September 1995 and 1996...................................        F-70

  Reconciliation of movement in shareholders' funds for the years ended 30 September 1995 and 1996......        F-71

  Statement of total recognised gains and losses for the years ended 30 September 1995 and 1996.........        F-71

  Notes to the accounts for the years ended 30 September 1995 and 1996..................................        F-72

  Profit and loss account for the nine months ended 30 June 1996 and 1997 (unaudited)...................        F-88

  Balance sheet as at 30 June 1997 (unaudited)..........................................................        F-89

  Cash flow statements for the nine months ended 30 June 1996 and 1997 (unaudited)......................        F-90

  Reconciliation of movement in shareholders' funds for the nine months ended 30 June 1997
    (unaudited).........................................................................................        F-91

  Notes to the accounts for the nine months ended 30 June 1996 and 1997 (unaudited).....................        F-92

NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT............................................................................        F-96

CONSOLIDATED FINANCIAL STATEMENTS:

  Statements of profit and loss for the years ended 30 June 1995 and 1996...............................        F-97

  Statements of cash flows for the years ended 30 June 1995 and 1996....................................        F-98

  Summary of accounting policies........................................................................        F-99

  Notes to consolidated financial statements............................................................       F-103

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................................   $    12,855
  Accounts receivable, net.........................................................................       317,048
  Work-in-process..................................................................................        16,367
  Prepaid and other................................................................................        19,385
                                                                                                     -------------
    Total current assets...........................................................................       365,655
Property and equipment, net........................................................................        49,928
Deferred income taxes..............................................................................         4,084
Intangibles, net...................................................................................       184,463
Other assets.......................................................................................         5,473
                                                                                                     -------------
                                                                                                      $   609,603
                                                                                                     -------------
                                                                                                     -------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................................   $   254,864
  Accrued expenses and other liabilities...........................................................        50,808
  Accrued restructuring costs......................................................................        20,902
  Deferred revenue.................................................................................        13,923
  Deferred income taxes............................................................................        13,519
  Current portion of long term debt................................................................         8,908
                                                                                                     -------------
    Total current liabilities......................................................................       362,924
Long term debt, less current portion...............................................................       128,581
                                                                                                     -------------
    Total liabilities..............................................................................       491,505
                                                                                                     -------------
Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000 shares;issued and outstanding-- none........       --
  Common stock, $.001 par value, authorized 200,000,000 shares;issued and outstanding:
    26,671,447.....................................................................................            27
  Class B common stock, $.001 par value, authorized 39,000,000 shares;issued and outstanding:
    2,381,000......................................................................................             2
  Additional paid-in capital.......................................................................       171,973
  Foreign currency translation adjustment..........................................................          (543)
  Accumulated deficit..............................................................................       (53,361)
                                                                                                     -------------
    Total stockholders' equity.....................................................................       118,098
                                                                                                     -------------
                                                                                                      $   609,603
                                                                                                     -------------
                                                                                                     -------------

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
Commissions and fees......................................................................  $  297,854  $  219,895
                                                                                            ----------  ----------
Operating expenses:
  Salaries and related costs..............................................................     164,012     122,444
  Office and general......................................................................      91,060      69,058
  Amortization of intangibles.............................................................       6,403       4,457
  CEO bonus...............................................................................       1,125       1,125
  Merger costs............................................................................       9,577      --
                                                                                            ----------  ----------
      Total operating expenses............................................................     272,177     197,084
                                                                                            ----------  ----------
Operating income..........................................................................      25,677      22,811
                                                                                            ----------  ----------
Other income (expense):
  Interest expense........................................................................      (9,379)     (6,839)
  Interest income.........................................................................       1,872         386
  Other, net..............................................................................        (842)        (56)
                                                                                            ----------  ----------
      Total other (expense), net..........................................................      (8,349)     (6,509)
                                                                                            ----------  ----------
Income before provision for income taxes, minority interests and equity in (losses) of
  affiliates..............................................................................      17,328      16,302
Provision for income taxes................................................................       7,735       7,894
                                                                                            ----------  ----------
Income before minority interests and equity in (losses) of affiliates.....................       9,593       8,408
Minority interests........................................................................      --             256
Equity in (losses) of affiliates..........................................................        (297)        (20)
                                                                                            ----------  ----------
Net income................................................................................       9,296       8,132
Preferred stock dividend and redemption premium...........................................      --            (123)
                                                                                            ----------  ----------
Net income applicable to common and Class B common stockholders...........................  $    9,296  $    8,009
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Net income per common and Class B common share:
  Basic...................................................................................  $     0.32  $     0.30
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Diluted.................................................................................  $     0.31  $     0.30
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Weighted average shares outstanding:
  Basic...................................................................................      29,142      26,611
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Diluted.................................................................................      29,949      27,091
                                                                                            ----------  ----------
                                                                                            ----------  ----------

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                              CLASS B
                                  COMMON STOCK,            COMMON STOCK,                       FOREIGN
                                 $.001 PAR VALUE          $.001 PAR VALUE      ADDITIONAL     CURRENCY
                              ----------------------  -----------------------    PAID-IN     TRANSLATION   ACCUMULATED
                               SHARES      AMOUNT       SHARES      AMOUNT       CAPITAL     ADJUSTMENT      DEFICIT
                              ---------  -----------  ----------  -----------  -----------  -------------  ------------
Balance, January 1, 1998....  15,476,440  $      15   13,587,541   $      14    $ 165,250     $    (117)    $  (61,134)
Issuance of common stock in
  connection with the
  exercise of options.......     66,332      --           --          --              599        --             --
Issuance of common stock for
  purchases of interests in
  subsidiaries..............     62,413      --           --          --            1,627        --             --
Redemption of common stock..   (287,352)     --           --          --             (668)       --             --
Issuance of common stock for
  matching contribution to
  401(k) plan...............     27,273      --           --          --              627        --             --
Conversion of Class B common
  shares to common shares...  11,206,541         12   (11,206,541)        (12)     --            --             --
Issuance of common stock for
  bonuses...................    119,800      --           --          --            3,413        --             --
Foreign currency translation
  adjustment................     --          --           --          --           --              (426)        --
Capital contribution by
  Principal Stockholder re:
  CEO bonus.................     --          --           --          --            1,125        --             --
Net income..................     --          --           --          --           --            --              9,296
Dividends paid by pooled
  companies.................     --          --           --          --           --            --             (1,523)
                              ---------         ---   ----------         ---   -----------        -----    ------------
Balance, September 30,
  1998......................  26,671,447  $      27    2,381,000   $       2    $ 171,973     $    (543)    $  (53,361)
                              ---------         ---   ----------         ---   -----------        -----    ------------
                              ---------         ---   ----------         ---   -----------        -----    ------------


                                  TOTAL
                              STOCKHOLDERS'
                                 EQUITY
                              -------------
Balance, January 1, 1998....    $ 104,028
Issuance of common stock in
  connection with the
  exercise of options.......          599
Issuance of common stock for
  purchases of interests in
  subsidiaries..............        1,627
Redemption of common stock..         (668)
Issuance of common stock for
  matching contribution to
  401(k) plan...............          627
Conversion of Class B common
  shares to common shares...       --
Issuance of common stock for
  bonuses...................        3,413
Foreign currency translation
  adjustment................         (426)
Capital contribution by
  Principal Stockholder re:
  CEO bonus.................        1,125
Net income..................        9,296
Dividends paid by pooled
  companies.................       (1,523)
                              -------------
Balance, September 30,
  1998......................    $ 118,098
                              -------------
                              -------------

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                           ----------------------
                                                                                              1998        1997
                                                                                           ----------  ----------
Cash flows from operating activities:
  Net income.............................................................................  $    9,296  $    8,132
                                                                                           ----------  ----------
    Adjustments to reconcile net income to net cash provided by (used in)
      operating activities:
    Depreciation and amortization of property and equipment..............................       8,968       6,347
    Amortization of intangibles..........................................................       6,403       4,457
    Amortization of deferred compensation................................................       2,127      --
    Provision for doubtful accounts......................................................       3,244       1,929
    Common stock issued for stay bonus...................................................       3,413      --
    Common stock issued for match to 401k plan...........................................         627         555
    CEO bonus and indemnity payment......................................................       1,125       1,400
    Minority interests...................................................................      --             256
    Provision for deferred income taxes..................................................       3,624       5,309
    Other................................................................................        (803)        (53)
    Changes in assets and liabilities, net of effects of purchases of businesses:
      Increase in accounts receivable, net...............................................     (44,662)    (10,626)
      Increase in work-in-process........................................................        (882)       (639)
      Increase in prepaid and other......................................................      (5,207)     (2,092)
      (Increase) decrease in other assets................................................       2,184      (1,639)
      Increase in accounts payable, accrued expenses and other liabilities...............      35,624       7,383
                                                                                           ----------  ----------
    Total adjustments....................................................................      15,785      12,587
                                                                                           ----------  ----------
        Net cash provided by operating activities........................................      25,081      20,719
                                                                                           ----------  ----------
Cash flows from investing activities:
    Payments pursuant to notes to Principal Stockholder..................................      --          (3,064)
    Repayments from Principal Stockholder................................................      --          14,903
    Capital expenditures.................................................................     (12,822)    (14,892)
    Payments for purchases of businesses, net of cash acquired...........................     (15,674)    (60,202)
    Advances to and investments in affiliates............................................      --             (71)
                                                                                           ----------  ----------
        Net cash used in investing activities............................................     (28,496)    (63,326)
                                                                                           ----------  ----------
Cash flows from financing activities:
    Payments on capitalized leases.......................................................      (2,250)     (2,170)
    Borrowings under line of credit and proceeds from issuance of debt...................     755,455     476,845
    Repayments under line of credit and principal payments on debt.......................    (750,898)   (476,040)
    Proceeds from stock issuance.........................................................      --          51,165
    Cash received from the exercise of employee stock options............................         599         539
    Distributions to minority interest...................................................      --             (25)
    Redemption of minority interest (including premium)..................................      --          (3,133)
    Redemption of preferred stock (including premium)....................................      --          (2,105)
    Dividends paid by pooled companies...................................................      (1,567)     (2,263)
    Dividends on preferred stock.........................................................      --             (18)
                                                                                           ----------  ----------
        Net cash provided by financing activities........................................       1,339      42,795
                                                                                           ----------  ----------
Net increase (decrease) in cash and cash equivalents.....................................      (2,076)        188
Cash and cash equivalents, beginning of period...........................................      14,931      13,110
                                                                                           ----------  ----------
Cash and cash equivalents, end of period.................................................  $   12,855  $   13,298
                                                                                           ----------  ----------
                                                                                           ----------  ----------

     See accompanying notes to consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The consolidated condensed interim financial statements included herein have been prepared by TMP Worldwide Inc. ("TMP" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

    These statements reflect all adjustments, consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997. The Company follows the same accounting policies in preparation of interim reports.

    Results of operations for the interim periods may not be indicative of annual results.

    Previously, the Company had not charged earnings for bonuses specified in its employment agreement with Andrew J. McKelvey, its CEO and Principal Stockholder, because he permanently waived his receipt of the bonuses due to him before the start of the period to which it related. However, the Securities and Exchange Commission informed the Company, that in accordance with their interpretation of Staff Accounting Bulletin 79, Topic 5T "Accounting for Expenses or Liabilities paid by the Principal Stockholder," TMP must record bonus expense for this item, even though it has been permanently waived. Accordingly, the Company has restated the financial statements for the period ended September 30, 1998.

    Basic earnings per share assumes no dilution, and is computed by dividing income available to common and Class B common shareholders by the weighted average number of common and Class B common shares outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effects of common shares issuable upon exercise of stock options and warrants, and contingent shares.

    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows (in thousands):

                                                                   NINE MONTHS ENDED SEPTEMBER
                                                                               30,
                                                                   ----------------------------
                                                                       1998           1997
                                                                   -------------  -------------
Basic............................................................       29,142         26,611
Contingent shares................................................           82         --
Effect of assumed conversion of stock options....................          725            480
                                                                        ------         ------
Diluted..........................................................       29,949         27,091
                                                                        ------         ------
                                                                        ------         ------

NOTE 2--BUSINESS ACQUISITIONS

    In the nine month period ended September 30, 1998, the Company completed fourteen acquisitions, of which three are being accounted for as poolings-of-interests, issuing 2,980,814 shares in connection therewith, and eleven are being accounted for as purchases. Consequently, the accompanying financial

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 2--BUSINESS ACQUISITIONS (CONTINUED) statements have been retroactively restated to include the accounts and results of operations of the pooled companies for all periods presented.

    Two of the poolings-of-interests were with executive search firms, and the third was with a recruitment advertising agency. The two pooled executive search firms are Johnson, Smith and Knisely Inc. ("JSK"), the 12th largest executive search firm in the U.S., according to Kennedy Publications, an official ranking service for the search industry, and TASA Holding AG of Zurich, Switzerland, ("TASA"), an international executive search firm. The eleven purchases were comprised of (a) a human resources consulting firm intended to expand the traditional advertising services offered to the Company's recruitment advertising clients, (b) two recruitment advertising agencies in Singapore, (c) four recruitment advertising agencies in Europe, two in England, one in Germany and one in the Netherlands (d) two U.S. based websites, AboutWork.com and StudentCenter.com and (e) two selection agencies, one in France and one in Spain. The total value of cash paid, promissory notes issued, and common stock issued for these transactions was approximately $102,023, including $85,276 of TMP common stock, for the 1998 period compared with $74,279 paid for acquisitions in the 1997 period.

    The summarized unaudited pro forma results of operations set forth below for the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997 and 1996 assume that the acquisitions in 1998 and 1997, excluding the three poolings because the historical financial statements were restated, occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                                     NINE MONTHS ENDED           YEAR ENDED
                                                                       SEPTEMBER 30,            DECEMBER 31,
                                                                   ----------------------  ----------------------
                                                                      1998        1997        1997        1996
                                                                   ----------  ----------  ----------  ----------
Commissions and fees.............................................  $  303,785  $  233,278  $  358,456  $  321,801
Net income (loss) applicable to common and Class B common
  stockholders...................................................  $    9,028  $    8,959  $   10,755  $  (48,481)*
Net income (loss) per common and Class B common share:
  Basic..........................................................  $      .31  $      .34  $      .40  $    (2.18)*
  Diluted........................................................  $      .30  $      .33  $      .39  $    (2.18)*

------------------------

* Includes special compensation and interest charges in the amounts of $52,019 and $2,603, respectively.

NOTE 3--MERGER COSTS

    Three of the acquisitions completed by the Company in the nine month period ended September 30, 1998, are being accounted for as poolings-of-interests. (See
Note 2.) In connection with these three acquisitions, the Company expensed merger related costs of $9,577 of which $7,090 were expensed during the three month period ended September 30, 1998 in connection with two acquisitions that were completed in that period. The $9,577 of merger costs for the nine month period ended September 30, 1998 consists of (1) $5,539 of non-cash employee stay bonuses, which included (a) $2,127 for the amortization of a $4,254 charge being expensed over the twelve months from April 1, 1998 to March 31, 1999 for TMP shares set aside for key personnel of JSK who must remain employees of the Company for a full year in

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--MERGER COSTS (CONTINUED)
order to earn such shares, (the "JSK Stay Bonus") and (b) $3,413 for TMP shares to key personnel of TASA as employee stay bonuses and (2) $4,038 of transaction related costs, including legal, accounting and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions.

NOTE 4--PROPOSED ACQUISITION

    In August 1998, the Company announced its intention to acquire all of the outstanding stock of Morgan & Banks Limited of Sydney, Australia ("M&B"), a provider of human resource services to both the public and private sectors in Australasia, in a stock for stock transaction. The acquisition is expected to be accounted for as a pooling of interests. The purchase price is anticipated to be between 5.1 million and 8.2 million shares of TMP common stock, depending on the market price of TMP common stock and the currency exchange rate between the US dollar and the Australian dollar. For the fiscal year ended March 31, 1998 M&B had annual sales revenue of approximately $236 million (approximately 331 million Australian dollars).

NOTE 5--COMPREHENSIVE NET INCOME

    SFAS No. 130 Reporting Comprehensive Income, requires that all components of comprehensive income and total comprehensive income be reported on one of the following: a statement of income and comprehensive income, a statement of comprehensive income or a statement of stockholders' equity. Comprehensive income is comprised of net income and all changes to stockholders' equity, except those due to investments by owners (changes in paid in capital) and distributions to owners (dividends). For interim purposes, SFAS 130 requires disclosure of total comprehensive income.

    Total comprehensive income is as follows:

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                        ------------------------
                                                                           1998         1997
                                                                        -----------  -----------
Net income............................................................   $   9,296    $   8,132
Foreign currency translation adjustments..............................        (426)        (375)
                                                                        -----------  -----------
Comprehensive income..................................................   $   8,870    $   7,757
                                                                        -----------  -----------
                                                                        -----------  -----------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 6--ACCRUED RESTRUCTURING COSTS

    In connection with acquisitions completed in 1997, the company recorded certain accruals for restructuring costs to be incurred in connection with preliminary restructuring plans formulated at the time of the respective acquisitions. Such plans involved the closure of certain offices of the acquired companies and the termination of certain management and employees. The objective of the plans was to create a single brand in the related markets in which the Company operates. The preliminary plans were finalized in July 1998. Following is an analysis of the types of expenses accrued as well as charges against the accruals during the period ended September 30, 1998:

                                                           BALANCE                                      BALANCE
                                                      DECEMBER 31, 1997   ADDITIONS    PAYMENTS    SEPTEMBER 30, 1998
                                                      -----------------  -----------  -----------  ------------------
Assumed obligations on leased facilities to be
  closed............................................      $   7,830       $   3,992    $    (559)      $   11,263
Consolidation of acquired facilities................          2,521           1,580         (493)           3,608
Contracted lease payments exceeding current market
  costs.............................................            783              34       --                  817
Severance, relocation and other employee costs......          4,017           2,280       (2,782)           3,515
Pension obligation..................................          1,650              49       --                1,699
                                                            -------      -----------  -----------         -------
Total...............................................      $  16,801       $   7,935    $  (3,834)      $   20,902
                                                            -------      -----------  -----------         -------
                                                            -------      -----------  -----------         -------

NOTE 7--SUBSEQUENT EVENT

    On November 5, 1998, the Company renegotiated its existing credit facility with its primary lender, the Bank of New York. The new agreement provides for a five year $175 million revolving credit facility at lower borrowing costs than the previous agreement, putting the Company's current interest rate at LIBOR plus 87.5 basis points as compared with LIBOR plus 150 basis points under the old facility.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We have audited the accompanying consolidated balance sheets of TMP Worldwide Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMP Worldwide Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

    As discussed in Notes 5 and 13B, the accompanying financial statements have been restated to reflect the effect of business combinations accounted for as poolings of interests consummated subsequent to December 31, 1997 and the effect of a change in the accounting treatment for bonuses waived by the CEO/ Principal Stockholder.

                                          BDO SEIDMAN, LLP

New York, New York
March 20, 1998, except for Notes 5 and 13B for which the date is December 17, 1998

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................  $   14,931  $   13,110
  Accounts receivable, net................................................................     275,461     208,834
  Work-in-process.........................................................................      15,623      14,709
  Prepaid and other.......................................................................      14,178       8,634
                                                                                            ----------  ----------
    Total current assets..................................................................     320,193     245,287
Receivable from Principal Stockholder, net................................................      --          11,413
Property and equipment, net...............................................................      42,408      24,061
Deferred income taxes.....................................................................       4,922       9,325
Intangibles, net..........................................................................     161,148      73,975
Other assets..............................................................................       7,657       5,713
                                                                                            ----------  ----------
                                                                                            $  536,328  $  369,774
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................................................  $  216,220  $  190,622
  Accrued expenses and other current liabilities..........................................      50,979      37,041
  Accrued restructuring costs.............................................................      16,801      --
  Deferred revenue........................................................................       7,992       3,569
  Deferred income taxes...................................................................      10,733       9,818
  Current portion of long-term debt.......................................................      11,750      12,129
                                                                                            ----------  ----------
    Total current liabilities.............................................................     314,475     253,178
Long-term debt, less current portion......................................................     117,825      71,672
                                                                                            ----------  ----------
    Total liabilities.....................................................................     432,300     324,850
                                                                                            ----------  ----------
Minority interests........................................................................      --           3,082
                                                                                            ----------  ----------
Redeemable preferred stock................................................................      --           2,000
                                                                                            ----------  ----------
Commitments and contingencies.............................................................

Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000 shares; issued and
    outstanding--none.....................................................................      --          --
  Common stock, $.001 par value, authorized 200,000,000 shares; issued and
    outstanding--15,476,440 and 11,586,250, shares, respectively..........................          15          11
  Class B common stock, $.001 par value, authorized 39,000,000 shares; issued and
    outstanding--13,587,541 and 14,787,541 shares, respectively...........................          14          15
  Additional paid-in capital..............................................................     165,250     106,800
  Foreign currency translation adjustment.................................................        (117)      1,415
  Deficit.................................................................................     (61,134)    (68,399)
                                                                                            ----------  ----------
    Total stockholders' equity............................................................     104,028      39,842
                                                                                            ----------  ----------
                                                                                            $  536,328  $  369,774
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  -------------------------------
                                                                                    1997       1996       1995
                                                                                  ---------  ---------  ---------
Commissions and fees............................................................  $ 310,619  $ 223,319  $ 183,674
                                                                                  ---------  ---------  ---------
Operating expenses:
  Salaries and related costs....................................................    172,528    122,964    100,162
  Office and general............................................................    101,176     74,252     57,310
  Amortization of intangibles...................................................      6,269      4,440      3,237
  Special compensation and CEO bonus............................................      1,500     52,019     --
                                                                                  ---------  ---------  ---------
      Total operating expenses..................................................    281,473    253,675    160,709
                                                                                  ---------  ---------  ---------
      Operating income (loss)...................................................     29,146    (30,356)    22,965
                                                                                  ---------  ---------  ---------
Other income (expense):
  Interest expense..............................................................    (11,219)   (14,804)   (11,489)
  Interest income...............................................................      2,406        588        835
  Other, net....................................................................       (181)      (755)    (1,057)
                                                                                  ---------  ---------  ---------
                                                                                     (8,994)   (14,971)   (11,711)
                                                                                  ---------  ---------  ---------
Income (loss) before provision for income taxes, minority interests and equity
  in earnings (losses) of affiliates............................................     20,152    (45,327)    11,254
Provision for income taxes......................................................      9,571      4,125      5,100
                                                                                  ---------  ---------  ---------
Income (loss) before minority interests and equity in earnings (losses) of
  affiliates....................................................................     10,581    (49,452)     6,154
Minority interests..............................................................        143        434        435
Equity in earnings (losses) of affiliates.......................................        (33)       114       (279)
                                                                                  ---------  ---------  ---------
Net income (loss)...............................................................     10,405    (49,772)     5,440
Preferred stock dividends.......................................................       (123)      (210)      (210)
                                                                                  ---------  ---------  ---------
Net income (loss) applicable to common and Class B common stockholders..........  $  10,282  $ (49,982) $   5,230
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Net income (loss) per common and Class B common share:
  Basic.........................................................................  $     .38  $   (2.24) $     .24
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
  Diluted.......................................................................  $     .37  $   (2.24) $     .23
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
Weighted average shares outstanding:
  Basic.........................................................................     27,224     22,280     22,045
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------
  Diluted.......................................................................     27,716     22,280     22,497
                                                                                  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                    CLASS B
                                                                       COMMON STOCK,             COMMON STOCK,
                                                                      $.001 PAR VALUE           $.001 PAR VALUE       ADDITIONAL
                                                                  ------------------------  ------------------------    PAID-IN
                                                                    SHARES       AMOUNT       SHARES       AMOUNT       CAPITAL
                                                                  -----------  -----------  -----------  -----------  -----------
Balance, January 1, 1995 (as restated for pooling-of-interests
  transactions).................................................    7,257,683   $       7    14,787,541   $      15    $     652
  Foreign currency translation adjustment.......................      --           --           --           --           --
  Dividends on preferred stock..................................      --           --           --           --           --
  Dividends paid by pooled companies............................      --           --           --           --           --
  Net income....................................................      --           --           --           --           --
                                                                  -----------  -----------  -----------  -----------  -----------

Balance, December 31, 1995......................................    7,257,683           7    14,787,541          15          652
  Stock repurchase agreements...................................      --           --           --           --            1,172
  Issuance of common stock for purchase of minority interest in
    subsidiary..................................................      159,231      --           --           --            1,055
  Issuance of common stock as compensation......................      142,740      --           --           --               20
  Repurchase and cancellation of common stock...................     (481,284)     --           --           --             (675)
  Issuance of common stock for purchase of minority interest in
    subsidiary..................................................       46,350      --           --           --              672
  Issuance of common stock......................................    4,147,408           4       --           --           50,779
  Issuance of common stock in connection with the exercise of
    options.....................................................       85,354      --           --           --              347
  Issuance of common stock in connection with exercise of
    warrant.....................................................      228,768      --           --           --            2,603
  Foreign currency translation adjustment.......................      --           --           --           --           --
  Dividends on preferred stock..................................      --           --           --           --           --
  Dividends paid by pooled companies............................      --           --           --           --           --
  Special compensation..........................................      --           --           --           --           50,175
  Net loss......................................................      --           --           --           --           --
                                                                  -----------  -----------  -----------  -----------  -----------

Balance, December 31, 1996......................................   11,586,250          11    14,787,541          15      106,800
  Issuance of common stock in connection with the exercise of
    options.....................................................       49,766      --           --           --              643
  Tax benefit of stock options exercised........................      --           --           --           --              175
  Capital contribution from Principal Stockholder: re CEO bonus
    and other...................................................      --           --           --           --            1,775
  Issuance of common stock in connection with acquisitions......      135,028           1       --           --            3,136
  Issuance of common stock for purchase of an equity interest in
    a subsidiary................................................       61,848      --           --           --            1,000
  Conversion of shares..........................................    1,200,000           1    (1,200,000)         (1)      --
  Issuance of common stock......................................    2,400,000           2       --           --           51,166
  Issuance of common stock for matching contribution to 401(k)
    plan........................................................       43,548      --           --           --              555
  Foreign currency translation adjustment.......................      --           --           --           --           --
  Dividend and redemption premium on preferred stock............      --           --           --           --           --
  Dividends paid by pooled companies............................
  Net income....................................................      --           --           --           --           --
                                                                  -----------  -----------  -----------  -----------  -----------

Balance, December 31, 1997......................................   15,476,440   $      15    13,587,541   $      14    $ 165,250
                                                                  -----------  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------  -----------


                                                                                                     TOTAL
                                                                  FOREIGN CURRENCY               STOCKHOLDERS'
                                                                     TRANSLATION                    EQUITY
                                                                     ADJUSTMENT       DEFICIT      (DEFICIT)
                                                                  -----------------  ---------  ---------------
Balance, January 1, 1995 (as restated for pooling-of-interests
  transactions).................................................      $     780      $ (19,360)    $ (17,906)
  Foreign currency translation adjustment.......................            966         --               966
  Dividends on preferred stock..................................         --               (210)         (210)
  Dividends paid by pooled companies............................         --             (1,130)       (1,130)
  Net income....................................................         --              5,440         5,440
                                                                        -------      ---------  ---------------
Balance, December 31, 1995......................................          1,746        (15,260)      (12,840)
  Stock repurchase agreements...................................         --             --             1,172
  Issuance of common stock for purchase of minority interest in
    subsidiary..................................................         --             --             1,055
  Issuance of common stock as compensation......................         --             --                20
  Repurchase and cancellation of common stock...................         --             (1,485)       (2,160)
  Issuance of common stock for purchase of minority interest in
    subsidiary..................................................         --             --               672
  Issuance of common stock......................................         --             --            50,783
  Issuance of common stock in connection with the exercise of
    options.....................................................         --             --               347
  Issuance of common stock in connection with exercise of
    warrant.....................................................         --             --             2,603
  Foreign currency translation adjustment.......................           (331)        --              (331)
  Dividends on preferred stock..................................         --               (210)         (210)
  Dividends paid by pooled companies............................         --             (1,672)       (1,672)
  Special compensation..........................................         --             --            50,175
  Net loss......................................................         --            (49,772)      (49,772)
                                                                        -------      ---------  ---------------
Balance, December 31, 1996......................................          1,415        (68,399)       39,842
  Issuance of common stock in connection with the exercise of
    options.....................................................         --             --               643
  Tax benefit of stock options exercised........................         --             --               175
  Capital contribution from Principal Stockholder: re CEO bonus
    and other...................................................         --             --             1,775
  Issuance of common stock in connection with acquisitions......         --             --             3,137
  Issuance of common stock for purchase of an equity interest in
    a subsidiary................................................         --             --             1,000
  Conversion of shares..........................................         --             --            --
  Issuance of common stock......................................         --             --            51,168
  Issuance of common stock for matching contribution to 401(k)
    plan........................................................         --             --               555
  Foreign currency translation adjustment.......................         (1,532)        --            (1,532)
  Dividend and redemption premium on preferred stock............         --               (123)         (123)
  Dividends paid by pooled companies............................                        (3,017)       (3,017)
  Net income....................................................         --             10,405        10,405
                                                                        -------      ---------  ---------------
Balance, December 31, 1997......................................      $    (117)     $ (61,134)    $ 104,028
                                                                        -------      ---------  ---------------
                                                                        -------      ---------  ---------------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1997       1996       1995
                                                                                      ---------  ---------  ---------
Cash flows from operating activities:
  Net income (loss).................................................................  $  10,405  $ (49,772) $   5,440
                                                                                      ---------  ---------  ---------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization of property and equipment.........................      8,798      5,470      4,269
    Amortization of intangibles.....................................................      6,269      4,440      3,237
    Provision for doubtful accounts.................................................      3,479      3,264      3,111
    Special compensation............................................................     --         52,019     --
    Interest expense for shares issued upon exercise of warrant.....................     --          2,603     --
    Provision for deferred income taxes.............................................      5,155      1,573      3,005
    CEO bonus and indemnity payment.................................................      1,775     --         --
    Minority interests..............................................................        143        434        435
    Other...........................................................................          3        451        542
  Changes in assets and liabilities, net of effects from purchases of businesses:
    Increase in accounts receivable, net............................................     (5,513)    (6,760)   (33,085)
    (Increase) decrease in work-in-process..........................................         42         68     (1,705)
    Increase in prepaid and other...................................................       (759)      (787)       259
    (Increase) decrease in other assets.............................................     (1,134)      (286)    (1,066)
    Increase (decrease) in accounts payable, accrued expenses and other current
     liabilities....................................................................     (8,953)    (1,726)    24,150
                                                                                      ---------  ---------  ---------
      Total adjustments.............................................................      9,305     60,763      3,152
                                                                                      ---------  ---------  ---------
      Net cash provided by operating activities.....................................     19,710     10,991      8,592
                                                                                      ---------  ---------  ---------
Cash flows from investing activities:
  Payments pursuant to notes and advances to Principal Stockholder..................     (3,064)   (12,878)      (613)
  Repayments from Principal Stockholder.............................................     14,477      7,994      2,271
  Capital expenditures..............................................................    (20,573)    (8,772)    (6,317)
  Payments for purchases of businesses, net of cash acquired........................    (66,832)   (23,755)   (11,324)
  Proceeds from sale of assets......................................................     --          6,115         12
  Repayments from affiliates........................................................     --            393        835
                                                                                      ---------  ---------  ---------
      Net cash used in investing activities.........................................    (75,992)   (30,903)   (15,136)
                                                                                      ---------  ---------  ---------
Cash flows from financing activities:
  Payments on capitalized leases....................................................     (2,594)    (2,386)    (1,064)
  Borrowings under line of credit and proceeds from issuance of long-term debt......    721,074    486,457    542,431
  Repayments under line of credit and principal payments on long-term debt..........   (703,164)  (511,583)  (532,043)
  Distribution to minority interests................................................     --           (457)      (483)
  Net proceeds from stock issuance..................................................     51,165     50,783     --
  Repurchase of common stock........................................................     --         (2,160)    --
  Redemption of minority interest (including premium)...............................     (3,133)    --         --
  Redemption of preferred stock (including premium).................................     (2,105)    --         --
  Dividends on preferred stock......................................................       (123)      (210)      (210)
  Dividends paid by pooled companies................................................     (3,017)    (1,672)    (1,130)
                                                                                      ---------  ---------  ---------
      Net cash provided by financing activities.....................................     58,103     18,772      7,501
                                                                                      ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents................................      1,821     (1,140)       957
Cash and cash equivalents, beginning of year........................................     13,110     14,250     13,293
                                                                                      ---------  ---------  ---------
Cash and cash equivalents, end of year..............................................  $  14,931  $  13,110  $  14,250
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    TMP Worldwide Inc. (the "Company") is the successor to businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI"), McKelvey Enterprises, Inc. and subsidiaries ("MEI") and certain other entities under the control of Andrew J. McKelvey (the "Principal Stockholder"). Immediately prior to the reorganization, the Principal Stockholder owned 100% of the common stock of MEI (which owned approximately 86% of the common stock of Old TMP) and approximately 33% of the common stock of WCI. In addition to his approximately 33% ownership of WCI, the Principal Stockholder had voting proxy on the remaining outstanding shares of WCI.

    WCI was organized in 1993 to sell recruitment advertising. On December 9, 1996, Old TMP, which sells yellow page advertising, merged into MEI. Thereafter, WCI merged into MEI, MEI then merged into Telephone Marketing Programs Incorporated and MEI acquired the outstanding minority interest of a subsidiary (the "Mergers"). Concurrent with the Mergers, Telephone Marketing Programs Incorporated changed its name to TMP Worldwide Inc.

    Due to the control of these companies by the Principal Stockholder, the companies have been consolidated on a retroactive basis in a manner similar to a pooling-of-interests, the interests previously owned by the Principal Stockholder are carried at predecessor basis, and in December 1996 (i) goodwill in the amount of approximately $1.6 million was recorded for the issuance of 271,278 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an initial public offering price of $14.00 per share, less approximately $2.2 million previously recorded on the issuance of these shares, and (ii) special compensation in the amount of approximately $52.0 million was recorded for the issuance of 3,584,790 shares of common stock of the Company to Old TMP, WCI and the MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an initial public offering price of $14.00 per share. The minority stockholders of Old TMP had received compensation in lieu of their share of earnings of Old TMP in exchange for waiving their rights to such earnings, and WCI and the MEI subsidiary had cumulative losses. Accordingly, no amounts were attributable to these minority interests in the accompanying consolidated financial statements.

    The accompanying consolidated financial statements reflect the shares of the Company that were outstanding after the Mergers.

    In addition, in 1996, the Principal Stockholder sold or contributed to the Company his majority interests, and in one case a 49% interest, in five companies primarily engaged in yellow page and Internet-based advertising. Due to the element of common control of these companies, all of these transactions have been accounted for in a manner similar to a pooling-of-interests and each of the five companies has been included in the accompanying consolidated financial statements from their respective dates of acquisition by the Principal Stockholder.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20% but no more than 50% of such affiliates. Under the equity method, the Company records its proportionate share of profits and losses based on its percentage interest in earnings of companies 50% or less owned.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                                                            YEARS
                                                                                            -----
Buildings and improvements.............................................................        8-32
Furniture and equipment................................................................         4-8
Transportation equipment...............................................................        5-18

    Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

INTANGIBLES

    Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased and consist primarily of the value of ongoing client relationships and goodwill. These costs are being amortized over periods ranging from three to thirty years on a straight-line basis.

LONG-LIVED ASSETS

    Long-lived assets, such as ongoing client relationships, goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been incurred through December 31, 1997.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial position and results of operations of the Company's foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity (deficit). Gains and losses resulting from foreign currency transactions are included in other income (expense).

REVENUE RECOGNITION AND WORK-IN-PROCESS

    Substantially all revenues are derived from commissions for advertisements placed in telephone directories, newspapers and other media, plus associated fees for related services. In addition, the Company earns fees for the placement of advertisements on the Internet, including its career Web sites. Commissions and fees are generally recognized upon placement date for newspapers and other media and on publication close date for yellow page advertisements.

    The Company's quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's yellow page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Amounts reported in the three months ended December 31, 1997, 1996 and 1995 for commissions on volume placements were $2.0 million, $3.5 million and $4.2 million, respectively. The Company's quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in recruitment advertising.

    Direct operating costs incurred that relate to future revenue, principally for yellow page advertisements, are deferred (recorded as work-in-process in the accompanying consolidated balance sheets) and are subsequently charged to expense when the directories are closed for publication and the related commission is recognized as income.

INCOME TAXES

    The provision (benefit) for income taxes is computed on the pretax income
(loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in one business segment and primarily earns commission income for selling and placing yellow page and recruitment advertising to a large number of customers in many different industries, principally throughout North America, Europe and the Pacific Rim. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
The Company performs continuing credit evaluations of its customers and does not require collateral. For the most part, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, other current assets, accounts payable and other liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates. The 1996 carrying amounts for minority interests and redeemable preferred stock approximated fair value based on appraisals. (See Notes 9 and 10.) The fair value of the receivable from the Principal Stockholder could not be determined. (See Note 14
(B).)

STOCK-BASED COMPENSATION

    The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by Statement of Financial Accounting Standards ("SFAS") 123, "Accounting for Stock-Based Compensation."

EARNINGS PER SHARE

    During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," which provides for the calculation of "basic" and "diluted" earnings per share. This Statement is effective for financial statements issued for periods ending after December 15, 1997. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. As required by the Statement all periods presented have been restated to comply with the provisions of SFAS No. 128.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows (in thousands):

December 31, 1997:
  Basic...........................................................      27,224
  Effect of assumed conversion of stock options...................         492
                                                                    -----------
  Diluted.........................................................      27,716
                                                                    -----------
                                                                    -----------
December 31, 1996:
  Basic...........................................................      22,280
                                                                    -----------
  Diluted.........................................................      22,280
                                                                    -----------
                                                                    -----------
December 31, 1995:
  Basic...........................................................      22,045
  Effect of assumed conversion of stock options...................         223
  Effect of assumed conversion of warrant.........................         229
                                                                    -----------
  Diluted.........................................................      22,497
                                                                    -----------
                                                                    -----------

STATEMENTS OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. The Company has determined that the effect of foreign exchange rate changes on cash flows is not material.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Results of operations and financial position will be unaffected by implementation of this new standard.

    In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 ("SFAS No. 132"). Employers' Disclosures about Pensions and Other Postretirement Benefits, which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 is not expected to materially impact the Company's current discloures.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3--ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consists of the following:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1997        1996
                                                                        ----------  ----------
Trade.................................................................  $  271,128  $  203,145
Earned commissions(a).................................................      14,491      13,166
                                                                        ----------  ----------
                                                                           285,619     216,311
Less: Allowance for doubtful accounts.................................      10,158       7,447
                                                                        ----------  ----------
    Accounts receivable, net..........................................  $  275,461  $  208,834
                                                                        ----------  ----------
                                                                        ----------  ----------

------------------------

(a) Earned commissions receivable represent commissions on advertisements that have not been published, and relate to yellow page advertisements only. Upon publication of the related yellow page directories, the earned commissions plus the related advertising cost at December 31, 1997 and 1996 are recorded as accounts receivable of $75,058 and $70,594, respectively, and the related advertising costs are recorded as accounts payable of $60,567 and $57,428, respectively.

NOTE 4--PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consists of the following:

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1997       1996
                                                                          ---------  ---------
Buildings and improvements..............................................  $     916  $     944
Furniture and equipment.................................................     66,293     49,224
Leasehold improvements..................................................      6,072      4,177
Transportation equipment................................................      9,151        360
                                                                          ---------  ---------
                                                                             82,432     54,705
Less: Accumulated depreciation and amortization.........................     40,024     30,644
                                                                          ---------  ---------
    Property and equipment, net.........................................  $  42,408  $  24,061
                                                                          ---------  ---------
                                                                          ---------  ---------

    Furniture and equipment includes equipment under capital leases at December 31, 1997 and 1996 with a cost of $12,514 and $6,074, respectively, and accumulated amortization of $5,128 and $2,531, respectively.

    During 1997, the Company acquired certain transportation equipment and made capital improvements thereto for a total of $6,800 and simultaneously entered into a $7,800 financing agreement (see Note 8) to fund the purchase and provide additional funds.

NOTE 5--BUSINESS ACQUISITIONS

    During the nine month period ended September 30, 1998, the Company completed three pooling of interest transactions (issuing 2,980,814 common shares in connection therewith). Consequently, the accompanying financial statements have been retroactively restated to include the accounts and results of operations of the pooled companies for all periods presented.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS ACQUISITIONS (CONTINUED)
    Commissions and fees and net income (loss) of the combining entities for the three years ending December 31, are as follows:

COMMISSIONS AND FEES                                          1997        1996        1995
---------------------------------------------------------  ----------  ----------  ----------
TMP, as previously reported..............................  $  237,417  $  162,631  $  123,907
Johnson Smith & Knisely Inc..............................      21,868      12,850      12,509
TASA Holding AG..........................................      39,518      37,763      39,471
Stackig Inc..............................................      11,816      10,075       7,787
                                                           ----------  ----------  ----------
TMP, as restated.........................................  $  310,619  $  223,319  $  183,674
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

NET INCOME (LOSS)                                                1997        1996       1995
------------------------------------------------------------  ----------  ----------  ---------
TMP, as previously reported.................................  $    9,500  ($  52,449) $   3,019
Restatement for change in net income. See accounting for CEO
  bonus (Note 13B)..........................................      (1,500)     --         --
                                                              ----------  ----------  ---------
Net income (loss), as adjusted..............................       8,000     (52,449)     3,019
Johnson Smith & Knisely Inc.................................         289         364        572
TASA Holding AG.............................................         422         367        557
Stackig Inc.................................................       1,571       1,736      1,082
                                                              ----------  ----------  ---------
TMP, as restated............................................  $   10,282  ($  49,982) $   5,230
                                                              ----------  ----------  ---------
                                                              ----------  ----------  ---------

    The Company has acquired 40 businesses (primarily recruitment advertising businesses) between January 1, 1995 and December 31, 1997 including, on August 26, 1997, all of the outstanding stock of Austin Knight Limited and subsidiaries ("Austin Knight") for approximately $47,200 net of approximately $11,500 of cash acquired relating to the sale, in July 1997, of real property by Austin Knight and on July 2, 1996, all of the outstanding shares of Neville Jeffress Australia Pty Limited ("Neville Jeffress"). Austin Knight had commissions and fees of approximately $47,600 for the year ended September 30, 1996, and Neville Jeffress had commissions and fees of approximately $24,000 for the year ended June 30, 1996. The total amount of cash paid and promissory notes and Common Stock of the Company issued for these acquisitions was approximately $74,500, $25,400 and $26,700 for 1997, 1996 and 1995, respectively. In 1997, the shares of Common Stock issued by the Company in connection with certain of the above mentioned acquisitions was 135,028. The 1997 amount is net of approximately $11,500 of cash acquired with Austin Knight. These acquisitions have been accounted for under the purchase method of accounting and accordingly, operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    In connection with these acquisitions, management of the Company began to assess and formulate preliminary plans to restructure the operations of the acquired companies. Such plans involved the closure of certain offices of the acquired companies and the termination of certain management and employees. The objective of the plans was to create a single brand in the related markets in which the Company operates. The preliminary plans are expected to be finalized within one year of the acquisition to which it relates. Actions under the preliminary plans are expected to commence in the first quarter of 1998.

    As a result of the formulation of the preliminary plans, certain estimated costs and liabilities were recorded which related to the restructuring of the acquired businesses. These estimates will be refined in connection with the finalization of the plans. These costs and liabilities include:

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS ACQUISITIONS (CONTINUED)
       Accrued liabilities relating to surplus property in the amount of $7,830 for approximately 22 leased office locations of the acquired companies that were either unutilized prior to the acquisition date or will be closed by March 31, 1999 in connection with the restructuring plans. The amount is based on the present value of minimum future lease obligations, net of sublease revenue on existing subleases.

       Other costs associated with the closure of existing offices of acquired companies in the amount of $2,521, including the write off of leasehold improvements and other fixed assets as well as termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

       Above market lease costs in the amount of $783, based on the present value of contractual lease payments in excess of current market lease rates.

       Estimated severance payments, employee relocation expenses and other employee costs in the amount of $4,900 relating to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate locations as well as duplicate corporate headquarters management and administrative personnel. As of December 31, 1997, the accrual related to approximately 70 employees including senior management, sales, service and administrative personnel.

       Pension obligations in the amount of $1,650 assumed in connection with the acquisition of Austin Knight.

    As of December 31, 1997, payments of $833 were made to 18 members of senior management and employees for severance and charged against the reserve. The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. Additional future costs incurred, resulting from revised plan actions and that do not result from events occurring after the consummation dates of the related acquisitions, in excess of the above estimated amounts will be recorded as additional costs of acquired companies.

    The summarized unaudited pro forma results of operations set forth below for the years ended December 31, 1997 and 1996 assume the acquisitions in 1997 and 1996 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                                                                  YEAR ENDED
                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
Commissions and fees......................................................................  $  358,456  $  321,801
Net income (loss) applicable to common and Class B common stockholders....................  $   10,755  $  (48,481)*
Net income (loss) per common and Class B common share:
  Basic...................................................................................        $.41      $(2.18)*
  Diluted.................................................................................        $.39      $(2.18)*

------------------------

* Includes non-cash, non-recurring special compensation and interest charges in the amounts of $52,019 and $2,603, respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS ACQUISITIONS (CONTINUED)
    The pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the years presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

NOTE 6--INTANGIBLES, NET

    Intangibles, net consists of the following:

                                                              DECEMBER 31,       AMORTIZATION
                                                          ---------------------     PERIOD
                                                             1997       1996        (YEARS)
                                                          ----------  ---------  -------------
Client lists, net of accumulated amortization of $4,370
  and $3,715, respectively..............................  $   10,083  $   8,913     5 to 30
Covenants not to compete, net of accumulated
  amortization of$2,036 and $1,713, respectively........       2,188      1,336     3 to 6
Excess of cost of investments over fair value of net
  assets acquired, net of accumulated amortization of
  $10,760 and $6,428,
  respectively..........................................     148,080     62,947    10 to 30
Other, net of accumulated amortization of $2,103 and
  $1,709,respectively...................................         797        779     4 to 10
                                                          ----------  ---------
                                                          $  161,148  $  73,975
                                                          ----------  ---------
                                                          ----------  ---------

NOTE 7--FINANCING AGREEMENT

    The Company obtains its primary financing from a financial institution under a five-year financing agreement as amended and restated on June 27, 1996, and as further amended on November 14, 1997, with automatic one-year extensions unless terminated by either party at least 90 days prior to expiration of the initial term or any renewal term (the "Agreement"). The Agreement, as amended, provides for borrowings of up to $175,000 at an interest rate of either: (a) prime rate less 1% or, (b) Federal Funds rate less 1/2 of 1% or, (c) LIBOR plus 1 1/2%, at the borrower's option. Borrowings under the Agreement are based on 90% of eligible accounts receivable, which are amounts billed under 120 days old and amounts to be billed on an installment basis under 360 days old from first installment billing, as defined. Substantially all assets of the Company are pledged as collateral for borrowings under the Agreement. The Agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, make future capital expenditures, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios, all as defined in the Agreement. In addition, the Agreement also provides for a 1/8% fee on any unused portion of the commitment and a declining fixed termination fee of $2,000, $1,000 and $500 for the annual periods ended June 30, 1998, 1999, and 2000, respectively.

    At December 31, 1997, the prime rate, Federal Funds rate and one month LIBOR were 8.50%, 6.00% and 5.72%, respectively, and borrowings outstanding were at a weighted average interest rate of 7.62%.

    In October 1993, the Company issued a warrant to the lender to purchase one percent of the issued and outstanding common stock of the Company (as defined in the agreement) for an exercise price of $.01 per share. The warrant was independently appraised at $600, which amount was being amortized over the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 7--FINANCING AGREEMENT (CONTINUED)
remaining term of the original financing agreement of 30 months from October 1993 until December 1996, when the warrant was exercised. At that time, the unamortized balance was expensed. In addition, in December 1996, upon the exercise of such warrant there was an additional interest charge of $2,603 to reflect the difference between the value of the stock issued (228,768 shares) at the initial public offering price of $14.00 per share and the original amount recorded.

NOTE 8--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1997       1996
                                                                         ----------  ---------
Borrowings under financing agreement (see Note 7)......................  $   95,800  $  59,495
Borrowings under financing agreements, interest payable at rates varying from 5% to 9.2%, and collateralized by assets in certain
  foreign countries and pooled companies, prior to acquisitions........       4,707      5,421
Acquisition notes payable in annual and monthly installments through
  1997 with interest at 8.5%...........................................      --          4,324
Other acquisition notes payable, noninterest bearing, interest imputed
  at 6.7% to 8.0%, in varying installments through 2001................      10,601      7,153
Capitalized lease obligations, payable with interest from 9% to 15%, in
  varying installments through 2001....................................       7,245      4,058
Term note payable in sixty consecutive monthly installments from July
  1997 through June 2002, collateralized by transportation equipment and with interest at 8.43% for the first 36 months. Thereafter the
  interest rate will be based on two year U.S. Treasury Notes..........       7,760     --
Notes payable to shareholders of pooled companies. Interest at LIBOR plus 2.25%, payable in annual principal payments maturing December
  1999.................................................................         670         75
Notes payable, in varying monthly installments maturing through 2002, with interest at rates ranging from 7.5% to 9.0%, secured by certain
  assets of pooled companies...........................................       2,792      3,275
                                                                         ----------  ---------
                                                                            129,575     83,801
Less: Current portion..................................................      11,750     12,129
                                                                         ----------  ---------
                                                                         $  117,825  $  71,672
                                                                         ----------  ---------
                                                                         ----------  ---------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 8--LONG-TERM DEBT (CONTINUED)
    The noncurrent portion of long-term debt matures as follows:

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
1999................................................................................................   $    7,301
2000................................................................................................        4,517
2001................................................................................................       96,825*
2002................................................................................................        7,635
Thereafter..........................................................................................        1,547
                                                                                                      ------------
                                                                                                       $  117,825
                                                                                                      ------------
                                                                                                      ------------

------------------------

*   Of this amount, $95,800 is subject to automatic one year extentions. See
    Note7.

NOTE 9--MINORITY INTEREST

    In connection with an acquisition in 1990, a subsidiary of the Company issued 88,425 shares of nonvoting convertible 10% cumulative preferred stock in exchange for 88,425 shares (58%) of the outstanding common stock of the acquired company held by the acquired company's employee stock ownership trust. The book value of these shares of approximately $3,000, which approximates the redemption price, is included in minority interest in the consolidated balance sheet at December 31, 1996. These shares were redeemed in January 1997 for a total of $3,133, which included a redemption premium of $133.

NOTE 10--REDEEMABLE PREFERRED STOCK

    During 1991, the Company sold 200,000 shares of 10.5% nonvoting cumulative preferred stock ($10.00 par value) to the Company's profit sharing plan for $2,000. These shares were redeemed in January 1997 for a total of $2,105, which included a redemption premium of $105.

NOTE 11--STOCKHOLDERS' EQUITY

(A) COMMON AND CLASS B COMMON STOCK

    Common and Class B common stock have indentical rights except that each share of Class B common stock is entitled to ten votes and is convertible, at any time, at the option of the stockholder into one share of common stock.

(B) STOCK OPTIONS

    In January 1996, the Company's Board of Directors (the "Board") adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options, to purchase an aggregate of up to 900,000 shares (amended to 1,800,000 on June 25, 1997) of the common stock of the Company. The Stock Option Plan permits the granting of options to officers, employees and consultants of the Company, its subsidiaries and affiliates.

    Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 11--STOCKHOLDERS' EQUITY (CONTINUED) the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a nonqualified stock option must be not less than the par value of a share of the common stock on the date of grant. The term of an incentive or nonqualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 45,000 shares (amended to 150,000 on June 25, 1997).

    On January 3, 1996, options to purchase, at an exercise price equal to $6.65 per share, the fair market value of the common stock on the date of grant as determined by the Board, an aggregate of 296,640 shares of common stock were granted to officers, employees and consultants of the Company. Such options vest at the rate of 25% per year commencing one year after the date of grant. As of December 31, 1997, 13,010 options were cancelled, 7,266 options were exercised and, of the outstanding options, 63,641 options were exercisable and will expire ten years from the date of grant.

    On January 6, 1997 options to purchase, at an exercise price of $12.88 per share, the market price on the date of grant, an aggregate of approximately 1,203,737 shares of common stock were granted to officers and employees of the Company and options for 74,611 shares were subsequently cancelled. Of such options, options for approximately 29,000 shares of common stock vest at the rate at 25% per year beginning one year from the date of grant and the balance of these options were vested at December 31, 1997 and are exercisable after January 5, 1999. Such options will expire ten years from date of grant.

    On April 3, 1997, options to purchase, at an exercise price of $17.25 per share, the market price on the date of grant, 8,400 shares of common stock were granted to an officer of the Company. Such options vested as of December 31, 1997, are exercisable after January 5, 1999 and will expire ten years from the date of grant.

    On June 18, 1997, options to purchase, at an exercise price of $19.00 per share, the market price on the date of grant, 28,256 shares of common stock were granted to officers and employees of the Company. Options for 2,388 shares were subsequently cancelled. Generally, such options were vested as of December 31, 1997, are exercisable after January 5, 1999, and will expire ten years from the date of grant.

    On August 28, 1997 options to purchase, at an exercise price of $20.00 per share, the market price on the date of grant, 35,000 shares of common stock were granted to various Austin Knight officers and individuals. Such options generally vest at the rate of 25% per year commencing one year after the date of grant and will expire ten years from the date of grant. At December 31, 1997, none of these options were exercisable.

    On December 12, 1997, options to purchase, at an exercise price of $15.00 per share, the market price on the date of grant, an aggregate of approximately 700,000 shares of common stock were granted to officers and employees of the Company, subject to stockholder approval of an increase in the number of shares authorized under the Plan to 3,000,000 from 1,800,000. Such options vest at the rate of 25% per year commencing one year after the date of grant and will expire ten years from the date of grant. At December 31, 1997 none of these options were exercisable.

    In January 1996, the Company also adopted a stock option plan for nonemployee directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of common stock may be granted to nonemployee directors. Options granted under the Directors' Plan do

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 11--STOCKHOLDERS' EQUITY (CONTINUED) not qualify as incentive stock options within the meaning of Section 422 of the Code. The Directors' Plan provides for an automatic grant to each of the Company's nonemployee directors of an option to purchase 11,250 shares of common stock on the date of such director's initial election or appointment to the Board. The options will have an exercise price of 100% of the fair market value of the common stock on the date of grant, have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors.

    Options to purchase 11,250 shares of common stock at a purchase price per share equal to $6.65 per share, the fair market value of the common stock on the date of grant as determined by the Board, were granted on January 24, 1996 to one nonemployee director. Half of these options vested on the date of the grant and the balance vests in two equal annual installments commencing one year after the date of grant. Such options will expire ten years from the date of grant. In September 1996, options to purchase an aggregate of 33,750 shares of common stock were granted to three directors under this plan at an exercise price per share equal to the initial public offering price per share, the fair value on the date of grant as determined by the Board. Vesting is on terms similar to that of the previous director's grant. Such options will expire ten years from the date of grant. In December 1996, 11,250 of the options granted to a director in September 1996 were cancelled and options to purchase 125,000 shares of common stock were granted at an exercise price of $14.00 (the initial public offering price). Of the total, 50,000 of such options vested on the closing of the initial public offering. In April 1997, in connection with this former director's resignation, the Company agreed that an additional 12,500 of such stock options would vest on June 1, 1997 and the unvested options totalling, 62,500 were cancelled. All options previously vested expire on December 9, 2006. On October 7, 1997, a newly appointed director of the Company was granted options to purchase 11,250 shares of common stock at $23.625 per share, the market price on the date of grant. Half of these options vested on the date of the grant and the balance vests in two equal annual installments commencing one year after the date of grant. Such options will expire ten years from the date of grant. For options granted to all directors, at December 31, 1997, 50,938 of the outstanding options were exercisable and 42,500 were exercised.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The weighted average fair values of options granted during 1997 and 1996 were $7.10 and $5.93, respectively. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions; risk-free interest rates of approximately 6.5% and 6.1% in 1997 and 1996 respectively; volatility factor of the expected market price of the Company's common stock of 27% and 25% in 1997 and 1996, respectively; and a weighted average expected life of the option of 8 years in both 1997 and 1996.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 11--STOCKHOLDERS' EQUITY (CONTINUED)
    Under the accounting provisions of SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                                 1997        1996
                                                                                               ---------  ----------
Net income (loss) applicable to common and Class B common stockholders.......................  $   5,166  $  (50,595)*
Net income (loss) per common and Class B common share:
  Basic......................................................................................       $.19      $(2.27)*
  Diluted....................................................................................       $.19      $(2.27)*

------------------------

* Including non-cash, non-recurring charges for special compensation of $52,019 and interest of $2,603.

    A summary of the status of the Company's two fixed stock option plans as of December 31, 1997 and 1996, and changes during the years ending on those dates is presented.

                                                                  DECEMBER 31, 1997         DECEMBER 31, 1996
                                                              -------------------------  ------------------------
                                                                            WEIGHTED                  WEIGHTED
                                                                             AVERAGE                   AVERAGE
                                                                            EXERCISE                  EXERCISE
                                                                SHARES        PRICE       SHARES        PRICE
                                                              ----------  -------------  ---------  -------------
Outstanding at beginning of year............................     448,334    $    9.07       --           --
Granted.....................................................   1,986,643        13.91      466,640    $    9.15
Exercised...................................................     (49,766)       12.92       --           --
Forfeited/cancelled.........................................    (145,453)       13.20      (18,306)       11.17
                                                              ----------                 ---------
Outstanding at end of year..................................   2,239,758        13.01      448,334         9.07
                                                              ----------                 ---------
                                                              ----------                 ---------
Options exercisable at year-end.............................     114,579    $    9.85       66,875    $   13.38
Weighted average fair value of options granted during the
  year......................................................                $    7.10                 $    5.93

    The following table summarizes information about stock options outstanding at December 31, 1997.

                     OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
             -----------------------------------                     ----------------------------------
                  NUMBER        WEIGHTED AVERAGE                          NUMBER           WEIGHTED
 EXERCISE     OUTSTANDING AT       REMAINING      WEIGHTED AVERAGE    EXERCISABLE AT        AVERAGE
   PRICE     DECEMBER 31, 1997  CONTRACTUAL LIFE   EXERCISE PRICE    DECEMBER 31, 1997  EXERCISE PRICES
-----------  -----------------  ----------------  -----------------  -----------------  ---------------
6$.65......         287,614               8.0(year)     $    6.65           72,079         $    6.65
14.00.....           42,500               8.9             14.00             36,875             14.00
12.88.....        1,129,126               9.0             12.88             --                --
19.00.....           25,868               9.6             19.00             --                --
17.25.....            8,400               9.3             17.25             --                --
20.00.....           35,000               9.8             20.00             --                --
15.00.....          700,000               9.9             15.00             --                --
23.63.....           11,250               9.8             23.63              5,625             23.63
             -----------------                                             -------
                  2,239,758                                                114,579         $    9.85
             -----------------                                             -------
             -----------------                                             -------

    In connection with an acquisition in 1995, the Company issued options to acquire shares of the Company's common stock in exchange for an obligation of the Company incurred in connection with this acquisition. Such options, for 85,354 shares, were exercised upon the closing of the public offering based on the initial public offering price of $14.00 per share.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--PROVISION (BENEFIT) FOR INCOME TAXES

    The components of income (loss) before the provision (benefit) for income taxes, minority interests and equity in earnings (losses) of affiliates are as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                     1997        1996       1995
                                                                   ---------  ----------  ---------
Domestic.........................................................  $  10,274  $  (47,890) $   9,024
Foreign..........................................................      9,878       2,563      2,230
                                                                   ---------  ----------  ---------
  Total income (loss) before provision (benefit) for income
    taxes, minority interests and equity in earnings (losses) of affiliates...................................................  $  20,152  $  (45,327) $  11,254
                                                                   ---------  ----------  ---------
                                                                   ---------  ----------  ---------

    The provision (benefit) for income taxes is as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Current tax provision:
  U.S. Federal...................................................  $     357  $     145  $     201
  State and local................................................      2,293        984        448
  Foreign........................................................      1,986      1,423      1,446
                                                                   ---------  ---------  ---------
    Total current................................................      4,636      2,552      2,095
                                                                   ---------  ---------  ---------
Deferred tax provision (benefit):
  U.S. Federal...................................................      2,689      1,740      2,051
  State and local................................................        739       (321)       535
  Foreign........................................................      1,507        154        419
                                                                   ---------  ---------  ---------
    Total deferred...............................................      4,935      1,573      3,005
                                                                   ---------  ---------  ---------
    Total provision..............................................  $   9,591  $   4,125  $   5,100
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                            1997       1996
                                                                         ----------  ---------
Current deferred tax assets (liabilities):
  Earned commissions...................................................  $   (5,796) $  (5,266)
  Allowance for doubtful accounts......................................       3,901      2,813
  Work-in-process......................................................      (6,222)    (5,817)
  Accrued expenses and other liabilities...............................      (2,665)    (1,548)
                                                                         ----------  ---------
    Total current deferred tax liability...............................     (10,782)    (9,818)
                                                                         ----------  ---------
Noncurrent deferred tax assets (liabilities):
  Property and equipment...............................................        (980)      (801)
  Intangibles..........................................................        (654)      (453)
  Accrued expenses and other liabilities...............................      (2,235)    --
  Tax loss carryforwards...............................................       8,791     10,579
                                                                         ----------  ---------
    Total noncurrent deferred tax asset................................       4,922      9,325
                                                                         ----------  ---------
Net deferred tax liability.............................................  $   (5,860) $    (493)
                                                                         ----------  ---------
                                                                         ----------  ---------

    At December 31, 1997, the Company has net operating loss carryforwards for U.S. Federal tax purposes of approximately $23,300 which expire through 2011. The Company has concluded that, based on expected future results and the future reversals of existing taxable temporary differences, it is more likely than not that the deferred tax assets will be realized.

    The provision for income taxes differs from the amount computed using the Federal statutory income tax rate as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                   1997        1996       1995
                                                                 ---------  ----------  ---------
Provision (benefit) at Federal statutory rate..................  $   6,852  $  (15,411) $   3,826
State income taxes, net of Federal income tax effect...........        752         438        649
Nondeductible expenses.........................................      1,026         685        419
Nondeductible special charge and bonus.........................        510      18,571     --
Interest imputed on receivable from principal stockholder......     --             216        198
Losses for which no tax benefits are available.................     --              45        503
Foreign income taxes at other than the Federal statutory
  rate.........................................................        955         416        431
In case of pooled companies taxed directly at the shareholder
  level........................................................       (644)       (727)      (589)
Other..........................................................        120        (108)      (337)
                                                                 ---------  ----------  ---------
Income tax provision...........................................  $   9,571  $    4,125  $   5,100
                                                                 ---------  ----------  ---------
                                                                 ---------  ----------  ---------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends, or were loaned to the Company or a U.S. affiliate, or if the Company should sell its stock in the foreign subsidiaries. It is not practicable to determine the amount of additional tax, if any, that might be payable on the foreign earnings; however, the Company believes that foreign tax credits would substantially offset any U.S. tax. At December 31, 1997, the cumulative amount of reinvested earnings was approximately $10,000.

NOTE 13--COMMITMENTS AND CONTINGENCIES

(A) LEASES

    The Company leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum lease commitments under both noncancellable operating leases and capital leases at December 31, 1997 are as follows:

                                                                            CAPITAL    OPERATING
                                                                            LEASES      LEASES
                                                                           ---------  -----------
1998.....................................................................  $   3,191   $  15,279
1999.....................................................................      2,911      13,662
2000.....................................................................      1,755      11,703
2001.....................................................................        271       8,736
2002.....................................................................          9       6,655
Thereafter...............................................................     --          20,905
                                                                           ---------  -----------
                                                                               8,137   $  76,940
                                                                                      -----------
                                                                                      -----------
Less: Amount representing interest.......................................        892
                                                                           ---------
Present value of minimum lease payments..................................      7,245
Less: Current portion....................................................      2,658
                                                                           ---------
                                                                           $   4,587
                                                                           ---------
                                                                           ---------

    Rent and related expenses under operating leases amounted to $15,788, $13,887, and $10,686 for the years ended December 31, 1997, 1996 and 1995, respectively.

(B) CONSULTING, EMPLOYMENT AND NONCOMPETE AGREEMENTS

    The Company has entered into various consulting, employment and noncompete agreements with certain management personnel and former owners of acquired businesses. These agreements are generally two to five years in length, with one for a term of fifteen years and two providing aggregate annual lifetime payments of approximately $135.

    Effective November 15, 1996, the Company entered into an employment agreement with its Principal Stockholder for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to its expiration. Under the agreement, as amended, the Principal Stockholder is entitled to a base salary of $1,500 per year and mandatory bonuses of $375 per quarter through November, 1998 when the bonus

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--COMMITMENTS AND CONTINGENCIES (CONTINUED) provision of the agreement was eliminated. Such bonuses were waived by the Principal Stockholder. However, in compliance with the SEC's interpretation of the application of Staff Accounting Bulletin 79, Topic 5T "Accounting for Expenses or Liabilities paid by Principal Stockholder," the Company recorded in equal quarterly amounts for 1997 a total of $1,500 in bonus expense and increased the Additional Paid-in Capital account to complete the concept that the amount of the waived bonus was contributed to the Company by the Principal Stockholder. Because the amount was not and will never be paid, no tax benefit was accrued for this charge. The agreement also provides that the Company will pay the Principal Stockholder his base salary for the remaining term of the agreement in the event he is terminated for reasons other than cause.

    The above agreements as amended provide for the following aggregate annual payments:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
1998............................................................................   $    4,879
1999............................................................................        2,849
2000............................................................................        2,763
2001............................................................................        2,502
2002............................................................................          522
Thereafter......................................................................        1,716
                                                                                  ------------
                                                                                   $   15,231
                                                                                  ------------
                                                                                  ------------

(C) EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) profit sharing plan covering all eligible employees. Employer matching contributions, which are a maximum of 2% of payroll of participating employees, amounted to $626, $600 and $584 for the years ended December 31, 1997, 1996 and 1995, respectively.

    Outside of the United States, the Company has employee benefit plans in the countries in which it operates. For 1997, costs for these plans were $1,264.

    In addition, the Company had a defined contribution profit sharing plan covering all eligible employees. Contributions, which are at the discretion of the Board of Directors, were not made in the years ended December 31, 1997, 1996 and 1995. The plan was terminated during 1997.

(D) LITIGATION

    The Company is subject to various claims, suits and complaints arising in the ordinary course of business. Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company's financial condition, operations or liquidity.

    On February 19, 1998, a class action complaint was filed against the Company by five former employees. The claims brought by the plaintiffs in the complaint are that the Company (a) misclassified the named plaintiffs and purported class members as exempt from the overtime requirements of California wage and hour law and failed to pay them overtime wages, (b) failed to pay accrued but unused vacation

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--COMMITMENTS AND CONTINGENCIES (CONTINUED) days at the time of termination, and (c) failed to pay accrued but unused personal days at the time of termination. The plaintiffs purport to represent a class of 450 former and current employees who are similarly situated. The Company intends to vigorously defend the claims brought by the plaintiffs and on March 18, 1998 responded to the complaint by filing an answer denying all allegations. Management presently believes that the disposition of these claims will not have a material adverse effect on the Company's financial position, operations or liquidity.

    In June 1997, a settlement of $275, which was paid by the Principal Stockholder under an indemnity agreement with the Company, was made relating to a November 1996 action of a former employee against Old TMP, WCI and the Principal Stockholder. The complaint alleged, among other things, that the defendants breached purported contractual obligations pursuant to which the former employee was entitled to an ownership interest in the Company's recruitment advertising business.

(E) OTHER

    (i) The Company is contingently liable on a note of the Principal Stockholder in the amount of approximately $1,600.

    (ii) The majority stockholder of an unconsolidated equity investee has an agreement which requires the Company to purchase his interest, based on a formula value, upon death. The value of his shares at December 31, 1997 is approximately $5,627 based on the formula.

NOTE 14--RELATED PARTY TRANSACTIONS

    (A) The Company had receivables from certain of its stockholders aggregating $761 and $500 at December 31, 1996 and 1995, respectively. During 1997, the outstanding balances were repaid.

    (B) The Company had net receivables from its Principal Stockholder of $11,413 and $6,530 at December 31, 1996 and 1995, respectively. Prior to January 1, 1997 such amounts were noninterest-bearing. As of January 1, 1997 interest was charged on the unpaid balance at the prime rate. During 1997, the outstanding balances were repaid.

    (C) In August 1996, the Company entered into an agreement whereby it acquired the minority interest of a subsidiary for 46,350 shares of common stock. Such shares, valued at $672, were recorded as special compensation because the stockholder had received his shares in the subsidiary for no consideration and, accordingly, was not considered to have made a substantive investment for his shares.

    (D) The Company charged management and other fees to affiliates for services provided of approximately $788, $602 and $873 for the years ended December 31, 1997, 1996 and 1995, respectively. Such fees are reflected as a reduction of salaries and related costs in the accompanying consolidated statements of operations.

    (E) In January 1994, the Company acquired a 50% interest in an agency selling real estate advertising. In connection with this acquisition, the Company agreed to provide the agency with certain office and administrative services which amounted to $321 for the nine months ended September 30, 1997 at which time the arrangement was terminated. Payments of $875 and $725 were made in the years ended December 31, 1996 and 1995, respectively, in exchange for 50% of the agency's profits, as defined in the agreement. The Company also entered into three-year employment and consulting agreements with the

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--RELATED PARTY TRANSACTIONS (CONTINUED) two other stockholders of the agency and granted them the right to convert their agency shares into Company shares after an initial public offering. That conversion right, as amended, provided that those two stockholders may convert 25% of the agency's stock into unregistered common stock of the Company with a total value of $1,000 as of the effective date of conversion. The conversion was exercised in February 1997 and 61,848 shares of common stock were issued to these stockholders pursuant to the above agreement. Simultaneously, the Company transferred to such stockholders 50% of its interest in the agency, thus retaining a 25% interest and terminated its obligation to provide office and administrative services effective October 1, 1997.

    (F) In 1994, the Principal Stockholder gave 374,940 shares of common stock as compensation to certain employees. These shares were recorded at fair market value of $55 on the date they were given, as determined by the Company. In 1996, the Company issued 142,740 shares of common stock as compensation to one employee. These shares were valued at fair market value of $20 on the date they were issued, as determined by the Company.

    (G) The Company leases three offices from entities in which the Principal Stockholder and other stockholders have between a 49% and 90% ownership interest. Annual rent expense under these leases, which expire on various dates through the year 2013, amounts to approximately $863. In addition, an investee of the Company leases an office, at an annual rental of approximately $119, from a partnership in which the Principal Stockholder holds a 49% interest.

NOTE 15--GEOGRAPHIC, SEGMENT AND OTHER DATA

    The Company is engaged in two lines of business, the placing of advertising in various media and executive and mid-level executive search & selection.

    Line of business information is as follows:

                                                                        NET       IDENTIFIABLE
                                                          REVENUE      INCOME        ASSETS         DEPRECIATION
                                                        -----------  ----------  ---------------  -----------------
December 31, 1997
  Advertising.........................................   $ 249,233   $    9,694    $   505,904        $   8,082
  Search & selection..................................      61,386          711         30,424              716
                                                        -----------  ----------  ---------------         ------
    Total.............................................   $ 310,619   $   10,405    $   536,328        $   8,798
                                                        -----------  ----------  ---------------         ------
                                                        -----------  ----------  ---------------         ------
December 31, 1996
  Advertising.........................................   $ 172,706   $  (50,503)   $   340,773        $   4,812
  Search & selection..................................      50,613          731         29,001              658
                                                        -----------  ----------  ---------------         ------
    Total.............................................   $ 223,319   $  (49,772)   $   369,774        $   5,470
                                                        -----------  ----------  ---------------         ------
                                                        -----------  ----------  ---------------         ------
December 31, 1995
  Advertising.........................................   $ 131,694   $    4,311    $   265,437        $   3,755
  Search & selection..................................      51,980        1,129         28,227              514
                                                        -----------  ----------  ---------------         ------
    Total.............................................   $ 183,674   $    5,440    $   293,664        $   4,269
                                                        -----------  ----------  ---------------         ------
                                                        -----------  ----------  ---------------         ------

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--GEOGRAPHIC, SEGMENT AND OTHER DATA (CONTINUED)
    Operations are conducted in several geographic regions: North America, the Pacific Rim (Australia, New Zealand, and Japan) and Europe. The following is a summary of the Company's operations by geographic segment, as of and for the years ended December 31, 1997, 1996 and 1995.

                                                                NORTH AMERICA   PACIFIC RIM   EUROPE      TOTAL
                                                                --------------  -----------  ---------  ----------
December 31, 1997
  Commissions and fees........................................   $    165,118    $  20,347   $  51,952  $  237,417
  Income before taxes, minority interests and equity in
    earnings of affiliates....................................         11,215        1,697       5,458      18,370
  Identifiable assets.........................................        381,834       22,469      90,903     495,206
December 31, 1996
  Commissions and fees........................................   $    144,853    $  11,757   $   6,021  $  162,631
  Income (loss) before taxes, minority interests and equity in
    earnings of affiliates....................................        (49,159)*       (381)        891     (48,649)*
  Identifiable assets.........................................        266,336       39,244      26,173     331,753
December 31, 1995
  Commissions and fees........................................   $    153,580    $   2,043   $  28,051  $  183,674
  Income (loss) before taxes minority interest and equity in
    earnings of affiliate.....................................          9,024         (248)      2,478      11,254
  Identifiable assets.........................................        272,306        1,580      19,778     293,664

------------------------

* Includes noncash, non-recurring special compensation and interest expense of $52,019 and $2,603, respectively.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, (SFAS 131) which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available and that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Because of the relatively recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of this standard.

    During the three months ended December 31, 1996 the Company received one time fees of $150, $175, and $220 for a research study, executive search services and for assisting in the procurement of bank financing, respectively. The research study fee is included as a reduction of Office and General Expenses, the executive search fee is included in Commissions and Fees and the loan procurement fee is included in Other Income in the accompanying Statement of Operations for the year ended December 31, 1996.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and income taxes amounted to the following:

                                                                   YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
Interest.....................................................  $  13,221  $  11,587  $  10,830
Income taxes.................................................      2,860      1,791      1,467

    In conjunction with business acquisitions, the Company used cash as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                                 1997       1996       1995
                                                              ----------  ---------  ---------
  Fair value of assets acquired, excluding cash.............  $  129,000  $  52,731  $  37,260
  Less: Liabilities assumed and created upon acquisition....      62,168     28,976     25,936
                                                              ----------  ---------  ---------
  Net cash paid.............................................  $   66,832  $  23,755  $  11,324
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------
Capital lease obligations incurred..........................  $    5,781  $   4,873  $     766
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

                    INDEPENDENT AUDITOR'S REPORT TO MEMBERS

SCOPE

    We have audited the financial statements of Morgan & Banks Limited for the financial years ended 31 March 1998, 1997 and 1996 as set out on pages F-3 to F-26. The financial statements include the consolidated accounts of the economic entity comprising the company and the entities it controlled at each year's end or from time to time during the financial year. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

    Our audit has been conducted in accordance with Australian Auditing Standards which do not differ in any material respects from generally accepted auditing standards in the United States of America to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and statutory requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position, and the results of their operations and their cash flows.

    The names of the entities controlled during all or part of, or at the end of, the financial year, but of which we have not acted as auditors are set out in Note 32 to the financial statements. We have, however, received sufficient information and explanations concerning these controlled entities to enable us to form an opinion on the consolidated accounts. The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

    In our opinion, the financial statements of Morgan & Banks Limited are properly drawn up:

(a) so as to give a true and fair view of

    - the state of affairs as at 31 March 1998 and 1997 and the profit and cash flows for the financial years ended 31 March 1998, 1997 and 1996 of the company and the economic entity; and

    - the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b) in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable Australian Accounting Standards and other mandatory professional reporting requirements.

                                               /s/ A.P. WHITING
          [LOGO]                               ----------------------------
                                               A.P. Whiting
----------------------------                   Partner
Pannell Kerr Forster
Chartered Accountants
New South Wales Partnership
Sydney, 16 June 1998, except for Note 2 of
Notes to and Forming Part of the Consolidated
Financial Statements, for which the date is
21 September 1998.

                             MORGAN & BANKS LIMITED

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                            (IN AUSTRALIAN DOLLARS)

                                                                                      FOR THE YEAR ENDED 31 MARCH
                                                                                    -------------------------------
                                                                                      1998       1997       1996
                                                                           NOTES      $000       $000       $000
                                                                         ---------  ---------  ---------  ---------
Sales revenue..........................................................          4    330,364    221,467    143,057
                                                                                    ---------  ---------  ---------
Operating profit before depreciation, amortisation, interest and income
  tax..................................................................                25,466     20,002     13,440
Depreciation, amortisation and interest................................                 6,312      3,276      2,046
                                                                                    ---------  ---------  ---------
Operating profit before abnormal items and income tax..................          3     19,154     16,726     11,394
Abnormal loss before income tax........................................          5        703         --         --
                                                                                    ---------  ---------  ---------
Operating profit before income tax.....................................                18,451     16,726     11,394
Income tax attributable to operating profit............................          6      7,220      6,118      4,200
                                                                                    ---------  ---------  ---------
Operating profit after income tax......................................                11,231     10,608      7,194
Outside equity interests in operating profit after income tax..........                   214        741        437
                                                                                    ---------  ---------  ---------
Operating profit after income tax attributable to members of Morgan &
  Banks Limited........................................................                11,017      9,867      6,757
Retained profits at the beginning of the financial year................                 8,699      4,848      2,499
Retrospective adjustments for the introduction of AASB 1028............                    --         --       (123)
                                                                                    ---------  ---------  ---------
Total available for appropriation......................................                19,716     14,715      9,133
Dividends provided for or paid.........................................                 7,190      6,016      4,285
                                                                                    ---------  ---------  ---------
Retained profits at the end of the financial year......................                12,526      8,699      4,848
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

   The above Profit and Loss Accounts are to be read in conjunction with the attached Notes.

                             MORGAN & BANKS LIMITED

                          CONSOLIDATED BALANCE SHEETS

                            (IN AUSTRALIAN DOLLARS)

                                                                                                         AS AT 31 MARCH
                                                                                                      --------------------
                                                                                                        1998       1997
                                                                                              NOTES     $000       $000
                                                                                         -----------  ---------  ---------
CURRENT ASSETS
Cash...................................................................................          22      14,488     11,067
Receivables............................................................................           9      39,446     30,175
Other..................................................................................          10       2,357      1,844
                                                                                                      ---------  ---------
TOTAL CURRENT ASSETS...................................................................                  56,291     43,086
                                                                                                      ---------  ---------
NON-CURRENT ASSETS
Receivables............................................................................          11          46         42
Plant and equipment....................................................................          12      14,152     10,385
Intangibles............................................................................          13       9,308     10,147
Other..................................................................................          14       2,993      2,339
                                                                                                      ---------  ---------
TOTAL NON-CURRENT ASSETS...............................................................                  26,499     22,913
                                                                                                      ---------  ---------
TOTAL ASSETS...........................................................................                  82,790     65,999
                                                                                                      ---------  ---------
CURRENT LIABILITIES
Accounts payable.......................................................................          15      43,665     34,029
Borrowings.............................................................................          16         481        665
Provisions.............................................................................          17       9,530      8,230
                                                                                                      ---------  ---------
TOTAL CURRENT LIABILITIES..............................................................                  53,676     42,924
                                                                                                      ---------  ---------
NON-CURRENT LIABILITIES
Borrowings.............................................................................          18       8,121      5,915
Provisions.............................................................................          19       1,613      1,719
                                                                                                      ---------  ---------
TOTAL NON-CURRENT LIABILITIES..........................................................                   9,734      7,634
                                                                                                      ---------  ---------
TOTAL LIABILITIES......................................................................                  63,410     50,558
                                                                                                      ---------  ---------
NET ASSETS.............................................................................                  19,380     15,441
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------
Shareholders' Equity
Issued capital.........................................................................          21       2,308      2,283
Reserves...............................................................................           8       3,895      3,664
Retained profits.......................................................................                  12,526      8,699
                                                                                                      ---------  ---------
Shareholders' equity attributable to members
  of Morgan & Banks Limited............................................................                  18,729     14,646
Outside equity interests in controlled entities........................................          31         651        795
                                                                                                      ---------  ---------
TOTAL SHAREHOLDERS' EQUITY.............................................................                  19,380     15,441
                                                                                                      ---------  ---------
                                                                                                      ---------  ---------

The above Balance Sheets are to be read in conjunction with the attached Notes.

                             MORGAN & BANKS LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (IN AUSTRALIAN DOLLARS)

                                                                                        FOR THE YEAR ENDED 31 MARCH
                                                                                     ----------------------------------
                                                                                        1998        1997        1996
                                                                             NOTES      $000        $000        $000
                                                                        -----------  ----------  ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers...............................................                  322,055     216,454     135,179
Payments to suppliers and employees...................................                 (296,859)   (192,397)   (122,187)
Interest received.....................................................                      188         220         259
Borrowing costs including interest and cost of finance paid...........                     (472)        (99)       (165)
Dividends received....................................................                       --         151          --
Income taxes paid.....................................................                   (7,217)     (6,577)     (4,025)
                                                                                     ----------  ----------  ----------
Net cash provided by operating activities.............................          23(a)     17,695     17,752       9,061
                                                                                     ----------  ----------  ----------
CASH FLOWS TO INVESTING ACTIVITIES
Payments for businesses acquired                                                23(b)         --         --        (102)
Payments for investments in controlled entities.......................          23(b)         --     (6,647)         --
Payments for additional shares in controlled entities.................                     (665)     (1,075)         --
Payment for investments                                                                      --          --      (1,491)
Payment for plant and equipment.......................................                   (9,407)     (4,558)     (4,324)
Proceeds from sale of plant and equipment.............................                      155         104          --
Long-term loans to related bodies corporate...........................                       (4)         --         (61)
                                                                                     ----------  ----------  ----------
Net cash used in investing activities.................................                   (9,921)    (12,176)     (5,978)
                                                                                     ----------  ----------  ----------
CASH FLOWS TO FINANCING ACTIVITIES
Proceeds from borrowings..............................................                    2,900       6,815          --
Repayments of borrowings..............................................                     (179)     (1,500)         --
Payments under hire purchase contracts................................                     (608)       (608)       (359)
Proceeds from exercise of options.....................................                      420          --          --
Dividends paid........................................................                   (7,148)     (5,325)     (4,060)
                                                                                     ----------  ----------  ----------
Net cash used in financing activities.................................                   (4,615)       (618)     (4,419)
                                                                                     ----------  ----------  ----------
Net increase (decrease) in cash held..................................                    3,159       4,958      (1,336)
Cash at the beginning of the year.....................................                   11,067       6,141       7,514
Effects of exchange rate changes on the balances of cash held in
  foreign currencies at the beginning of the year.....................                      262         (32)        (37)
                                                                                     ----------  ----------  ----------
Cash at the end of the year...........................................          22       14,488      11,067       6,141
                                                                                     ----------  ----------  ----------
                                                                                     ----------  ----------  ----------
Non-cash financing and investing activities...........................          23(c)
Financing arrangements................................................          23(d)

   The above Statements of Cash Flows are to be read in conjunction with the attached Notes.

                             MORGAN & BANKS LIMITED

       NOTES TO AND FORMING PART OF THE CONSOLIDATED FINANCIAL STATEMENTS

                            (IN AUSTRALIAN DOLLARS)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The principal accounting policies adopted by the economic entity comprising the chief entity Morgan & Banks Limited and its controlled entities are stated in order to assist in a general understanding of the financial statements. These policies have been consistently applied except as otherwise indicated.

    The financial statements, which constitute a general purpose financial report, have been drawn up in accordance with applicable Accounting Standards and other mandatory professional requirements, and comply with other requirements of the law.

ACCOUNTS PAYABLE

    Accounts payable represent the principal amounts outstanding at balance date. The carrying amounts of accounts payable approximate net fair values.

NON-CURRENT ASSETS

    The carrying amounts of non-current assets do not exceed the net amounts that are expected to be recovered through the cash inflows and outflows arising from their continued use and subsequent disposal. The expected net cash flows included in determining the recoverable amount have not been discounted to their present values.

DEPRECIATION AND AMORTISATION OF PLANT AND EQUIPMENT

    Items of plant and equipment are depreciated over their estimated useful lives using the straight line method. Leasehold improvements are amortised over the period of the lease.

GOODWILL

    Goodwill, representing the excess of the cost of acquisition over the fair values of the net assets acquired, is being amortised over the period of time during which benefits are expected to arise. The period over which goodwill is being amortised is reviewed annually and does not exceed 20 years.

RECEIVABLES

    Trade accounts receivable, amounts due from related parties and other receivables represent the principal amounts due at balance date less any provisions for doubtful debts and approximate net fair value.

EMPLOYEE ENTITLEMENTS

    AASB 1028 Accounting for Employee Entitlements was adopted as at 1 April 1995. The net effect of the adoption was accounted for against profits at that date. The adjustment to retained profits net of the tax effect of $69,000 was $123,000.

REVENUE RECOGNITION

    Income from contracting activities is brought to account when earned. All other fee income is brought to account when billed.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SUPERANNUATION

    The economic entity contributes to superannuation funds which provide benefits to employees and contractors and their dependants on retirement, total and permanent disability or death. The economic entity's commitment in respect of these accumulation funds is limited to making the specified contributions as required by the relevant award and legislation. The economic entity's contributions to the superannuation funds are expensed in the profit and loss accounts as incurred.

TRANSLATION OF FOREIGN CURRENCY TRANSACTION

    Transactions in foreign currencies are initially measured and brought to account at the rate of exchange in affect at the date of each transaction.

    As foreign controlled entities are self sustaining, the assets and liabilities are translated into Australian currency at rates of exchange current at balance date, while its revenue and expenses are translated at the average of rates ruling during the year. Exchange differences arising on translation are taken to the foreign currency translation reserve.

    Foreign currency monetary items outstanding at balance date have been translated at the spot rates current at balance date.

    Exchange differences arising on the translation of foreign currency borrowings designated as hedges of investments in controlled foreign entities are taken to the foreign currency translation reserve.

BORROWINGS

    Bank loans are recognised in the financial statements on the basis of the nominal amounts outstanding at balance date plus accrued interest. The carrying amounts of borrowings approximate net fair values.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 2. RECONCILIATIONS FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Reconciliation of operating profit after income tax for the year ended 31 March,

                                                                                      1998       1997       1996
                                                                                      $000       $000       $000
                                                                                    ---------  ---------  ---------
Operating profit after income tax attributable to members of
  Morgan & Banks Limited..........................................................     11,017      9,867      6,757
Deferred income taxes.............................................................         --          7         (7)
                                                                                    ---------  ---------  ---------
Net income in accordance with US Generally
  Accepted Accounting Principles..................................................     11,017      9,874      6,750
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

Reconciliation of shareholders' equity at 31 March,

                                                                                      1998       1997       1996
                                                                                      $000       $000       $000
                                                                                    ---------  ---------  ---------
Shareholders' equity attributable to members of
  Morgan & Banks Limited..........................................................     18,729     14,646      9,495
Deferred income taxes.............................................................         --         --          7
                                                                                    ---------  ---------  ---------
Shareholders' equity in accordance with US Generally
  Accepted Accounting Principles..................................................     18,729     14,646      9,502
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

    Generally accepted accounting principles in Australia ("Australian GAAP") as utilized by the Company differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). With respect to the Company's financial statements, these differences primarily relate to accounting for income taxes. Australian GAAP stipulates that an announcement of the Government's intention to change the rate of company income tax in advance of the periods in which the change will apply is adequate evidence for deferred tax balances to be restated. US GAAP requires the adjustment in the year that a change in tax rate is effective.

    The provision for employee entitlements prepared in accordance with AASB 1028 "Accounting for Employee Entitlements" substantially approximates the required provision under US GAAP. As such the provision for employee entitlements for 1996, 1997 and 1998 as prepared under Australian GAAP require no adjustment. In order to reflect the adoption of AASB 1028 in 1996, and therefore US GAAP in preceding years, the adjustment booked through opening retained profits in 1996 has been reversed and effected through net income in 1994 and 1995.

    Under Australian GAAP, companies were not allowed to use the equity method of accounting for investments in associates in the consolidated profit and loss statement or balance sheet. Instead companies record the investment at cost and bring to account dividend income. US GAAP requires investments in associates to be accounted for under the equity method after elimination of unrealised profits on transactions with associates. The adjustment was not material and therefore not included in the summary of differences.

    Under Australian GAAP, no cost attributable to executive options has been recognised in the profit and loss statement. Under US GAAP the compensation cost is zero for each year ended to date.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 2. RECONCILIATIONS FROM AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Under Australian GAAP, Operating Income before Depreciation, Amortization, Interest and Income Tax is an appropriate measure. The Company understands that this measure is not recognized under US GAAP.

    Under Australian GAAP the item identified as an abnormal loss is characterized as an extraordinary item under US GAAP. This is not appropriate under US GAAP and would be treated as an operating expense.

    The disclosure of operating expenses as required under US GAAP are included below. This disclosure is not an Australian GAAP requirement.

                                                                                     1998       1997       1996
                                                                                     $000       $000       $000
                                                                                   ---------  ---------  ---------
Cost of sales....................................................................    190,816    118,853     66,403
Salary and related costs.........................................................     84,548     57,794     42,523
Office and general expenses......................................................     35,390     27,869     22,846
Amortisation of intangibles......................................................        782        371        158
                                                                                   ---------  ---------  ---------
Total operating expenses.........................................................    311,536    204,887    131,930
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 3. OPERATING PROFIT

                                                                                     FOR THE YEAR ENDED 31 MARCH
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                     $000       $000       $000
                                                                                   ---------  ---------  ---------
Operating profit before income tax has been determined after:

(A) CREDITING AS REVENUE:
Dividends received/receivable
  Associated entities............................................................         --        151        189
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Interest:
  Others.........................................................................        188        229        259
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
(B) CHARGING AS EXPENSE:
Net expenses resulting from movements in provision for:
  Amortisation of goodwill.......................................................        782        274        158
  Amortisation of leasehold improvements.........................................      1,318        565        299
  Depreciation of plant and equipment............................................      3,866      2,402      1,692
  Employee entitlements..........................................................        204        748        278
                                                                                   ---------  ---------  ---------
                                                                                       6,170      3,989      2,427
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Borrowing Costs:
  Interest expense other persons.................................................        440        116         --
  Hire purchase interest charges.................................................         94        147        156
                                                                                   ---------  ---------  ---------
                                                                                         534        263        156
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Other:
  Net bad and doubtful debts expense.............................................        814        671        781
  Goodwill written off...........................................................         --         97         --
  (Gain) loss on sales/write-off of plant & equipment............................         (1)       (11)        24
  Operating lease rental expense.................................................      7,293      5,493      3,769
                                                                                   ---------  ---------  ---------
                                                                                       8,106      6,250      4,574
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

NOTE 4. OPERATING REVENUE

                                                                                     FOR THE YEAR ENDED 31 MARCH
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                     $000       $000       $000
                                                                                   ---------  ---------  ---------
Sales revenue....................................................................    330,364    221,467    143,057
Interest.........................................................................        188        229        259
Dividends........................................................................         --        151        189
Proceeds from sales of non-current assets........................................        155        104         --
                                                                                   ---------  ---------  ---------
Total operating revenue..........................................................    330,707    221,951    143,505
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 5. ABNORMAL ITEM

    In August 1997, the Company commenced operations in Jakarta, Indonesia. The Company closed its Jakarta, Indonesia office in March 1998 due to continued political unrest and instability. The costs of opening and closing its Jakarta Indonesia office and the related tax effect as shown below.

                                                                                     FOR THE YEAR ENDED 31 MARCH
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                     $000       $000       $000
                                                                                   ---------  ---------  ---------
INDONESIAN OPERATION
Set-up of operations.............................................................        494         --         --
Office closure costs.............................................................        209         --         --
                                                                                   ---------  ---------  ---------
                                                                                         703         --         --
Income tax expense...............................................................          8         --         --
Outside equity interest..........................................................         (2)        --         --
                                                                                   ---------  ---------  ---------
                                                                                         709         --         --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

NOTE 6. INCOME TAX

                                                                                     FOR THE YEAR ENDED 31 MARCH
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                     $000       $000       $000
                                                                                   ---------  ---------  ---------
The amount provided in respect of income tax differs from the amount prima facie payable on operating profit. The difference is reconciled as follows:
Prima facie tax on operating profit at 36%.......................................      6,642      6,021      4,102
Add tax effect of:
  (Over)/Under provision in prior years..........................................        (35)        95         --
  Entertainment not allowable....................................................        181        174        194
  Goodwill amortisation..........................................................        266         93         57
  Non-deductible expenses........................................................         30        114         23
  Abnormal item not allowable (Note 5)...........................................          8         --         --
Deduct tax effect of:
  Overseas income tax differential...............................................        128       (334)       (78)
  Non-assessable profit of overseas subsidiaries.................................         --         --        (30)
  Exempt income..................................................................         --        (45)       (68)
                                                                                   ---------  ---------  ---------
Income tax attributable to operating profit......................................      7,220      6,118      4,200
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

NOTE 7. EVENTS SUBSEQUENT TO BALANCE DATE

    No matter or circumstance has arisen since the end of the financial year that has significantly affected or may significantly affect the operations of the economic entity, the results of those operations, or the state of affairs of the economic entity, in subsequent financial years.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 8. RESERVES

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Share premium account..........................................................................      4,204      3,809
Foreign currency translation reserve...........................................................       (309)      (145)
                                                                                                 ---------  ---------
                                                                                                     3,895      3,664
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
MOVEMENTS IN RESERVES
Share premium account:
  Balance at beginning of the financial year...................................................      3,809      2,399
  Exercise of 250,000 options at a premium of $1.58 per share..................................        395         --
  Issue of 275,170 ordinary shares at a premium of $5.124 per share............................         --      1,410
                                                                                                 ---------  ---------
  Balance at end of the financial year.........................................................      4,204      3,809
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Foreign currency translation reserve:
  Balance at beginning of the financial year...................................................       (145)        (7)
  Exchange differences arising from the translation of the net assets of self-sustaining
    foreign operations.........................................................................       (164)      (138)
                                                                                                 ---------  ---------
Balance at end of the financial year...........................................................       (309)      (145)
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 9. CURRENT RECEIVABLES

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Trade accounts receivable......................................................................     40,422     31,374
Provision for doubtful debts...................................................................     (2,012)    (1,837)
                                                                                                 ---------  ---------
                                                                                                    38,410     29,537
Non-trade accounts receivable from:
  Other debtors................................................................................      1,036        638
                                                                                                 ---------  ---------
                                                                                                    39,446     30,175
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
Amounts receivable in foreign currencies
  New Zealand dollars..........................................................................      6,137      4,789
  British pounds...............................................................................      1,980      1,814
  Singapore dollars............................................................................        568      1,447
  Hong Kong dollars............................................................................      1,352      1,736
  Trade accounts receivable are subject to normal terms of trade which provide for settlement within seven to fourteen days. Non-trade accounts receivable are due within various periods of less than 12 months.

NOTE 10. OTHER CURRENT ASSETS

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Prepayments....................................................................................      2,357      1,844
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 11. NON-CURRENT RECEIVABLES

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Loans to related bodies corporate..............................................................         46         42
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 12. PLANT AND EQUIPMENT

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Leasehold improvements
  At cost......................................................................................      6,992      3,421
  Provision for amortisation...................................................................      2,535      1,172
                                                                                                 ---------  ---------
                                                                                                     4,457      2,249
                                                                                                 ---------  ---------
Plant and equipment
  At cost......................................................................................     19,882     14,364
  Provision for depreciation...................................................................     10,187      6,228
                                                                                                 ---------  ---------
                                                                                                     9,695      8,136
                                                                                                 ---------  ---------
Total plant and equipment at cost..............................................................     26,874     17,785
Provision for depreciation and amortisation....................................................     12,722      7,400
                                                                                                 ---------  ---------
                                                                                                    14,152     10,385
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 13. INTANGIBLES

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Goodwill--at cost..............................................................................     10,551     10,608
Accumulated amortisation.......................................................................      1,243        461
                                                                                                 ---------  ---------
                                                                                                     9,308     10,147
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 14. OTHER NON-CURRENT ASSETS

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Future income tax benefits -- timing differences..............................................       2,684        2,339
                       -- tax losses..........................................................         309           --
                                                                                                -----------  -----------
                                                                                                     2,993        2,339
                                                                                                -----------  -----------
                                                                                                -----------  -----------

NOTE 15. CURRENT ACCOUNTS PAYABLE

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Trade accounts payable........................................................................       6,683        4,264
Other creditors:
  Commissions/bonus accrual...................................................................      13,108       10,392
  On hire contractor's wages..................................................................      11,412        9,876
  Employee related taxes accrued..............................................................       3,190        1,370
  Other general accruals......................................................................       9,272        8,127
                                                                                                -----------  -----------
                                                                                                    43,665       34,029
                                                                                                -----------  -----------
                                                                                                -----------  -----------
Amounts payable in foreign currencies:
  New Zealand dollars.........................................................................       7,089        6,032
  British pounds..............................................................................       3,589        2,898
  Singapore dollars...........................................................................         746          548
  Hong Kong dollars...........................................................................         740          848

NOTE 16. CURRENT BORROWINGS

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Hire purchase creditors (Note 24)--secured*...................................................         481          486
Bank loan--secured............................................................................      --              179
                                                                                                -----------  -----------
                                                                                                       481          665
                                                                                                -----------  -----------
                                                                                                -----------  -----------

------------------------

* Partly secured by a first ranking fixed charge over the book debts of the chief entity to an amount of $1 million, and also secured by the assets acquired.

NOTE 17. CURRENT PROVISIONS

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Dividends.....................................................................................       3,497        3,196
Taxation......................................................................................       4,581        3,772
Employee entitlements.........................................................................       1,452        1,262
                                                                                                -----------  -----------
                                                                                                     9,530        8,230
                                                                                                -----------  -----------
                                                                                                -----------  -----------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 18. NON-CURRENT BORROWINGS

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Hire purchase creditors (Note 24)--secured*...................................................          91          600
Commercial bills--unsecured (Note 23(d))......................................................       8,030        5,315
                                                                                                -----------  -----------
                                                                                                     8,121        5,915
                                                                                                -----------  -----------
                                                                                                -----------  -----------

------------------------

* Partly secured by a first ranking fixed charge over the book debts of the chief entity to an amount of $1 million, and also secured by the assets acquired.

NOTE 19. NON-CURRENT PROVISIONS

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
Employee entitlements.........................................................................         996          983
Deferred income taxation......................................................................         617          736
                                                                                                -----------  -----------
                                                                                                     1,613        1,719
                                                                                                -----------  -----------
                                                                                                -----------  -----------

NOTE 20. FOREIGN CURRENCY MONETARY ITEMS

    Current and non-current assets and liabilities not effectively hedged to a date at least 12 months after balance date:

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
British pounds:
  Current assets..............................................................................       1,029          577
  Non-current assets..........................................................................         729          636
                                                                                                -----------  -----------
                                                                                                     1,758        1,213
                                                                                                -----------  -----------
                                                                                                -----------  -----------
New Zealand dollars:
  Non-current assets..........................................................................       8,658       10,629
  Current liabilities.........................................................................      (7,139)      (7,452)
                                                                                                -----------  -----------
                                                                                                     1,519        3,177
                                                                                                -----------  -----------
                                                                                                -----------  -----------
Hong Kong dollars:
  Current assets..............................................................................       1,433          930
  Non-current assets..........................................................................         345          441
                                                                                                -----------  -----------
                                                                                                     1,778        1,371
                                                                                                -----------  -----------
                                                                                                -----------  -----------
Singapore dollars:
  Current assets..............................................................................         256          966
  Non-current assets..........................................................................         389          216
                                                                                                -----------  -----------
                                                                                                       645        1,182
                                                                                                -----------  -----------
                                                                                                -----------  -----------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 21. ISSUED CAPITAL

    The Shareholders of the company approved a capital reconstruction of three-new-shares-for-one-old at a General Shareholders' Meeting on 25 February 1998.

                                                                                                     AS AT 31 MARCH
                                                                                                ------------------------
                                                                                                   1998         1997
                                                                                                   $000         $000
                                                                                                -----------  -----------
  ISSUED
  Ordinary shares:
    69,239,148 (1997: 22,829,716) ordinary shares of 3.33 cents (1997: 10 cents) each fully
    paid......................................................................................       2,308        2,283
                                                                                                -----------  -----------
                                                                                                -----------  -----------
  Shares issued (all issued prior to capital reconstruction):
    During the current year 250,000 ordinary shares of $0.10 each were issued at a premium of
    $1.58 per share following the exercise of options.........................................          25           --
                                                                                                -----------  -----------
                                                                                                -----------  -----------
  During the prior year 275,170 ordinary shares of $0.10 each were issued at a premium of
    $5.124 per share as partial consideration for the acquisition of 64.5% of Morgan & Banks
    Limited, New Zealand......................................................................          --           28
                                                                                                -----------  -----------
                                                                                                -----------  -----------

OPTIONS

    Prior to the capital reconstruction and during the year 788,750 options were issued under the Morgan & Banks Employee Share Option Scheme and 530,000 options were issued under the new Morgan & Banks Executive Option Plan. Of such amounts, 188,500 options (1997: 212,250) were forfeited under the Morgan & Banks Employee Share Option Scheme and 50,000 were forfeited under the Morgan & Banks Executive Option Plan. During the year ended March 31, 1998, 250,000 options were exercised. As at 31 March 1998, unissued shares, following the capital reconstruction, under all option plans were as follows:

              SHARES UNDER   EXERCISE           EXERCISE
ISSUE DATE       OPTION        PRICE             PERIOD
------------  -------------  ---------  ------------------------
  10/11/1994       600,000   $  0.5600     10/11/1997-09/11/1999
  21/04/1995       769,875   $  0.5233     21/04/1998-20/04/2000
  19/08/1996     1,863,000   $  1.2167     19/08/1999-17/08/2001
  17/10/1997     1,440,000   $  3.4733     17/10/2000-17/10/2002

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 22. CASH

                                                                                                    AS AT 31 MARCH
                                                                                                 --------------------
                                                                                                   1998       1997
                                                                                                   $000       $000
                                                                                                 ---------  ---------
Cash...........................................................................................      7,671      8,076
Short-term deposits............................................................................      6,817      2,991
                                                                                                 ---------  ---------
                                                                                                    14,488     11,067
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    For the purposes of the statements of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts.

    The average floating interest rate for short-term deposits is 5.39%.

NOTE 23. NOTES TO THE STATEMENTS OF CASH FLOWS

(A) RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO OPERATING PROFIT AFTER INCOME TAX:

                                                                                         FOR THE YEAR ENDED 31 MARCH
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                         $000       $000       $000
                                                                                       ---------  ---------  ---------
Operating profit after income tax....................................................     11,231     10,608      7,194
  Depreciation and amortisation......................................................      5,184      2,967      1,991
  Amortisation of goodwill...........................................................        782        274        158
  Goodwill written-off...............................................................         --         97         --
  Hire purchase interest charges.....................................................         94        146         --
  (Gain) loss on sales/write-off of non-current assets...............................         (1)       (11)        24
  Provision for doubtful debts.......................................................        175        216        550
  Abnormal item......................................................................        198         --         --
Changes in assets and liabilities net of effects of
  purchases of new businesses:
  Increase/(decrease) in income taxes payable........................................        787       (124)       771
  (Decrease)/increase in provision for deferred income tax...........................       (120)       254       (135)
  (Increase) in future income tax benefit............................................       (664)      (590)      (461)
  (Increase) in trade debtors........................................................     (8,675)    (5,013)    (7,878)
  (Increase) in other debtors and prepayments........................................       (910)      (684)      (375)
  Increase in trade creditors........................................................      2,482      1,487      1,111
  Increase in other creditors........................................................      6,928      7,377      5,857
  Decrease in lease liabilities                                                               --         --        (24)
  Increase in employee entitlements..................................................        204        748        278
                                                                                       ---------  ---------  ---------
Net cash provided by operating activities............................................     17,695     17,752      9,061
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

(B) ENTITIES ACQUIRED

    During the 1997 financial year the economic entity acquired the remaining 71.38% interest in Morgan & Banks, New Zealand in a number of stages. These acquisitions were financed through the issue of shares and cash as detailed below. As a result of the issue of shares, the chief entity became the beneficial owner of 16.1% of the issued capital of Morgan & Banks, New Zealand. This beneficial ownership was on-sold at

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 23. NOTES TO THE STATEMENTS OF CASH FLOWS (CONTINUED) cost to Maldon Holdings Limited, a wholly owned controlled entity, and therefore not reflected in the statements of cash flows.

    During the 1996 financial year, the economic entity acquired the trading operations of Westside Employment (Aust) Pty Limited.

    Details of the acquisitions are as follows:

                                                                                        FOR THE YEAR ENDED 31 MARCH
                                                                                     ---------------------------------
                                                                                       1998       1997        1996
                                                                                       $000       $000        $000
                                                                                     ---------  ---------     -----
Consideration
  275,170 ordinary shares of Morgan & Banks Limited issued at
    $5.224 per share...............................................................         --      1,437          --
  Cash.............................................................................         --      7,557         102
                                                                                     ---------  ---------         ---
                                                                                            --      8,994         102
Equity interest at date of acquisition.............................................         --      1,491          --
                                                                                     ---------  ---------         ---
                                                                                            --     10,485         102
                                                                                     ---------  ---------         ---
                                                                                     ---------  ---------         ---
Fair value of net assets acquired
  Current Assets
    Cash...........................................................................         --        910          --
    Trade debtors..................................................................         --      3,947          --
    Sundry debtors and prepayments.................................................         --        264          --
  Non-Current Assets
    Plant and equipment............................................................         --      1,792          --
    Intangible assets..............................................................         --        929          --
    Investments....................................................................         --         68          --
    Future income tax benefit......................................................         --        346          --
  Current Liabilities
    Trade creditors................................................................         --     (1,194)         --
    Provisions and accruals........................................................         --     (3,816)         --
    Related party payable..........................................................         --        (19)         --
    Bank loan--secured.............................................................         --       (179)         --
                                                                                     ---------  ---------         ---
  Net assets acquired..............................................................         --      3,048          --
  Goodwill on acquisition..........................................................         --      7,437         102
                                                                                     ---------  ---------         ---
                                                                                            --     10,485         102
                                                                                     ---------  ---------         ---
Cash consideration.................................................................         --      7,557         102
Less: Cash balances acquired.......................................................         --        910          --
                                                                                     ---------  ---------         ---
Cash outflow.......................................................................         --      6,647         102
                                                                                     ---------  ---------         ---
                                                                                     ---------  ---------         ---

    On 1 April 1997, an additional 7.5% of the ordinary shares of Morgan & Banks (Hong Kong) Limited was acquired.

    On 24 January 1997, an additional 16.5% of the ordinary shares of Morgan & Banks (Hong Kong) Limited was also acquired.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 23. NOTES TO THE STATEMENTS OF CASH FLOWS (CONTINUED)
(C) NON-CASH FINANCING AND INVESTING ACTIVITIES

    During the 1997 financial year the chief entity acquired plant and equipment with an aggregate fair value of $72,315 (1996: $814,440) by means of hire purchase contracts. During the 1997 financial year the chief entity issued 275,170 ordinary shares as part consideration of the acquisition of 64.5% of the ordinary shares of Morgan & Banks Limited, New Zealand (refer to Note 23(b)). These transactions are not reflected in the statements of cash flows.

(D) FINANCING ARRANGEMENTS

                                                                                       FOR THE YEAR ENDED 31 MARCH
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                       $000       $000       $000
                                                                                     ---------  ---------  ---------
FACILITIES SUMMARY
Bank loan facilities...............................................................         --        179         --
Fixed rate commercial bill facility................................................      2,500         --         --
Fixed and variable rate commercial bill acceptance/discount facility...............      2,630      5,675         --
Interchangeable overdraft or fixed and variable rate commercial bill
  acceptance/discount facility.....................................................      8,196      1,992         --
Overdraft facilities...............................................................         --        447      2,000
                                                                                     ---------  ---------  ---------
                                                                                        13,326      8,293      2,000
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
USED AT BALANCE DATE
Bank loan facilities...............................................................         --        179         --
Fixed rate commercial bill facility................................................      2,500         --         --
Fixed and variable rate commercial bill acceptance/discount facility...............      2,630      5,315         --
Interchangeable overdraft or fixed and variable rate commercial bill
  acceptance/discount facility.....................................................      2,900         --         --
                                                                                     ---------  ---------  ---------
                                                                                         8,030      5,494         --
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
UNUSED AT BALANCE DATE
Fixed and variable rate commercial bill acceptance/discount facility...............         --        360         --
Interchangeable overdraft or fixed and variable rate commercial bill
  acceptance/discount facility.....................................................      5,296      1,992         --
Overdraft facilities...............................................................         --        447      2,000
                                                                                     ---------  ---------  ---------
                                                                                         5,296      2,799      2,000
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    The bank loan facility was repaid in August 1997.

    The fixed rate commercial bill facility matures in August 2001 with a fixed interest rate of 5.74%.

    The fixed and variable rate commercial bill acceptance/discount facility and the interchangeable facility are subject to annual review, with the exception of $2,630,000 of the commercial bill facility which matures in 2000. The commercial bill facility of $2,630,000 and an additional amount of $796,000 of the interchangeable facility may only be drawn in New Zealand dollars.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 23. NOTES TO THE STATEMENTS OF CASH FLOWS (CONTINUED)
    An interest rate option was taken out on the fixed and variable commercial bill acceptance/discount facility drawn in New Zealand dollars until 15 September 1998. The interest rate cap is 8.50%.

    Interest rates on the interchangeable overdraft and fixed and variable rate commercial bill acceptance/ discount facility are determined by reference to the prevailing bank bill or overdraft rate as applicable.

NOTE 24. COMMITMENTS FOR EXPENDITURE

                                                                                               AS AT 31 MARCH
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                         $000       $000       $000
                                                                                       ---------  ---------  ---------
CAPITAL EXPENDITURE CONTRACTED FOR
  AT 31 MARCH BUT NOT PROVIDED FOR:
Payable:
  Not later than 1 year..............................................................         76        426        179
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
NON-CANCELLABLE OPERATING LEASES WITH A TERM OF
  MORE THAN ONE YEAR--COMMITMENTS NOT PROVIDED FOR:
Payable:
  Not later than 1 year..............................................................      7,056      5,892      3,894
  Later than 1 year but not later than 2 years.......................................      6,332      5,193      3,500
  Later than 2 years but not later than 5 years......................................     13,742     12,757      7,091
  Later than 5 years.................................................................        867      3,866      2,501
                                                                                       ---------  ---------  ---------
                                                                                          27,997     27,708     16,986
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
HIRE PURCHASE AGREEMENTS--ANALYSIS OF COMMITMENTS:
Payable:
  Not later than 1 year..............................................................        516        608        586
  Later than 1 year but not later than 2 years.......................................         94        516        586
  Later than 2 years but not later than 5 years......................................         --         94        552
                                                                                       ---------  ---------  ---------
Total minimum lease payments.........................................................        610      1,218      1,724
Future finance charges...............................................................        (38)      (132)      (249)
                                                                                       ---------  ---------  ---------
                                                                                             572      1,086      1,475
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Current liability (Note 16)..........................................................        481        486        445
Non-current liability (Note 18)......................................................         91        600      1,030
                                                                                       ---------  ---------  ---------
                                                                                             572      1,086      1,475
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    The average interest rate for hire purchase liabilities is 10.776%.

NOTE 25. SUPERANNUATION COMMITMENTS

    The economic entity contributes to accumulation plans to provide benefits to permanent employees and contractors as required by Superannuation Guarantee legislation. The economic entity does not guarantee the performance of these funds.

    The economic entity's commitment in respect of these accumulation plans is limited to making the specified contributions as required by the relevant award and legislation.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 25. SUPERANNUATION COMMITMENTS (CONTINUED)
    Funds are available for the purposes of the fund to satisfy all benefits that would have been vested under the fund in the event of the termination of the fund or the voluntary or compulsory termination of employment of each employee member.

NOTE 26. CONTINGENT LIABILITIES

MORGAN & BANKS LIMITED

    Particulars and estimated maximum amounts of contingent liabilities arising in respect of:

    Morgan & Banks New Zealand Limited has had proceedings issued against the company for an amount of NZ$5.9 million. These proceedings are in relation to the acquisition of the claimant's business in New Zealand prior to Morgan & Banks New Zealand Limited becoming a controlled entity of the Group. The directors of Morgan & Banks Limited are of the opinion that the claim is without substance and accordingly the action will be vigorously defended.

    Bank guarantees provided to third parties at 31 March 1998 amount to $1,402,987 (1997: $1,286,391, 1996: $1,286,391).

    In order to secure certain financing facilities, a deed of cross guarantee and indemnity has been signed between Morgan & Banks Limited, Morgan & Banks New Zealand Limited, and Maldon Holdings Limited to guarantee payment and indemnify against losses.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 27. REMUNERATION OF AUDITORS

                                                                                             FOR THE YEAR ENDED 31 MARCH
                                                                                           -------------------------------
                                                                                             1998       1997       1996
                                                                                             $000       $000       $000
                                                                                           ---------  ---------  ---------

Total of all remuneration received or due and receivable for the audit and review of financial reports by:
  Auditors of the chief entity...........................................................         95         82         67
  Other auditors.........................................................................         85         56         27
                                                                                           ---------  ---------  ---------
                                                                                                 180        138         94
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------
Total of all remuneration received or due and receivable for other services by:
  Auditors of the chief entity...........................................................         71        124         68
  Other auditors.........................................................................         35          3          8
                                                                                           ---------  ---------  ---------
                                                                                                 106        127         76
                                                                                           ---------  ---------  ---------
                                                                                                 286        265        170
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

NOTE 28. DIRECTORS' INCOME

                                                                                             FOR THE YEAR ENDED 31 MARCH
                                                                                           -------------------------------
                                                                                             1998       1997       1996
                                                                                             $000       $000       $000
                                                                                           ---------  ---------  ---------

Aggregate of income paid or payable or otherwise made available from entities within the
  economic entity and any related parties:...............................................      5,545      5,298      3,452
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

    The total income reported above excludes income of directors of wholly-owned controlled corporations who are executives but not directors of the chief entity and who are required as part of their executive duties to be directors of controlled entities.

    Directors of the chief entity in office at any time during the financial years 1998, 1997 and 1996 were:

W S Cutbush                    I G Burns                      A A Cox
G K Morgan                     M Hinves                       A W Whatmore
A R Banks                      P S Laidlaw

NOTE 29. EXECUTIVES' INCOME

                                                                                             FOR THE YEAR ENDED 31 MARCH
                                                                                           -------------------------------
                                                                                             1998       1997       1996
                                                                                             $000       $000       $000
                                                                                           ---------  ---------  ---------
Total income received, or receivable by executive officers (including income received or
  receivable from related parties) whose total income exceeds $100,000...................      7,624      6,997      6,442
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 29. EXECUTIVES' INCOME (CONTINUED)
Number of executive officers whose total income exceeds $100,000:

                                                                                              FOR THE YEAR ENDED 31 MARCH
                                                                                      -------------------------------------------
                                                                                          1998           1997           1996
                                                                                         NUMBER         NUMBER         NUMBER
                                                                                      -------------  -------------  -------------
$100,000-$109,899...................................................................           --             --              1
$110,000-$119,999...................................................................            1             --              1
$120,000-$129,999...................................................................            1             --             --
$130,000-$139,999...................................................................           --              1              3
$140,000-$149,999...................................................................            1              1              1
$150,000-$159,999...................................................................           --              1             --
$160,000-$169,999...................................................................            1              1              1
$180,000-$189,999...................................................................            2             --             --
$190,000-$199,999...................................................................           --             --              1
$200,000-$209,999...................................................................           --              1             --
$210,000-$219,999...................................................................           --              1              1
$220,000-$229,999...................................................................            1              1              2
$240,000-$249,999...................................................................            1             --              1
$250,000-$259,999...................................................................            1              1              1
$260,000-$269,999...................................................................           --              1             --
$270,000-$279,999...................................................................           --              1             --
$290,000-$299,999...................................................................            1              1              1
$300,000-$309,999...................................................................            2              2             --
$320,000-$329,999...................................................................           --             --              2
$340,000-$349,999...................................................................           --              1             --
$350,000-$359,999...................................................................            1              1             --
$370,000-$379,999...................................................................            1              1             --
$390,000-$399,999...................................................................            1             --             --
$430,000-$439,999...................................................................            1             --             --
$450,000-$459,999...................................................................            1             --             --
$470,000-$479,999...................................................................           --             --              1
$500,000-$509,999...................................................................           --             --              2
$550,000-$559,999...................................................................            1              3             --
$560,000-$569,999...................................................................            1             --             --
$570,000-$579,999...................................................................            1             --             --
$590,000-$599,999...................................................................           --             --              2
$670,000-$679,999...................................................................           --              2             --
$690,000-$699,999...................................................................            2             --             --

The total income reported above includes the income of executive directors. This is also included in the income of all directors reported in Note 28.

NOTE 30. SEGMENT INFORMATION

INDUSTRY SEGMENTS

    The economic entity operates in the field of human resource services.

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 30. SEGMENT INFORMATION (CONTINUED)
GEOGRAPHICAL SEGMENTS

    The economic entity operated in the following geographic segments during the year--Australia, the United Kingdom, New Zealand and Asia.

    A statement of operations of geographical segments are as follows:

                                                          TOTAL REVENUE                    TOTAL ASSETS AS AT
                                                 -------------------------------  -------------------------------------
                                                       YEAR ENDED 31 MARCH
                                                 -------------------------------   31 MARCH     31 MARCH     31 MARCH
(A$ THOUSAND)                                      1998       1997       1996        1998         1997         1996
-----------------------------------------------  ---------  ---------  ---------  -----------  -----------  -----------
Australia......................................    235,738    179,952    122,645      53,913       38,803       35,512
United Kingdom.................................     37,091     23,951     15,504       5,190        3,941        2,221
Asia...........................................     11,092      9,144      5,356       6,203        6,083        2,470
New Zealand*...................................     46,786      8,904         --      17,484       17,172           --
                                                 ---------  ---------  ---------  -----------  -----------  -----------
Consolidated...................................    330,707    221,951    143,505      82,790       65,999       40,203
                                                 ---------  ---------  ---------  -----------  -----------  -----------
                                                 ---------  ---------  ---------  -----------  -----------  -----------

                              OPERATING PROFIT
                               BEFORE TAX AND                      GOODWILL                     OPERATING PROFIT
                            GOODWILL AMORTISATION                AMORTISATION                      BEFORE TAX
YEAR ENDED 31 MARCH    -------------------------------  -------------------------------  -------------------------------
  (A$ THOUSAND)          1998       1997       1996       1998       1997       1996       1998       1997       1996
---------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Australia............     17,753     14,259     10,163         (9)      (106)       (19)    17,744     14,153     10,144
United Kingdom.......        526        531        239         --         --         --        526        531        239
Asia.................        839      1,934      1,150       (262)      (153)      (139)       577      1,781      1,011
Asia (abnormal
  loss)..............       (703)        --         --         --         --         --       (703)        --         --
New Zealand*.........        818        373         --       (511)      (112)        --        307        261         --
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Consolidated.........     19,233     17,097     11,552       (782)      (371)      (158)    18,451     16,726     11,394
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

------------------------

There were no material intersegment sales.

* The results for New Zealand for 1997 are for the period 1 February to 31 March 1997.

NOTE 31. OUTSIDE EQUITY INTEREST

                                                                                                       AS AT 31 MARCH
                                                                                                    --------------------
                                                                                                      1998       1997
                                                                                                      $000       $000
                                                                                                    ---------  ---------
Outside equity interest in controlled entities comprises:
Share capital.....................................................................................         25         33
Foreign currency translation reserve..............................................................         60        (31)
Retained profits..................................................................................        566        793
                                                                                                    ---------  ---------
                                                                                                          651        795
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 32. CONTROLLED ENTITIES

                                                                                                       PERCENTAGE
                                                                                                     OF SHARES HELD
                                                                                                  --------------------
                                                                                                     AS AT 31 MARCH
                                                                                   COUNTRY OF     --------------------
                                                                                   FORMATION/       1998       1997
CONTROLLED ENTITY                                                                 INCORPORATION       %          %
-------------------------------------------------------------------------------  ---------------  ---------  ---------
SHARES HELD BY MORGAN & BANKS LIMITED
Morgan & Banks Management Services Pty Ltd.....................................     Australia           100        100
Credential Check Pty Ltd.......................................................     Australia           100        100
Labour LinQ Pty Ltd............................................................     Australia           100        100
Alectus Personnel Pty Ltd......................................................     Australia           100        100
Tristram Investments Limited...................................................     Australia           100        100
The Labour LinQ Business Solution Pty Ltd j....................................     Australia           100        100
Morgan & Banks Reward Consulting Pty Ltd.......................................     Australia           100        100
Morgan & Banks Investor No. 1 Pty Ltd..........................................     Australia           100        100
H. Neumann International Pty Ltd...............................................     Australia          67.5       67.5
S.B.N. Convenience Pty Limited.................................................     Australia           100        100
M&B Search Pte Ltd bd..........................................................     Singapore            75       67.5
Maldon Holdings Limited a......................................................    New Zealand          100        100
Morgan & Banks Holdings Ltd a..................................................        UK               100        100
Morgan & Banks Recruitment Ltd a...............................................     Hong Kong           100        100
Health Resources International Pty Limited k...................................     Australia           100         --
H. Neumann International Limited a.............................................    New Zealand         47.5       47.5
PT Morgan Nusantara ac.........................................................     Indonesia            99         --

SHARES HELD BY MALDON HOLDINGS LIMITED

Morgan & Banks New Zealand Limited ag..........................................    New Zealand          100        100

SHARES HELD BY MORGAN & BANKS NEW ZEALAND LIMITED

Compuforce Recruitment Limited ae..............................................    New Zealand          100        100
Alectus Recruitment Consultants Ltd a..........................................    New Zealand          100        100
H. Neumann International Limited a.............................................    New Zealand         47.5       47.5
Sibson & Company Limited ae....................................................    New Zealand          100        100
Compubank Limited e............................................................    New Zealand           --        100
Executive Leasing & Consulting Ltd a...........................................    New Zealand          100        100
Job Bank (NZ) Ltd e............................................................    New Zealand           --        100
Labour Linq Limited a..........................................................    New Zealand          100        100
MB Management Systems Ltd e....................................................    New Zealand           --        100
Job Index Limited af...........................................................    New Zealand          100         --
H. Neumann International Limited...............................................     Australia          27.5       27.5

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 32. CONTROLLED ENTITIES (CONTINUED)

                                                                                                       PERCENTAGE
                                                                                                     OF SHARES HELD
                                                                                                  --------------------
                                                                                                     AS AT 31 MARCH
                                                                                   COUNTRY OF     --------------------
                                                                                   FORMATION/       1998       1997
CONTROLLED ENTITY                                                                 INCORPORATION       %          %
-------------------------------------------------------------------------------  ---------------  ---------  ---------
SHARES HELD BY MORGAN & BANKS HOLDINGS LTD

Morgan & Banks PLC a...........................................................        UK               100        100
Morgan & Banks Payroll Services Ltd al.........................................        UK               100        100

SHARES HELD BY MORGAN & BANKS RECRUITMENT LTD

Morgan & Banks (Hong Kong) Ltd ad..............................................     Hong Kong            75       67.5

SHARES HELD BY MORGAN & BANKS (HONG KONG) LTD

The Wright Company (S) Pte Ltd b...............................................     Singapore           100        100
The Wright Company (Beijing) Ltd a.............................................     Hong Kong           100        100
The Wright Company (Guangzhou) Ltd a...........................................     Hong Kong           100        100
H. Neumann International (Asia) Ltd ah.........................................     Hong Kong            95        100
The Wright Company (M) Sdn Bhd a...............................................     Malaysia            100        100
Maston Development Limited a...................................................     Hong Kong           100        100
PT Morgan Nusantara ac.........................................................     Indonesia             1         --

------------------------

All controlled entities carried on business in their countries of incorporation.

a Controlled entities audited by other member firms of the Pannell Kerr Forster worldwide association.

b Controlled entities audited by firms other than Pannell Kerr Forster worldwide association.

c   Incorporated on 26 February 1997.

d Acquired an additional 16.5% effective 24 January 1997 and an additional 7.5% effective 1 April 1997.

e   Controlled entity wound up.

f   Incorporated 12 June 1997.

g   Name changed from Morgan & Banks Limited on 5 March 1998.

h  Name changed from The Wright Company (Shanghai) Ltd. on 12 December 1997.

j   Name changed from Inform International Pty Ltd on 1 August 1997.

k  Incorporated on 20 May 1997.

l   Name changed from Morgan & Banks Executive Leasing Ltd on 7 March 1997.

    On 24 January 1997, the economic entity acquired an additional 16.5% of the share capital of Morgan & Banks (Hong Kong) Ltd for $1,075,635 and the additional percentage of the operating results were included in Profit and Loss Accounts from that date. During the 1998 financial year the economic entity

                             MORGAN & BANKS LIMITED

                            (IN AUSTRALIAN DOLLARS)

NOTE 32. CONTROLLED ENTITIES (CONTINUED) acquired a further 7.5% of the share capital of Morgan & Banks (Hong Kong) Ltd for an amount of $664,778. The acquisition took place on 1 April 1997 and the operating results of the increased ownership interest was included in the profit and loss account from that date.

NOTE 33. EARNINGS PER SHARE

                                                                                FOR THE YEAR ENDED 31 MARCH
                                                                          ----------------------------------------
                                                                              1998          1997          1996
                                                                               $             $             $
                                                                          ------------  ------------  ------------
Basic earnings per share--before abnormal items.........................         0.169         0.144          0.10
Basic earnings per share--after abnormal items..........................         0.159         0.144          0.10


                                                                             NUMBER        NUMBER        NUMBER
                                                                          ------------  ------------  ------------
Weighted average number of ordinary shares outstanding during the year
  used in the calculation of basic earnings per share...................    69,239,148    68,489,148    67,663,638
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

    Diluted earnings per share is not materially different from basic earnings per share and is therefore not disclosed in the accounts.

    The prior year numbers have been adjusted to reflect the capital reconstruction for the purposes of comparability.

NOTE 34. RELATED PARTY TRANSACTIONS

    During the financial period to 31 March 1998 the following transactions took place with related parties:

    Dividends totalling $1,555,334 (1997: $1,501,253, 1996: $1,522,260) were paid during the year to entities associated with directors, this being in accordance with normal shareholder entitlements.

    An amount of $20,000 (1997: $20,000, 1996: $20,000) was paid under a sponsorship agreement to Geoff Morgan Motor Sports, a director related entity of Mr G K Morgan.

    Director related entities of non-executive directors, Mr W S Cutbush, Mr A A Cox, Mr A W Whatmore and joint managing directors, Mr G K Morgan and Mr A R Banks, have from time to time utilised the services of the economic entity, this being in the normal course of business and on standard terms and conditions.

         SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN US GAAP AND UK GAAP

    Austin Knight Limited and subsidiaries' (the "Group") consolidated financial statements have been prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. This summary should not be taken as a complete list of all differences between UK GAAP and US GAAP. No attempt has been made to identify all disclosures, presentations or classifications that would affect the manner in which transactions or events are presented in the financial statements or notes thereto. Further, no attempt has been made to identify future differences between UK GAAP and US GAAP as the result of prescribed changes in accounting standards. The identified significant differences as they relate to the Group are summarized in the following paragraphs.

GOODWILL AND OTHER INTANGIBLES

    Goodwill represents the amounts paid for subsidiary companies and acquired businesses in excess of their net asset value. Under UK GAAP, for acquisitions made on or before 30 September 1992, the net book value of goodwill at that date is amortised in equal monthly instalments over a maximum period of 10 years. For acquisitions after that date, goodwill is written off in full, directly to reserves, in the year of purchase. Under US GAAP, goodwill is capitalized and amortized through the statement of income over a period representing the estimated useful life, not exceeding 40 years.

TANGIBLE FIXED ASSETS

    Under UK GAAP, no depreciation is charged on freehold buildings with an estimated useful life of more than 50 years, as it is the Group's policy to maintain its properties in good condition so prolonging their useful lives and the Directors consider that the lives of these properties and their residual values are such that any depreciation involved would not be material. Cost of repairs and maintenance are charged against revenue in the year in which they are incurred. Provision for depreciation on freehold investment properties is made when the Directors consider there has been a permanent reduction in their realisable values. Under US GAAP, all tangible fixed assets are carried at historical cost less accumulated depreciation.

SALES OF PROPERTY (REAL ESTATE)

    Under UK GAAP, the general concepts of prudence and accruals apply when accounting for sales of property. Additionally, US GAAP dictates a prescriptive methodology in this area. US GAAP makes a distinction between retail land sales and other sales of real estate. Separate guidance is provided for companies in the real estate industry, which are frequently involved in highly complex transactions.

LEASES

    While US GAAP is similar in concept to UK GAAP, its detailed requirements are more extensive and differences exist. Leases classified as finance leases under UK GAAP are likely to be classified as capital leases under US GAAP. Certain operating leases under UK GAAP, however, may also be classified as capital leases under US GAAP.

DEFERRED TAXATION

    Under UK GAAP, provision is made for deferred taxation under the liability method unless there is reasonable certainty that such deferred taxation will not become payable or receivable in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences which will result in taxable or tax deductible amounts in future years subject to a valuation allowance to reduce deferred tax assets if it is more likely than not that the related tax benefit will not be realized.

DIVIDENDS

    Under UK GAAP, dividends are provided for in the year to which they relate. These dividends are deducted from current year earnings. US GAAP recognizes dividends as a reduction of retained earnings in the accounting period in which they are formally declared.

PENSIONS

    Under UK GAAP, contributions to pension funds are assessed in accordance with advice from actuaries and charged to the income statement so as to spread the pension cost over the expected service lives of the relevant employees. Pension accounting under US GAAP is more prescriptive than that under UK GAAP, where a more judgmental approach is taken. Under US GAAP, a liability is recognized when plan assets are less than employees' accumulated benefits. Accordingly, there may be differences in the actuarial assumptions and methods of valuation of the plan assets compared with those that would be made under US GAAP.

ACQUISITION ACCOUNTING

    Prior to the introduction of Financial Reporting Standard No. 7, "Fair Values in Acquisition Accounting" ("FRS7"), certain costs of restructuring were provided for as part of the purchase accounting adjustments on an acquisition under UK GAAP. FRS7, introduced for the year ended December 31, 1995, requires that the fair value balance sheet of the acquired company not include provisions for integration and reorganization costs set up by the acquiring company. The FRS contained no requirement to restate prior year figures.

    Under US GAAP, such costs would generally be included in the statement of income when incurred. Certain integration and reorganization costs meeting specific criteria, however, may be considered liabilities assumed and included in the allocation of the acquisition cost.

ESOT ADJUSTMENT

    Under UK GAAP, shares acquired by the ESOT are included in the balance sheet as an asset. Under US GAAP they are treated as a reduction in shareholders' equity.

REVALUATION OF PROPERTIES

    Under UK GAAP, properties may be restated on the basis of appraised values in financial statements prepared in all other respects in accordance with the historic cost convention. Increases in value are credited directly to the revaluation reserve. When revalued properties are sold the gain or loss on sale is calculated based on revalued carrying amounts. Under US GAAP, such revaluations are not reflected in the financial statements, and the gain or loss on sale is calculated based on depreciated historical cost.

CURRENT ASSETS AND LIABILITIES

    Current assets under UK GAAP, include certain amounts which fall due after more than one year. Under US GAAP, such assets would be reclassified as non-current assets. Borrowings under UK GAAP are classified according to the maturity of the financial instrument, while under US GAAP, certain borrowings would be classified according to the maturity of the available back-up facility. Provisions for liabilities and charges under UK GAAP include certain amounts due within one year which would be reclassified as current liabilities under US GAAP.

ADVERTISING COSTS

    Under UK GAAP, advertising costs may be recognized in the period in which the related benefit is expected to arise and may, accordingly, be carried as a prepayment in the balance sheet. Under US GAAP, advertising costs are primarily expensed in the periods in which those costs are incurred. In certain limited circumstances, however, advertising costs may be deferred.

CASH FLOWS

    Under UK GAAP, the Group complies with Financial Reporting Standard No. 1 (revised), "Cash flow statements" ("FRS1"). Its objectives and principles are similar to US GAAP as set out in Statement of Financial Accounting Standards No. 92, "Statement of Cash Flows" (SFAS No. 95"). The principal difference between the standards is in respect of classification. Under FRS1, the Group presents its cash flows for (a) operating activities, (b) returns on investments and servicing of finance, (c) taxation, (d) capital expenditure and financial investment, (e) acquisitions and disposals, (f) equity dividends paid, (g) management of liquid resources and (h) financing, SFAS No. 95 requires only three categories of cash flow activity: (a) operating activities, (b) investing activities and (c) financing activities.

    Under FRS1, cash includes deposits and overdrafts repayable on demand while movements on short-term investments are included in management of liquid resources. SFAS No. 95 defines cash and cash equivalents as also including short-term highly liquid investments.

    Cash flows arising from taxation and returns on investments and servicing of finance under FRS1 would be included as operating activities under SFAS No. 95. Cash flows relating to capital expenditure and financial investment and acquisitions and disposals would be included as investing activities under SFAS No. 95. Equity dividend payments would be included as a financing activity under SFAS No. 95.

    Management has not quantified the effect of the differences between UK GAAP and US GAAP on the net profit or stockholders' funds of the Group. Accordingly, there can be no assurances that such net profit or stockholders' funds determined in accordance with UK GAAP would not be significantly different if they had been determined under US GAAP.

                         REPORT OF INDEPENDENT AUDITORS

The Members of Austin Knight Limited

    We have audited the accompanying consolidated balance sheets of Austin Knight Limited and its subsidiaries as at 30 September 1995 and 1996 and the related consolidated profit and loss accounts, cash flow statements, statements of movements in shareholders' funds and statements of total recognised gains and losses for each of the years in the two year period ended 30 September 1996. These consolidated financial statements are the responsibility of the directors of Austin Knight Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom which do not differ in any material respects from generally accepted auditing standards in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Austin Knight Limited and its subsidiaries at 30 September 1995 and 1996, and the results of their operations and their cash flows for each of the years in the two year period ended 30 September 1996, in conformity with generally accepted accounting principles in the United Kingdom.

KPMG
Chartered Accountants
Registered Auditors
London, England

4 February 1997

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                                          YEAR ENDED 30
                                                                                            SEPTEMBER
                                                                                      ----------------------
                                                                                         1995        1996
                                                                            NOTE        L'000       L'000
                                                                            -----     ----------  ----------
TURNOVER...............................................................           2      123,118     134,444
Cost of Sales..........................................................                 (110,403)   (120,196)
                                                                                      ----------  ----------
GROSS PROFIT...........................................................                   12,715      14,248
Administrative expenses................................................                   (9,796)    (11,206)
Other operating income.................................................                      378         473
                                                                                      ----------  ----------
OPERATING PROFIT.......................................................           3        3,297       3,515
Exceptional Item.......................................................           6       --             (95)
Interest...............................................................           7         (539)       (407)
                                                                                      ----------  ----------
PROFIT on ordinary activities before taxation..........................                    2,758       3,013
TAXATION...............................................................           8       (1,098)     (1,210)
                                                                                      ----------  ----------
PROFIT for the financial year..........................................                    1,660       1,803
DIVIDENDS..............................................................           9         (408)       (445)
                                                                                      ----------  ----------
RETAINED PROFIT for the financial year.................................          18        1,252       1,358
                                                                                      ----------  ----------
                                                                                      ----------  ----------

    There are no discontinued operations contained within the above results. Details of the results of the acquisitions made during the year are shown in note 3.

    The notes on pages F-45 to F-60 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                     AS AT 30 SEPTEMBER
                                                                                    --------------------
                                                                                      1995       1996
                                                                           NOTE       L'000      L'000
                                                                         ---------  ---------  ---------
FIXED ASSETS
Intangible assets......................................................         10        498        419
Tangible assets........................................................         11     16,131     16,923
Investments............................................................         12        112        112
                                                                                    ---------  ---------
                                                                                       16,741     17,454
                                                                                    ---------  ---------
CURRENT ASSETS
Work-in-process........................................................                   270        193
Debtors................................................................         13     24,547     24,444
Cash at bank and in hand...............................................         24      1,006      1,596
                                                                                    ---------  ---------
                                                                                       25,823     26,233
CREDITORS: Amounts falling due within one year.........................         14    (24,490)   (24,668)
                                                                                    ---------  ---------
NET CURRENT ASSETS/(LIABILITIES).......................................                 1,333      1,565
                                                                                    ---------  ---------

TOTAL ASSETS LESS CURRENT LIABILITIES..................................                18,074     19,019
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR................         15     (4,495)    (4,857)
PROVISION FOR LIABILITIES AND CHARGES..................................         16       (308)      (214)
                                                                                    ---------  ---------
NET ASSETS.............................................................                13,271     13,948
                                                                                    ---------  ---------
                                                                                    ---------  ---------
CAPITAL AND RESERVES
Called up share capital................................................         17      1,237      1,237
Share Premium Account..................................................         18         87         87
Revaluation reserve....................................................         18      5,396      5,396
Profit and loss account................................................         18      6,551      7,228
                                                                                    ---------  ---------
                                                                                       13,271     13,948
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    The notes on pages F-45 to F-60 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                       CONSOLIDATED CASH FLOW STATEMENTS

                                                                                                         YEAR ENDED
                                                                                                       30 SEPTEMBER,
                                                                                                    --------------------
                                                                                                      1995       1996
                                                                                           NOTE       L'000      L'000
                                                                                         ---------  ---------  ---------
NET CASH INFLOW FROM OPERATINGACTIVITIES...............................................  21             2,906      6,184
                                                                                                    ---------  ---------
RETURNS ON INVESTMENTS ANDSERVICING OF FINANCE
Interest paid..........................................................................                  (561)      (433)
Interest received......................................................................                    34         50
Interest element of finance leaserental payments.......................................                   (24)       (27)
Dividends paid.........................................................................                  (328)      (416)
                                                                                                    ---------  ---------
NET CASH OUTFLOW FROM RETURNS ONINVESTMENTS AND SERVICING OFFINANCE....................                  (879)      (826)
                                                                                                    ---------  ---------

TAXATION
ACT paid...............................................................................                   (60)      (102)
UK corporation tax paid................................................................                  (537)      (668)
Overseas and other taxes paid..........................................................                  (277)      (581)
                                                                                                    ---------  ---------
TAX PAID...............................................................................                  (874)    (1,351)
                                                                                                    ---------  ---------

INVESTING ACTIVITIES
Purchase of own shares.................................................................                  (118)    --
Sale of shares under option............................................................                    11     --
Purchase of intangible assets..........................................................  22            --            (78)
Purchase of subsidiaries...............................................................  23               (51)      (632)
Purchase of tangible fixed assets......................................................                (1,024)    (1,740)
Less: Inception of finance leases......................................................                    63      1,024
Proceeds from sales of fixed assets....................................................                   146        112
                                                                                                    ---------  ---------
NET CASH OUTFLOW FROM INVESTINGACTIVITIES..............................................                  (973)    (1,314)
                                                                                                    ---------  ---------
NET CASH INFLOW/(OUTFLOW) BEFOREFINANCING..............................................                   180      2,693

FINANCING
Additional loan repayable over 5 years.................................................                --            641
Issue of ordinary share capital........................................................                   118     --
                                                                                                    ---------  ---------
                                                                                                          298      3,334
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------
FINANCING
Repayment of loans.....................................................................                   767        767
Capital element of finance lease.......................................................
Net rental payments....................................................................                   105        149
                                                                                                    ---------  ---------
NET CASH OUTFLOW FROM FINANCING........................................................                   872        916
INCREASE/(DECREASE) IN CASH ANDCASH EQUIVALENTS........................................  24              (574)     2,418
                                                                                                    ---------  ---------
                                                                                                          298      3,334
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

    The notes on pages F-45 to F-60 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                                                      YEAR ENDED
                                                                                                    30 SEPTEMBER,
                                                                                                 --------------------
                                                                                                   1995       1996
                                                                                                   L'000      L'000
                                                                                                 ---------  ---------
Profit for the financial year..................................................................      1,660      1,803
Dividends......................................................................................       (408)      (445)
                                                                                                 ---------  ---------
                                                                                                     1,252      1,358
Goodwill written off...........................................................................        (51)      (710)
Exchange adjustments...........................................................................         72         29
                                                                                                 ---------  ---------
                                                                                                     1,273        677
New share capital subscribed...................................................................        118     --
Opening Shareholders' Funds....................................................................     11,741     13,271
Prior year adjustments.........................................................................        139     --
                                                                                                 ---------  ---------
Closing Shareholders' Funds....................................................................     13,271     13,948
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                                        YEAR ENDED
                                                                                                      30 SEPTEMBER,
                                                                                                   --------------------
                                                                                                     1995       1996
                                                                                                     L'000      L'000
                                                                                                   ---------  ---------
Profit for the financial year....................................................................      1,660      1,803
Exchange adjustments.............................................................................         72         29
                                                                                                   ---------  ---------
Total recognised gains for the financial year....................................................      1,732      1,832
Prior year adjustment............................................................................        139     --
                                                                                                   ---------  ---------
Total gains recognised since the last Annual Report..............................................      1,871      1,832
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

    The notes on pages F-45 to F-60 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                             NOTES TO THE ACCOUNTS

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

1. ACCOUNTING POLICIES

A. BASIS OF PREPARATION

    The accounts have been prepared under the historical cost accounting rules as modified by the revaluation of freehold property and in accordance with applicable accounting standards.

B. TURNOVER AND RECOGNITION OF REVENUE

    Turnover represents amounts receivable from clients, exclusive of sales related taxes, in respect of charges for advertising placed, production work and fees. Revenue in respect of advertising and production is recognized when the work is completed. Fees are recognised over the period of the relevant assignment.

C. CONSOLIDATION

    The consolidated accounts of the Group incorporate the accounts of the Company and its subsidiaries, together with the accounts of the Austin Knight Limited Employees Trust.

    In accordance with the Companies Act of 1985 S230, a separate profit and loss account dealing with the results of Austin Knight Limited is not presented. The amount of the consolidated profit for the financial year dealt with in the accounts of the Company is L1,128,000 (1995 L1,149,000).

D. FOREIGN CURRENCIES

    Exchange differences on transactions during the year are charged or credited to the profit and loss account. The trading results and cash flow of overseas subsidiaries are translated at the average exchange rate for the year. Assets and liabilities are translated at exchange rates ruling at the year-end. On consolidation, differences on exchange arising from the retranslation of the opening net investment and from the translation of the profits or losses at average rates are taken directly to reserves.

E. GOODWILL

    Goodwill represents the amounts paid for subsidiary companies and acquired businesses in excess of their net asset value. For acquisitions made on or before 30 September 1992, the net book value of goodwill at that date is amortised in equal monthly installments over a maximum period of 10 years. For acquisitions after that date, goodwill is written off in full, directly to reserves in the year of purchase.

F. DEPRECIATION

    Tangible fixed assets are stated at historical cost or valuation less accumulated depreciation. Depreciation is provided to write off the cost of tangible fixed assets by equal monthly installments at the following rates:

    FREEHOLD PROPERTY--Provision for depreciation on freehold buildings with an estimated useful life of more than 50 years is not considered necessary since it is the Company's policy to maintain its properties in good condition which prolongs their useful lives and the Directors consider that the lives of these properties and their residual values are such that any depreciation involved would not be material. Costs of repairs and maintenance are charged against revenue in the year in which they are incurred.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

1. ACCOUNTING POLICIES (CONTINUED)
    INVESTMENT PROPERTIES--Provision for depreciation on freehold investment properties is made when the Directors consider there has been a permanent reduction in their realisable values.

    FURNITURE AND EQUIPMENT--10% to 25% per annum according to the estimated life of assets.

    MOTOR VEHICLES--20% per annum.

G. WORK-IN-PROGRESS

    Work-in-progress is valued at the lower of cost or net realisable value.

H. DEFERRED TAXATION

    Provision is made for deferred taxation using the liability method in respect of all material timing differences, to the extent that it is probable that the liability or asset will crystallise in the foreseeable future.

I. LEASES

    Leases are accounted for as finance leases where the Group enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset. All other leases are accounted for as operating leases.

    Assets acquired under finance leases are capitalised in the balance sheet and are depreciated over their estimated useful lives. The capital element of future rentals is treated as a liability and the interest element is charged to the profit and loss account over the period of the leases in proportion to the balance outstanding. Rentals payable under operating leases are charged to the profit and loss account as incurred.

J. PENSIONS

    Contributions are paid to the Group's pension schemes to secure and enhance the benefits for personnel under the schemes in accordance with the recommendations of independent actuaries.

    Contributions are charged to the profit and loss account so as to spread the cost of the provisions over the employees' working lives in accordance with Statement of Standard Accounting Practice 24. Pension scheme surpluses or deficits are amortised over the expected remaining service lives of employees.

2. TURNOVER

    The turnover of the Group arose in the following geographical markets:

                                                                            1995       1996
                                                                            L'000      L'000
                                                                          ---------  ---------
United Kingdom..........................................................     76,908     82,473
United States...........................................................     27,566     33,942
Rest of world...........................................................     18,644     18,029
                                                                          ---------  ---------
                                                                            123,118    134,444
                                                                          ---------  ---------
                                                                          ---------  ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

3. OPERATING PROFIT

    The operating profit is stated after including:

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
Depreciation of tangible fixed assets........................................        995        665
Amortisation of intangibles..................................................         70         68
Hire of plant and equipment..................................................        629        724
Other rents payable..........................................................      1,235      1,478
Directors' emoluments (Note 4):
  Management remuneration--Salaries and benefits.............................        268        274
                         --Performance payments..............................         27         29
  Fees.......................................................................         36         36
  Compensation for loss of office............................................         25     --
  Pension contributions......................................................         26         27
Auditors' remuneration--in respect of audit..................................        104        119
Auditors' remuneration--in respect of other work.............................         45         36
Rent receivable..............................................................        363        473

    Operating profit also includes the following amounts relating to acquisitions made during the year ended 30 September 1996:

                                                                                           L'000
                                                                                         ---------
Turnover...............................................................................        655
Cost of sales..........................................................................       (487)
                                                                                               ---
Gross profit...........................................................................        168
Administrative expenses................................................................       (137)
                                                                                               ---
Operating profit arising from acquisitions.............................................         31
                                                                                               ---
                                                                                               ---

4. DIRECTORS' EMOLUMENTS

    The details of Directors' emoluments are set out in Note 26, Remuneration Committee Report.

5. STAFF COSTS

    Staff costs, which include Directors' emoluments, were:

                                                                               1995       1996
                                                                               L'000      L'000
                                                                             ---------  ---------
Wages and salaries.........................................................     11,963     13,548
Social security costs......................................................        971      1,253
Pension costs..............................................................        525        611
                                                                             ---------  ---------
                                                                                13,459     15,412
                                                                             ---------  ---------
                                                                             ---------  ---------

    The average number of employees including Directors during the year was 514 (1995:476).

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

6. EXCEPTIONAL ITEM

    This comprises solely the provisions necessary to reduce the Group's investment properties to their estimated net realisable values.

7. INTEREST

                                                                                    1995        1996
                                                                                    L'000       L'000
                                                                                     ---        -----
INTEREST PAYABLE
On bank loan repayable over more than five years................................        393         342
On overdrafts and other loans repayable wholly within five years................        156         105
Finance leases..................................................................         24          20
INTEREST RECEIVABLE.............................................................        (34)        (60)
                                                                                        ---         ---
                                                                                        539         407
                                                                                        ---         ---
                                                                                        ---         ---

8. TAXATION

    The taxation on the profit on ordinary activities for the year was as follows:

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
United Kingdom corporation tax at 33%........................................        746        804
Overseas taxation............................................................        410        494
Deferred taxation--charge/(credit)
  UK.........................................................................         42       (235)
  Overseas...................................................................        (49)       110
Adjustments to prior years--charge/(credit)..................................        (51)        37
                                                                               ---------  ---------
                                                                                   1,098      1,210
                                                                               ---------  ---------
                                                                               ---------  ---------

9. DIVIDENDS

                                                                               1995       1996
                                                                               L'000      L'000
                                                                             ---------  ---------
Interim dividend of 2.75p per 25p share (1995: 2.60p per 25p share)                128        136
Final dividend of 6.25p per 25p share (1995: 5.65p per 25p share)                  280        309
                                                                             ---------  ---------
                                                                                   408        445
                                                                             ---------  ---------
                                                                             ---------  ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

10. INTANGIBLE FIXED ASSETS--GOODWILL

                                                                                          L'000
                                                                                        ---------
COST
At 1 October 1995.....................................................................      2,823
Exchange adjustments..................................................................        (18)
Addition on Acquisition of Business--see Note 22......................................         78
Addition on Acquisition of Subsidiaries--see Note 23..................................        632
                                                                                        ---------
AT 30 September 1996..................................................................      3,515
                                                                                        ---------
AMORTISATION
At 1 October 1995.....................................................................      2,325
Charge for year.......................................................................         68
Written off to reserves...............................................................        710
Exchange adjustments..................................................................         (7)
                                                                                        ---------
At 30 September 1996..................................................................      3,096
                                                                                        ---------
NET BOOK VALUES
At 30 September 1996..................................................................        419
                                                                                        ---------
                                                                                        ---------
At 30 September 1995..................................................................        498
                                                                                        ---------
                                                                                        ---------

11. TANGIBLE FIXED ASSETS

                                                                    FREEHOLD    FURNITURE/
                                                                    PROPERTY     EQUIPMENT    MOTOR VEHICLES      TOTAL
                                                                      L'000        L'000           L'000          L'000
                                                                   -----------  -----------  -----------------  ---------
COST OR VALUATION
At 1 October 1995................................................      14,472        5,447             513         20,432
Exchange adjustments.............................................      --               40               5             45
Additions........................................................      --            1,719              26          1,745
Acquisitions.....................................................      --               61          --                 61
Disposals........................................................      --             (793)            (92)          (885)
                                                                   -----------       -----             ---      ---------
At 30 September 1996.............................................      14,472        6,474             452         21,398
                                                                   -----------       -----             ---      ---------
DEPRECIATION
At 1 October 1995................................................      --            4,094             207          4,301
Exchange adjustments.............................................      --               25               1             26
Disposals........................................................      --             (616)            (36)          (652)
Acquisitions.....................................................      --               40          --                 40
Charge for the year..............................................          95          585              80            760
                                                                   -----------       -----             ---      ---------
At 30 September 1996.............................................          95        4,128             252          4,475
                                                                   -----------       -----             ---      ---------
NET BOOK VALUES
At 30 September 1996.............................................      14,377        2,346             200         16,923
                                                                   -----------       -----             ---      ---------
                                                                   -----------       -----             ---      ---------
At 30 September 1995.............................................      14,472        1,353             306         16,131
                                                                   -----------       -----             ---      ---------
                                                                   -----------       -----             ---      ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

11. TANGIBLE FIXED ASSETS (CONTINUED)
    Included in freehold property are investment properties of L627,000 shown at written down value (1995: L722,000). The remaining property was revalued to L13.75 million in 1992 based upon a Directors' valuation having regard to professional advice. Its historical cost is L8,385,000.

    The net book value of tangible fixed assets includes an amount of L933,000 (1995:L127,000) in respect of assets held under finance leases and hire purchase obligations. The depreciation to these assets in the year is L203,000 (1995:
L47,000).

12. INVESTMENTS

    PRINCIPAL TRADING SUBSIDIARIES

                                                                                  PERCENTAGE OF
                                               COUNTRY OF INCORPORATION          ORDINARY SHARE
                                                    AND OPERATION                 CAPITAL HELD
                                        --------------------------------------  -----------------
Austin Knight Incorporated............  United States of America                          100
Austin Knight Canada Incorporated.....  Canada                                            100
Austin Knight Proprietary Limited.....  Australia                                         100
Austin Knight Consulting Proprietary    Australia
  Limited.............................                                                    100
Austin Knight France SA...............  France                                            100
Austin Knight BV......................  Netherlands                                       100*
Carre Turenne SA......................  France                                            100**
Alliance Resource Humaines SA.........  France                                            100***
Austin Knight International BV........  Netherlands                                       100
Austin Knight Investments Ltd.........  Great Britain                                     100

------------------------

*   Held by subsidiary, Austin Knight International BV

**  Held by subsidiary, Austin Knight Investments Limited

*** Held by subsidiary, Austin Knight France SA

    The principal activities of the trading subsidiaries are recruitment and legal advertising and human resource consultancy.

    The results of all the above companies are included in the consolidated results for the Group using the acquisition method of accounting.

    Austin Knight Limited has given guarantees on behalf of certain subsidiary companies. The contingent liability at 30 September 1996 under these guarantees amounted to L512,000 (1995: L630,000) at the year-end rates of exchange.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

12. INVESTMENTS (CONTINUED)
OWN SHARES HELD

    The Group includes 152,250 of its own shares which are held by the Austin Knight Limited Employees Trust as an investment. They have been included at the cost to the Trust.

    The Austin Knight Limited Employees Trust exists for the benefit of the UK employees and to incentivise the Directors and senior employees of the Group. The Trust receives and holds shares in the Company either by means of a gift or a purchase made at the then fair value price. It receives and invests the dividends due on those shares and earns interest on its accumulated cash balances. Periodically, options over the shares which it holds are granted to individuals at the discretion of the Trustees based on recommendations by the Board.

                                                                                          L'000
                                                                                        ---------
Shares at cost 1 October 1995 and at 30 September 1996.....................                   112

                                                                               1995       1996
                                                                               L'000      L'000
                                                                             ---------  ---------
SUMMARY OF INVESTMENTS
Own shares held............................................................        112        112
                                                                             ---------  ---------
Net book value.............................................................        112        112
                                                                             ---------  ---------
                                                                             ---------  ---------

13. DEBTORS

                                                                               1995       1996
                                                                               L'000      L'000
                                                                             ---------  ---------
Trade debtors..............................................................     23,104     23,016
Other debtors..............................................................        624        698
Prepayments and accrued income.............................................        819        730
                                                                             ---------  ---------
                                                                                24,547     24,444
                                                                             ---------  ---------
                                                                             ---------  ---------

14. CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                               1995       1996
                                                                               L'000      L'000
                                                                             ---------  ---------
Bank loans and overdrafts..................................................      2,884      1,171
Trade creditors............................................................     17,061     18,608
Obligations under finance leases and hire purchasecontracts................         99        333
Dividend payable...........................................................        280        309
Other creditors including taxation and social security.....................      2,231      2,140
Accruals and deferred income...............................................      1,935      2,107
                                                                             ---------  ---------
                                                                                24,490     24,668
                                                                             ---------  ---------
                                                                             ---------  ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

14. CREDITORS--AMOUNTS FALLING DUE WITHIN ONE YEAR (CONTINUED)
    Details of the security given for the bank loan and overdrafts are shown in
Note 15.

    Other creditors including taxation and social security comprise:

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
Corporation tax..............................................................      1,070        917
Social security and other taxes..............................................        289        937
Other creditors..............................................................        872        286
                                                                               ---------  ---------
                                                                                   2,231      2,140
                                                                               ---------  ---------
                                                                               ---------  ---------

15. CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
Bank loans...................................................................      4,409      4,138
Finance lease and hire purchase obligations..................................         58        700
Other creditors..............................................................         28         19
                                                                               ---------  ---------
                                                                                   4,495      4,857
                                                                               ---------  ---------
                                                                               ---------  ---------

    The bank loans and overdrafts are secured by fixed and floating charges on the freehold property and trade debtors of Austin Knight Limited and its UK and French subsidiaries. The loans bear interest based upon LIBOR and its French equivalent and are scheduled for repayment as follows:

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
Between one and two years....................................................        767        891
Between two and five years...................................................      2,300      2,671
More than five years.........................................................      1,342        576
                                                                               ---------  ---------
                                                                                   4,409      4,138
                                                                               ---------  ---------
                                                                               ---------  ---------
Bank loan included in creditors due within one year..........................        767        891
                                                                               ---------  ---------

    The finance lease and hire purchase obligations fall due as follows:

                                                                                    1995         1996
                                                                                    L'000        L'000
                                                                                    -----        -----
Between one and two years......................................................          49          302
Between two and five years.....................................................           9          398
                                                                                         --
                                                                                                     ---
                                                                                         58          700
                                                                                         --
                                                                                         --
                                                                                                     ---
                                                                                                     ---

    All other creditors falling due after more than one year are payable within five years.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

16. PROVISIONS FOR LIABILITIES AND CHARGES

    The amounts provided for deferred taxation and other liabilities and charges are as follows:

                                                                          DEFERRED
                                                                             TAX          OTHER
                                                                            L'000         L'000
                                                                          ---------  ---------------
Provision at 1 October 1995.............................................        127           181
(Credit)/charge for the year in the profit andloss account
    UK..................................................................       (235)       --
    Overseas............................................................        110            33
    Transfers...........................................................         (2)       --
                                                                                ---           ---
Provision at 30 September 1996..........................................     --               214
                                                                                ---           ---
                                                                                ---           ---

    The amount of deferred taxation not provided is L221,000 and arises solely on capital allowances.

    The other provisions relate to pensions and other employee benefits.

17. CALLED UP SHARE CAPITAL

                                                                                 1995       1996
                                                                                 L'000      L'000
                                                                               ---------  ---------
AUTHORISED
8,000,000 shares of 25p each (1995: 8,000,000 shares of 25peach).............      2,000      2,000
                                                                               ---------  ---------
                                                                               ---------  ---------
ALLOTTED AND FULLY PAID
4,948,000 ordinary shares of 25p each (1995: 4,948,000ordinary shares of 25p
  each)......................................................................      1,237      1,237
                                                                               ---------  ---------
                                                                               ---------  ---------

18. RESERVES

                                                                            PROFIT AND LOSS   REVALUATION       SHARE
                                                                                ACCOUNT         RESERVE        PREMIUM
                                                                                 L'000           L'000          L'000
                                                                            ---------------  -------------  -------------
At 1 October 1995.........................................................         6,551           5,396             87
Goodwill written off......................................................          (710)         --             --
Profit retained...........................................................         1,358          --             --
Exchange adjustments......................................................            29          --             --
                                                                                                                     --
                                                                                   -----           -----
At 30 September 1996......................................................         7,228           5,396             87
                                                                                                                     --
                                                                                                                     --
                                                                                   -----           -----
                                                                                   -----           -----

19. CAPITAL COMMITMENTS

    Capital expenditure authorised and contracted for by the Board of Directors at 30 September 1996, for which no provision has been made in these accounts, was L73,000 (1995: L107,000).

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

20. LEASE COMMITMENTS

    The Group had the following annual commitments under operating leases:

                                                                                         LAND AND BUILDINGS
                                                                                                                   OTHER
                                                                                      ------------------------  -----------
                                                                                         1995         1996         1995
                                                                                         L'000        L'000        L'000
                                                                                          ---          ---          ---
ON LEASES EXPIRING
Within 1 year.......................................................................         274          115          220
Within 2--5 years...................................................................         423          467          295
After 5 years.......................................................................         773          914       --


                                                                                         1996
                                                                                         L'000
                                                                                          ---
ON LEASES EXPIRING
Within 1 year.......................................................................         296
Within 2--5 years...................................................................         485
After 5 years.......................................................................      --

21. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
OPERATING ACTIVITIES

                                                                                1995       1996
                                                                                L'000      L'000
                                                                              ---------  ---------
Operating profit............................................................      3,297      3,515
Depreciation................................................................        995        665
Amortisation of intangible fixed assets.....................................         70         68
Loss on disposal of fixed assets............................................         27        122
Decrease/(increase) in work-in-progress.....................................        (94)        82
Decrease/(increase) in debtors..............................................     (2,935)       424
Increase in creditors.......................................................      1,546      1,308
                                                                              ---------  ---------
Net cash inflow from operating activities...................................      2,906      6,184
                                                                              ---------  ---------
                                                                              ---------  ---------

22. PURCHASE OF INTANGIBLE ASSETS

    This relates to the goodwill arising on the acquisition of Dawson Advertising, a UK business in March 1996.

23. PURCHASE OF SUBSIDIARY UNDERTAKINGS

    1. During the year, further payments of L101,700 were made under the terms of the agreement for the purchase of Carre Turenne SA. These payments are determined by the level of sales and profits earned from that Company's clients since it joined the Group.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

23. PURCHASE OF SUBSIDIARY UNDERTAKINGS (CONTINUED)
    2. In July 1996, the Company acquired, through its subsidiary, Austin Knight France SA, the entire issued share capital of Alliance Resources Humaines SA, a company registered in France. The consideration paid and assets acquired were as follows:

                                                                                          L'000
                                                                                        ---------
Total Paid............................................................................        666
Cash Acquired.........................................................................       (159)
                                                                                        ---------
Net Payment...........................................................................        507
                                                                                        ---------
Fixed Assets..........................................................................         21
Debtors...............................................................................        409
Creditors.............................................................................       (453)
                                                                                        ---------
                                                                                              (23)
Goodwill..............................................................................        530
                                                                                        ---------
                                                                                              507
                                                                                        ---------
                                                                                        ---------

GOODWILL SUMMARY                                                                            L,000
                                                                                        ---------
Arising on the acquisition of Carre Turenne...........................................        102
Arising on the acquisition of Alliance RH.............................................        530
                                                                                        ---------
                                                                                              632
                                                                                        ---------
                                                                                        ---------

                     AUSTIN KNIGHT LIMITED AND SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

24. CASH AND CASH EQUIVALENTS

    Analysis of the balances as shown in the balance sheet and changes during the current year:

                                                                                           CHANGE
                                                                      1995       1996      IN YEAR
                                                                      L'000      L'000      L'000
                                                                    ---------  ---------  ---------
Analysis of Balances
    Cash at bank and in hand......................................      1,006      1,596        590
    Bank loan and overdrafts......................................     (2,884)    (1,171)     1,713
    Less: Amounts repayable after three months....................        767        891        124
                                                                    ---------  ---------  ---------
                                                                       (1,111)     1,316      2,427
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
                                                                                              L'000
                                                                                          ---------
Analysis of Changes
    Balance 1 October 1995........................................                           (1,111)
    Net cash inflow before the effect of exchange ratechanges.....                            2,418
    Effect of exchange rate changes...............................                                9
                                                                                          ---------
    Balance 30 September 1996.....................................                            1,316
                                                                                          ---------
                                                                                          ---------

                                                                      SHARE      LOANS AND FINANCE
                                                                     CAPITAL     LEASE OBLIGATIONS
                                                                      L'000            L'000
                                                                   -----------  -------------------
Analysis of changes in financing during the year
    Balance 1 October 1995.......................................       1,324            5,332
    Additional loan raised.......................................      --                  641
    Repayment of loan............................................      --                 (767)
    Finance lease repayments.....................................      --                 (149)
    Finance lease inceptions (non-cash transaction)..............      --                1,024
    Effect of exchange rate changes..............................      --                  (19)
                                                                        -----            -----
    Balance 30 September 1996....................................       1,324            6,062
                                                                        -----            -----
                                                                        -----            -----

25. PENSION SCHEMES

    The two principal schemes of the Group are operated in the United Kingdom, one a defined contribution scheme, the other a defined benefit scheme. The defined contribution scheme is operated on the Group's behalf by an independent, recognised pension provider. It is currently being wound up and the accrued benefits transferred to other schemes not administered by the Group or the individuals concerned.

    The defined benefit scheme is trustee administered and the fund is maintained by fund managers independently of the Group's finances. The funding and accounting policies are identical and consist of providing for the liabilities in respect of an individual in a systematic manner over the individual's working lifetime.

                     AUSTIN KNIGHT LIMITED AND SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

25. PENSION SCHEMES (CONTINUED)
    The pension cost has been assessed in accordance with the advice of an independent actuary and has been based on a valuation carried out as at 1 April 1996. The market value of the scheme's assets as at 1 April 1996 was approximately L10.2 million and the level of funding approximately 100%.

    The actuarial valuation at 1 April 1996 was carried out on the attained age valuation method and the main actuarial assumptions adopted were:

Nominal return on investments.......  8.5% p.a.
Rate of salary increases............  6.0% p.a.
Rate of pension increases...........  2.5% p.a. (for benefits related to service prior to 1 April 1996).
                                      4.0% p.a. (for service after 1 April 1996).
Rate of dividend increases..........  4.0% p.a.

26. REMUNERATION COMMITTEE REPORT

INTRODUCTION

    This report of the Remuneration Committee, on behalf of the Board, sets out Austin Knight Limited's policy on Executive Directors' remuneration and provides details of the remuneration earned by the Directors in the 1995/96 financial year. It also details their interests in the Company's shares.

    The remuneration arrangements for all Executive Directors are determined by the Remuneration Committee, which is also responsible for the operation of the Executive Share Option Scheme.

    The Company has considered the provisions of the Code of Best Practice of the Greenbury Study Group on Directors' Remuneration. It complies with Section A of the best practice provisions annexed to the Listing Rules of the London Stock Exchange and the Remuneration Committee has given full consideration to the provisions of Section B in framing its remuneration policy.

GENERAL POLICY ON EXECUTIVE REMUNERATION

    The Remuneration Committee, when setting objectives on pay and benefits, aims to ensure that remuneration packages offered are competitive and designed to attract, retain and motivate executive directors and senior management of the highest quality.

    The main components of the remuneration package are set out below.

BASE SALARIES

    Basic salaries are determined by the Remuneration Committee taking into account the performance of the individual and information from independent sources on the rates of salaries in the competitive market.

                     AUSTIN KNIGHT LIMITED AND SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

26. REMUNERATION COMMITTEE REPORT (CONTINUED)
ANNUAL BONUS

    The annual bonus scheme for Executive Directors is based on the profit performance of the Group and its earnings per share.

SHARE OPTION SCHEME

    Executive Directors, as members of senior management, are eligible share options granted by the Austin Knight Limited Employees Trust. Periodically, options are granted by the Trust at the discretion of the trustees based on recommendations by the Board.

PENSION

    Executive Directors are eligible to join the August Knight Pension and Life Assurance Scheme. Pension contributions are paid to the Company's pension scheme which is open to all senior employees and most other staff with more than two years' service. The scheme provides a pension of one-sixtieth of final pensionable salary for each year of pensionable service. It also provides the usual pension related benefits including a lump sum of four times salary in the event of death in service. Only base salary is pensionable.

CONTRACTS OF SERVICE

    Details of individual Directors' contract terms are given in the table of Directors' emoluments below.

DIRECTORS' EMOLUMENTS

    Details of Directors' emoluments in 1996, with the comparison for the previous year, are as follows:

                                                                                     1995         1996
                                                                                     L'000        L'000
                                                                                     -----        -----
Fees............................................................................          36           36
Salaries and other benefits.....................................................         268          274
Performance payments............................................................          27           29
Pension contributions...........................................................          26           27
                                                                                         ---          ---
TOTAL...........................................................................         357          366
                                                                                         ---          ---
                                                                                         ---          ---

                     AUSTIN KNIGHT LIMITED AND SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

26. REMUNERATION COMMITTEE REPORT (CONTINUED)
    The emoluments of individual Directors are set out below:

                                                                                                               CONTRACT
                                              BASE                    PAYMENTS                                  NOTICE
                                             SALARY/                     FOR          PENSION                  PERIOD/
                                              FEES      BENEFITS     PERFORMANCE   CONTRIBUTIONS    TOTAL    EXPIRY DATE
                                            ---------  -----------  -------------  -------------  ---------  ------------
K.G. Fordham...................       1996     50,000      14,028        --             --           64,028  6 months
                                      1995     50,000      13,539        --             --           63,539
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
J.R. Ratcliffe.................       1996    115,000      21,363        20,125         17,250      173,738  12 months
                                      1995    105,060      21,424        20,000         15,750      162,234
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
J.B. Gowshall..................       1996     35,750       5,223        --              5,363       46,336  Retired
                                      1995     66,560      10,268         7,500          9,975       94,303  31.3.96
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
R.A. Campbell..................       1996     12,000      --            --             --           12,000  30.11.97
                                      1995     12,000      --            --             --           12,000
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
D.T. French....................       1996     12,000      --            --             --           12,000  30.11.98
                                      1995     12,000      --            --             --           12,000
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
T.C. Mallott...................       1996     12,000       1,327        --             --           13,327  30.11.97
                                      1995     12,000         834        --             --           12,834
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
S.J. Cooney....................       1996     27,000       4,670         8,750          4,050       44,470  6 months
                                      1995     --          --            --             --           --
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
                                      1996    263,750      46,611        28,875         26,663      365,899
                                      1995    257,620      46,065        27,500         25,725      356,910
                                 ---------  ---------  -----------       ------         ------    ---------  ------------
                                 ---------  ---------  -----------       ------         ------    ---------  ------------

    In addition to the above payments, K.G. Fordham and T.C. Mallott receive a pension from the Company's pension scheme in accordance with the terms of that scheme. J.B. Gowshall has been retained as a consultant to the Company until 31 March 1997 for a fee of L10,000. He also receives a pension from the Company's pension scheme.

    Executive Directors may hold other non-executive directorships with the prior written consent of the Board.

                     AUSTIN KNIGHT LIMITED AND SUBSIDIARIES

                 FOR THE YEARS ENDED 30 SEPTEMBER 1995 AND 1996

26. REMUNERATION COMMITTEE REPORT (CONTINUED)
    The Director's interests in the 25p ordinary shares of the Company at 30 September 1996 and 1995 or date of appointment were as follows:

                                                                      BENEFICIAL                       NON-BENEFICIAL
                                                    ----------------------------------------------  --------------------
                                                    1995 No.                1996 No.                  1995       1996
                                                       of         Share        of         Share      No. of     No. of
                                                     shares      Options     shares      Options     shares     shares
                                                    ---------  -----------  ---------  -----------  ---------  ---------
K.G. Fordham......................................    468,224      --         468,224      --         704,320    704,320
J.R. Ratcliffe....................................     88,200      25,000      88,200      35,000      --         --
J.B. Gowshall.....................................      3,000      12,000      --          --          --         --
D.T. French.......................................     --          --           8,000      --          64,000     56,000
T.C. Mallott......................................     92,032      --          92,032      --          --         --
S.J. Cooney.......................................     --          2,000*      --           2,000      --         --
R.A. Campbell.....................................     --          --          --          --          --         --
Trustee of the Austin Knight
Limited Employees Trust...........................     --          --          --          --         152,250    152,250

------------------------

*   Date of appointment.

    On 1 September 1994, J.R. Ratcliffe was granted options over 25,000 ordinary shares of 25p each at 95p per ordinary share exercisable between 1 September 1995 and 1 September 2001. On 28 November 1995, J.R. Ratcliffe and S.J. Cooney were granted options on a further 10,000 and 2,000 ordinary shares, respectively, at L1.30p per ordinary share , exercisable between 28 November 1998 and 28 November 2002. None of the Directors have any interests in the shares of the other Group companies. No other Director has any rights to subscribe for shares in the Company or any other Group company.

    The trustee of the Austin Knight Limited Employees Trust is Austin Knight Trustees Limited, a corporate Trustee, the Directors of which are K.G. Fordham, R.A. Campbell and D.T. French.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                                       NINE MONTHS ENDED 30
                                                                                               JUNE
                                                                                      ----------------------
                                                                                           (UNAUDITED)

                                                                                         1996        1997
                                                                            NOTE        L'000       L'000
                                                                            -----     ----------  ----------
TURNOVER...............................................................           1      100,585     105,158
Cost of Sales..........................................................                  (90,262)    (93,297)
                                                                                      ----------  ----------
GROSS PROFIT...........................................................                   10,323      11,861
Administrative expenses................................................                   (8,160)     (9,291)
Other operating income.................................................                      229      --
                                                                                      ----------  ----------
OPERATING PROFIT.......................................................           2        2,392       2,570
Interest expense.......................................................           4         (340)       (298)
                                                                                      ----------  ----------
PROFIT on ordinary activities before taxation..........................                    2,052       2,272
TAXATION...............................................................           5         (839)     (1,007)
                                                                                      ----------  ----------
PROFIT for the financial period........................................                    1,213       1,265
DIVIDENDS..............................................................                     (334)     --
                                                                                      ----------  ----------
RETAINED PROFIT for the financial period...............................                      879       1,265
                                                                                      ----------  ----------
                                                                                      ----------  ----------

    The notes on pages F-65 to F-68 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                              AS AT 30 JUNE
                                                                                                  1997
                                                                                            -----------------
                                                                                               (UNAUDITED)

                                                                                   NOTE           L'000
                                                                                 ---------  -----------------
FIXED ASSETS
Intangible assets..............................................................          6            303
Tangible assets................................................................                    16,876
Investments....................................................................                       163
                                                                                                  -------
                                                                                                   17,342
                                                                                                  -------
CURRENT ASSETS
Work-in-progress...............................................................                       219
Debtors........................................................................                    27,274
Cash at bank and in hand.......................................................                       364
                                                                                                  -------
                                                                                                   27,857
CREDITORS: Amounts falling due within one year.................................                   (25,614)
                                                                                                  -------
NET CURRENT ASSETS/(LIABILITIES)...............................................                     2,243
                                                                                                  -------

TOTAL ASSETS LESS CURRENT LIABILITIES..........................................                    19,585
CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR........................          7         (4,465)
PROVISION FOR LIABILITIES AND CHARGES..........................................          8           (123)
                                                                                                  -------
NET ASSETS.....................................................................                    14,997
                                                                                                  -------
                                                                                                  -------
CAPITAL AND RESERVES
Called up share capital........................................................                     1,251
Share Premium Account..........................................................                       195
Revaluation reserve............................................................                     5,396
Profit and loss account........................................................                     8,155
                                                                                                  -------
                                                                                                   14,997
                                                                                                  -------
                                                                                                  -------

    The notes on pages F-65 to F-68 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                       CONSOLIDATED CASH FLOW STATEMENTS*

                                                                                                      NINE MONTHS ENDED
                                                                                                           30 JUNE,
                                                                                                     --------------------
                                                                                                         (UNAUDITED)

                                                                                                       1996       1997
                                                                                                     ---------  ---------
                                                                                            NOTE       L'000      L'000
                                                                                          ---------  ---------  ---------
NET CASH INFLOW (OUTFLOW) FROM OPERATINGACTIVITIES......................................  9              4,719     (1,506)
                                                                                                     ---------  ---------
RETURNS ON INVESTMENTS ANDSERVICING OF FINANCE
Interest paid...........................................................................                  (373)      (327)
Interest received.......................................................................                    50         44
Interest element of finance leaserental payments........................................                   (17)       (15)
                                                                                                     ---------  ---------
NET CASH OUTFLOW FROM RETURNS ONINVESTMENTS AND SERVICING OFFINANCE.....................                  (340)      (298)
                                                                                                     ---------  ---------

TAXATION
ACT paid................................................................................                  (102)      (111)
UK corporation tax paid.................................................................                  (668)      (763)
Overseas and other taxes paid...........................................................                  (666)      (210)
                                                                                                     ---------  ---------
TAX PAID................................................................................                (1,436)    (1,084)
                                                                                                     ---------  ---------

CAPITAL EXPENDITURES
Purchase of own shares..................................................................                --           (122)
Sale of shares under option.............................................................                --             71
Purchase of intangible assets...........................................................                   (78)    --
Purchase of tangible fixed assets.......................................................                (1,450)    (1,434)
Less: Inception of finance leases.......................................................                   798        686
Proceeds from sales of fixed assets.....................................................                    84        682
                                                                                                     ---------  ---------
NET CASH OUTFLOW FROM INVESTINGACTIVITIES...............................................                  (646)      (117)
                                                                                                     ---------  ---------
Dividends paid..........................................................................                  (280)      (309)
NET CASH INFLOW/(OUTFLOW) BEFOREFINANCING...............................................                 2,017     (3,314)

FINANCING
Issue of ordinary share capital.........................................................                --            122
                                                                                                     ---------  ---------
                                                                                                         2,017     (3,192)
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------
FINANCING
Repayment of loans......................................................................                   575        657
Net rental payments.....................................................................                    91        202
                                                                                                     ---------  ---------
NET CASH OUTFLOW FROM FINANCING.........................................................                   666        859
INCREASE/(DECREASE) IN CASH ANDCASH EQUIVALENTS.........................................  10             1,351     (4,051)
                                                                                                     ---------  ---------
                                                                                                         2,017     (3,192)
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

* Due to changes in Accounting Standards in the United Kingdom the information on this page is presented in a format different than that presented elsewhere in this document.

    The notes on pages F-65 to F-68 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                                                 NINE MONTHS ENDED
                                                                                                    (UNAUDITED)
                                                                                                   30 JUNE, 1997
                                                                                                -------------------
                                                                                                       L'000
Opening Shareholders' Funds...................................................................          13,948
                                                                                                        ------
Profit for the financial period...............................................................           1,265
Exchange adjustments..........................................................................            (338)
                                                                                                        ------
Total recognised gains for the financial period...............................................             927
New share capital subscribed..................................................................             122
                                                                                                        ------
Closing Shareholders' Funds...................................................................          14,997
                                                                                                        ------
                                                                                                        ------

    The notes on pages F-65 to F-68 form part of these financial statements.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                             NOTES TO THE ACCOUNTS

                FOR THE NINE MONTHS ENDED 30 JUNE 1996 AND 1997

                                  (UNAUDITED)

1. TURNOVER

    The turnover at the Group arose in the following geographical markets:

                                                                                                1996       1997
                                                                                                L'000      L'000
                                                                                              ---------  ---------
United Kingdom..............................................................................     61,631     64,191
United States...............................................................................     25,196     28,258
Rest of world...............................................................................     13,758     12,709
                                                                                              ---------  ---------
                                                                                                100,585    105,158
                                                                                              ---------  ---------
                                                                                              ---------  ---------

2. OPERATING PROFIT

    The operating profit is stated after including:

                                                                                 1996       1997
                                                                                 L'000      L'000
                                                                               ---------  ---------
Depreciation of tangible fixed assets........................................        501        741
Amortisation of intangibles..................................................         51         50
Hire of plant and equipment..................................................        531        600
Other rents payable..........................................................        842        857
Directors' emoluments
  Management remuneration--Salaries and benefits.............................        223        203
                         --Performance payments..............................         19     --
  Fees.......................................................................         27         35
  Pension contributions......................................................         20         20
Auditors' remuneration--in respect of audit..................................         89         98
Auditors' remuneration--in respect to other work.............................         27         65
Rent receivable..............................................................        283        291

3. STAFF COSTS

    Staff costs, which include Directors' emoluments, were:

                                                                               1996       1997
                                                                               L'000      L'000
                                                                             ---------  ---------
Wages and salaries.........................................................      9,975     11,118
Social security costs......................................................      1,102      1,245
Pension costs..............................................................        441        652
                                                                             ---------  ---------
                                                                                11,518     13,015
                                                                             ---------  ---------
                                                                             ---------  ---------

    The average number of employees including Directors during the nine months ended June 30, 1996 and 1997 were 510 and 531, respectively.

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                FOR THE NINE MONTHS ENDED 30 JUNE 1996 AND 1997

                                  (UNAUDITED)

4. INTEREST

                                                                                    1996         1997
                                                                                    L'000        L'000
                                                                                    -----        -----
INTEREST PAYABLE
On bank loan repayable over more than five years...............................         285          250
On overdrafts and other loans repayable wholly within five years...............          88           77
Finance leases.................................................................          17           15
INTEREST RECEIVABLE............................................................         (50)         (44)
                                                                                        ---          ---
                                                                                        340          298
                                                                                        ---          ---
                                                                                        ---          ---

5. TAXATION

    The taxation on the profit on ordinary activities for the period was as follows:

                                                                                 1996       1997
                                                                                 L'000      L'000
                                                                               ---------  ---------
United Kingdom corporation tax at 33%........................................        505        311
Overseas taxation............................................................        334        607
Adjustments to prior years--charge...........................................     --             89
                                                                               ---------  ---------
                                                                                     839      1,007
                                                                               ---------  ---------
                                                                               ---------  ---------

6. INTANGIBLE FIXED ASSETS--GOODWILL

                                                                                          L'000
                                                                                        ---------
COST
At 1 October 1996.....................................................................      3,515
Exchange adjustments..................................................................       (126)
                                                                                        ---------
AT 30 June 1997.......................................................................      3,389
                                                                                        ---------
AMORTISATION
At 1 October 1996.....................................................................      3,096
Charge for period.....................................................................         50
Written off to reserves...............................................................         --
Exchange adjustments..................................................................        (60)
                                                                                        ---------
At 30 June 1997.......................................................................      3,086
                                                                                        ---------
NET BOOK VALUE
At 30 June 1997.......................................................................        303
                                                                                        ---------
                                                                                        ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                FOR THE NINE MONTHS ENDED 30 JUNE 1996 AND 1997

                                  (UNAUDITED)

7. CREDITORS--AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                          1997
                                                                                          L'000
                                                                                        ---------
Bank loans............................................................................      3,402
Finance lease and hire purchase obligations...........................................      1,063
                                                                                        ---------
                                                                                            4,465
                                                                                        ---------
                                                                                        ---------

8. PROVISIONS FOR LIABILITIES AND CHARGES

    The amounts provided for deferred taxation and other liabilities and charges are as follows:

                                                                                            L'000
                                                                                            -----
Provision at 1 October 1996............................................................         214
Credit for the period in the profit andloss account
    Overseas...........................................................................         (91)
                                                                                                ---
Provision at 30 June 1997..............................................................         123
                                                                                                ---
                                                                                                ---

    The amount of deferred taxation not provided is L221,000 and arises solely on capital allowances.

    The other provisions relate to pensions and other employee benefits.

9. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
OPERATING ACTIVITIES

                                                                               1996       1997
                                                                               L'000      L'000
                                                                             ---------  ---------
Operating profit...........................................................      2,392      2,570
Depreciation...............................................................        501        741
Amortisation of intangible fixed assets....................................         51         50
Loss on disposal of fixed assets...........................................         92        (13)
Decrease/(increase) in work-in-progress....................................         71        (31)
Increase in debtors........................................................     (1,525)    (3,735)
Increase/(decrease) in creditors...........................................      3,137     (1,088)
                                                                             ---------  ---------
Net cash inflow (outflow) from operating activities........................      4,719     (1,506)
                                                                             ---------  ---------
                                                                             ---------  ---------

                   AUSTIN KNIGHT LIMITED AND ITS SUBSIDIARIES

                FOR THE NINE MONTHS ENDED 30 JUNE 1996 AND 1997

                                  (UNAUDITED)

10. RECONCILIATION OF MOVEMENT TO NET DEBT

                                                 30 SEPTEMBER                                                            OTHER
                                             --------------------     CHANGE          EXCHANGE                         NON CASH
                                               1996       1997       IN PERIOD        MOVEMENTS        CASHFLOWS       MOVEMENTS
                                             ---------  ---------  -------------  -----------------  -------------  ---------------
                                               L000       L000         L000             L000             L000            L000

Cash at bank and in hand...................      1,596        364       (1,232)             (18)          (1,214)             --

Overdrafts.................................       (280)    (3,158)      (2,878)             (41)          (2,837)             --

                                                 1,316     (2,794)      (4,110)             (59)          (4,051)             --
                                                                                             --
                                             ---------  ---------       ------                            ------             ---

Bank loans under 1 year....................       (891)      (869)          22               22               --              --

Bank loans over 1 year.....................     (4,138)    (3,402)         736               79              657              --

Finance leases under 1 year................       (333)      (504)        (171)             (16)              --            (155)

Finance leases over 1 year.................       (700)    (1,063)        (363)             (34)             202            (531)
                                                                                             --
                                             ---------  ---------       ------                            ------             ---

                                                (4,746)    (8,632)      (3,886)              (8)          (3,192)           (686)
                                                                                             --
                                                                                             --
                                             ---------  ---------       ------                            ------             ---
                                             ---------  ---------       ------                            ------             ---

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Members of Neville Jeffress Australia Pty Limited

SCOPE

    We have audited the accompanying consolidated statements of profit and loss and cash flows of Neville Jeffress Australia Pty Limited (the "Company") for the years ended June 30, 1995 and 1996 (the "audit periods").

    These special purpose financial statements, which have been prepared in accordance with accounting principles generally accepted in Australia, are the responsibility of the Company's management.

    Our responsibility is to conduct independent audits of the financial statements for the audit periods in order to express an opinion on them based on our audits.

    We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    Our audit opinion expressed in this report has been formed on the above basis.

OPINION

    In our opinion, the consolidated financial statements of Neville Jeffress Australia Pty Limited for the audit periods present fairly, in all material respects, the results of operations of the Company and its subsidiaries and their cash flows for the years ended June 30, 1995 and 1996 in conformity with accounting principles generally accepted in Australia, as described in the financial statements.

Dated at Sydney, Australia, this 8th day of November 1996.

BDO NELSON PARKHILL
Chartered Accountants

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF PROFIT AND LOSS
                            (IN AUSTRALIAN DOLLARS)

                                                                               30 JUNE    30 JUNE
                                                                                1995       1996
                                                                              12 MONTHS  12 MONTHS
                                                                    NOTES         $          $
                                                                    -----     ---------  ---------
Commissions and fees...........................................               21,663,259 32,060,026
                                                                              ---------  ---------
Operating expenses:
  Wages and salaries...........................................               10,449,141 17,216,840
  Depreciation of fixed assets.................................                 577,807  1,169,472
  Abnormal bad debt provision..................................               2,144,331     --
  Other operating expenses.....................................               7,684,587  11,373,602
                                                                              ---------  ---------
Total operating expenses.......................................               20,855,866 29,759,914
                                                                              ---------  ---------
Operating profit...............................................                 807,393  2,300,112
                                                                              ---------  ---------
Dividend received..............................................                  --        116,170
Interest income................................................                 440,856    334,306
Interest expense...............................................                 329,510    424,430
                                                                              ---------  ---------
  Net financial income.........................................                 111,346     26,046
                                                                              ---------  ---------
Income before income tax expense...............................                 918,739  2,326,158
Income tax expense.............................................           5      65,246    888,459
                                                                              ---------  ---------
Net income.....................................................                 853,493  1,437,699
Outside equity interest in net income..........................           2      22,669     62,864
                                                                              ---------  ---------
Net income attributable to members of Neville Jeffress
  Australia Pty Limited........................................                 830,824  1,374,835
                                                                              ---------  ---------
                                                                              ---------  ---------

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                     NEVILLE JEFFRESS AUSTRALIA PTY LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (IN AUSTRALIAN DOLLARS)

                                                                                                   30 JUNE      30 JUNE
                                                                                                    1995         1996
                                                                                                  12 MONTHS    12 MONTHS
                                                                                       NOTES          $            $
                                                                                       -----     -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to members................................................                  830,824    1,374,835
Add/(deduct) non-cash items:
Depreciation & amortisation.......................................................                  577,807    1,169,472
Bad debts write-off...............................................................                1,876,858       --
Profit on sale of property, plant and equipment...................................                  (12,966)      (2,323)
Loss on disposal of controlled entity.............................................                   15,289       --
Amortisation of goodwill on acquisition...........................................                   56,848       --
Change due to application of new accounting standard..............................                  (53,900)      --
Increase in outside shareholders' interest........................................                   22,669       62,864
Gain/(loss) on translation of foreigncontrolled entities..........................                   47,148       (2,246)
Other.............................................................................                  (58,224)     (77,558)
Changes in assets and liabilities :
(Increase)/decrease in trade debtors..............................................               (3,960,773)   1,617,175
(Increase)/decrease in inventories................................................                  161,251      (74,023)
(Increase)/decrease in other current assets andprepayments........................                  322,746      (47,490)
(Increase)/decrease in future income tax benefit..................................                 (153,113)     (18,292)
Increase/ (decrease) in trade creditors...........................................                1,662,980     (300,486)
Increase/ (decrease) in other creditorsand accruals...............................               (1,943,907)     595,217
Increase/ (decrease) in tax provision.............................................                  142,095      144,714
Increase in employee entitlements.................................................                  375,088      177,832
                                                                                                 -----------  -----------
Net cash flows from/(used in) operating activities................................                  (91,280)   4,619,691
                                                                                                 -----------  -----------
CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Cash (into)/out of short-term deposit.............................................               (5,248,849)  (2,798,323)
Acquisition of property, plant and equipment......................................                 (980,956)  (1,375,265)
Proceeds from sale of property, plantand equipment................................                   78,836      113,297
Net cash flow on disposal of controlledentity.....................................           7      118,096       --
Cash paid for purchase of entity..................................................                 (544,604)      (4,265)
Net cash inflow/(outflow) on acquisition ofcontrolled entity......................           7    1,490,459       --
                                                                                                 -----------  -----------
Net cash from/(used in) investing activities......................................               (5,087,018)  (4,064,556)
                                                                                                 -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Finance lease repayments, net.....................................................                  118,857      (92,435)
Repayments of borrowings
  -external parties...............................................................                   --       (1,257,299)
Proceeds of borrowings
  -external parties...............................................................                2,231,376       --
  -related entities...............................................................                  650,491      839,826
                                                                                                 -----------  -----------
Net cash from/(used in) financingactivities.......................................                3,000,724     (509,908)
                                                                                                 -----------  -----------
NET INCREASE/(DECREASE) IN CASH HELD..............................................               (2,177,574)      45,227
Cash at beginning of the reporting period.........................................                   50,220   (2,127,354)
                                                                                                 -----------  -----------
CASH AT END OF REPORTING PERIOD...................................................               (2,127,354)  (2,082,127)
                                                                                                 -----------  -----------
                                                                                                 -----------  -----------
RECONCILIATION OF CASH
Cash balances comprise:
Cash at bank......................................................................                1,674,722    1,211,020
Bank loan.........................................................................               (3,802,076)  (3,293,147)
                                                                                                 -----------  -----------
                                                                                                 (2,127,354)  (2,082,127)
                                                                                                 -----------  -----------
                                                                                                 -----------  -----------

   See accompanying summary of accounting policies and notes to consolidated financial statements.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    These consolidated financial statements are a special purpose financial report prepared in order to meet the requirements of a registration statement to be submitted to the Securities and Exchange Commission.

    These consolidated financial statements have been prepared in Australian dollars in accordance with accounting principles generally accepted in Australia. These include applicable Accounting Standards and other mandatory professional reporting requirements with the exception of AASB 1024:
Consolidated Accounts (see Principles of Consolidation). At June 30, 1997 the exchange rate of Australian dollars to US dollars was .7538.

    The accounts have also been prepared on an accrual basis. They are based on historical costs and do not take into account changing money values or, except where specifically stated, current valuations of non-current assets.

    The accounting policies adopted have been consistently applied throughout the periods presented.

    Generally accepted accounting principles in Australia ("Australian GAAP") as utilized by the Company differs in certain respects from generally accepted accounting principles in the United States ("US GAAP"). With respect to the Company's financial statements, these differences primarily relate to accounting for business combinations. Under US GAAP, goodwill arising on acquisitions is capitalized and amortized over its economic life while under Australian GAAP as utilized by the Company, this goodwill is charged to operations in the year of the acquisition. In addition, subsequent utilization of acquired net operating losses is recorded as a reduction of income tax expense under Australian GAAP while under US GAAP, it is recorded as an adjustment to assets purchased.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements comprise the fully consolidated financial information for Neville Jeffress Australia Pty Limited and its group companies in which the company has majority control, with the exception of the following companies:

Media Monitors Australia Pty Limited;
National Advertising Services Pty Limited; and
Neville Jeffress Newsagencies Pty Limited.

    These companies were not included at the effective date of the acquisition of Neville Jeffress Australia Pty Limited and subsidiaries by TMP Worldwide Inc ("TMP"). Accordingly they do not form part of the group being acquired by TMP.

    The consolidated financial statements comprise the financial statements of those companies as set out in Note 1 to the consolidated financial statements.

    The consolidated financial statements include the information contained in the financial statements of Neville Jeffress Australia Pty Limited and each of the entities in the group being acquired by TMP as from the date the company obtains control until such time as control ceases.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

    The accounts of subsidiaries are prepared for the same reporting period as the company, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies which may exist.

    All intercompany transactions, between entities consolidated, including unrealised profits and losses, have been eliminated in consolidation.

INVESTMENTS

    The company's interest in subsidiaries not forming part of the group of companies acquired by TMP was not consolidated (see Principles of Consolidation above), and has been included with associated entities at cost, and only dividend income received is taken into earnings. Associated entities are those in which the company holds a significant shareholding of the issued ordinary capital and participates in commercial and policy decision making.

INVENTORIES

    Inventories, including work-in-progress, are valued at the lower of cost and net realisable value.

RECOVERABLE AMOUNTS

    Assets are not revalued to an amount above their recoverable amount and, where carrying values exceed this recoverable amount, assets are written down. In determining the recoverable amount, the expected net cash flows have not been discounted to their present value.

PROPERTY, PLANT AND EQUIPMENT

    COST AND VALUATION

    Property, plant and equipment are valued at cost or at independent valuation. Decrements arising from revaluation have been debited to the profit and loss account. Acquisitions since the last revaluation have been brought to account at cost.

    Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount where it is expected that a liability for capital gains tax will arise.

    Any gain or loss on the disposal of revalued assets is determined as the difference between the carrying value of the asset at the time of disposal and the proceeds from disposal, and is included in the results of the group in the year of disposal.

    DEPRECIATION AND AMORTISATION

    Buildings, plant and equipment are depreciated on a straight-line basis so as to write-off the cost or valuation of each asset over its anticipated useful life.

Major depreciation periods are:
Freehold buildings - 40 years
Plant and equipment - 3 to 15 years

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

INCOME TAX

    Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

    Where the earnings of overseas subsidiaries are subject to taxation under the Controlled ForeignCompanies rules, this tax has been provided for in the accounts.

FOREIGN CURRENCIES

    TRANSLATION OF FOREIGN CURRENCY TRANSACTIONS

    Transactions in foreign currencies of entities within the group are converted to local currency at the rate of exchange ruling at the date of the transaction.

    Amounts payable to and by the entities within the group that are outstanding at the balance date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the balance sheet date.

    TRANSLATION OF ACCOUNTS OF OVERSEAS OPERATIONS

    All overseas operations are deemed self-sustaining as each is financially and operationally independent of Neville Jeffress Australia Pty Limited. The accounts of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign currency translation reserve.

LEASES

    Finance leases, which effectively transfer to the group substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments, disclosed as leased property, plant and equipment, and amortised over the period the group is expected to benefit from the use of the leased assets.

    Operating lease payments, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal instalments over the lease term.

EMPLOYEE ENTITLEMENTS

    Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, and long service leave.

    Liabilities arising in respect of wages and salaries, annual leave, and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

the present value of future cash outflows, the interest rates attaching to government guaranteed securities which have terms to maturities approximating the terms of the related liability are used.

    Employee entitlement expenses and revenues arising in respect of the following categories:

    - wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

    - other types of employee entitlements,

    are charged against profits on a net basis in their respective categories.

    Contributions are made by the group to employee defined contribution superannuation funds. These contributions are charged as expenses when incurred.

REVENUE RECOGNITION

    Substantially all revenues are derived from commissions for advertisements placed in newspapers, plus associated fees for related services. Commissions and fees are generally recognized upon placement date.

CASH FLOW DEFINITIONS

    For the purpose of the Consolidated Statements of Cash Flows, the group considers cash to include cash on hand and in banks and investments in money market instruments readily convertible to cash within two working days, net of outstanding bank overdraft.

GOODWILL

    Goodwill represents the excess of the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or share in a subsidiary. Goodwill is written off to the profit and loss account on acquisition.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (IN AUSTRALIAN DOLLARS)

1 INVESTMENTS

                                                                                              BENEFICIAL INTEREST
                                                                                              --------------------
                                                                                                  %          %
                                                                                              ---------  ---------
Investments in subsidiaries not consolidated in these financial statements
  Neville Jeffress Newsagencies Pty Limited and its controlled entity:
    The Cremorne Newsagency.................................................................        100        100
  National Advertising Services Pty Limited.................................................        100        100
  Media Monitors Australia Pty Limited and its controlled entities:
    Media Monitors NSW Pty Limited..........................................................         45         45
    Media Monitors Victoria Pty Limited.....................................................         45         45
    Media Monitors ACT Pty Limited..........................................................         45         45
    Media Monitors Queensland Pty Limited...................................................         45         45
    News Bank Pty Limited...................................................................         45         45
    News Monitor Pty Limited................................................................         45         45

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

1 INVESTMENTS (CONTINUED)

                                                                                               30 JUNE    30 JUNE
                                                                                                1995       1996
                                                                                              ---------  ---------

                                                                                              BENEFICIAL INTEREST
                                                                                              --------------------
                                                                                                  %          %
Associates
  Mitchell Armstrong's Consortium Pty Limited...............................................     --             50
  Print Production Trust....................................................................         45     --
Investments in subsidiaries consolidated in these financial statements
  Neville Jeffress--Perth Pty Limited.......................................................        100        100
  Neville Jeffress--Darwin Pty Limited......................................................        100        100
  Neville Jeffress--Queensland Pty Limited and its controlled entity:
    Neville Jeffress--Queensland Pty Limited................................................         91         91
    Neville Jeffress Brisbane Pty Limited...................................................         91         91
  Neville Jeffress--Adelaide Pty Limited....................................................        100        100
  Neville Jeffress--Canberra Pty Limited....................................................        100        100
  Neville Jeffress NSW Pty Limited and its controlled entities:
    Neville Jeffress NSW Pty Limited........................................................        100        100
    Neville Jeffress Sydney Pty Limited.....................................................        100        100
    Neville Jeffress Pty Limited............................................................        100        100
  Neville Jeffress Parramatta Pty Limited...................................................        100        100
  Neville Jeffress Financial Pty Limited....................................................         90         90
  Neville Jeffress Advertising (Tasmania) Pty Limited.......................................        100        100
  Neville Jeffress Caldwell Limited.........................................................         70         70
  Neville Jeffress Victoria Pty Limited.....................................................        100        100
  Neville Jeffress New Zealand Ltd..........................................................         90         90
  Armstrong's Australia Pty Limited and its controlled entities:
    Armstrong's Australia Pty Limited.......................................................        100        100
    Armstrong's--Victoria Pty Limited.......................................................        100        100
    Armstrong's--NSW Pty Limited............................................................        100        100
    Armstrong's--Queensland Pty Limited.....................................................        100        100
    Armstrong's--W.A. Pty Limited...........................................................        100        100

2 OUTSIDE SHAREHOLDERS' INTEREST

                                                                           SHARE                   RETAINED
                                                                          CAPITAL     RESERVES      INCOME      TOTAL
                                                                             $            $            $          $
                                                                         ---------  -------------  ---------  ---------
MOVEMENTS IN OUTSIDE SHAREHOLDERS' INTERESTS ARE:
Balance, 1 July 1994...................................................     65,377       --           23,854     89,231
Acquisition of controlled entities.....................................     35,767       --           --         35,767
Net income attributable to outside shareholders........................     --           --           22,669     22,669
                                                                                             --
                                                                         ---------                 ---------  ---------
Balance, 30 June 1995..................................................    101,144       --           46,523    147,667
Net income attributable to outside shareholders........................     --           --           62,864     62,864
                                                                                             --
                                                                         ---------                 ---------  ---------
Balance, 30 June 1996..................................................    101,144       --          109,387    210,531
                                                                                             --
                                                                                             --
                                                                         ---------                 ---------  ---------
                                                                         ---------                 ---------  ---------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

3 PROVISIONS

                                                                                                           $
                                                                                                       ----------
Employee Entitlements
    Balance, 1 July 1994.............................................................................     724,757
    Charged to profit and loss.......................................................................     417,768
    Acquisition of controlled entities...............................................................     505,023
    Adjustment to reserves on introduction of new accounting standard................................      53,900
                                                                                                       ----------
    Balance, 30 June 1995............................................................................   1,701,448
    Charged to profit and loss.......................................................................     177,832
                                                                                                       ----------
    Balance, 30 June 1996............................................................................   1,879,280
                                                                                                       ----------
                                                                                                       ----------
Deferred Taxation
    Balance, 1 July 1994.............................................................................      66,738
    Charged to profit and loss.......................................................................      20,213
                                                                                                       ----------
    Balance, 30 June 1995............................................................................      86,951
    Charged to profit and loss.......................................................................     (77,558)
                                                                                                       ----------
    Balance, 30 June 1996............................................................................       9,393
                                                                                                       ----------
                                                                                                       ----------

4 LEASE LIABILITY

                                                                                             30 JUNE     30 JUNE
                                                                                               1995        1996
                                                                                                $           $
                                                                                            ----------  ----------
Not later than one year...................................................................     408,423     362,747
Later than one year and not later than two years..........................................     296,357     222,687
Later than two years and not later than five years........................................     188,383     204,602
Later than five years.....................................................................      --          --
                                                                                            ----------  ----------
Minimum lease payments....................................................................     893,163     790,036
Future finance charges....................................................................    (116,801)   (106,109)
                                                                                            ----------  ----------
                                                                                               776,362     683,927
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Current lease liability...................................................................     337,684     292,022
Non-current lease liability...............................................................     438,678     391,905
                                                                                            ----------  ----------
                                                                                               776,362     683,927
                                                                                            ----------  ----------
                                                                                            ----------  ----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

5 INCOME TAX

                                                                                              30 JUNE      30 JUNE
                                                                                               1995         1996
                                                                                             12 MONTHS    12 MONTHS
                                                                                                 $            $
                                                                                            -----------  -----------
The prima facie tax, using tax rates applicable inthe country of operation, on income before income tax differs from the income tax provided in the accounts and is calculated as follows:
Prima facie tax on income before income tax...............................................     303,184      837,415
Tax effect of permanent differences.......................................................     (18,762)      48,404
Future income tax benefit not previously brought to account...............................    (175,944)      --
Income tax underprovided in previous year.................................................      61,616        2,640
Net gain from change in income tax rate from 33% to 36%...................................    (104,848)      --
                                                                                            -----------  -----------
Income tax attributable to operating profit...............................................      65,246      888,459
                                                                                            -----------  -----------
                                                                                            -----------  -----------
Income tax provided comprises:
Provision attributable to future years:
  Future income tax benefit...............................................................    (855,206)      18,292
  Provision for deferred income tax.......................................................      20,213      (77,558)
Underprovision of previous year...........................................................      61,616        2,640
Provision attributable to current period..................................................     838,623      945,085
                                                                                            -----------  -----------
                                                                                                65,246      888,459
                                                                                            -----------  -----------
                                                                                            -----------  -----------
The amount of future income tax benefit carried forward as an asset in the consolidated
  financial statements which is attributable to tax losses is :...........................     252,967      282,382
                                                                                            -----------  -----------
                                                                                            -----------  -----------

6 EXPENDITURE COMMITMENTS

                                                                                          30 JUNE       30 JUNE
                                                                                            1995          1996
                                                                                         12 MONTHS     12 MONTHS
                                                                                             $             $
                                                                                        ------------  ------------
Lease commitments
Operating lease commitments not provided for in the accounts:
Not later than one year...............................................................       737,161       885,764
Later than one year and not later than two years......................................       276,252       630,687
Later than two years and not later than five years....................................        68,007     1,439,434
Later than five years.................................................................       --            --
                                                                                        ------------  ------------
                                                                                           1,081,420     2,955,885
                                                                                        ------------  ------------
                                                                                        ------------  ------------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

7 CONSOLIDATED STATEMENTS OF CASH FLOWS

(a) The company acquired a controlling interest in the following entities:

    Year Ended 30 June 1996: None

    Year Ended 30 June 1995:

    (i) 95.93% in Armstrong's Australia Pty Limited

    (ii) 90% of Neville Jeffress New Zealand Ltd.

    (iii) 100% of Neville Jeffress Victoria Pty Limited

                                                                                    30 JUNE
                                                                                     1995
                                                                                       $
                                                                                   ---------
The acquisition details are:
Cash consideration...............................................................  2,204,677
Outside equity interest..........................................................     35,767
Share of reserves attributable to investment.....................................     75,463
                                                                                   ---------
                                                                                   2,315,907
                                                                                   ---------
                                                                                   ---------
DETAILS OF NET ASSETS ACQUIRED
Assets
  Cash at bank...................................................................  3,695,136
  Trade debtors..................................................................  7,268,424
  Inventory......................................................................    137,399
  Other debtors and prepayments..................................................    568,990
  Plant and equipment--at cost...................................................  1,266,993
  Accumulated depreciation.......................................................   (364,071)
  Other assets...................................................................    624,854
Liabilities
  Trade creditors................................................................  (7,688,646)
  Taxation.......................................................................   (123,768)
  Other..........................................................................  (3,126,252)
                                                                                   ---------
Fair value of net tangible assets................................................  2,259,059
Goodwill arising on acquisition..................................................     56,848
                                                                                   ---------
                                                                                   2,315,907
                                                                                   ---------
                                                                                   ---------
NET CASH EFFECT
Cash consideration...............................................................  (2,204,677)
Cash at bank included in net assets acquired.....................................  3,695,136
                                                                                   ---------
Cash inflow on purchase of controlled entities as reflected in consolidated accounts.......................................................................  1,490,459
                                                                                   ---------
                                                                                   ---------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

7 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(b) The Company disposed of its controlling interest in the following entities:

        Year Ended 30 June 1996: None

        Year Ended 30 June 1995: 100% of Group Communications Pty Limited as follows:

                                                                                     30 JUNE
                                                                                       1995
                                                                                        $
                                                                                    ----------
Proceeds on sale:
  Cash............................................................................     118,096
  Other...........................................................................      --
                                                                                    ----------
                                                                                       118,096
                                                                                    ----------
                                                                                    ----------
DETAILS OF NET ASSETS DISPOSED
Assets
  Cash at bank....................................................................      --
  Trade debtors...................................................................     133,385
Liabilities
  Bank overdraft..................................................................      --
                                                                                    ----------
Fair value of net tangible assets.................................................     133,385
Loss on disposal..................................................................     (15,289)
                                                                                    ----------
                                                                                       118,096
                                                                                    ----------
                                                                                    ----------
NET CASH EFFECT
Cash proceeds.....................................................................     118,096
Cash at bank included in net assets disposed......................................      --
Bank overdraft included in net assets disposed....................................      --
                                                                                    ----------
Cash proceeds from disposal of controlled entities as reflected in consolidated
 accounts.........................................................................     118,096
                                                                                    ----------
                                                                                    ----------

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

8 RELATED PARTY TRANSACTIONS

REMUNERATION OF DIRECTORS

                                                                                           30 JUNE     30 JUNE
                                                                                             1995        1996
                                                                                          12 MONTHS   12 MONTHS
                                                                                              $           $
                                                                                          ----------  ----------
Amounts received or due and receivable by the directors of the economic entity from corporations of which they are directors or related bodies corporate or entities
  controlled by the chief entity........................................................   2,973,832   3,038,882
                                                                                          ----------  ----------
                                                                                          ----------  ----------
The directors have availed themselves of ASC Class Order 95/741 in the disclosure of directors' remunerations and benefits

Amounts received or due and receivable by directors of Neville Jeffress Australia Pty
  Limited from that company and related bodies corporate................................     506,580     460,569

The number of directors of Neville Jeffress Australia Pty Limited whose remuneration
  (including superannuation contributions) falls within the following bands:

                                                                                             1995        1996
                                                                                          ----------  ----------

 $20,000-$29,000........................................................................           1           2
 $60,000-$69,000........................................................................           2      --
 $70,000-$79,000........................................................................      --               1
$150,000-$159,000.......................................................................           1           1
$200,000-$209,000.......................................................................      --               1
$210,000-$219,000.......................................................................           1      --

    In the opinion of the directors, remuneration paid to directors is considered reasonable.

OTHER RELATED PARTY TRANSACTIONS

    (a) The directors of Neville Jeffress Australia Pty Limited during the 1996 financial year were:

   N Jeffress                                  B M Robertson
   P G Bush                                    P A Allen
   C D Cameron

    (b) Related party transactions which occurred during the financial year included:

    (i) Transactions with related parties of the Neville Jeffress Australia
Group

    During the year, the company traded with other companies in the Neville Jeffress Group at normal commercial rates.

    Interest has been paid/(received) on intercompany loans between subsidiaries of Neville Jeffress Australia Pty Limited under normal commercial terms and conditions.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

8 RELATED PARTY TRANSACTIONS (CONTINUED)
    Interest received on a loan from Neville Jeffress Australia Pty Limited to Neville Jeffress Holdings Pty Limited under normal commercial terms and conditions amounted to $304,196 (1995: $104,582).

    Loans receivable under normal commercial terms and conditions at:

                                                                      30 JUNE       30 JUNE
                                                                        1995          1996
                                                                         $             $
                                                                    ------------  ------------
Current
  Neville Jeffress Holdings Pty Limited...........................     2,355,276     2,012,022
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................            --     1,607,021

Non-Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................            --            --
                                                                    ------------  ------------
                                                                       2,355,276     3,619,043
                                                                    ------------  ------------
                                                                    ------------  ------------

    Loans payable under normal commercial terms and conditions at:

                                                                      30 JUNE       30 JUNE
                                                                        1995          1996
                                                                         $             $
                                                                    ------------  ------------
Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................       228,206     2,574,287

Non-Current
  Neville Jeffress Holdings Pty Limited...........................            --            --
  Controlled entities of Neville Jeffress Australia Pty Limited...            --            --
  Other related parties...........................................       242,489            --
                                                                    ------------  ------------
                                                                         470,695     2,574,287
                                                                    ------------  ------------
                                                                    ------------  ------------

    Franchise fees have been received by Neville Jeffress Australia Pty Limited from subsidiaries under normal commercial terms and conditions, amounting to $1,611,337 (1995: $1,648,759)

    Neville Jeffress Australia Pty Limited provided management, accounting and computer services to subsidiaries under normal commercial terms and conditions.

    Subsidiaries of Neville Jeffress Australia Pty Limited have paid rent on buildings they occupied that are owned by a company controlled by N. Jeffress under normal commercial terms and conditions amounting to $702,930 (1995:
$516,142)

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

8 RELATED PARTY TRANSACTIONS (CONTINUED)
    Armstrong's Victoria Pty Limited provided management and accounting services to Armstrong's NSW Pty Limited and Armstrong's Queensland Pty Limited under normal terms and conditions.

    The premises occupied by Neville Jeffress - Parramatta Pty Limited were rented from The Neville Jeffress Advertising Staff Superannuation Fund under normal commercial terms and conditions.

    (ii) Transactions with the directors of Neville Jeffress Australia Pty Limited and the economic entity

    Accounting and taxation services were provided by C.D. Cameron to other group companies under normal terms and conditions.

    Consulting fees were paid to J Griffin Pty Ltd, of which Mr. J Griffin is a director, at normal commercial rates. J Griffin Pty Ltd has loaned funds to the company at 9% interest per annum, compounded quarterly and repayable at call. At 30 June 1996, the balance of the loan outstanding was $45,887 (1995: $26,877). Mr. J. Griffin is a director of Neville Jeffress Perth Pty Limited.

    The company has borrowed funds from N. Jeffress, a director. At 30 June 1996, the balance of this unsecured loan amounted to Nil (1995: $170,381).

    (iii) Transactions with director-related entities

    Travel services were provided by Barrenjoey Travel Pty Limited under normal commercial terms and conditions. Directors associated with Barrenjoey Travel are
N. Jeffress and C.D. Cameron.

    Mrs. L. Griffin, a director-related party, has loaned funds to the company at 9% interest per annum, compounded quarterly and repayable at call. At 30 June 1996, the balance of the loan outstanding was $26,780 (1995: 24,493).

    Media billings revenue under normal commercial terms and conditions aggregated $1,963. These transactions were undertaken with respect to Bernie Finance and Leasing of which Mr. B.D. Lewis is a director. Mr. B.D. Lewis is a director of Neville Jeffress Adelaide Pty Limited.

    (c) At 30 June 1996, Neville Jeffress Holdings Pty Limited was the ultimate controlling entity. (On 2 July 1996, Neville Jeffress Holdings Pty Limited disposed of its 91% interest in Neville Jeffress Australia Pty Limited. As a result, at the reporting date, TMP Australia Pty Limited is the ultimate Australian holding company and its ultimate controlling entity is McKelvey Enterprises Inc., a company incorporated in the USA).

    (d) Interests in the shares of entities within the economic entity held by directors of the company and their director-related entities as of 30 June 1996.

    Mr. N. Jeffress had an indirect interest in 91% of the shares of Neville Jeffress Australia Pty Limited through his controlling interest in Neville Jeffress Holdings Pty Limited.

    Messrs. C.D. Cameron and P.G. Bush had an indirect interest in the shares of Neville Jeffress Australia Pty Limited through their interest in PetzowHoldings Pty Limited which owned 9% of the shares of Neville Jeffress Australia Pty Limited.

    There were no movements in directors' shareholdings in the twelve months ended 30 June 1996. However, the indirect interests of Messsrs N. Jeffress, P.
G. Bush and C. D. Cameron in Neville Jeffress

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                            (IN AUSTRALIAN DOLLARS)

8 RELATED PARTY TRANSACTIONS (CONTINUED)
Australia Pty Limited were disposed of on 2 July 1996, with the sale of 100% ownership to TMP Australia Pty Limited as detailed above.

9 CONTINGENT LIABILITIES

    Neville Jeffress Australia Pty Limited has agreed to support the valuation of The Neville Jeffress Advertising Staff Superannuation Fund investment property at 12 Palmer Street, North Parramatta, of which Neville
Jeffress--Parramatta Pty Limited is the sole tenant. Based on a company valuation at 30 June 1996, a contingent liability of $111,000 exists.

    A liability may exist in relation to the contract of employment of a senior executive of the Company. Notice has been served on the company under the contract and the company is proceeding to establish its contractual liability. The maximum exposure of the liability is estimated at $500,000.

10 SUBSEQUENT EVENTS

    All of the issued share capital of the company was acquired by a subsidiary of McKelvey Enterprises, Inc. with effect from 1 July 1996. In accordance with the terms of the purchase of shares agreement, the following transactions occurred:

        (1) NJA disposed of its investments in:

           -- Media Monitors Australia Pty Limited and its controlled entities;

           -- National Advertising Services Pty Limited; and

           -- Neville Jeffress Newsagencies Pty Limited.

        (2) Certain controlled entities of NJA, which owned certain properties, disposed of those properties.

        (3) The company declared and paid to its previous shareholders a dividend amounting to $4,714,183.

        (4) The company acquired the minority interests in certain controlled entities.

    The financial effect of the above transactions in the year to 30 June 1996 would have been to:

           -- Increase net income attributable to members by $332,020; and

           -- Increase the dividends paid by $4,714,183; and

           -- Decrease the consolidated net assets by $4,599,820.

    The Australian Competition and Consumer Commission handed down its decision on 26 July 1996, confirming that the Media Accreditation System, in place since 1978 and under which the company derives the majority of its income, is to be revoked, effective 3 February 1997. Sections of the media with which the company deals, have already indicated a continuance of similar conditions under a revised system. The directors foresee a continuance of operations in the deregulated environment, although its is difficult to fully predict the impact of the ACCC decision.

            NEVILLE JEFFRESS AUSTRALIA PTY LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                            (IN AUSTRALIAN DOLLARS)

11 SEGMENT INFORMATION

    (a)Industry Segments

       The group operates in only one segment of business, namely the advertising industry.

    (b) Geographical Segments

                                                                     30 JUNE       30 JUNE
                                                                       1995          1996
                                                                    12 MONTHS     12 MONTHS
                                                                        $             $
                                                                   ------------  ------------
SEGMENT                                                               Commissions and Fees

Australia                                                           21,243,271    31,040,003
United Kingdom                                                         409,548       629,285
New Zealand                                                             10,440       390,738
                                                                   ------------  ------------
                                                                    21,663,259    32,060,026
                                                                   ------------  ------------
                                                                   ------------  ------------

SEGMENT                                                                   Total Assets

Australia                                                           44,095,416    45,931,219
United Kingdom                                                         878,820     1,018,818
New Zealand                                                            226,208       470,509
                                                                   ------------  ------------
                                                                    45,200,444    47,420,546
                                                                   ------------  ------------
                                                                   ------------  ------------
                                                                         Income Before
SEGMENT                                                                Income Tax Expense

Australia                                                            1,178,883     2,344,871
United Kingdom                                                         (56,225)       30,508
New Zealand                                                           (203,919)      (49,221)
                                                                   ------------  ------------
                                                                       918,739     2,326,158
                                                                   ------------  ------------
                                                                   ------------  ------------

12 FOREIGN CURRENCIES

    Net Australian dollar equivalents of assets/(liabilities) outstanding in foreign currencies not effectively hedged:

New Zealand dollars                                      173,439    111,942
English pound                                            (91,868)   (51,330)

                                                                         ANNEX A

                                                                November 9, 1998

The Board of Directors
TMP Worldwide Inc.
1633 Broadway
New York, NY 10019

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Stock of TMP Worldwide Inc. ("TMP") of the Exchange Ratio (as defined below) in the proposed acquisition (the "Acquisition") by an indirect wholly-owned subsidiary of TMP of all of the ordinary shares of Morgan & Banks Limited, an Australian company ("Morgan & Banks"), pursuant to the terms of the Scheme Implementation Agreement by and between TMP and Morgan & Banks dated August 17, 1998 (the "Implementation Agreement").

Pursuant to the Implementation Agreement, Morgan & Banks will become an indirect wholly-owned subsidiary of TMP, and each Morgan & Banks ordinary share, no par value per share ("Morgan & Banks Ordinary Shares"), issued and outstanding immediately prior to the satisfaction of all closing conditions contemplated by the Implementation Agreement will be exchanged for a fraction of a share of TMP common stock, $0.001 par value per share ("TMP Common Stock"), equal to the quotient (rounded as set forth in the Implementation Agreement) obtained by dividing (i) the product resulting from multiplying A$4.65 by the U.S. dollar - Australian dollar exchange rate at a specified time on the Effective Date (as defined in the Implementation Agreement) by (ii) the lesser of (x) U.S.$40 and
(y) the average of the per share closing prices on the Nasdaq National Market ("Nasdaq") of TMP Common Stock during the 20 consecutive trading days immediately preceding the Court Approval Date (as defined in the Implementation Agreement)(the "Exchange Ratio"); provided, however, that in no event will the average per share price of TMP Common Stock utilized pursuant to clause (y) of the Exchange Ratio be less than U.S.$25, unless TMP consents. In addition, options to purchase Morgan & Banks Ordinary Shares under Morgan & Banks' stock option plans will, upon exercise, be converted into the right to receive TMP Common Stock on a similar basis. The terms and conditions of the Acquisition are more fully set forth in the Implementation Agreement.

In connection with rendering our opinion, we reviewed such information that we deemed necessary or appropriate for the purpose of stating the opinion expressed herein, including but not limited to the following:

    (i) The Implementation Agreement and the exhibits therto;

    (ii) TMP's Annual Reports on Form 10-K and related financial information for each of the five fiscal years in the five-year period ended December 31, 1997, the Quarterly Reports on Forms 10-Q and 10-Q/A and related financial information for the three months ended March 31, 1998, the Quarterly Report on Form 10-Q and related financial information for the six months ended June 30, 1998, the Current Report on Form 8-K, dated August 26, 1997 relating to the acquisition of Austin Knight Limited, the description of TMP Common Stock contained in Item 1 of TMP's Registration Statement on Form 8-A, dated October 16, 1996, and the Registration Statement on Form S-3 filed September 16, 1998;

    (iii) Morgan & Banks' Annual Reviews and Financial Statements and Statutory Reports for each of the four fiscal years in the four-year period ended March 31, 1998;

    (iv) certain information, including selected historical financial information, pro forma financial information, financial forecasts and pro forma financial forecasts relating to the business, earnings, cash flow, assets, liabilities and prospects of TMP and pro forma TMP furnished to us by TMP;

    (v) certain publicly available analysts' earnings' forecasts with respect to TMP and Morgan & Banks;

    (vi) Morgan & Banks' Company Review as provided by the Australian Stock Exchange for the fiscal year ended March 31, 1997;

    (vii) Morgan & Banks' prospectus dated December 23, 1993 pursuant to its initial public offering as filed with the Australian Securities Commission;

    (viii) Historical reported market prices and trading activity for TMP Common Stock, the Morgan & Banks Ordinary Shares and shares of certain other publicly traded companies which we deemed to be comparable to TMP and Morgan & Banks;

    (ix) Financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (x) Certain publicly available information regarding the recruitment advertising, executive recruitment, executive outsourcing, temporary staffing and Internet industries, TMP, Morgan & Banks and certain other companies as we deemed necessary and relevant; and

    (xi) Such other financial and investment banking procedures and analyses as we deemed necessary or appropriate, including our assessment of general business, economic, market, financial, tax, monetary and other conditions.

In reaching our opinion, we held discussions with members of the senior management of TMP and Morgan & Banks regarding the past and current business operations, financial condition and future prospects of their respective companies and the future prospects of such companies after the consummation of the proposed Acquisition, as well as the recruitment advertising, executive recruitment, executive outsourcing, temporary staffing and Internet industries generally. In connection with rendering our opinion, we reviewed and relied upon certain publicly available analysts' earnings' forecasts with respect to TMP and Morgan & Banks and certain financial forecast information relating to TMP and pro forma TMP prepared by TMP. We were not provided with any projections, forecasts or other prospective financial information prepared by management of Morgan & Banks and, consequently, with your consent we did not conduct certain customary financial analyses relating to Morgan & Banks' financial valuation and the combined pro forma prospective financial results of TMP and Morgan & Banks. In the event that such prospective financial information of Morgan & Banks had been provided to us, there can be no assurance that our opinion would not have been affected. However, our procedures did include inquiries of management of Morgan & Banks as to whether Morgan & Banks considered publicly available analysts' forecasts for Morgan & Banks' results of operations for fiscal year 1999 to be reasonable and, as noted above, a review with Morgan & Banks' management of the general business and prospects of Morgan & Banks. With respect to these publicly available analysts' earnings' forecasts, we assumed that they were reasonably prepared and reflected the best publicly available information. With respect to the financial and pro forma forecast information prepared by TMP, we discussed this information with senior management of TMP and assumed that such information was reasonably prepared and reflected the best currently available estimates and judgment of TMP's management as to the expected future financial performance of TMP before and after taking into account the Acquisition. We also assumed that such estimates will be realized in all material respects in the amounts and at the times indicated thereby. We express no opinion as to such financial and pro forma forecast information, the publicly available analysts' earnings' forecasts or the assumptions on which they were based.

In rendering our opinion, we made, with your consent, certain assumptions. We assumed and relied upon the accuracy and completeness, without assuming any responsibility for the independent verification, of all financial and other information reviewed by us for purposes of this opinion. We have also assumed that the terms of the exhibits to the Implementation Agreement did not vary in any material respect from the terms of the drafts thereof reviewed by us. We have further assumed that the Acquisition will be consummated upon the terms set forth in the Implementation Agreement and that the Acquisition will comply with applicable United States, foreign, federal and state laws including, without limitation, laws relating to the payment of dividends, bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally. We have also assumed that obtaining any necessary regulatory or third-party approvals for the Acquisition will not have an adverse effect on TMP or Morgan & Banks. In addition, we have relied upon the assurances of management of TMP and Morgan & Banks that they are not aware of any facts that would make the information in the Implementation Agreement or any other TMP or Morgan & Banks information reviewed by us inaccurate, incomplete or misleading. We have also assumed that the Acquisition will qualify for pooling-of-interests accounting treatment in accordance with United States generally accepted accounting principles and will have the tax consequences described in discussions with representatives of TMP. We further have relied on the assurances of TMP that Morgan & Banks' financial statements, which have been prepared using Australian generally accepted accounting principles, would not be materially different had they been prepared using United States generally accepted accounting principles. In arriving at our opinion, we did not conduct a physical inspection of the properties and facililties of TMP or Morgan & Banks and have not made nor obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TMP and Morgan & Banks or any of their respective subsidiaries or divisions, and we were not furnished with any such evaluation or appraisal. We also did not take into account any estimated cost savings or related expenses or synergies that may result from the Acquisition.

Our opinion is necessarily based on business, economic, market, financial, tax, monetary and other conditions as they exist and can be evaluated by us on, and on the information made available to us as of, the date hereof. Although subsequent developments could affect our opinion, we have no obligation to update, revise or reaffirm our opinion unless you specifically request us to do so. There can be no assurance that if we are asked to update or revise our opinion subsequent to the date hereof, we will reaffirm our opinion. We express no opinion as to the actual number of shares of TMP Common Stock to be issued to the stockholders of Morgan & Banks in connection with the Acquisition, the actual value of such shares when issued, or the prices at which the TMP Common Stock or the Morgan & Banks Ordinary Shares would trade at any time prior to or following the consummation of the Acquisition.

We, as part of our investment banking services, are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. We will receive a fee from TMP for our services in rendering our opinion. Pursuant to our engagement in connection with our opinion, we and certain related persons have also received indemnification against certain liabilities for the services rendered, including certain liabilities under federal securities laws. We have, in the past, provided financial advisory and financing services to TMP and have received fees for the providing of such services. In addition, in the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of TMP or Morgan & Banks.

It is understood that this letter is solely for the benefit and use of the Board of Directors of TMP in its consideration of the Acquisition and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any TMP shareholder with respect to whether to vote in favor of the approval and adoption of the Acquisition and the related issuance of additional shares of TMP Common Stock.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio in the proposed Acquisition is fair, from a financial point of view, to holders of shares of TMP Common Stock.

                                          Very truly yours,

                                          LADENBURG THALMANN & CO. INC.

                    [LOGO]

INDEPENDENT EXPERT'S REPORT

PREPARED FOR ALL OF THE
SHAREHOLDERS AND OPTION HOLDERS
OF MORGAN & BANKS LIMITED

PROPOSED SCHEMES OF ARRANGEMENT

---------------------------------------------------------

14 October 1998

CONTENTS

        1  Introduction and purpose of our report
        2  Details of the schemes of arrangement
        3  Basis of evaluation
        4  Opinion
        5  Profile of Morgan & Banks
        6  Valuation of Morgan & Banks shares
        7  Valuation of Morgan & Banks options
        8  Profile of TMP Worldwide
        9  Valuation of TMP Worldwide
       10  Other matters

APPENDICES

A          Qualifications, declarations and consents
B          Sources of information
C          Comparable company analysis--Internet
D          Comparable company analysis--Advertising
E          Comparable company analysis--Recruitment
F          Recent transactions in the Internet industry

1  INTRODUCTION AND PURPOSE OF OUR REPORT

    On 18 August 1998, Morgan & Banks Limited (Morgan & Banks) and TMP Worldwide, Inc. (TMP) announced that they had entered into an agreement in principle (Scheme Implementation Agreement) to merge their respective businesses in a pooling of interests transaction.

    Under a proposed Scheme of Arrangement, Morgan & Banks shareholders will receive A$4.65 worth of shares in TMP common stock for each share in Morgan & Banks they currently hold, subject to a number of terms and conditions which are discussed below (Share Scheme). In addition, under a separate proposed Scheme of Arrangement, Morgan & Banks option holders will become entitled to receive upon exercise of their options, the same consideration as applies under the Share Scheme for each Morgan & Banks share, adjusted for any changes in the capital structure of Morgan & Banks or TMP over time (Option Scheme).

    Section 411(3) and Regulations 5.1.01(b) (ii) and 5.1.01(c) of the Corporations Law apply to a scheme of arrangement between a body and its members. In defined circumstances these provisions require the preparation of a report by an independent expert stating whether or not in the expert's opinion the proposed scheme is in the best interests of the members of the company subject to the scheme.

    The Corporations Law requires an independent expert's report where:

       (a) the corporation which is the other party to the scheme (ie TMP) has a common director or directors with the company which is the subject of the scheme (ie Morgan & Banks), or

       (b) the corporation which is the other party is entitled to more than 30% of the voting shares in the subject company.

    As at the date of this report, TMP held no shares or options in Morgan & Banks and there were no common directors between the two companies. Accordingly, no statutory requirement exists under Section 411 of the Corporations Law for the preparation of an independent expert's report commenting on the proposed Schemes of Arrangement.

    Notwithstanding the absence of a regulatory requirement, the Directors of Morgan & Banks have asked us to provide a report setting out whether, in our opinion, the terms of the proposed Schemes are in the best interests of the members of Morgan & Banks as a whole.

    This report has been prepared to accompany the explanatory statements (Share Scheme Booklet and Option Scheme Booklet) prepared by Morgan & Banks, and sent to Morgan & Banks shareholders and option holders, in compliance with the Corporations Law.

    Terms and expressions in this report have the same meaning as in the Share Scheme Booklet and/or the Option Scheme Booklet.

    Financial amounts in this report are expressed in Australian dollars (A$) unless otherwise stated. TMP's financial statements are expressed in US dollars (US$).

2  DETAILS OF THE SCHEMES OF ARRANGEMENT

    Details of the proposed Schemes of Arrangement are set out in the Share Scheme Booklet and the Option Scheme Booklet prepared by Morgan & Banks.

    The principal features of the proposed Share Scheme are:

       (a) TMP (through its wholly owned subsidiary, TMP Australia Pty Limited) offers to purchase all of the fully paid ordinary shares in Morgan & Banks.

       (b) The effective consideration offered to acquire each Morgan & Banks share is A$4.65, to be satisfied by the issue of shares in TMP common stock.

       (c) The number of shares in TMP common stock to be issued to each Morgan & Banks shareholder (rounded up or down to the nearest whole number) is determined by applying the following formula:

                 (No. of shares held x A$4.65 x exchange rate)
                                TMP share price

where:

    - NO. OF SHARES HELD is the number of Morgan & Banks shares held by a particular Morgan & Banks shareholder on the date the Scheme becomes effective.

    - EXCHANGE RATE is the rate at which Westpac Banking Corporation, Sydney, Australia will buy US dollars for Australian dollars, at 10am on the date the Scheme becomes effective.

    - TMP SHARE PRICE is the lesser of:

    US$40, and

    the average of the last quoted sell price of shares in TMP common stock at the close of trading on the National Association of Securities Dealers Inc. National Market System (NASDAQ) on each of the 20 business days during which shares in TMP common stock are traded on NASDAQ immediately preceding the date the Supreme Court of New South Wales grants its approval to the Scheme under Section 411(4) of the Corporation Law.

    The principal features of the proposed Option Scheme are, in effect:

       (a) When a Morgan & Banks Scheme option holder validly exercises an option, the option holder will receive a number of shares in TMP common stock calculated in accordance with the formula (rounded up or down to the nearest whole number) described above in relation to the Share Scheme.

       (b) The number of shares in TMP common stock to be issued under the Option Scheme will be adjusted if necessary to ensure Morgan & Banks option holders are not adversely affected by any reconstruction of TMP.

    Under the current timetable set out in the Share Scheme and Option Scheme Booklets, the members of Morgan & Banks are expected to vote on the Schemes on 25 November 1998. Should the members approve the schemes, an application will be made to the Supreme Court of New South Wales for approval of the Scheme. The Schemes are expected to become effective two days after Court approval is granted. These dates are indicative only and are subject to change without notice.

    The principal conditions of the Schemes can be summarised as follows:

       (a) The TMP shares offered as consideration must be approved for quotation and trading by Australian Stock Exchange Limited (ASX) commencing (on a deferred settlement basis) the day after the Schemes become effective.

       (b) The Australian Treasurer must unconditionally consent to the acquisition by TMP of the Morgan & Banks shares under the Share Scheme in accordance with the Commonwealth Government's foreign investment policy.

       (c) The shareholders of TMP must approve the issue of the TMP shares to be issued as consideration.

       (d) Shareholders of Morgan & Banks who have a beneficial interest in not less than 10% of the issued share capital of Morgan & Banks and Directors of Morgan & Banks must execute an undertaking not to sell, transfer or assign their acquired shares in TMP common stock (subject to a de minimus exemption) until after TMP has published financial results covering at least 30 days for the combined operations of the merged TMP/M&B group.

       (e) The United States' Securities and Exchange Commission (SEC) does not object to TMP's accounting treatment of the transaction as a pooling of interests.

       (f) The SEC declares effective TMP's registration statement for the TMP shares to be issued as consideration.

    The Schemes also contain a number of termination rights which are set out in the Scheme Implementation Agreement dated 17 August 1998. Under this agreement, amongst other things, TMP has the right (but not the obligation) to terminate the agreement if the average of the last quoted sell price of TMP shares at the close of trading on NASDAQ on the 20 business days during which shares in TMP common stock were traded on NASDAQ immediately before the Supreme Court of New South Wales approves the Schemes is less than US$25 per TMP share.

3  BASIS OF EVALUATION

    There is no statutory definition in the Corporations Law of "IN THE BEST INTERESTS OF THE MEMBERS".

    In our assessment of whether the proposed Schemes are in the best interests of Morgan & Banks shareholders and option holders, we have given due consideration to the Policy Statements and Practice Notes issued by the Australian Securities and Investment Commission and its predecessor bodies. In particular, we have had regard to Policy Statement 75 (Independent Expert Reports to Shareholders) and Policy Note 43 (Valuation Reports and Profit Forecasts).

    To assess whether the Schemes are "in the best interests of the members" within the context of a scheme of arrangement, we have adopted the test of whether the proposed transaction is "fair and reasonable" as defined in Policy Statement 75. This is the basis on which an independent expert is required to assess certain takeover offers.

    Under Policy Statement 75:

    - An offer/scheme is "fair" if the value of the offer price or consideration is equal to or greater than the value of the securities the subject of the offer/scheme.

    - An offer/scheme is "reasonable" if it is fair. It may also be reasonable if, despite not being fair, after considering other significant factors, shareholders should accept the offer/scheme in the absence of any higher bid before the close of the offer/scheme.

    For the purposes of this report we have defined a "member" of Morgan & Banks to be a shareholder or option holder in Morgan & Banks.

    In our assessment of "best interests", we have considered the likely impact of the proposed Schemes on the members of Morgan & Banks as a whole. We have not considered how the proposed Schemes may affect individual shareholders or option holders. Individual members may have different financial circumstances and it is not practicable or possible to consider the implications of the proposed Schemes on individual members as their respective financial circumstances are not known.

3.1  ASSESSMENT OF FINANCIAL POSITION (FAIRNESS)

    SHARES IN MORGAN & BANKS

    In assessing the value of the Morgan & Banks shares to be acquired, we have considered the following valuation bases:

    - Capitalisation of future maintainable earnings. This method involves applying earnings multiples, appropriate to the businesses undertaken by Morgan & Banks, to the estimated future maintainable earnings before interest, tax, depreciation and amortisation (EBITDA) of the businesses. From this value we have deducted interest bearing debt and added the estimated net realisable value of surplus assets to derive the value of Morgan & Banks to its shareholders.

    - Market price. This approach is based on an analysis of the recent prices at which Morgan & Banks shares have traded on ASX.

    We have not utilised a discounted cashflow basis of valuation since reliable cashflow forecasts for a sufficient period into the future are not available. Similarly we have not considered an orderly realisation of assets basis of valuation since to do so would, in our view, be likely to derive a value significantly below the going concern value of Morgan & Banks.

    OPTIONS (EMPLOYEE AND EXECUTIVE) IN MORGAN & BANKS

    In assessing the value of the Morgan & Banks options we have considered two widely accepted option pricing models being the binomial option pricing model and the Black--Scholes option pricing model.

    SHARES IN TMP COMMON STOCK

    Where the consideration offered is other than cash, as is the case here, Policy Statement 75 requires that, to the extent practicable, the same valuation or other assessment methods applied to the company the subject of the Scheme are applied to the offeror on a suitable and comparable basis.

    Accordingly, where appropriate, we have assessed the value of shares in TMP common stock on the following valuation bases:

    - Capitalisation of maintainable EBITDA, on a business unit by business unit basis, from which we have deducted interest bearing debt and added the net realisable value of any surplus assets. Because we have not had access to prospective financial statements of TMP, our capitalisation of maintainable EBITDA has been based on historical information only, and we have applied historic EBITDA multiples for consistency.

    - With respect to TMP's Internet business, we have considered the capitalisation of future maintainable revenue and a discounted cash flow basis using advanced stochastic methods. We note that most stock market analysts value Internet stocks on the multiple of revenue basis. This reflects the high growth nature of the industry and the current lack of profitability of most companies in the sector.

    - Market price analysis at which shares in TMP common stock have traded on NASDAQ.

    We have not utilised a discounted cashflow basis of valuation (other than in relation to the Internet business) since reliable cashflow forecasts for a sufficient period into the future are not available. Similarly we have not considered an orderly realisation of assets basis of valuation since to do so would, in our view, be likely to derive a value significantly below the going concern value of TMP.

3.2  ASSESSMENT OF ADVANTAGES TO THE MEMBERS (REASONABLENESS)

    In assessing the advantages and disadvantages of the proposed schemes to the members of Morgan & Banks, we have considered the following matters:

    - The likely share price of Morgan & Banks if the proposed schemes do not proceed and in the absence of a takeover bid.

    - The risks and benefits to Morgan & Banks shareholders and option holders of holding shares in the common stock of TMP.

    - The ability of Morgan & Banks shareholders to realise cash for TMP shares received.

    - The general taxation consequences of the Schemes to Morgan & Banks shareholders and option holders.

    - The control over TMP exerted by TMP's principal shareholder.

    - The volatility of TMP's stock price.

    - The pro forma financial position and historical performance of the merged group, based on pro forma historic financial statements.

    - Any other benefits which may arise from the proposed schemes. For example, merger synergies and cost savings generated by the merged TMP/Morgan & Banks group.

4  OPINION

4.1  SHARE SCHEME

    IN OUR OPINION THE PROPOSED SHARE SCHEME IS IN THE BEST INTEREST OF SHAREHOLDERS OF MORGAN & BANKS.

    Our principal reasons for forming this view are as follows:

    - The consideration offered represents a large premium to the price at which Morgan & Banks shares were trading prior to announcement of the Scheme.

    - For Morgan & Banks shareholders who choose to retain their shares in TMP common stock received under the Scheme the combination of the Morgan & Banks and TMP businesses is likely to deliver strategic benefits which may be expected to add value to shares in TMP common stock over time.

    - For Morgan & Banks shareholders who choose to sell their shares in TMP common stock received under the Scheme a ready market will exist for those shares on either NASDAQ or ASX. There is some risk that in the short term the price of shares in TMP common stock will be depressed if a large number of Morgan & Banks shareholders choose to sell but in view of the relatively small proportion of shares in TMP common stock to be issued to Morgan & Banks shareholders and the reasonable depth of the market for shares in TMP common stock, such depression in the TMP share price resulting only from this cause should not be sustained.

    - On the basis of the value we have attributed to Morgan & Banks as a whole and to minority parcels of shares in TMP, in our opinion Morgan & Banks shareholders will realise at least full value for their investment insofar as the price attributed to shares in TMP common stock under the Scheme (the strike price) is no more than US$37.00. On an underlying value basis the lower the strike price, the more value will be delivered to Morgan & Banks shareholders as Morgan & Banks shareholders will receive a larger number of shares in TMP common stock post merger as the strike price falls.

    Insofar as the strike price may exceed US$37.00, on the basis of our analysis Morgan & Banks shareholders would not receive full value under the proposed transaction but we note:

       (i) At the date of this report shares in TMP common stock were trading at approximately US$25.00 and have never exceeded a price of US$39.20.

       (ii) The strike price cannot exceed US$40 under the terms of the Scheme.

       (iii) Even at US$40 the discount to underlying value is only approximately 8% which is substantially less than the 20% premium for control incorporated in our assessment of the underlying value of Morgan & Banks shares.

       (iv) Shareholders in Morgan & Banks may have the opportunity to sell the TMP shares received at or close to the strike price hence realising full value or close to full value.

4.2  FINANCIAL POSITION OF SHAREHOLDERS (FAIRNESS)

    VALUATION OF MORGAN & BANKS AND TMP

    We have assessed the value of the shares in Morgan & Banks and TMP, as follows:

                                                                        LOW           HIGH
                                                                    ------------  ------------
Value per Morgan & Banks share....................................  A$      3.66  A$      4.13
Value per share of TMP common stock...............................  US$    29.10  US$    32.90

    ASSESSMENT OF RELATIVE VALUES

    The price at which shares in TMP common stock will be issued to Morgan & Banks shareholders under the Share Scheme will not be determined until after the date of this report and after the Morgan & Banks shareholders have voted on the transaction.

    Accordingly, it is not possible in absolute terms, as at the date of this report, to compare our assessed value of shares in TMP common stock with the price at which the shares in TMP common stock will be issued to Morgan & Banks shareholders. We cannot, therefore, separately form a definitive conclusion as to whether the scheme is "fair" as required under Policy Statement 75.

    However the value of the consideration offered of A$4.65 per Morgan & Banks share exceeds our assessed value of those shares by between 13% and 27%. Accordingly, in our opinion, the price at which shares of TMP common stock could be issued under the Scheme could be correspondingly higher by a similar amount than our estimate of the underlying value of TMP's shares and still deliver fair value to Morgan & Banks shareholders. Fair value would thereby be delivered to Morgan & Banks shareholders at a TMPW common stock price under the Share Scheme of approximately US$37.00.

    PREMIUM FOR CONTROL

    The value of the consideration offered of A$4.65 per Morgan & Banks share reflects a significant premium over the pre announcement trading price of Morgan & Banks shares.

                                                                                        IMPLIED
                                                                                        PREMIUM
                                                                                     -------------
Morgan & Banks weighted average share price for the four weeks prior to the
  announcement (A$3.25)............................................................           43%
Morgan & Banks weighted average share price for the three months prior to the
  announcement (A$3.15)............................................................           48%

    In our opinion, this control premium is generous given the nature of Morgan & Banks' business activities and operations and historic premiums paid to obtain control of similar businesses.

4.3  ASSESSMENT OF ADVANTAGES AND DISADVANTAGES TO SHAREHOLDERS (REASONABLENESS)

    In our opinion, the proposed Share Scheme provides Morgan & Banks shareholders with a number of advantages as follows:

        (a) In the absence of the proposed scheme, the Morgan & Banks shares would most likely trade at significantly lower levels than the value of the consideration offered.

        (b) For shareholders who choose to retain some or all of the shares to be received under the Scheme we believe the Scheme delivers some significant benefits:

        (i) the merger of Morgan & Banks' and TMP's existing business activities is likely to deliver strategic benefits which may be expected to add value to TMP shares over time;

        (ii) the geographic diversification of the merged group; and

       (iii) the ability of the merged group to achieve synergistic benefits such as the ability to cross sell products and services.

    The proposed Scheme has a number of possible disadvantages to Morgan & Banks shareholders as follows:

        (a) Many shareholders will have acquired their shares in Morgan & Banks at significantly lower prices than the price offered under the Share Scheme. Such shareholders may incur significant tax liabilities as a result of disposing of their Morgan & Banks shares under the Scheme.

        (b) The final price and number of shares in TMP common stock to be issued as consideration for the Morgan & Banks shares and options will not be known at the time members vote on the Scheme.

        (c) For shareholders who choose to retain shares in TMP common stock following the completion of the Scheme there are the following possible issues:

        (i) The Morgan & Banks earnings per share (EPS) for the year ended 31 March 1998 was A$0.16. Based on the pro-forma financial statements for the year ended 31 December 1997, the EPS of TMP on a merged basis would have been US$0.57. This represents an equivalent EPS per Morgan & Banks share of only between A$0.08 and A$0.09 based on our valuation range for shares in TMP common stock and an exchange rate of A$1.00 = US$0.60.

        (ii) TMP has not paid a dividend since listing in December 1996 and its current policy is not to pay dividends. Since listing in April 1994, Morgan & Banks has paid regular fully franked dividends.

       (iii) Control of TMP is, as a result of the super voting rights attaching to the Class B common stock held by Mr Andrew McKelvey, much more tightly held than was the case for Morgan & Banks. Following completion of the Scheme Mr McKelvey would be likely to control approximately between 60% and 64% of the voting rights, with an economic interest of approximately between 36% and 40% in TMP.

        (iv) TMP has its primary listing on NASDAQ in the US. This may be considered undesirable by some shareholders and some institutional shareholders may not be allowed to hold the stock. The implications of this issue are, however, substantially mitigated for most shareholders by the proposed listing of TMP on ASX.

        (v) The prices at which shares in TMP common stock have historically traded, and may continue to trade, have been more volatile than the price at which Morgan & Banks shares have traded.

        (vi) The Australian dollar value of shares in TMP common stock will be susceptible to movements in the A$: US$ exchange rate.

        (d) For shareholders who choose to dispose of their TMP shares to realise cash after the Scheme is completed there are the following possible issues:

       (vii) The TMP common stock price immediately after the Scheme becomes effective may be lower (or higher) than the price used to determine the number of TMP shares issued as consideration. In particular the TMP share price may be depressed in the short term if a significant number of Morgan and Banks shareholders seek to sell their TMP shares immediately.

    Individual shareholders should take into consideration the impact of these factors on their own personal position in making their decision whether to vote in favour of the transaction. Shareholders should consult their financial advisers if in any doubt.

4.4  OPTION (EMPLOYEE AND EXECUTIVE) SCHEME

    IN OUR OPINION, THE PROPOSED OPTION SCHEME IS IN THE BEST INTERESTS OF THE OPTION HOLDERS (BOTH EMPLOYEE AND EXECUTIVE) OF MORGAN & BANKS.

    Our primary reasons for forming this view are as follows:

    - We have concluded above that the Share Scheme is in the best interest of Morgan & Banks shareholders. Most of the considerations applicable to shareholders which have led us to this conclusion are also applicable to option holders.

    - The additional leverage offered by options means that the premium inherent in the Option Scheme is higher than that inherent in the Share Scheme. Option holders will receive a premium above the current value of their options of between 53% and 250% if the Option Scheme proceeds.

    Individual option holders should take into consideration the impact of the advantages and disadvantage discussed above in the context of shareholders on their own personal position in making their decision whether to vote in favour of the transaction. Option holders should consult their financial advisers if in any doubt.

5 PROFILE OF MORGAN & BANKS

5.1 BACKGROUND AND HISTORY

    Morgan & Banks provides human resources services including recruitment, contracting, training, career transition management services and human resources consulting. It is Australia's leading permanent search and selection company and a growing provider of temporary employment services.

    Morgan & Banks commenced operations in January 1985 in Australia. The company initially provided recruitment services (Search and Selection) for middle to senior executive positions.

    Since inception Morgan & Banks has broadened its revenue base through both geographic expansion and development of new business units. Key milestones in the development of the Morgan & Banks business include:

    - Establishment of the Search and Selection business (1985).

    - Management Services business formed to provide executive contracting and management consulting (1987).

    - Human Resource Consulting business established to provide outplacement, career transition management and human resource consulting (1990).

    - Alectus Personnel established to act as a secretarial and clerical employment agency (1993).

    - Labour LinQ established to act as a recruitment and temporary contract agency for industrial and general labour (1993).

    - Morgan & Banks listed on the ASX (1994).

    - 51% interest in the Wright Company acquired (1996). Through this acquisition Morgan & Banks gained a presence in Hong Kong, Singapore and China.

    - Morgan & Banks New Zealand acquired (1996 and 1997).

    - Internet based business launched (1996). The Morgan & Banks Web site operating under the "Job Hound" brand allows candidates to search for jobs and submit resumes with job applications.

5.2 BUSINESS OVERVIEW

    An overview of the current Morgan & Banks businesses is provided below.

    SEARCH & SELECTION

    Morgan & Banks offers a range of advanced and comprehensive Search and Selection services. These services are designed to make the task of finding the right person to fill a job as fast and as efficient as possible. Morgan & Banks is the leading Search & Selection business in Australia. In 1998, the business made over 7,000 job placements.

    During the year ended 31 March 1998 the Search and Selection business generated revenue of approximately A$77.4 million which represented approximately 23.4% of total revenue.

    SELECTION

    Selection generally involves attracting candidates by display advertising. Morgan & Banks screens and interviews prospective applicants prior to providing clients with a shortlist.

    Morgan & Banks undertakes an advanced and comprehensive Executive Selection process that is flexible enough to fit within the individual requirements of each client and candidate.

    Morgan & Banks is the largest selection firm in Australia and the leading job advertiser in Australia.

    EXECUTIVE SEARCH

    Executive Search involves identifying and approaching potential candidates for a specific role. This approach is adopted where advertising may not be appropriate such as where the role requires a very senior and specialised executive or where there is a finite pool of candidates. Morgan & Banks maintains a team of researchers who continuously gather data on specific industries and disciplines. Executive search is a more specialised service that generally takes longer and costs more.

    CONTRACT/TEMPORARY EMPLOYMENT

    The Morgan & Banks Contract/Temporary Employment business operates under four key brands.

    - MORGAN & BANKS MANAGEMENT SERVICES--provides executive contracting services. Relevantly qualified executives and professionals are placed by Morgan & Banks into temporary positions for specific short term projects.

    - MORGAN & BANKS TECHNOLOGY--provides contract executives for technology specific assignments. The use of contractors is prevalent in the information technology sector. With the approach of the year 2000, and associated millennium bug issues, demand for technology contractors is anticipated to be strong.

    - ALECTUS PERSONNEL--provides office support contract labour (eg clerical and secretarial). Through a network of offices Alectus is able to deliver a superior level of service to major corporations on a national level.

    - LABOUR LINQ--offers recruitment and temporary contract services, predominantly at a "trades" and "blue collar" level to a range of industries including engineering, food processing, telecommunications, transport and manufacturing. Labour LinQ was launched in 1993 and, currently operates in South Australia, New South Wales, Queensland and Victoria.

    During the year ended 31 March 1998, Contract/Temporary Employment generated A$229.6 million of revenue which represented approximately 69.5% of total revenue. At year end there were 4,627 contractors out on assignment.

    CONSULTING

    Morgan & Banks Human Resources Consulting partners with line managers and human resource professionals by providing expertise in relation to the key organisational demands of planning workforce needs, finding the right people for the right jobs, developing and enhancing performance and careers and providing effective separation and outplacement support to exiting employees. Individual psychological assessment for recruitment, job and competency profiling and the development of performance management systems have continued to be a major thrust of the business.

    Consulting generated revenue of A$23.0 million for the year ended 31 March 1998, representing approximately 7.0% of total revenue.

    INTERNET

    Morgan & Banks launched its Internet business in September 1996 to assist clients in capitalising on the growing usage of the Internet. The Internet business' objectives are to increase the reach of job vacancies to international audiences, create a new stream of revenue by charging for placement of job advertisements on the Internet, reduce the cost of resume processing and general promotion of the company.

    The company's Web site allows candidates to search for jobs, apply online and submit their resumes with applications. The Web site has attracted visitors from over 50 countries and the number of applications submitted via the Web continues to increase on a month to month basis. The Web site publishes career content including the Morgan & Banks Job Index and IT Issues Survey.

    Traffic on the Morgan & Banks Web site has grown each quarter since its launch and currently attracts approximately 1.5 million hits per month. Revenue from advertisement placement for the year ended 31 March 1998 approximated A$0.4 million. The site features agent technology under the brand name Job Hound which permits users to register job specifications and resumes. Each night Job Hound checks to identify new jobs added to the company's database and generates mail notification to candidates whose specifications are a match. Candidates can then return to the company's Web site to view the job posting. Job Hound currently has approximately 26,000 registered users.

5.3 CRITICAL SUCCESS FACTORS AND VALUE DRIVERS

    The key value drivers for Morgan & Banks include:

    - MANAGEMENT. The Morgan & Banks management team has a track record of delivering growth and adapting the business to take advantage of market opportunities.

    - CONSULTANTS AND SUPPORT PERSONNEL. Consultants deal directly with clients and are responsible for revenue generation. Revenue and profit growth is dependent upon there being a sufficient number of well trained consultants. Support personnel are key to ensuring service levels and controls are maintained. Morgan & Banks currently has approximately 1,150 highly trained employees.

    - CLIENT BASE. Over more than 10 years of operation Morgan & Banks has developed a large client base. There are currently in excess of 3,000 clients with significant repeat business occurring.

    - CANDIDATE AND CONTRACTOR DATABASE. To fill both permanent and temporary positions a detailed database of candidates and contractors is highly desirable. Morgan & Banks has over 450,000 candidates on its database.

    - BRAND NAME. A strong brand name is important for attracting clients, job candidates and contractors. Morgan & Banks is the strongest brand name in the human resources industry in Australia.

    - TECHNOLOGY AND SYSTEMS. Strong systems are important for maintaining service levels and promoting efficiency.

    - DIVERSIFIED PRODUCT OFFERING. Morgan & Banks offers a comprehensive range of human resource services. There is a significant opportunity to cross sell to the Morgan & Banks client base this broad range of services. Further, parts of the Morgan & Banks business are cyclical. Having a diverse product offering reduces exposure to downturns in a particular business from changing economic cycles.

    - INTERNET. The importance of the Internet to the delivery of recruitment services is increasing. Morgan & Banks' Internet business is well positioned to capitalise on this trend.

5.4 FINANCIAL PERFORMANCE

    Since listing on ASX, Morgan & Banks has delivered impressive revenue and profit growth. A summary of the company's financial performance is set out below.

                                                                                                 YEAR ENDED
                                                                                                  31 MARCH
                                                                            -----------------------------------------------------
  IN A$ MILLIONS                                                              1994       1995       1996       1997       1998
--------------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
SALES REVENUE
  Search and selection/Permanent recruitment..............................       23.0       36.8       49.1       61.8       77.4
  Contracting/Temporary...................................................       27.9       45.4       82.8      143.9      229.5
  Consulting and other....................................................        9.0       10.3       11.1       15.5       23.0
  Internet................................................................     --         --         --            0.2        0.4
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                 59.9       92.5      143.0      221.4      330.3
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  ---        ---  ---------  ---------  ---------
OPERATING EXPENSES
  Contractor direct costs.................................................       22.3       37.4       66.4      118.8      190.8
  Consulting direct costs.................................................        1.0        1.0        1.2       11.9        3.7
  Salary and related costs................................................       22.2       34.0       41.3       55.9       80.8
  Office and general expenses.............................................        7.1       11.6       22.8       27.9       34.7
  Amortisation of intangibles.............................................     --         --            0.2        0.3        0.8
  Abnormals...............................................................        0.7     --         --         --            0.7
                                                                                  ---        ---  ---------  ---------  ---------
    Total operating expenses..............................................       53.3       84.0      131.9      204.8      311.5
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  ---        ---  ---------  ---------  ---------
OPERATING PROFIT (EBIT)...................................................        6.6        8.5       11.1       16.6       18.8
  Net interest revenue....................................................        0.1        0.3        0.1     --           (0.4)
  Other...................................................................     --         --         --         --         --
  Dividend income.........................................................     --         --            0.2        0.2     --
                                                                                  ---        ---  ---------  ---------  ---------
Profit before tax.........................................................        6.7        8.8       11.4       16.8       18.4
Income tax................................................................       (2.6)      (3.1)      (4.2)      (6.1)      (7.2)
Minority interests........................................................     --         --           (0.4)      (0.8)      (0.2)
                                                                                  ---        ---  ---------  ---------  ---------
    NET PROFIT............................................................        4.1        5.7        6.8        9.9       11.0
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  ---        ---  ---------  ---------  ---------
SELECTED FINANCIAL STATISTICS
  EBITDA..................................................................        8.4        9.3       13.4       20.0       25.5
MARGINS AS A % OF REVENUE
  EBITDA..................................................................       14.0%      10.1%       9.4%       9.0%       7.7%
  EBIT....................................................................       11.0%       9.2%       7.8%       7.5%       5.7%
  Net Profit..............................................................        6.8%       6.1%       4.7%       4.5%       3.3%
Earnings Per Share (cents)................................................       22.3        8.7       10.0       14.4       15.9
Dividend Per Share (cents)................................................        5.0        5.7        6.3        8.8       10.3

    Salient points regarding financial performance since listing are as follows:

    - The compound annual growth rate over the last five years has been 47% in revenue, 32% in EBITDA and 28% in net profit.

    - The Search and Selection / Permanent Recruitment business has shown strong growth due to the ability of Morgan & Banks to successfully retain experienced consultants and train new consultants. The product range has been broadened and key industry focuses developed (eg banking & finance, retail, technology). Significant investment into technology and operating systems has also been undertaken which has increased efficiency.

    - Significant revenue growth for Contracting / Temporary Employment has resulted from Morgan & Banks expanding its service offering through the commencement of Alectus Personnel and Labour LinQ. The executive contracting business has also continued to grow strongly over the period since listing. Systems and procedures have been refined which has contributed to margin growth despite increased competition.

    - Growth in the human resource consulting business has resulted largely from the development of consultant expertise and the introduction of new or enhanced products. Career Transition Management has remained a major revenue contributor despite the relatively strong economy.

    - Morgan & Banks has successfully developed counter-cyclical businesses (contracting, human resource consulting, outplacement). This has reduced reliance on the relatively cyclical permanent recruitment business from 38.5% of revenue in 1994 to 23.4% of revenue in 1998.

    - The reduction in margin over the last five years primarily reflects the rapid growth in the lower margin contracting business.

    - The acquisition of Morgan & Banks New Zealand was completed in January 1997. For the first full year of ownership (year ended 31 March 1998) the New Zealand business contributed revenue of A$46.8 million and operating profit before tax and goodwill amortisation of A$0.8 million.

    - Operating expenses increased over the period principally as a result of growth in the business, and acquisitions in New Zealand and Asia.

    - Amortisation charges relate principally to goodwill arising on the acquisition of the New Zealand business.

    - Minority interests principally relate to the Asian business. The reduction in 1998 reflects both the deterioration in profitability of the Asian business and Morgan & Banks increasing their ownership interest from 51% to 75%.

    - Abnormal items represent losses arising from the closure of the Washington
      (USA) office in 1994 and the closure of the Indonesian office in 1998.

    The following table summarises financial performance by region.

                                                                                                 YEAR ENDED
                                                                                                  31 MARCH
                                                                            -----------------------------------------------------
  IN A$ MILLIONS                                                              1994       1995       1996       1997       1998
--------------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
SALES REVENUE
  Australia...............................................................       52.7       81.6      122.2      179.7      235.6
  United Kingdom..........................................................        6.7       10.2       15.5       23.9       37.0
  USA.....................................................................        0.5     --         --         --         --
  Asia....................................................................     --            0.7        5.3        9.1       11.0
  New Zealand.............................................................     --         --         --            8.7       46.7
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                 59.9       92.5      143.0      221.4      330.3
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  ---        ---  ---------  ---------  ---------
NET PROFIT
  Australia...............................................................        4.6        5.4        5.5        7.6        9.6
  United Kingdom..........................................................        0.2        0.2        0.3        0.5        0.5
  USA.....................................................................       (0.7)    --         --         --         --
  Asia....................................................................     --            0.1        1.0        1.8        0.6
  New Zealand.............................................................     --         --         --         --            0.3
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  4.1        5.7        6.8        9.9       11.0
                                                                                  ---        ---  ---------  ---------  ---------
                                                                                  ---        ---  ---------  ---------  ---------

    The majority of revenue and profit is derived in Australia. With the acquisition of the New Zealand business this reliance on Australia has reduced slightly.

    Prior to the recent economic downturn in Asia this region was a strongly growing profit contributor. Management expect the outlook for the Asian businesses to stabilise.

    A substantial proportion of the United Kingdom revenue is generated from Speedwing, the wholly owned consulting arm of British Airways. This largely involves the provision of contract labour.

5.5 BALANCE SHEET

    The consolidated balance sheet of Morgan & Banks as at 31 March 1998 is summarised below.

                                                                                                     AUDITED AS AT
  IN A$ MILLIONS                                                                                     31 MARCH 1998
--------------------------------------------------------------------------------------------------  ---------------
CURRENT ASSETS
  Cash............................................................................................          14.5
  Receivables.....................................................................................          39.4
  Other...........................................................................................           2.4
                                                                                                          ------
TOTAL CURRENT ASSETS..............................................................................          56.3
NON-CURRENT ASSETS
  Plant and equipment.............................................................................          14.2
  Intangibles.....................................................................................           9.3
  Other...........................................................................................           3.0
                                                                                                          ------
TOTAL NON-CURRENT ASSETS..........................................................................          26.5
                                                                                                          ------
TOTAL ASSETS......................................................................................          82.8
                                                                                                          ------
                                                                                                          ------
CURRENT LIABILITIES
  Accounts payable................................................................................          43.7
  Borrowings......................................................................................           0.5
  Provisions......................................................................................           9.5
                                                                                                          ------
TOTAL CURRENT LIABILITIES.........................................................................          53.7
NON-CURRENT LIABILITIES
  Borrowings......................................................................................           8.1
  Provisions......................................................................................           1.6
                                                                                                          ------
TOTAL NON-CURRENT LIABILITIES.....................................................................           9.7
                                                                                                          ------
TOTAL LIABILITIES.................................................................................          63.4
                                                                                                          ------
                                                                                                          ------
NET ASSETS........................................................................................          19.4
                                                                                                          ------
                                                                                                          ------
SHAREHOLDERS' EQUITY
  Issued Capital..................................................................................           2.3
  Reserves........................................................................................           3.9
  Retained profits................................................................................          12.5
                                                                                                          ------
SHAREHOLDERS' EQUITY ATTRIBUTABLE TO MEMBERS OF MORGAN & BANKS LIMITED............................          18.7
  Outside equity interests in controlled entities.................................................           0.7
                                                                                                          ------
TOTAL SHAREHOLDER'S EQUITY........................................................................          19.4
                                                                                                          ------
                                                                                                          ------
NET TANGIBLE ASSETS PER SHARE.....................................................................     $    0.15
                                                                                                          ------
                                                                                                          ------

5.6 CAPITAL STRUCTURE

    As at 15 September 1998, Morgan & Banks had on issue 70,392,148 ordinary shares. In addition there are 3.9 million options on issue with exercise prices ranging from A$0.52 to $A3.47.

5.7 ANALYSIS OF SHAREHOLDERS

    As at 31 March 1998 an analysis of the Morgan & Banks share registry was performed by management. Based on this analysis it was estimated that the ownership structure of Morgan & Banks as at 31 March 1998 was as follows:

                                                                                      OWNERSHIP
SHAREHOLDER CLASS                                                                         %
----------------------------------------------------------------------------------  -------------
Directors.........................................................................           21%
Management and staff..............................................................            6%
Institutions......................................................................           51%
Individuals and companies.........................................................           21%
Total.............................................................................          100%

5.8 SHARE PRICE PERFORMANCE

    The following chart summarises the Morgan & Banks share price movement and trading volumes over the 12 months preceding the announcement of the Schemes.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 DAILY MBK SHARE PRICE PERFORMANCE FOR THE YEAR UP TO 14 AUGUST
                              1998
Price AUD
                                                                      Volume   Last Trade
Aug 1, 1997                                                           31,230       $3.266
Aug 4, 1997                                                           13,630       $3.200
Aug 5, 1997                                                            3,170       $3.166
Aug 6, 1997                                                            4,217       $3.150
Aug 7, 1997                                                            8,494       $3.133
Aug 8, 1997                                                           31,442       $3.133
Aug 11, 1997                                                           3,840       $3.100
Aug 12, 1997                                                           4,235       $3.153
Aug 13, 1997                                                          38,515       $3.083
Aug 14, 1997                                                           3,261       $3.106
Aug 15, 1997                                                          16,536       $3.133
Aug 18, 1997                                                          10,200       $3.066
Aug 19, 1997                                                          28,825       $3.143
Aug 20, 1997                                                          12,813       $3.186
Aug 21, 1997                                                          23,859       $3.236
Aug 22, 1997                                                         165,783       $3.266
Aug 25, 1997                                                          17,393       $3.466
Aug 26, 1997                                                          22,640       $3.600
Aug 27, 1997                                                          36,400       $3.533
Aug 28, 1997                                                          13,850       $3.533
Aug 29, 1997                                                          37,348       $3.533
Sep 1, 1997                                                           17,600       $3.400
Sep 2, 1997                                                            3,902       $3.483
Sep 3, 1997                                                           38,347       $3.466
Sep 4, 1997                                                            1,688       $3.466
Sep 5, 1997                                                              250       $3.433
Sep 8, 1997                                                            9,478       $3.400
Sep 9, 1997                                                           12,742       $3.300
Sep 10, 1997                                                          33,630       $3.333
Sep 11, 1997                                                           3,600       $3.333
Sep 12, 1997                                                          11,850       $3.333
Sep 15, 1997                                                           2,500       $3.416
Sep 16, 1997                                                           4,450       $3.500
Sep 17, 1997                                                           6,130       $3.566
Sep 18, 1997                                                           3,870       $3.566
Sep 19, 1997                                                          42,581       $3.683
Sep 22, 1997                                                          22,250       $3.666
Sep 23, 1997                                                           6,300       $3.750
Sep 24, 1997                                                          57,715       $3.756
Sep 25, 1997                                                           5,800       $3.750
Sep 26, 1997                                                           3,584       $3.750
Sep 29, 1997                                                          52,882       $3.666
Sep 30, 1997                                                          25,958       $3.783
Oct 1, 1997                                                            3,012       $3.666
Oct 2, 1997                                                            2,000       $3.600
Oct 3, 1997                                                            7,078       $3.666
Oct 6, 1997                                                            1,100       $3.733
Oct 7, 1997                                                              552       $3.666
Oct 8, 1997                                                              150       $3.666
Oct 9, 1997                                                            6,838       $3.600
Oct 13, 1997                                                             620       $3.566
Oct 14, 1997                                                           3,000       $3.500
Oct 15, 1997                                                           1,600       $3.366
Oct 16, 1997                                                           9,400       $3.333
Oct 17, 1997                                                          16,100       $3.266
Oct 20, 1997                                                           4,510       $3.283
Oct 21, 1997                                                          65,057       $3.250
Oct 22, 1997                                                          36,980       $3.266
Oct 23, 1997                                                          23,377       $3.300
Oct 24, 1997                                                          14,033       $3.266
Oct 27, 1997                                                          23,755       $3.133
Oct 28, 1997                                                          14,600       $2.633
Oct 29, 1997                                                         121,915       $3.000
Oct 30, 1997                                                          15,700       $2.966
Oct 31, 1997                                                          13,006       $3.100
Nov 3, 1997                                                           17,216       $3.233
Nov 4, 1997                                                            9,152       $3.400
Nov 5, 1997                                                            8,150       $3.400
Nov 6, 1997                                                            5,482       $3.533
Nov 7, 1997                                                           32,030       $3.506
Nov 10, 1997                                                          10,500       $3.483
Nov 11, 1997                                                          11,513       $3.533
Nov 12, 1997                                                          25,376       $3.666
Nov 13, 1997                                                          42,400       $3.650
Nov 14, 1997                                                         586,508       $3.566
Nov 17, 1997                                                          59,757       $3.615
Nov 18, 1997                                                         191,801       $3.666
Nov 19, 1997                                                           1,000       $3.616
Nov 20, 1997                                                           2,400       $3.583
Nov 21, 1997                                                          14,100       $3.583
Nov 24, 1997                                                           5,115       $3.533
Nov 25, 1997                                                          22,532       $3.333
Nov 26, 1997                                                           4,563       $3.333
Nov 27, 1997                                                             465       $3.333
Nov 28, 1997                                                          20,800       $3.266
Dec 1, 1997                                                           59,400       $3.166
Dec 2, 1997                                                           11,548       $3.163
Dec 3, 1997                                                           28,436       $3.166
Dec 4, 1997                                                           10,632       $3.133
Dec 5, 1997                                                           15,560       $3.136
Dec 8, 1997                                                           22,577       $3.133
Dec 9, 1997                                                           80,252       $3.133
Dec 10, 1997                                                          12,000       $3.133
Dec 11, 1997                                                          15,500       $3.100
Dec 12, 1997                                                          38,320       $3.133
Dec 15, 1997                                                          16,200       $3.066
Dec 16, 1997                                                          84,600       $3.100
Dec 17, 1997                                                          47,103       $3.100
Dec 18, 1997                                                           1,530       $3.083
Dec 19, 1997                                                          95,239       $3.066
Dec 22, 1997                                                          31,765       $3.040
Dec 23, 1997                                                          42,070       $3.166
Dec 24, 1997                                                          19,318       $3.200
Dec 29, 1997                                                          19,804       $3.266
Dec 30, 1997                                                          32,300       $3.350
Dec 31, 1997                                                          10,200       $3.350
Jan 2, 1998                                                            1,100       $3.366
Jan 5, 1998                                                           25,810       $3.416
Jan 6, 1998                                                            3,052       $3.416
Jan 7, 1998                                                            4,050       $3.366
Jan 8, 1998                                                           66,897       $3.333
Jan 9, 1998                                                           71,337       $3.300
Jan 13, 1998                                                           2,032       $3.300
Jan 14, 1998                                                           3,500       $3.233
Jan 15, 1998                                                          14,373       $3.236
Jan 16, 1998                                                          13,700       $3.266
Jan 19, 1998                                                          15,772       $3.236
Jan 20, 1998                                                             908       $3.226
Jan 21, 1998                                                          40,738       $3.266
Jan 22, 1998                                                          16,991       $3.266
Jan 23, 1998                                                         122,529       $3.266
Jan 27, 1998                                                           7,000       $3.200
Jan 28, 1998                                                         104,500       $3.200
Jan 29, 1998                                                           6,530       $3.200
Jan 30, 1998                                                          42,879       $3.200
Feb 2, 1998                                                            7,620       $3.166
Feb 3, 1998                                                           18,150       $3.143
Feb 4, 1998                                                           76,757       $3.166
Feb 5, 1998                                                           67,234       $3.116
Feb 6, 1998                                                           46,973       $3.100
Feb 9, 1998                                                           96,677       $3.100
Feb 10, 1998                                                          11,126       $3.250
Feb 11, 1998                                                          21,000       $3.400
Feb 12, 1998                                                          58,891       $3.333
Feb 13, 1998                                                          37,863       $3.300
Feb 16, 1998                                                           7,427       $3.263
Feb 17, 1998                                                          29,244       $3.326
Feb 18, 1998                                                           5,241       $3.316
Feb 19, 1998                                                          33,924       $3.296
Feb 20, 1998                                                          16,845       $3.266
Feb 23, 1998                                                         119,448       $3.263
Feb 24, 1998                                                          79,694       $3.116
Feb 25, 1998                                                           8,400       $3.066
Mar 13, 1998                                                         325,248       $2.660
Mar 16, 1998                                                          63,451       $2.800
Mar 17, 1998                                                          41,677       $2.800
Mar 18, 1998                                                           5,970       $2.790
Mar 19, 1998                                                         234,636       $2.800
Mar 20, 1998                                                          58,158       $3.000
Mar 23, 1998                                                          99,600       $3.100
Mar 24, 1998                                                          29,709       $3.000
Mar 25, 1998                                                          11,091       $3.000
Mar 26, 1998                                                          17,909       $2.980
Mar 27, 1998                                                           9,085       $2.950
Mar 30, 1998                                                           4,900       $2.900
Mar 31, 1998                                                          24,555       $2.928
Apr 1, 1998                                                            1,000       $2.900
Apr 2, 1998                                                           18,500       $2.890
Apr 3, 1998                                                          105,400       $2.870
Apr 6, 1998                                                           47,817       $2.760
Apr 7, 1998                                                           48,300       $2.750
Apr 8, 1998                                                          464,386       $2.700
Apr 9, 1998                                                            6,160       $2.700
Apr 14, 1998                                                       1,120,768       $2.690
Apr 15, 1998                                                          38,800       $2.710
Apr 16, 1998                                                         371,020       $2.720
Apr 17, 1998                                                          24,600       $2.700
Apr 20, 1998                                                           8,138       $2.700
Apr 21, 1998                                                          26,570       $2.670
Apr 22, 1998                                                           9,000       $2.660
Apr 23, 1998                                                           3,160       $2.670
Apr 24, 1998                                                          18,859       $2.700
Apr 27, 1998                                                         196,028       $2.720
Apr 28, 1998                                                          74,225       $2.680
Apr 29, 1998                                                          43,850       $2.700
Apr 30, 1998                                                          82,719       $2.690
May 1, 1998                                                            8,570       $2.700
May 4, 1998                                                           74,950       $2.680
May 5, 1998                                                           74,064       $2.800
May 6, 1998                                                          193,201       $2.810
May 7, 1998                                                           72,580       $2.920
May 8, 1998                                                           24,800       $2.810
May 11, 1998                                                         164,880       $2.950
May 12, 1998                                                         102,421       $2.940
May 13, 1998                                                          77,585       $2.950
May 14, 1998                                                          77,522       $2.950
May 15, 1998                                                          58,300       $3.000
May 18, 1998                                                         119,100       $3.000
May 19, 1998                                                         230,506       $3.000
May 20, 1998                                                         279,900       $3.000
May 21, 1998                                                         108,757       $3.000
May 22, 1998                                                          29,442       $3.030
May 25, 1998                                                           6,013       $3.060
May 26, 1998                                                         101,919       $3.210
May 27, 1998                                                         242,398       $3.350
May 28, 1998                                                          44,073       $3.240
May 29, 1998                                                         148,646       $3.100
Jun 1, 1998                                                          241,501       $3.100
Jun 2, 1998                                                           66,454       $3.200
Jun 3, 1998                                                           54,325       $3.050
Jun 4, 1998                                                           78,057       $3.040
Jun 5, 1998                                                           91,640       $3.070
Jun 9, 1998                                                          143,480       $3.070
Jun 10, 1998                                                          35,844       $3.030
Jun 11, 1998                                                          68,244       $3.000
Jun 12, 1998                                                          24,656       $2.900
Jun 15, 1998                                                         149,012       $2.850
Jun 16, 1998                                                         212,916       $2.900
Jun 17, 1998                                                          54,955       $3.160
Jun 18, 1998                                                          20,510       $3.100
Jun 19, 1998                                                          16,600       $2.950
Jun 22, 1998                                                          52,658       $2.950
Jun 23, 1998                                                         129,712       $2.950
Jun 24, 1998                                                          41,554       $3.000
Jun 25, 1998                                                          18,846       $3.050
Jun 26, 1998                                                         174,155       $3.200
Jun 29, 1998                                                         576,900       $3.330
Jun 30, 1998                                                          95,418       $3.330
Jul 1, 1998                                                           35,148       $3.250
Jul 2, 1998                                                          141,298       $3.250
Jul 3, 1998                                                          129,000       $3.180
Jul 6, 1998                                                           95,499       $3.200
Jul 7, 1998                                                           33,501       $3.240
Jul 8, 1998                                                            4,727       $3.230
Jul 9, 1998                                                          124,079       $3.150
Jul 10, 1998                                                          22,200       $3.150
Jul 13, 1998                                                         109,382       $3.150
Jul 14, 1998                                                         144,758       $3.250
Jul 15, 1998                                                          99,065       $3.340
Jul 16, 1998                                                          17,100       $3.260
Jul 17, 1998                                                          36,100       $3.290
Jul 20, 1998                                                           8,600       $3.260
Jul 21, 1998                                                           7,400       $3.280
Jul 22, 1998                                                          67,466       $3.250
Jul 24, 1998                                                          43,800       $3.190
Jul 27, 1998                                                          13,040       $3.190
Jul 28, 1998                                                          34,483       $3.200
Jul 29, 1998                                                          41,889       $3.157
Jul 30, 1998                                                          23,257       $3.150
Jul 31, 1998                                                          21,184       $3.100
Aug 3, 1998                                                           16,640       $3.100
Aug 4, 1998                                                          397,523       $3.100
Aug 5, 1998                                                          190,860       $3.203
Aug 6, 1998                                                          367,093       $3.300
Aug 7, 1998                                                           77,245       $3.300
Aug 10, 1998                                                         798,090       $3.460
Aug 11, 1998                                                         116,282       $3.400
Aug 12, 1998                                                         243,552       $3.360
Aug 13, 1998                                                         206,513       $3.400
Aug 14, 1998                                                         170,620       $3.700
Aug 18, 1998                                                         225,667       $4.100
Aug 19, 1998                                                       1,031,256       $4.200
Aug 20, 1998                                                         631,617       $4.300
Aug 21, 1998                                                         966,860       $4.200

    Morgan & Banks is a thinly traded stock. Directors and management own 27% of Morgan & Banks shares on issue but are generally precluded from trading except during short periods following the announcement of profit results.

    The table below summarises the trading range of Morgan & Banks shares prior to announcement of the Schemes and the premium implied by the terms of the Scheme.

                                                         HIGH        LOW       WEIGHTED        BID PREMIUM
PERIOD                                                    A$         A$       AVERAGE A$        AT A$4.65
-----------------------------------------------------  ---------  ---------  -------------  -----------------
1 week prior to bid..................................       3.70       3.36         3.41               36%
4 weeks prior to bid.................................       3.70       3.10         3.25               43%
3 months prior to bid................................       3.70       2.85         3.15               48%
6 months prior to bid................................       3.70       2.60         3.01               54%

    We note that the TMP offer under the Scheme of $4.65 per share represents a premium of approximately 43% to the weighted average share price in the four weeks of trading immediately preceding the announcement of the Schemes. The premium is approximately 54% against the weighted average share price for the six month period preceding the bid and is approximately 36% over the weighted average price in the last week of trading before the announcement when the share price rose strongly in anticipation of the announcement.

    The control premium immediately realisable by Morgan & Banks shareholders will depend on the price at which TMP shares trade once the Scheme has been implemented, compared to the price calculated under the terms of the Scheme as set out in section 2. We have calculated the sensitivity of the implied control premium to any such difference as set out below. The control premium may also be subject to movements in the A$/US$ exchange rate.

                          TMP                                             IMPLIED CONTROL PREMIUM
                    SHARE PRICE ON                                         (WEIGHTED AVERAGE M&B
                     FIRST DAY OF                                        SHARE PRICE IN FOUR WEEKS
                   TRADING AFTER THE                       EFFECTIVE          PRIOR TO SCHEME
                        SCHEME                           CONSIDERATION     ANNOUNCEMENT A$3.25)
-------------------------------------------------------  -------------  ---------------------------
Issue price............................................    A$   4.65                    43%
Issue price plus 5%....................................    A$   4.88                    50%
Issue price less 5%....................................    A$   4.42                    36%

    The premium over the prevailing market price offered to shareholders in target companies under successful takeover offers has historically averaged approximately 27%. In our view the premium for a services company such as Morgan & Banks which is heavily reliant on the retention of its senior management might normally be expected to be lower than this average. The premium offered to shareholders of in excess of 40% can therefore be seen to be a full and generous premium.

6 VALUATION OF MORGAN & BANKS

6.1 VALUATION METHODOLOGY

    We have assessed the value of Morgan & Banks using a capitalisation of future maintainable earnings methodology.

    We have chosen to assess future maintainable earnings in terms of EBITDA. We consider EBITDA to be the appropriate measure in this instance as other earnings measures such as net profit will be effected by the level of non cash charges arising from the amortisation of goodwill from the recent acquisitions made by the company.

    Separate adjustments have been made to reflect the value of minority interests, the dilutionary impact of share options and Morgan & Banks' net debt. The cash held in the balance sheet at 31 March 1998 has not been treated as surplus as it is required for the ongoing operations of the company.

6.2  CAPITALISATION OF FUTURE MAINTAINABLE EBITDA

    A review of Morgan & Banks financial performance is included in section 5. The following chart summarises financial performance for the period from 1 April 1993 to 31 March 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   $M       31-MAR-94    31-MAR-95    31-MAR-96    31-MAR-97    31-MAR-98
Sales               60           93          143          221          330
EBITDA               8            9           13           20           25
PAT                  4            6            7           11           11

    We have reviewed forecasts prepared by management for the year ending 31 March 1999. These forecasts are commercially sensitive and accordingly at the request of the Directors of Morgan & Banks we have not disclosed them in our report. However we note that the forecasts are broadly in line with share market analysts' forecasts for Morgan & Banks and that the net profit achieved for the three months ended 30 June 1998 is approximately A$0.4 million ahead of budget.

    Based on the most recent annual result for the year ended 31 March 1998 and the forecasts for the year ending 31 March 1999, we have adopted a level of maintainable EBITDA for the purpose of our valuation of A$29.0 million.

6.3  SELECTION OF EBITDA MULTIPLE

    In formulating our view of the appropriate multiple to apply to the assessed level of maintainable EBITDA, we have considered the following:

    (i) Stock exchange multiples for comparable Australian and overseas companies.

    (ii) Observed multiples for comparable transactions.

   (iii) Other relevant factors influencing multiples.

    As a starting point in considering the appropriate multiple to apply to the estimated future maintainable earnings of Morgan & Banks, we have reviewed the historic multiples applied by the market to the earnings of comparable listed Australian companies and comparable overseas listed companies.

    The EBITDA multiples implied by the market capitalisation and latest reported results of listed Australian and overseas companies are summarised in Appendix E. These multiples observed in the market relate to small parcels of shares and hence do not reflect any premium for control.

    On 2 October 1998, Interim Services Inc., a US based temporary staff placement company, announced a $5.75 per share cash bid for Computer Power Group Limited. Computer Power is a leading provider of IT related services including contract labour, consulting, education and outsourcing. The bid values Computer Power at $205 million, which represents 14 times EBITDA for the year ending 31 March 1998.

    The bid price represents a premium of 17.4% to the Computer Power weighted average share price for the four week period proceeding announcement of the takeover.

    Apart from the proposed takeover of Computer Power by Interim Services we have not been able to identify any sufficiently comparable transactions which have been recently undertaken which would provide useful evidence of market value.

    Australian companies in the human resource industry (excluding Computer Power) are currently trading on EBITDA multiples of 6.0 to 9.7 times their most recent reported earnings at the date of this report.

    EBITDA MULTIPLE

    In selecting a multiple appropriate for Morgan & Banks, we have considered the specific characteristics of Morgan & Banks operations as compared to the listed companies reviewed. These include the following:

    (i) The relative size of Morgan & Banks business.

    (ii) The strength of the Morgan & Banks brand names and business systems.

   (iii) Morgan & Banks competitive position and market strength.

    (iv) Observed multiples relate to historic financial performance whereas our assessment of future maintainable EBITDA relates to likely future earnings.

    Based upon our assessment of these and other factors, we believe that it is appropriate to apply a multiple in the range of 8 to 9 times to our assessment of the future maintainable EBITDA of Morgan & Banks.

6.4 PREMIUM FOR CONTROL

    In order to purchase Morgan & Banks, an acquirer would normally be required to pay a premium over the value attributed to minority parcels of shares traded on the stock exchange.

    Based on observed transactions, acquisitions attaining control of target have required an offer price reflecting a premium in the order of 27% over the price at which minority parcels of shares were trading prior to the offer. The following table summarises control premiums for recent Australian take over activity.

                                        CONTROL PREMIUM BASED ON PRICE 4 WEEKS PRIOR TO BID
                                        ----------------------------------------------------
                                                  1997                       1998
                                        -------------------------  -------------------------

                                           LOW          HIGH          LOW          HIGH
                                         A$'000        A$'000       A$'000        A$'000
                                        ---------  --------------  ---------  --------------
INDUSTRY                                  AVERAGE    TRANSACTIONS    AVERAGE    TRANSACTIONS
Manufacturing.........................       41.4%              2       21.2%             27
Services..............................        9.6%              1       24.5%             10
Financial.............................       12.2%              2       12.8%             26
Trade.................................       22.0%              1      121.3%              6
Natural Resources.....................       26.6%              2       27.5%             60
Other.................................        0.0%                      10.0%              1
                                        ---------  --------------  ---------  --------------
TOTAL.................................       24.0%              9       27/1%            130
                                        ---------  --------------  ---------  --------------
Successful............................       26.9%              5        101             101
Unsuccessful..........................       21.9%              4         29              29

------------------------

    SOURCE: SECURITIES DATA COMPANY

    Morgan & Banks is, to a certain extent, reliant on key management for future financial performance. In our opinion, this would tend to reduce the required control premium applied. For the purposes of our valuation analysis we have adopted a control premium of 20%.

    We note that the TMPW offer of $4.65 per share represents a 43% premium to the weighted average Morgan & Banks share price for the four weeks prior to announcement. In our view this higher premium reflects the need for an offer in the form of scrip in a US based company to be pitched at an attractive premium.

6.5 VALUATION SUMMARY

    Based on our assessments of estimated future maintainable EBITDA for Morgan & Banks, and the appropriate EBITDA multiples at which to capitalise those earnings, we have assessed the following range of values for Morgan & Banks:

IN A$ MILLIONS                                                                LOW       HIGH
-------------------------------------------------------------------------  ---------  ---------
EBITDA...................................................................       29.0       29.0
EBITDA multiple..........................................................        8.0        9.0
                                                                           ---------  ---------
Business value (before control premium)..................................      232.0      261.0
20% Control premium......................................................       46.4       52.2
                                                                           ---------  ---------
Business value (with control premium)....................................      278.4      313.2
                                                                           ---------  ---------
Deduct debt..............................................................       (8.6)      (8.6)
Minority interest adjustment.............................................       (5.0)      (5.0)
Proceeds from options exercised..........................................        7.0        7.0
                                                                           ---------  ---------
Value of equity..........................................................      271.8      306.6
                                                                           ---------  ---------
Diluted capital (millions of shares).....................................       74.3       74.3
Value per share (before control premium).................................  A$   3.03  A$   3.42
Value per share (with control premium)...................................  A$   3.66  A$   4.13

    In summary our valuation attributes a value to Morgan & Banks shares of between A$3.66 and A$4.13.

7 VALUATION OF MORGAN & BANKS OPTIONS

    As at the date of our report, the following options over Morgan & Banks shares were outstanding:

                          OPTION                               NO                            EXERCISE PRICE
                          SERIES                             ('000)     VESTED     EXPIRY          A$
----------------------------------------------------------  ---------  ---------  ---------  ---------------
Employee Options Series 1.................................         75        yes    9/11/99          0.56
Employee Options Series 2.................................        219        yes    20/4/00          0.52
Employee Options Series 3.................................      1,736    19/8/99    17/8/01          1.22
Executive Options Series 4................................      1,350    17/8/00    17/8/02          3.47
Executive Options Series 5................................        553     5/5/01     5/5/03          2.70

    Morgan & Banks option holders will continue to hold their existing options after the Option Scheme becomes effective. However, on exercise, rather than receiving shares in Morgan & Banks, they will receive shares in TMP common stock. The number of shares receivable in TMP common stock will be determined in accordance with the formula set out under the Option Scheme which is equivalent to the formula under the Share Scheme.

    We have valued each of the Morgan & Banks options in the absence of the Scheme and under the terms of the Scheme using both the Black--Scholes option pricing model and a binomial pricing model. Key assumptions included:

                                                                              EXISTING      SCHEME
                                                                             -----------  -----------
Volatility.................................................................        35.0%        70.0%
Risk free rate.............................................................         5.7%         5.3%
Dividend yield.............................................................         3.0%      --

    On the basis of these assumptions, our assessed values of the Morgan & Banks options are as follows:

                                                                   EXISTING      SCHEME        IMPLIED
SERIES                                                                A$           A$          PREMIUM
----------------------------------------------------------------  -----------  -----------  -------------
Employee Options Series 1.......................................        2.70         4.12            53%
Employee Options Series 2.......................................        2.74         4.17            52%
Employee Options Series 3.......................................        1.95         3.55            82%
Executive Options Series 4......................................        0.76         2.67           250%
Executive Options Series 5......................................        1.02         2.89           183%

    In all instances (for both the employee options and executive options), our assessed value of the Morgan & Banks options are substantially higher under the scheme for the following reasons:

    - The effective share price of Morgan & Banks under the schemes (A$4.65) is significantly higher than the market price of Morgan & Banks immediately prior to the scheme (approximately A$3.25 after excluding trading associated with takeover speculation). Accordingly, regardless of the exchange rate and TMP share price used in the Option Scheme and Share Scheme formulae, the intrinsic value of the options under the Option Scheme is approximately A$1.40 higher (ie A$4.65 minus A$3.25).

    - TMP's share price is more volatile than Morgan & Banks'. In addition, we would expect the Australian dollar share price of TMP's common stock to be more volatile than TMP stock expressed in US dollars.

    - Morgan & Banks is a dividend paying stock whereas TMP currently does not pay dividends. Accordingly, the value of the Morgan & Banks options in the absence of the Scheme would be lower, all other things being equal, than under the Scheme.

    - There is currently a slight difference between the US dollar risk free rate and the Australia dollar risk free rate. The lower US dollar risk free rate results in a relatively lower value of the options under the Scheme.

8 PROFILE OF TMP WORLDWIDE INC.

8.1 INTRODUCTION

    TMP is a marketing services, communications and technology company that provides comprehensive, individually tailored advertising services. These include developing creative content, media planning, production and placement of corporate advertising, market research, direct marketing and other ancillary services and products.

    The company operates three businesses, namely,--Yellow Pages advertising (Yellow Pages), Recruitment advertising and related human resource services (Recruitment) and Internet based services (Internet).

    The company is the world's largest Yellow Pages advertising agency, and one of the world's largest recruitment agencies. The company began marketing its Internet services in 1995 as an extension of its core businesses and has become a leading provider of Internet content. TMP now offers advertising programs to more than 17,000 clients, including more than 70 of the Fortune 100 and more than 285 of the Fortune 500 companies.

8.2 POLITICAL AND ECONOMIC OVERVIEW OF MARKETS IN WHICH TMP OPERATES

    TMP operates in three geographic regions -- North America, Asia/Pacific and Europe. TMP's Yellow Pages and Internet businesses are predominantly in North America while the Recruitment business, which represents approximately 59% of TMP's total billings, operates in all three regions.

                           TMP'S RECRUITMENT BUSINESS
                            GROSS BILLINGS BY REGION
                               YEAR ENDED 30/6/98

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 US/CANADA   ASIA/PACIFIC   EUROPE
39%                   14%        47%

    In general, TMP operates in politically stable and economically well developed markets. The company's Asia/Pacific exposure is predominantly to recruitment advertising in Australia where it owns the leading recruitment advertising agency formerly called Neville Jeffres. In Europe, TMP operates in developed countries including Belgium, France, Italy, the Netherlands, Spain, Germany and the United Kingdom.

    Generally, markets in which TMP operates have experienced strong growth in recent years, particularly the United States. The economies have been characterised by falling unemployment, low inflation and interest rates, and relatively strong GDP growth.

    A key driver in the recruitment business is the level of employment. The improvement in employment our the last five years in regions where TMP operates can be seen in the generally declining unemployment rates of certain key countries.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

INTERNATIONAL UNEMPLOYMENT RATES

Date
                                         US        AUS       NETH         UK     Canada
Sep-93                                  6.8       10.8        6.8       10.2       11.4
Dec-93                                  6.5       10.6          7        9.8       11.3
Mar-94                                  6.5       10.3        7.1        9.7       10.5
Jun-94                                  6.1         10          7        9.4       10.3
Sep-94                                  5.9        9.4        7.2        9.1       10.1
Dec-94                                  6.4          9        7.3        8.6        9.6
Mar-95                                  5.4        8.7        7.1        8.2        9.8
Jun-95                                  5.6        8.4          7          8        9.5
Sep-95                                  5.7        8.4        6.7        7.9        9.1
Dec-95                                  5.6        8.2        6.6        7.8        9.5               Unemployment Rate(%)
Mar-96                                  5.5        8.5        6.5        7.6        9.5
Jun-96                                  5.3        8.4        6.2        7.5         10
Sep-96                                  5.2        8.7        6.3        7.2         10
Dec-96                                  5.3        8.7          5        6.5        9.8
Mar-97                                  5.2        8.7        5.4          6        9.3
Jun-97                                    5        8.5        5.5        5.6        9.1
Sep-97                                  4.9        8.5        4.9        5.2          9
Dec-97                                  4.7        8.2        4.6        4.9        8.6
Mar-98                                  4.7        8.2        4.4        4.8        8.5
Jun-98                                  4.5        8.2                   4.8        8.4
Sep-98                                  4.4        8.3                   4.7        8.4

    The current economic and political uncertainty in South East Asia and in Russia is having a marked impact on world markets. The eventual outcome of the current situation, its impact on the global economy and, in particular, those markets in which TMP operates, is uncertain at the current time. However, in our opinion, it appears reasonable to assume that the current volatility in these markets will continue at least for the short to medium term and will affect global markets to some extent.

    Most of the current economic uncertainty is centred in markets where TMP does not operate. However, we note that any significant economic downturn in these markets is likely to have a bearing on the global economy.

8.3 INDUSTRY OVERVIEW

    THE YELLOW PAGES ADVERTISING MARKET

    Yellow Pages directories have been published in the US since at least the 1890's. Traditionally they have been published almost exclusively by telephone companies. In the early 1980's, due in part to telephone deregulation, independent companies began publishing an increasing number of directories. Currently, approximately 7,000 Yellow Pages directories are published annually in the US by around 200 publishers. In many US cities there are multiple directories.

    The percentage of adults who use the Yellow Pages has remained relatively constant over the last ten years at over 56%. Such readers usually consult the Yellow Pages approximately twice weekly. Accordingly, Yellow Pages directories continue to be a highly effective advertising medium.

    For the year ended 31 December 1997, total spending on Yellow Pages advertisements in the United States was US$11.4 billion. The market has grown every year since 1981. During the period 1990 through 1997, the market grew at a compound average growth rate of approximately 6.2% per annum.

    Of the total annual spend, approximately US$9.7 billion was spent by local accounts and approximately US$1.7 billion was spent by national accounts. The national account market consists of companies which sell products or services in multiple markets and is the market in which TMP competes.

    Most national accounts use independent advertising agencies to design and implement their Yellow Pages advertising programmes. This is done to create a consistent brand image and message, to develop an effective media plan and to execute the placement of the advertising at the local level. Agencies which place national Yellow Pages advertising are paid commissions by Yellow Pages publishers.

    THE RECRUITMENT ADVERTISING MARKET

    Recruitment advertising consists primarily of creating and placing recruitment advertisements in the classified advertising sections of newspapers. The recruitment advertising market has historically been cyclical, but from 1990 to 1997, the US market has grown at a compound annual rate of approximately 12%. Classified readership by job seekers has remained constant over the last ten years and approximately 85% of companies use newspapers to attract potential employees.

    The services provided by recruitment advertising agencies can be complex and range from the design and placement of classified advertisements to the creation of comprehensive image campaigns which internationally "brand" a client as a quality employer. Further, shortages of qualified employees in many industries, particularly in the technology area, have increased the need for recruitment agencies to expand the breadth of their service offerings to effect national and sometimes global recruitment campaigns.

    For the year ended 31 December 1997, total spending on advertisements globally in the recruitment classified advertisement section of newspapers was approximately US$12 billion.

    INTERNET

    The Internet is an increasingly significant global medium for communications, content and commerce. The number of worldwide Web users was estimated at 112 million in February 1998. Growth in Internet usage has been fuelled by a number of factors, including the availability of an increasing number of meaningful products and services, the large and growing installed base of personal computers in the workplace and at home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.

    The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. Thousands of companies have created corporate Web sites that feature information about their product offerings and advertise employment opportunities. Through the Web, Internet content providers are able to deliver timely, personalised content in a manner not possible through traditional media. Internet content can be continuously updated, distributed to a large number of consumers on a real-time basis, and accessed by users at any time. The historical and projected adoption of online/Internet services represents a faster rate of penetration than occurred with traditional media, such as radio, broadcast television and cable television.

8.4 TMP COMPANY BACKGROUND

    TMP was formed in December 1996 from the merger of a number of companies and businesses associated primarily with Mr Andrew McKelvey. The businesses included those formerly conducted by TMP Worldwide Inc., Worldwide Classified Inc., McKelvey Enterprises, Inc. and Telephone Marketing Programs Incorporated.

    In December 1996, TMP completed an initial public offering of 4,147,408 shares of common stock at a price of US$14 per share. At the same time, certain stockholders sold 652,592 shares of common stock at the issue price of US$14 per share. The net proceeds to the company were used to repay debt and to redeem preferred stock.

    In September 1997, the company completed a secondary public offering of a further 2,400,000 shares of common stock at a price of US$23 per share. In addition, certain stockholders sold a further 1,600,000 shares of common stock. The net proceeds were used to repay debt.

8.5 OPERATIONS AND ACTIVITIES

    TMP has moved from being predominantly a North American Yellow Pages advertising business five years ago, to a global recruitment, Internet and Yellow Pages advertising business. The change in the mix of TMP's businesses over the last three years is shown in the following graph.

                              TMP MIX OF BUSINESS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           YELLOW PAGES   RECRUITMENT   INTERNET
1995               72.0%         27.9%       0.1%
1996               58.0%         41.1%       0.9%
1997               43.6%         54.6%       1.8%

    YELLOW PAGES

    TMP entered the Yellow Pages business in 1967. Since that time it has grown to become the largest Yellow Pages advertising agency in the world based on gross billings. For the year ended 30 June 1998, the company had worldwide Yellow Pages gross billings of US$476.4 million, which is approximately three times larger than its nearest competitor. The company's growth in Yellow Pages has been driven, in part, by acquisitions. Since 1 January 1994, TMP has completed the acquisition of four Yellow Pages businesses and intends to continue to pursue acquisitions as a part of its overall growth strategy.

    TMP has a Yellow Pages sales, marketing and customer service staff of approximately 680 people. The company believes the size and experience of this staff, its local client relationships and its databases of client branch locations, franchisors and dealers provide it with a strong competitive advantage in executing Yellow Pages programs for existing clients. TMP believes these resources are critical in marketing its services to potential new clients and in marketing and executing its Internet based service offerings.

    For Yellow Pages advertising, the company designs and executes advertising programs and receives an effective commission rate from directory publishers of approximately 20% of Yellow Pages gross billings.

    Some of TMP's larger Yellow pages accounts include the Ford Motor Company, Pizza Hut, Inc. and Sears Roebuck & Co. No single account represents more than 5% of the company's Yellow Pages commissions and fees.

    RECRUITMENT

    TMP entered the recruitment advertising business in 1993 with the acquisition of Bentley, Barnes & Lynn Inc. Since that time it has grown both organically and through acquisitions. In the period from 1993 through to 30 June 1998, the company acquired over 40 recruitment advertising agencies and related recruitment businesses.

    For the year ended 30 June 1998, TMP had recruitment gross billings of US$736.8 million. In addition to its offices in the United States, the company has operations in 47 locations outside the United States.

    TMP offers its clients comprehensive recruitment advertising services. These include the creation and placement of classified advertising, development of employer image campaigns, creation of collateral materials, such as recruiting brochures, and the implementation of alternative recruitment programs including job fairs, employee referral programs and campus recruiting. TMP specialises in designing recruitment advertising campaigns for clients in high growth industries and in industries with high employee turnover rates. TMP believes that as employers find it more difficult to attract qualified employees, they will increasingly seek out agencies that can implement national and, in some cases, global recruitment strategies.

    TMP earns fees and commissions for a range of services and products. Commissions paid by publishers for recruitment advertising placed in the United States average 15% of recruitment advertising gross billings. Outside the United States, TMP's commission rates for recruitment advertising vary, ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom. The company also earns fees for value-added services such as design, research and other creative and administrative services which resulted in aggregate commissions and fees equal to approximately 21% of recruitment advertising gross billings.

    TMP has more than 2,500 recruitment advertising clients, including IBM Corp, Commonwealth Bank of Australia and British Telecom. The company is leveraging its size and service offerings to attract new and larger clients. No account represents more than 5% of the company's recruitment advertising commissions and fees.

    More recently TMP has expanded its recruitment business through the acquisition of a number of recruitment agencies. The proposed merger with Morgan & Banks is a significant further step in this trend.

    INTERNET

    The Internet division of TMP serves as an extension of both the Yellow Pages and Recruitment businesses providing TMP with an alternative distribution channel to traditional media. In addition, the Internet is a brand extension mechanism for clients, which is seen as complementary to other media. For the year ended 30 June 1998, TMP had Internet gross billings of US$31.3 million. Recent increases in revenue reflect an increasing acceptance of the company's Internet services and products, and the growth of its portfolio of product offerings through both internal development and acquisitions.

    To supplement the broad reach and penetration of Yellow Pages advertising, TMP offers its clients an Internet based solution called Dealer Locator. In creating a Dealer Locator programme, TMP typically creates a home page for each franchise or dealer location and links it to the client's corporate Web site. Internet users can then retrieve information on a specific dealer location such as directions, hours of operation and potentially other information such as sale items and other special offers. Dealer Locator is designed to provide an additional source of customer flow to TMP's clients while reinforcing the desired brand. TMP clients who utilise the Dealer Locator product are charged an up-front fee for the development of each home page as well as an annual maintenance fee thereafter. The company has sold nine Dealer Locator products to date.

    To complement TMP's print recruitment advertising, the company offers its clients Internet based solutions to meet their recruitment needs. Fees are charged for a range of services including individual job postings, preparation of electronic brochures, and establishment of links to home sites. The company has several career sites including The Monster Board-Registered Trademark-, Online Career Center-Registered Trademark-, Be the Boss-TM- and MedSearch-TM-. Each of these Web sites consists of a database of employment opportunities, resumes and a variety of other value added features. Collectively, as of 30 June 1998, TMP's career Web sites contained approximately 155,000 paid job postings from 34,000 clients, and 560,000 resumes. TMP believes that it offers amongst the most current career opportunities on the Web, with the majority of its listings less than 60 days old.

    In June 1998, Web traffic, as measured by Nielsen IPRO, for the company's two major career Web sites (The Monster Board-Registered Trademark- and Online Career Centers-Registered Trademark-) was 4.4 million visits. This compared with
3.7 million visits in March 1998 and 1.7 million in June 1997.

    Based on its own experience with clients, the company believes that only 20% to 30% of open job positions are advertised using traditional print media. It is the company's belief that online solutions will significantly expand the recruitment advertising market because of their global reach and continuous availability. Furthermore, online advertising is extremely cost effective when compared to other traditional recruitment methods since print media does not need to be purchased. TMP intends to aggressively pursue this market by leveraging its relationships with its existing clients, and by using its portfolio of online services to attract new accounts. TMP's Internet recruitment services have been actively marketed since May 1995.

    To attract the maximum number of visits to its Web sites, TMP has formed strategic alliances and partnerships with Internet companies including Excite, Yahoo!, Netscape and America Online. A number of these are specifically designed to drive traffic to TMP's Web sites. TMP intends to continue to develop additional value-added content while developing strategic alliances with other online content providers. As an example of the effectiveness of this approach, TMP's alliances were responsible for approximately 38% of The Monster Board's-Registered Trademark- job searches in January 1998.

8.6 FINANCIAL PERFORMANCE

    The financial performance of TMP for the three years ended 31 December 1997 (audited), for the year ended 30 June 1998 (unaudited), and for the six months ended 30 June 1997 and 1998 (unaudited) is summarised below. The financial performance for the two years ended 31 December 1996 has been prepared on a pro-forma basis as TMP was not formed as one business group until December 1996. The results of Austin Knight Limited are included from the date of acquisition, 24 August 1997.

                                                                                                          SIX MONTHS ENDED
                                                                    YEAR ENDED             YEAR ENDED
                                                                    31 DECEMBER              30 JUNE          30 JUNE
                                                          -------------------------------  -----------  --------------------
IN US$ MILLIONS                                             1995       1996       1997        1998        1997       1998
--------------------------------------------------------  ---------  ---------  ---------  -----------  ---------  ---------
GROSS BILLINGS
  Yellow Pages..........................................      429.2      434.7      457.5       476.4       210.4      229.3
  Recruitment...........................................      166.5      308.1      573.2       736.8       240.6      404.2
  Internet..............................................        0.4        6.7       19.6        31.3         8.6       20.3
                                                          ---------  ---------  ---------  -----------  ---------  ---------
                                                              596.1      749.5    1,050.3     1,244.5       459.6      653.8
                                                          ---------  ---------  ---------  -----------  ---------  ---------
FEES AND COMMISSIONS
  Yellow Pages..........................................       87.4       94.5       95.8        99.5        42.8       46.5
  Recruitment...........................................       36.1       61.4      123.0       167.8        49.6       94.4
  Internet..............................................        0.4        6.7       18.6        28.8         8.2       18.4
                                                          ---------  ---------  ---------  -----------  ---------  ---------
                                                              123.9      162.6      237.4       296.1       100.6      159.3
                                                          ---------  ---------  ---------  -----------  ---------  ---------
OPERATING EXPENSES
  Salaries and related costs............................       58.3       80.3      121.3       152.6        50.5       81.8
  Office and general....................................       43.5       60.1       82.7       100.5        36.3       54.1
  Amortisation..........................................        3.2        4.4        6.2         8.0         2.8        4.6
  Special compensation..................................     --           52.0     --             2.5      --            2.5
                                                          ---------  ---------  ---------  -----------  ---------  ---------
                                                              105.0      196.8      210.2       263.6        89.6      143.0
                                                          ---------  ---------  ---------  -----------  ---------  ---------
OPERATING PROFIT/ (LOSS)(EBIT)..........................       18.9      (34.2)      27.2        32.5        11.0       16.3
  Interest expenses (net)...............................      (10.9)     (14.2)      (8.7)       (9.6)       (4.0)      (4.9)
  Other, net............................................        0.2       (0.2)      (0.1)       (0.2)     --           (0.1)
                                                          ---------  ---------  ---------  -----------  ---------  ---------
PROFIT BEFORE TAX.......................................        8.2      (48.6)      18.4        22.7         7.0       11.3
                                                          ---------  ---------  ---------  -----------  ---------  ---------
Provision for income tax................................       (4.3)      (3.3)      (8.6)      (10.6)       (3.3)      (5.3)
Minority interest.......................................       (0.4)      (0.4)      (0.2)        0.1        (0.3)    --
Equity in associates....................................       (0.3)       0.1     --            (0.2)     --           (0.2)
                                                          ---------  ---------  ---------  -----------  ---------  ---------
NET PROFIT/(LOSS).......................................        3.2      (52.2)       9.6        12.0         3.4        5.8
                                                          ---------  ---------  ---------  -----------  ---------  ---------
SELECTED FINANCIAL STATISTICS
EBITDA..................................................       25.0       26.2       41.0        52.3        17.2       28.4
FEES & COMMS AS % OF REV
  Yellow Pages..........................................       20.4%      21.7%      20.9%       20.9%       20.3%      20.3%
  Recruitment advertising...............................       21.7%      19.9%      21.5%       22.8%       20.6%      23.3%
  Internet..............................................        100%       100%      94.9%       92.0%       95.3%      90.6%
MARGINS AS % OF FEES & COMMS
  EBITDA................................................       20.2%      16.1%      17.3%       17.6%       17.1%      17.8%
  EBIT..................................................       14.8%      10.6%      11.4%       10.9%       10.9%      10.1%
  Net Profit............................................        2.6%       n/a        4.0%        4.0%        3.8%       3.6%
Earnings per share (cents)..............................       16.0     (272.0)      39.0        47.0        14.0       22.0
Dividend per share (cents)..............................

    COMMENTARY ON FINANCIAL PERFORMANCE

    A substantial part of the company's growth has been achieved through acquisitions. For the period 1 January 1995 through 31 December 1997, the company completed over 40 acquisitions with estimated annual gross billings of approximately US$600 million. Given the significant number of acquisitions in each of the last three years, the results of operations from period to period are not necessarily comparable.

    In the six months period ended 30 June 1998, TMP completed one pooling of interests and nine acquisitions. The pooling of interests transaction was with Johnson, Smith and Knisely Inc., the 12th largest executive search firm in the United States. The nine acquisitions comprised:

(a) A human resources consulting firm, intended to expand the traditional advertising services offered to the company's recruitment advertising clients.

(b) Two recruitment advertising agencies in Singapore.

(c) Four recruitment advertising agencies in Europe, two in England, one in Germany and one in the Netherlands.

(d) Two US based Websites, AboutWork.com and StudentCenter.com.

    In August 1998, TMP completed the acquisition of all of the outstanding stock of TASA Holdings AG of Zurich, Switzerland, (TASA), an international executive search firm, in a pooling of interests transaction. The purchase price was 1.7 million shares of TMP common stock. For the year ended 31 December 1997 TASA had annual revenue of approximately US$39 million.

    Primarily as a result of acquisitions made from 1 January 1995 through 31 December 1997, the company's commissions and fees increased from US$123.9 million in 1995 to US$237.4 million in 1997. A substantial portion of the increase in commissions and fees derived from recruitment advertising in 1997 was due to acquisition, including $9.2 million from Austin Knight, acquired in August 1997.

    Other observations on TMP's financial performance can be summarised as follows:

- Operating expenses and salaries and related costs increased significantly from 1995 primarily due to headcount increases as a result of acquisitions and hiring to support gross billings growth, as follows:

    - office and general expenses increased US$39.3 million to US$82.7 million for the year ended 31 December 1997 from US$43.4 million for the year ended 31 December 1995.

    - salaries and related costs increased US$63.0 million to US$121.3 million for the year ended 31 December 1997 from US$58.3 million for the year ended 31 December 1995.

- Amortisation of intangibles includes amortisation of acquisition related charges, including the costs in excess of fair market value of net assets acquired and capitalised costs for non-compete arrangements with the principals of acquired companies.

- Special compensation for the year ended 31 December 1996, reflects a non-cash, non-recurring charge of approximately $52.0 million resulting from the issue of approximately 3.6 million shares of common stock to stockholders of predecessor companies in exchange for their shares in those companies. This charge was necessary under US Generally Accepted Accounting Policies (US GAAP) because they had received such shares for nominal or no consideration as employees or as management of such companies and, accordingly, were not considered to have made substantive investments for their shares.

- The 1996 interest expense includes a non-recurring charge of approximately $2.6 million to reflect the exercise of a warrant issued in connection with the company's financing agreement.

8.7 PROSPECTIVE FINANCIAL INFORMATION

    We have not had access to any prospective financial information prepared by TMP on its future activities and operations including, but not limited to, operating budgets, forecasts, projections or strategic plans. We have, however discussed the likely outlook and prospects for each of TMP's three businesses with TMP senior management.

    We have also had access to a number of analysts reports on TMP which are available in the public domain. A number of these reports contain estimates of the expected operating performance of TMP for the years ending 31 December 1998 and 1999. We have discussed these reports with TMP senior management and have, where appropriate, considered these reports in our assessment of TMP.

8.8 FINANCIAL POSITION

    The consolidated balance sheets of the TMP group as at 31 December 1997 and 30 June 1998 are summarised below.

                                                                                   AUDITED AS AT      UNAUDITED AS AT
IN US$ MILLIONS                                                                  31 DECEMBER 1997      30 JUNE 1998
------------------------------------------------------------------------------  -------------------  -----------------
CURRENT ASSETS
  Cash and cash equivalents...................................................             5.9                 5.9
  Accounts receivable, net....................................................           255.5               283.5
  Work in progress............................................................            15.6                17.2
  Prepaid and other...........................................................            11.4                18.0
                                                                                         -----               -----
TOTAL CURRENT ASSETS..........................................................           288.4               324.6
NON CURRENT ASSETS
  Property and equipment, net.................................................            37.7                44.8
  Deferred income taxes.......................................................             4.9                 6.2
  Intangible, net.............................................................           159.5               164.1
  Other assets................................................................             4.7                12.7
                                                                                         -----               -----
TOTAL NON CURRENT ASSETS......................................................           206.8               227.8
                                                                                         -----               -----
TOTAL ASSETS..................................................................           495.2               552.4
CURRENT LIABILITIES
  Accounts payable............................................................           203.2               238.0
  Accrued expenses............................................................            35.3                34.8
  Accrued restructuring costs.................................................            16.8                14.2
  Deferred revenue............................................................             8.0                12.4
  Deferred income tax.........................................................            10.8                11.1
  Current position of long term debt..........................................             8.4                 6.4
                                                                                         -----               -----
TOTAL CURRENT LIABILITIES.....................................................           282.5               316.9
NON CURRENT LIABILITIES
  Net long term debt..........................................................           115.8               124.9
  Other liability.............................................................          --                     4.3
                                                                                         -----               -----
TOTAL NON-CURRENT LIABILITIES.................................................           115.8               129.2
                                                                                         -----               -----
NET ASSETS....................................................................            96.9               106.3
                                                                                         -----               -----
SHAREHOLDER'S EQUITY
  Common stock................................................................          --                  --
  Class B common stock........................................................          --                  --
  Additional paid in capital..................................................           163.8               166.5
  Foreign currency translation adjustments....................................            (0.5)               (0.8)
  Accumulated losses..........................................................           (66.4)              (59.4)
                                                                                         -----               -----
TOTAL SHAREHOLDER'S EQUITY....................................................            96.9               106.3
                                                                                         -----               -----

                                                                                   AUDITED AS AT      UNAUDITED AS AT
IN US$ MILLIONS                                                                  31 DECEMBER 1997      30 JUNE 1998
------------------------------------------------------------------------------  -------------------  -----------------
KEY FINANCIAL STATISTICS
Current ratio (current assets/ current liabilities)...........................            1.0x                1.0x
Debt/assets ratio (net long term debt to total assets)........................              55%                 54%
Debt/equity ratio (net long term debt to equity)..............................             122%                118%

8.9 TMP CAPITAL STRUCTURE AND SHARE REGISTER

    As at 31 August 1998 , TMP had 26,333,406 shares of common stock and 2,381,000 shares of Class B common stock outstanding.

    The significant rights and benefits of TMP's common stock and Class B common stock are as follows:

(a) DIVIDENDS--Each share of common stock and Class B common stock is entitled to dividends, as and when dividends may be declared by the Board of Directors.

(b) VOTING RIGHTS--Each share of common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes on all matters.

(c) TERMS OF CONVERSION--Each share of Class B common stock is convertible at any time, at the option of and without cost to the stockholder, into one share of common stock. If at any time (i) the outstanding shares of Class B common stock represent less than 15% of the combined voting power of issued and outstanding shares of common stock and Class B common stock, or (ii) the Board of Directors and the holder of a majority of the outstanding shares of Class B common stock approve the conversion of all of the Class B Common stock into common stock or (iii) the holder of a majority of the outstanding shares of Class B common stock dies, then each outstanding share of Class B common stock shall be converted automatically into one share of common stock without any action by the holder.

(d) LIQUIDATION RIGHTS--In the event of the liquidation, dissolution or winding up of the company, holders of the shares of common stock and Class B common stock are entitled to share equally, share for share, in the assets available for distribution.

(e) OTHER--Additional shares of Class B common stock may only be issued upon stock splits of, or stock dividends on, the existing Class B common stock. No stockholder of the company has pre-emptive or other rights to subscribe for additional shares of the company.

8.10 PRE-MERGER CONTROL OF TMP

    At 31 August 1998 all the Class B common stock, which represents 47.5% of the voting rights of the company but an economic interest of just 8.3%, are held by interests associated with the company's founder, Chairman and Chief Executive Officer, Mr Andrew McKelvey.

    Mr McKelvey, and interests associated with him, control approximately 47.3% of the economic interest in the company by virtue of his common stock and Class B common stock holdings. This investment gives him 69.8% of the voting rights of all classes of stock. Accordingly Mr McKelvey has effective control of TMP, including its management and strategic direction.

8.11 POST MERGER POSITION OF TMP'S SHARE CAPITAL

    Assuming the successful completion of the proposed Schemes, TMP will issue shares in its common stock to Morgan & Banks shareholders based on the formula set out in Section 2 of this report and in the Share Scheme Booklet.

    The number of shares in TMP's common stock issued under the Schemes will depend on TMP's share price, as determined under the formula, and the A$/US$ exchange rate at the relevant time.

    The estimated total number of shares (in thousands) in TMP's common stock that may be issued under the proposed Share Scheme, under a range of assumptions, is set out in the following table.

                                       THOUSANDS
                   --------------------------------------------------
  EXCHANGE RATE     US$25.00     US$29.10     US$32.90     US$40.00
-----------------  -----------  -----------  -----------  -----------
         0.58           7,594        6,524        5,770        4,746
         0.60           7,856        6,749        5,969         ,910
         0.62           8,118        6,974        6,168        5,074
         0.64           8,379        7,199        6,367        5,237
         0.66           8,641        7,424        6,566        5,401

    After completion of the scheme , Mr McKelvey will control approximately between 60% and 64% of the voting rights of TMP with an economic interest of approximately between 36% and 40% and Morgan & Banks' shareholders will control approximately between 9% and 15% of the voting rights with an economic interest of approximately between 15% and 24%.

9 VALUATION OF TMP WORLDWIDE INC.

9.1 INTRODUCTION

    As discussed earlier in this report, TMP effectively operates three distinct, yet related businesses -- Yellow Pages advertising, Recruitment advertising and related human resource services and an Internet business. In our opinion, each of these businesses have different investment profiles and exhibit different risk characteristics. Accordingly, we have valued each business separately. In doing so, we have taken into account the costs and benefits which accrue to TMP through owning and operating the three businesses. For the purposes of this report, corporate, creative and sales departments salaries and general expenses which primarily benefit the Yellow Pages and Recruitment businesses, have been notionally allocated to those businesses based upon sales and commissions. No corporate overhead has been allocated to the Internet business.

    In addition, TMP has a number of surplus assets, namely tax losses and the expected proceeds from the exercise of outstanding options. We have valued these surplus assets on a discounted cashflow basis and added these values to our assessed values of the three operating businesses to determine the total value of TMP.

9.2 VALUATION BASES

    In assessing the value of the consideration offered by TMP we have had regard to the following matters:

    - The value of the shares in TMP's common stock with reference to the value of the individual business units and surplus assets.

    - The traded price of TMP's common stock.

    - Where appropriate, recent market transactions involving comparable companies.

    In our assessment of the value of the consideration, namely shares in TMP's common stock, we have taken account of any applicable minority discount in our selection of the capitalisation rates used in valuing TMP's business units. Furthermore, we have considered the "non cash" nature of the consideration offered to Morgan & Banks shareholders in our assessment of the general advantages and disadvantages of the schemes.

9.3 CLASS B COMMON STOCK

    In assessing the value of TMP's common stock it has been necessary to also consider the value of the company's Class B common stock.

    The rights and benefits of the Class B common stock and common stock of TMP are the same in all respects, other than voting rights, and the restrictions on transfer of the Class B common stock. Specifically, the Class B common stock may only be held by the company's chairman and founder, Mr McKelvey and may be converted to common stock at the option of the holder. Accordingly, in our opinion the value of the Class B common stock will depend on:

        (a) our assessed value of the common stock; and

        (b) a premium to reflect the super (10 for 1) voting rights of the Class B common stock, net of the effect of the restriction on transfer.

    In our opinion, an appropriate premium for super voting rights relating to a block of the size of the Class B common stock would normally be in the range of 15% to 25%. However, after taking into account the restrictions that apply to the ownership of the B Class common stock, for the purposes of our report, we have reduced the applicable premium to 10% above our assessed value of the common stock of TMP.

9.4 SUMMARY AND CONCLUSIONS

    We have assessed the value of TMP's common stock at between US$29.10 per share and US$32.90 per share, based on the sum of the values of TMP's businesses set out below. This assessment compares with the traded price of TMP's common stock, in the four weeks preceding the date of our report, of between US$15.50 and US$37.00.

IN US$ MILLIONS                                                           LOW         HIGH
--------------------------------------------------------------------  -----------  -----------
Yellow Pages........................................................          300          324
Recruitment.........................................................          513          551
Internet............................................................          180          240
                                                                      -----------  -----------
TOTAL CORE BUSINESS.................................................          993        1,115
                                                                      -----------  -----------
Surplus assets......................................................           26           29
                                                                      -----------  -----------
TOTAL VALUE OF ASSETS...............................................        1,019        1,144
Net interest bearing debt...........................................         (125)        (125)
                                                                      -----------  -----------
TOTAL NET VALUE OF EQUITY...........................................          894        1,019
                                                                      -----------  -----------
SHARES ON ISSUE
  Common stock......................................................       26,333       26,333
  Class B common stock..............................................        2,381        2,381
  Notional options exercised........................................        1,792        2,016
Value per share of common stock.....................................  US$   29.07  US$   32.90
Value per share of Class B common stock.............................  US$   31.98  US$   36.19

9.5 VALUATION OF YELLOW PAGES BUSINESS

FINANCIAL PERFORMANCE

    We have reviewed the financial performance of the Yellow Pages business for the two years ended 31 December 1997, the six months ended 30 June 1997 and 1998, and the 12 months ended 30 June 1998. The key financial statistics are as follows:

                                                                   YEAR ENDED       YEAR ENDED     SIX MONTHS ENDED
                                                                  31 DECEMBER         30 JUNE          30 JUNE
                                                              --------------------  -----------  --------------------
IN US$ MILLIONS                                                 1996       1997        1998        1997       1998
------------------------------------------------------------  ---------  ---------  -----------  ---------  ---------
Gross billings..............................................      434.7      457.5       476.4       210.4      229.3
Commission and fees.........................................       94.5       95.8        99.5        42.8       46.5

Commission and fees as % of gross billing...................       21.7%      20.9%       20.9        20.3       20.3

EBIT........................................................       17.9       20.3        21.1         7.3        8.1
EBIT margin.................................................       18.9%      21.2%       21.2%       17.1%      17.4%

EBITDA......................................................       23.1       23.4        24.0         8.4        9.0
EBITDA margin...............................................       24.4%      24.5%       24.1%       19.6%x      19.4%
EBITDA/gross billings.......................................        5.3%       5.1%        5.0%        4.0%       3.9%

    KEY VALUE DRIVERS

    In our assessment of the value of TMP's Yellow Pages business we have considered the following factors which we believe have a material bearing on the value of the business:

    - The dominant market position of TMP's Yellow Pages business.

    - The size and nature of the Yellow Pages advertising industry.

    - Potential for pricing pressure from competitive discounting and publisher consolidation within the US telephone market. As a result the number of companies operating yellow pages directories is falling leading to some renegotiations of commissions and rates.

    - The recurring, non-cyclical nature of Yellow Pages advertising. In the period from 1990 to 1996 the compound annual growth rate was approximately 4.8%.

    - The degree of customers' loyalty with Yellow Page advertisers keeping customers for 10 years on average.

    - Long term prospects of the Yellow Pages industry, which appears to exhibit moderate, steady growth.

    - The probability of additional acquisitions.

    - Competition to traditional advertising from alternative media.

VALUATION METHODOLOGY

    We have assessed the value of the Yellow Pages business using a capitalisation of maintainable earnings methodology.

    We have chosen to assess maintainable earnings in terms of EBITDA. We consider EBITDA to be the appropriate measure in this instance as other earnings measures such as net profit will be affected by the level of non cash charges arising from the amortisation of goodwill from the recent acquisitions made by the Yellow Pages Division. We also note that this approach is the preferred methodology of market analysts who follow TMP and other stocks similar to TMP.

    In selecting an appropriate capitalisation rate we have had regard to comparable publicly quoted companies, recent acquisitions and other relevant market data. The capitalisation rate reflects the growth potential of the business together with the risks inherent in achieving that growth, and the quantum and timing of expected future profitability.

VALUATION

    MAINTAINABLE EBITDA

    In assessing maintainable EBITDA, we have had regard to the following issues:

    - We have not had access to forecasts, projections or forward looking statements in relation to the Yellow Pages business although we have discussed the future prospects of the business with senior TMP management. We have, therefore selected our maintainable earnings estimate based on historic performance.

    - The level of earnings (and EBITDA) has grown steadily in the past two and a half years.

    Based on the above matters, we have selected the EBITDA achieved in the 12 month period to 30 June 1998 as an appropriate basis for determining our assessed level of maintainable EBITDA. Accordingly, for the purpose of this report we have adopted maintainable EBITDA of US$24 million.

    SELECTION OF EBITDA MULTIPLE

    We have selected a capitalisation rate to apply to our assessed level of maintainable EBITDA having regard to the following:

    - Discussions with management as to the prospects of the business.

    - Observable market data and comparable company historic EBITDA multiples.

    - Review of relevant analysts reports.

    - Rates of return generally.

    As our estimate of maintainable earnings is based on historical earnings, we have selected an EBITDA multiple based on historical information. The multiple selected is based on an analysis of comparable companies in the advertising industry. This analysis is set out in Appendix C.

    On the basis of the matters discussed above and the analysis in Appendix D, and in view of the likely future prospects of the Yellow Pages business, we have selected an EBITDA multiple in the range of 12.5 to 13.5 times to apply to our assessment of maintainable EBITDA.

    VALUATION SUMMARY

    We have valued TMP's Yellow Pages business at between US$300 million and US$324 million, as follows:

IN US$ MILLIONS                                                                      LOW       HIGH
--------------------------------------------------------------------------------  ---------  ---------
EBITDA..........................................................................         24         24
EBITDA multiple.................................................................       12.5       13.5
Value of the Yellow Pages business..............................................        300        324

9.6 VALUATION OF RECRUITMENT BUSINESS

FINANCIAL PERFORMANCE

    We have reviewed the financial performance of the Recruitment business for the two years ended 31 December 1997, the year ended 30 June 1998 and the six months ended 30 June 1997 and 1998. The key financial statistics are as follows:

                                                         YEAR ENDED                          SIX MONTHS ENDED
                                                        31 DECEMBER        YEAR ENDED 30         30 JUNE
                                                    --------------------       JUNE        --------------------
IN US$MILLIONS                                        1996       1997          1998          1997       1998
--------------------------------------------------  ---------  ---------  ---------------  ---------  ---------
Gross billings....................................      308.1      573.2         736.8         240.6      404.2
Commission and fees...............................       61.4      123.0         167.8          49.6       94.4

Commission and fees as % of gross billing.........       19.9%      21.5%         22.8%         20.6%      23.3%

EBIT..............................................        2.0       13.7          16.1           6.4        8.8
EBIT margin.......................................        3.3%      11.1%          9.6%         12.9%       9.3%

EBITDA............................................        5.2       22.8          30.8          10.7       18.7
EBITDA margin.....................................        8.5%      18.5%         18.4%         21.0%      19.8%
EBITDA/gross billings.............................        1.7%       4.0%          4.2%          5.1%       4.6%

    KEY VALUE DRIVERS

    In our assessment of the value of TMP's Recruitment business we have considered the following factors which we believe have a material bearing on the value of the business:

- The company's consolidation of its traditional Recruitment advertising business with the company's growing position in executive search, search and selection and the college market. TMP's strategy has been to expand its traditional recruitment advertising base to become a full service human resource business, managing careers from "intern to chief executive officer".

- The potential for further acquisitions to consolidate TMP's position in the industry. The firm has made a number of strategic acquisitions in recent years to move towards providing a full service recruitment business.
    Specifically:

    -  Austin Knight (1997) -- recruitment agency

    -  Johnson Smith & Knisely (1998) -- executive search firm

    -  The Corporate Group (1998)--human resource consulting firm.

    -  TASA -- executive search firm (1998)

-  TMP's leading global position in the recruitment advertising market.

- The size and fragmented nature of the global recruitment advertising business.

- The US, and more recently the European recruitment market, are in the midst of a sustained recovery. Job growth in the technology sector has created significant shortages in the availability of programmers and other skilled computer industry workers. TMP has targeted this sector which accounts for over 30% of the company's recruitment revenues.

- The company's ability to successfully manage the integration of recent and future acquisitions, including the opportunity to increase margins through rationalisation of acquisitions. The company has invested in back office data processing and support infrastructure to more readily integrate recruitment acquisitions.

- The cyclical and seasonal nature of the business recruiting market. TMP's sales and earnings are considered to be sensitive to any slowdown in employment growth or recruitment and help wanted advertising. Unemployment continues to be at historically low level in the US (4.7%) and is forecast to continue to fall in the short term. However, there are signs of slowing in some regions of the US in specific industries.

- The Asian economic crisis which has had an impact on recruitment on the west coast of the US in the past six months.

-  The impact of non traditional advertising media.

- TMP has initiated a number of cost saving measures including centralised processing, and rationalising the number of offices which has resulted in a number of redundancies. The annualised cost saving from measures taken in 1998 is estimated at approximately US$5 million.

VALUATION METHODOLOGY

    As for the Yellow Pages business, we have assessed the value of the Recruitment business using a capitalisation of maintainable EBITDA methodology.

    MAINTAINABLE EBITDA

    In assessing maintainable EBITDA for the Recruitment business, we have had regard to the following issues:

- We have not had access to any forecasts, projections or forward looking statements in relation to the future prospects of the Recruitment business, although we have discussed the future prospects of the business with senior TMP management. We have therefore selected our maintainable estimate based on historic performance.

- The growth, organically and through acquisitions, that the Recruitment business has experienced in the past three to four years.

- The global nature of the Recruitment business and the potential for future acquisitions.

- The established nature of the sales and marketing infrastructure which TMP has developed and is continuing to develop worldwide.

-  The annualised effect of acquisitions made in the 12 months ended 30 June
    1998.

-  The effect of the acquisition of TASA, completed in August 1998.

    Based on the above matters we have selected the EBITDA achieved in the 12 months ended 30 June 1998 (as adjusted) as an appropriate basis for determining our assessed level of maintainable EBITDA. Accordingly, for the purposes of this report we have adopted maintainable EBITDA of $38.0 million.

    SELECTION OF EBITDA MULTIPLE

    We have selected a capitalisation rate to apply to our assessment of maintainable EBITDA having regard to the following:

-  Discussion with management as to the likely future prospects of the business.

-  Observable market data and comparable company historic EBITDA multiples

-  Review of relevant analysts reports.

-  Rates of return generally.

    As our estimate of maintainable earnings is based on historical earnings, we have selected an EBITDA multiple based on historical information. The multiple selected is based on an analysis of comparable companies in the advertising industry. This analysis is set out in Appendix D.

    On the basis of the matters discussed above and the analysis in Appendix C, and in view of the likely future prospects of the Recruitment business, we have selected an EBITDA multiple in the range of 13.5 to 14.5 times to apply to our assessment of maintainable EBITDA.

    VALUATION SUMMARY

    We have valued TMP's Recruitment business at between US$513 and US$551 million, as follows:

IN US$ MILLIONS                                                                      LOW       HIGH
--------------------------------------------------------------------------------  ---------  ---------
EBITDA..........................................................................         38         38
EBITDA multiple.................................................................       13.5       14.5
Value of the Recruitment business...............................................        513        551

9.7  VALUATION OF INTERNET BUSINESS

FINANCIAL PERFORMANCE

    We have set out below the recent operating performance of TMP's Internet business:

                                                                                             SIX MONTHS ENDED
                                                         YEAR ENDED         YEAR ENDED
                                                        31 DECEMBER           30 JUNE            30 JUNE
                                                    --------------------  ---------------  --------------------
IN US$ MILLIONS                                       1996       1997          1998          1997       1998
--------------------------------------------------  ---------  ---------  ---------------  ---------  ---------
Sales.............................................        6.7       19.6          31.4           8.6       20.4
EBIT..............................................       (2.6)      (6.8)         (4.8)         (2.7)      (0.7)
EBITDA............................................       (2.1)      (5.2)         (2.6)         (1.9)       0.7

    The Internet business has experienced significant growth in the past two years. Key operating metrics for the business include:

        (a) TRAFFIC--being the total number of visits to a TMP Web site

        (b) PAGE VIEWS--being the total number of pages viewed by all visits to TMP's Web sites

        (c) EMPLOYERS--the number of clients who use TMP's Web sites to advertise or market career opportunities

        (d) NUMBER OF JOBS POSTED--being the cumulative number of jobs posted on TMP's Web sites.

    These recent performance statistics can be summarised as follows:

                                                         SITE           PAGE           NO. OF          JOBS
                                                        VISITS          VIEWS         EMPLOYERS       POSTED
MONTH ENDED                                           (MILLIONS)     (MILLIONS)        ('000)         ('000)
---------------------------------------------------  -------------  -------------  ---------------  -----------
December 1996......................................          0.7            8.0               8             53
March 1997.........................................          1.3           12.8              11             78
June 1997..........................................          1.7           16.9              19            106
September 1997.....................................          2.1           19.0              24            116
December 1997......................................          2.5           22.6              31            143
March 1998.........................................          3.7           33.1              34            181
June 1998..........................................          4.4           38.0              48            195

KEY VALUE DRIVERS

    In our assessment of the value of TMP's Internet business we have considered the following factors which we believe have a material bearing on the value of the business:

-  TMP's Internet strategy of:

    - building on existing products and services, and the infrastructure of its existing core businesses;

    -  optimising its infrastructure and client relationships; and

    -  dominating the careers category on the Internet

- Recent research by Forrester Research, Inc. which indicates that global spending on all online advertising could reach US$15 billion in 2003. This expected growth in online advertising is driven by a steady growth in the world online population, the arrival of mainstream advertisers onto the Internet, further consolidation among media companies and the Internet's economies of scale.

- Consistent with the company's Recruitment business strategy of managing careers from "intern to CEO", TMP has established a number of key strategic alliances with all of the main Internet portals. TMP currently generates approximately 35% of all its traffic through its alliances.

- TMP is rapidly expanding its operations from a North American focus to become a global player in its Recruitment business and therefore, its Internet business.

- Online recruiting is proving a success. A recent survey by Advertising Research Corporation found that one of every four job seekers who apply for a job through The Monster Board-Registered Trademark- receives a job offer and those who receive an offer normally average three offers each.

- TMP drives its Internet income from recurring transactional business rather than banner advertising.

- TMP's recent acquisitions in the recruitment industry (outside its traditional advertising business) serve to strengthen TMP's ability to provide a full service by enabling the company to place advertising, recruit off the Web, source resumes and search for high level employees while providing complete consultancy capacity to human resource personnel.

- There has been evidence of high tech recruitment moving away from media (ie newspapers) to more Internet based strategies.

- The Internet is currently used as a source for candidates in 20% of instances by recruiters. This percentage is estimated by Forrester Research to increase to 100% by 2001.

- The interactive business is reaching a critical mass and in the 3 months to 30 June 1998 recorded its first quarterly profit.

VALUATION METHODOLOGY

    The worldwide Internet market is a relatively recent development. The market is characterised by high growth, loss making companies which cannot be valued using traditional valuation methods such as capitalisation of earnings.

    Against this background, we have considered the value of TMP's Internet business on two bases, as follows:

- CAPITALISATION OF FUTURE MAINTAINABLE REVENUE--this method is currently widely used amongst analysts that follow Internet stocks.

- DISCOUNTED CASH FLOW--adopting advanced stochastic methods which effectively value the potential in TMP's Internet business as an American call option.

CAPITALISATION OF FUTURE MAINTAINABLE REVENUE

    MAINTAINABLE REVENUE

    For the purpose of this report, we have estimated TMP's future maintainable Internet revenue at US$32 million based on TMP's Internet revenue of US$ 31.4 million for the 12 months ended 30 June 1998.

    SELECTION OF REVENUE MULTIPLE

    In selecting an appropriate revenue multiple, we have had regard to a number of factors, including:

- Historic and forecast revenue multiples for a wide selection of Internet related companies, including Internet content and service providers. In considering the data relating to these companies we have taken into account the nature of the internet business conducted and its potential for growth, the profitability, size (market capitalisation) and state of development of the companies. A summary of data relating to these companies is set out in Appendix C.

- We have adopted a historic multiple basis as our estimate of maintainable revenue is formed on a similar basis.

- Leading public Internet companies, such as Internet Service Providers and Internet content providers, are trading in a wide range of historic and forecast revenue multiples. This range is between 2 times to 24 times the last 12 months revenues, excluding outliers. The historic revenue multiple of the companies we consider most relevant fall broadly in the range of 6 to 10 times.

-  Recent key performance metrics of TMP, including site traffic and page views.

-  The number and quality of strategic alliances and partnerships.

- The substantial level of investment required to establish and maintain TMP's position in the Internet market. This investment includes the cost of strategic alliances, branding, product and service innovation and customer service.

- The growth achieved by TMP in Internet revenues (US$31.4 million for the 12 months ended 30 June 1998 (including US$20.4 million for the 6 months to 30 June 1998) and analysts' estimates of likely future revenue of between US$40 million and US$45 million for the year ending 31 December 1998, and US$60 million and US$75 million for the year ending 31 December 1999.

- The forecasts of likely growth in the online advertising market and, in particular, the growth in online careers and recruitment advertising.

- The future prospects of TMP's Internet business, including the likely level of revenue needed to generate significant sustainable levels of profitability and the likely timing of those profits. Based on our discussions with management, TMP's strategy is to reinvest in the Internet business to consolidate its position as the number one career and recruitment portal on the Internet.

- Recent transactions in the Internet industry as summarised in Appendix F. This sample of transactions represents those transactions for which there is publicly available data.

        We note that none of the transactions are directly comparable with TMP's Internet business. However, we consider they are indicative of the market's expectations of the growth and future profitability in the Internet industry generally.

-  The global opportunities for TMP's Internet business.

- The likely margins that the Internet business could achieve relative to TMP's traditional advertising businesses.

    Based on these factors we have selected a historic multiple of 6.5 to 7.5 times which we would apply to our estimate of future maintainable revenue of US$32 million.

    VALUATION SUMMARY

    On the basis of capitalisation of maintainable revenue we have valued TMP's Internet business at between US$208 million and US$240 million, as follows:

IN US$ MILLIONS                                                                     LOW       HIGH
-------------------------------------------------------------------------------  ---------  ---------
Estimated future maintainable revenue..........................................         32         32
Capitalisation rate............................................................       6.5x       7.5x
                                                                                       ---        ---
Value of Internet business.....................................................        208        240

DISCOUNTED CASHFLOW/OPTION VALUATION

    A traditional discounted cash flow analysis for high growth businesses, which are currently marginally profitable or unprofitable, does not, in our opinion, adequately address the risks inherent in forecasting the future cash flows of such a business. Traditional discounted cash flow methods require that all of the risks associated with the cash flows are fully reflected in a single point estimate of each cash flow and in the selected discount rate.

    Because of the uncertainty in the future performance of the Internet business we do not believe using revenue point estimates will provide an acceptable basis of valuation. Accordingly we have used more advanced stochastic methods to create estimates of the businesses' future cashflows.

    In order to analyse the risks associated with the Internet business, we have considered the likely distribution of its cash flows over a 30 year period. This distribution has been based on an assessment of the mean long term revenue growth rate, an initial standard deviation of that growth rate, and the expected higher growth in the short term. We have made allowances for the possibility that the expected significant growth in the business in the short term may be delayed for a short period of time. We note that this analysis is highly sensitive to a number of key assumptions. The key assumptions made include:

-  There are two possible main income growth paths that the business can follow:

    - an optimistic path that assumes the Internet business continues to experience significant revenue growth in the short to medium term;

    - a more pessimistic path that assumes the Internet business experiences a steady growth over time.

- There is a constant probability that business growth will switch to the optimistic path each year. This can be modelled as a simple binomial distribution.

- Business growth does not revert back to the pessimistic path after switching to the optimistic path.

- Sales and operating cost structure for the Internet business based on discussions with TMP management. We have not disclosed this information, as it is considered commercially sensitive and confidential.

- Revenue growth assumptions for the first five to six years which are consistent with the expected growth of the general online advertising market during that period and, in particular, independent forecasts of growth in the online careers and recruitment advertising market.

- A long term revenue growth assumption of 10% per annum after the first five to six years.

    Around these fundamental assumptions we have modelled a set of revenue growth rates for each business growth path where the growth rate for each year is approximated by an independent random normal variable. For the optimistic path, we have assumed that the standard deviation increases the term of the model, reflecting the increasing uncertainty in estimating sales from the Internet business.

    We then used a Monte-Carlo simulation technique (running 1,200 simulations) to calculate and estimate the distribution of net present values of the cash flows.

    Because we have risk adjusted the cash flows of TMP's Internet business for our assessment of certain of the risks inherent in those cash flows, other than systematic or non diversifiable risks which would normally be reflected in the discount rate, we have had to adjust our assessment of the weighted average cost of capital for capital based on market evidence.

    If we were able to completely describe the risks in TMP's Internet business cash flows through our distribution analysis, it would be appropriate to use a risk-free rate to discount those cash flows. However, in our opinion, our assessment of the probability distribution of the future cash flows is imperfect and, accordingly, a degree of non-systematic risk remains in those cash flows. Therefore, we have discounted our assessment of the likely cash flows at a rate which is "risk adjusted" for those risk factors which are still reflected in the cash flows. In our opinion, the appropriate weighted average cost of capital is between 11.5% and 13.5%

    To our assessed discounted cash flow value, we have applied a discount to reflect the "minority ownership" of TMP's common stock.

    Based on the preceding assumptions and analysis, we would value TMP's Internet business in the range of US$170 million and US$230 million and discounted cash flow basis.

SUMMARY AND CONCLUSION

    The results of our assessment of TMP's Internet business can be summarised as follows:

IN US$ MILLIONS                                                                      LOW        HIGH
--------------------------------------------------------------------------------     ---        -----
Capitalisation of future maintainable revenue...................................        208         240
Option value basis..............................................................        170         230

    Based on this analysis, we have valued TMP's Internet business in the range of US$180 million to US$240 million.

9.10  SURPLUS ASSETS

    We have considered the value of the following assets which we have classified as "surplus" for the purposes of this report.

    TAX LOSSES

    As at 30 June 1998, TMP had tax losses of approximately US$30 million (gross). We have been informed by management that, based on the current and expected operating performance of TMP, it is anticipated these losses will be fully utilised during the next 18 months to two years.

    We have assessed the value of these tax losses on a discounted cash flow basis at between US$8.1 million and US$8.8 million.

    OPTIONS

    As at 31 August 1998, TMP had approximately1.9 million stock options outstanding. These options have, in general, been issued under the company's Employee Stock Option Plan and Non employee Directors Plan.

    The exercise price of the options ranges between US$6.65 and US$26.25 with a weighted average price of approximately US$14.00. Based on the TMP stock price, as at the date of the report, 94% of the options under the Employee Stock Option Plan and Non employee Directors Plan were in-the-money.

    Currently only approximately 1.3 million of the options are vested. The remaining options may be vested under the following scenarios, and expire 10 years from the date of grant

        (a) vest at the rate of 25% per year after the date of the grant

        (b) were vested on 31 December 1997 but are only exercisable after 5 January 1999, or

        (c) vest at the discretion of the Directors.

    For the purposes of this report, we have assumed the immediate notional exercise of all vested, in-the-money options. Further, we have assumed that all unvested, in-the-money options would be exercised immediately they become vested, subject to a notional lapse rate.

    We have calculated the present value of the expected proceeds from the exercise of all in-the-money options at a discount rate of 20%. We have assumed that the options which vest at the Director's discretion are vested as at the date of our report.

    We have valued the cash that would be collected from the notional exercise of the options at between US$18.1 million and US$20.4 million. The notional exercise of all in-the-money options would result in an additional 1.8 to 2.0 million shares of common stock being issued. We have taken these additional shares of common stock into account in our assessment of the TMP stock price on a fully diluted basis.

SUMMARY AND CONCLUSION

    We have valued the surplus assets of TMP at the date of this report, as follows:

IN US$ MILLIONS                                                                      LOW       HIGH
--------------------------------------------------------------------------------  ---------  ---------
Tax losses......................................................................        8.1        8.8
Cash raised from notional exercise of options...................................       18.1       20.4
                                                                                        ---        ---
Value of surplus assets.........................................................       26.2       29.2

9.11  SHARE TRADING PERFORMANCE

    We have also considered the market price of TMP as an estimate of its value, and have considered whether the share price may have been distorted by thin trading. In determining the volume of TMP common stock traded, we have compared percentage of capital traded each month since TMP listed in December 1996 to a selection of large technology and Internet companies listed in the United States. Our conclusion is that while the volume of shares traded in TMP is considerably lower than the other companies analysed, there is a sufficient market to suggest that the share price is not unduly affected by thin trading.

    Share prices and volumes traded and volumes traded as a percentage of capital, are set out in the following table.

TMP COMMON STOCK TRADING HISTORY (US$ PER SHARE)
                                                                                   PRICE
                                                                      -------------------------------
                                                                        HIGH        LOW       CLOSE     VOLUME       % OF
QUARTER ENDED                                                            US$        US$        US$      ('000)       TOTAL
--------------------------------------------------------------------  ---------  ---------  ---------  ---------     -----
Mar 97..............................................................     22.000     12.875     21.000      2,835          33%
Jun 97..............................................................     24.250     17.000     20.000      1,484          17%
Sept 97.............................................................     25.625     19.000     24.124      5,213          47%
Dec 97..............................................................     28.750     15.000     23.000      8,169          72%
Mar 98..............................................................     32.625     21.000     31.875      6,129          54%
Jun 98..............................................................     34.875     24.750     34.875      7,390          32%
Sept 98.............................................................     38.875     27.875     32.813     11,000          47%

    After listing, the shares traded briefly below their issue price of US$14 before rising sharply several months later to between US$18 to US$20 per share. Over the remainder of 1997 the share price increased steadily before a major correction occurred which took the share price down to between US$14 and US$16 in December 1997. Since that time, the share price had recovered and over the two months to October 1998 traded consistently in a range of between US$30 and US$36 per share on relatively strong volumes.

    During the first two weeks of October 1998, the share price declined substantially and dipped to a low of US$15.50 on 8 October. It has subsequently recovered to trade around US$25.00. TMP management have advised that, in their opinion, the decline reflects a number of causes outside their control, including:

- the market has concerns that a recession could alter the hiring needs of many US companies;

- a US hedge fund sold a significant block of TMP shares on October 8, to cover margin calls on cash.

    Management have not altered their view as to the prospects of TMP.

    TMP's share price has fluctuated significantly with strong overall growth since listing on NASDAQ in December 1996 as illustrated by the preceding table. The share price movement relative to the NMS/ Composite and S&P 500 indices is set out in the following graph.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     TMP RELATIVE SHARE PRICE
            PERFORMANCE

                                        TMP Worlwide     NAS/NSM Composite Index       S&P 500
1-Aug-97                                         100                         100           100
8-Aug-97                                 99.47089947                 100.2628063   98.56409823
15-Aug-97                                94.44444444                 97.97407061    95.1084317
22-Aug-97                                 87.3015873                 100.2734691   97.50934392
29-Aug-97                                86.77248677                 99.56031687   94.96695314
5-Sep-97                                 94.17989418                  102.599211   98.09003949
12-Sep-97                                103.7037037                  103.449725   97.54735308
19-Sep-97                                101.5873016                 105.3959971    100.355808
26-Sep-97                                91.53439153                 105.5139149   99.79728446
3-Oct-97                                 98.41269841                 107.6232649   101.8888443
10-Oct-97                                120.6349206                 109.0759128   102.0947273
17-Oct-97                                97.88359788                 104.5486192   99.68536858
24-Oct-97                                97.35449735                 103.5494534   99.41930443
31-Oct-97                                89.94708995                 99.95483996   96.56650548
7-Nov-97                                 90.47619048                 100.5061687   97.92744473
14-Nov-97                                88.35978836                 99.32134502   98.01613278
21-Nov-97                                 83.5978836                 101.6571224   101.6840171
28-Nov-97                                77.24867725                 100.3901325   100.8720992
5-Dec-97                                  74.6031746                 102.4819203   103.8695441
12-Dec-97                                63.49206349                 96.37778879   100.6598813
19-Dec-97                                78.04232804                 95.63515709   99.96199084
26-Dec-97                                75.13227513                 94.79718753   98.87239479
2-Jan-98                                 91.53439153                 99.19715492   102.9457102
9-Jan-98                                 97.35449735                 94.28537379   97.94644931
16-Jan-98                                98.41269841                 98.02738454   101.5171991
23-Jan-98                                        100                 98.84591019   101.1033216
30-Jan-98                                97.88359788                 101.5699385   103.4989547
6-Feb-98                                  96.2962963                 106.2734817   106.8965517
13-Feb-98                                100.5291005                 107.2814286   107.7021348
20-Feb-98                                99.47089947                   108.39224   109.1929387
27-Feb-98                                101.5873016                 111.0504099   110.7903795
6-Mar-98                                 112.1693122                 109.9828768   111.4608189
13-Mar-98                                121.6931217                 111.1225405   112.8249256
20-Mar-98                                 117.989418                 112.2201803   116.0504255
27-Mar-98                                138.0952381                 114.3815898   115.6576641
3-Apr-98                                 135.4497354                 116.3749036   118.5358025
10-Apr-98                                129.1005291                 114.1695885   117.2656629
17-Apr-98                                120.6349206                  117.077393   118.5379141
24-Apr-98                                116.1375661                 117.2254176   116.9732035
1-May-98                                 109.5238095                 117.5064134   118.3563148
8-May-98                                 129.1005291                 116.9375223    116.998543
15-May-98                                121.6931217                 115.8336104   117.0608358
22-May-98                                110.5820106                 113.2137011   117.2445467
29-May-98                                110.0529101                 111.5747681   115.1698798
5-Jun-98                                 111.6402116                 111.8287933   117.6024664
12-Jun-98                                109.5238095                 109.4535008   116.0166396
19-Jun-98                                134.9206349                  111.726556   116.2077412
26-Jun-98                                140.2116402                 117.2611693   119.6444032
3-Jul-98                                 149.7354497                 118.7959833   121.0401841
10-Jul-98                                151.3227513                 121.8718835   122.9311401
17-Jul-98                                159.2592593                 125.9939912   125.2982664
24-Jul-98                                131.2169312                 121.1160801   120.4468188
31-Jul-98                                128.5714286                  117.440555   118.3214731
7-Aug-98                                  135.978836                 115.8336104   115.0252339
14-Aug-98                                148.1481481                 112.2847842   112.2062208
21-Aug-98                                148.1481481                 112.7501835   114.1584138
28-Aug-98                                133.3333333                  102.844455    108.446481
4-Sep-98                                 132.8042328                 98.25569361   102.8242921
11-Sep-98                                125.9259259                 102.9686451   106.5375763
18-Sep-98                                123.5449735                 104.3554346   107.7021348
25-Sep-98                                133.8624339                 109.3619263   110.3057626
2-Oct-98                                 122.4867725                 101.2952149   105.8555229
9-Oct-98                                 93.12169312                 93.61236381   103.9328927

    It is apparent that the TMP share price is volatile. Between December 1996 and the date of this report, TMP's share price volatility was approximately 60% to 70% p.a. Accordingly, on the basis of the above analysis, we consider that the value of TMP implied by the market capitalisation supports our valuation assessment.

10  OTHER MATTERS

    In assessing whether, in our opinion the proposed schemes are in the best interest of the Morgan & Banks shareholders and option holders, we have, in addition to our assessment as to the financial merit of the proposed transaction, considered the following matters.

ALTERNATIVE BIDDERS

    The proposed Schemes were announced on 17 August 1998. The Directors of Morgan & Banks have confirmed that no alternative offers have been forthcoming since that time and we are not aware of any future offer which may be forthcoming.

MERGER BENEFITS

    As at the date of our report, TMP had not communicated any detailed plans to the Morgan & Banks Board of Directors or management, or the public with regard to the expected strategic and financial benefits to be achieved by the proposed combination of TMP and Morgan & Banks.

    However, from our discussions with Morgan & Banks and TMP management, we have identified a number of areas where possible merger benefits and cost savings may arise as a direct result of the proposed merger. These are summarised below.

    - PERMANENT RECRUITMENT SEARCH AND SELECTION--Morgan & Banks has a significant search and selection business operating primarily in Australia. TMP currently does not have a significant search and selection business. Furthermore, search and selection services are currently not as prevalent in the US as they are in Australia. The opportunity to transfer Morgan & Banks expertise in search and selection to the US market is seen as a significant opportunity for the merged group.

    - RECRUITMENT ADVERTISING--TMP owns the advertising business of Neville Jeffress in Australia. Opportunities exist to transfer business that Morgan & Banks currently gives to other advertising agencies to Neville Jeffress

    - INTERNET--TMP currently has a significant competitive advantage in terms of establishing and developing a global online recruitment advertising business. Clear opportunities exist to build on the Morgan & Banks franchise in Australia by accelerating the development of Morgan & Banks Internet business using TMP's expertise and infrastructure.

    We also note that TMP and Morgan & Banks operate primarily in non-competing geographic markets, and where they do compete in the same market, they compete in different businesses. Thus, the proposed merger should provide a basis for greater geographic and business diversification. However, some Morgan & Banks shareholders may not wish to invest in the businesses undertaken by TMP or in the geographic regions where TMP has its principal operations.

    The companies also expect a number of further benefits to arise in terms of both market synergies, cost sharing opportunities and the transfer of skills and experience within the post merger group.

TAXATION CONSEQUENCES TO MORGAN & BANKS MEMBERS

    The taxation consequences to Morgan & Banks shareholders of the proposed Scheme are separately disclosed in the Explanatory Statement. We note in particular, however, that many shareholders in Morgan & Banks will have acquired their shares at significantly lower prices than the price offered under the Share Scheme. Such shareholders may incur significant tax liabilities as a result of disposing of their Morgan & Banks shares under the scheme.

CONTROL BY PRINCIPAL SHAREHOLDER

    Following the merger Mr Andrew McKelvey, Chief Executive Officer and Chairman of TMP will beneficially own approximately between 36% and 40% of the shares on issue in TMP (common stock and Class B common stock) and will control approximately between 60% and 64% of the voting rights of the company.

    Accordingly, following the merger Mr McKelvey will exercise control over the business and affairs of TMP. This control extends to determining mergers or other business combinations involving the company, the acquisition or disposition of assets of the company, the incurrence of indebtedness by the company, the issuance of any additional common stock or other equity securities and the payment of dividends with respect to the common stock. Similarly, Mr McKelvey will be able to exert control over most matters submitted to a vote of the company's stockholders and will have the power to prevent a change of control of the company.

ANTI-TAKEOVER PROVISIONS

    The company's Board of Directors has the authority to issue up to 800,000 shares of undesignated preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights of such shares, without any further vote or action by the company's stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third part to acquire a majority of the outstanding voting stock of the company. We understand that the company currently has no current plans to issue shares of preferred stock following the merger.

VOLATILITY OF STOCK PRICE

    Trading in TMP shares on NASDAQ, from time to time has experienced extreme price fluctuations. Factors such as announcements by the company of variations in its quarterly financial results and fluctuations in advertising commissions and fees, including the percentage of the company's commissions and fees derived from Internet-based services and products could cause the market price of the common stock to fluctuate significantly. In addition, due to the volatility of the NASDAQ market and global stock market generally, the price of TMP's common stock could fluctuate for reasons unrelated to the operating performance of the company. In particular, the price of TMP common stock may suffer downward pressure immediately after the Schemes are completed due to former Morgan & Banks' shareholders converting their holdings to cash.

POST MERGER FINANCIAL POSITION

    We have set out below the pro forma balance sheet as at 30 June 1998 and pro forma profit and loss statements for the three years ended 31 December 1997 and half year ended 30 June 1998 of the merged group, as prepared by TMP management under United States Generally Accepted Accounting Principles (US GAAP). We have not audited or verified these pro-formas in any away. For the purpose of preparing the pro-formas TMP management assumed that TMP stock would be issued under the Schemes are a price of US$31.20 and the prevailing exchange rate would be US$0.57 = A$1.

    The pro forma balance sheet gives effect to the proposed merger as if it had occurred on 30 June 1998, combining the balance sheet of TMP at 30 June 1998 with that of Morgan & Banks as of 31 March 1998. The pro forma profit and loss accounts give effect to the proposed merger as if it had occurred at the beginning of the earliest period presented, combining the results of TMP for the six months ended 30 June 1998 and each year in the three-year period ended 31 December 1997 with those of Morgan & Banks for the six months ended 31 March 1998 and each year in the three-year period ended 31 March 1998, respectively. In addition, the pro forma profit and loss account for the year ended December 31, 1997 includes the results of Austin Knight for the period prior the acquisition.

    The pro forma profit and loss accounts presented do not include any potential cost savings. TMP believes that it may be able to reduce salaries and related costs and office and general expenses as it eliminates duplication of overhead. However, there can be no assurance that TMP will be successful in effecting any such cost savings.

    The pro forma financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transactions had been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods.

    PRO FORMA PROFIT AND LOSS

                                                                                                           SIX
                                                                                                          MONTHS
                                                                               YEAR ENDED                 ENDED
                                                                              31 DECEMBER                30 JUNE
                                                                  ------------------------------------  ----------
IN US$ MILLIONS                                                      1995         1996         1997        1998
----------------------------------------------------------------  ----------  ------------  ----------  ----------
Total revenue...................................................      230.6        337.0        519.6       274.3
Total operating expenses........................................     (203.4)      (358.2)      (479.7)     (253.0)
                                                                  ----------  ------------  ----------  ----------
Operating income................................................       27.2        (21.2)        39.9        21.3
                                                                  ----------  ------------  ----------  ----------
Interest expense, net...........................................      (10.8)       (14.3)       (12.3)       (5.0)
Other income (expense), net.....................................        0.3        --             1.3        (0.1)
                                                                  ----------  ------------  ----------  ----------
Income before provision for income taxes, minority interests and
  equity in losses of affiliates................................       16.7        (35.5)        28.9        16.2
Provision for income taxes......................................       (7.4)        (8.1)       (14.0)       (7.4)
Minority interests..............................................       (0.7)        (1.0)        (0.3)      --
Equity in earnings of affiliates................................       (0.3)         0.1        --           (0.1)
                                                                  ----------  ------------  ----------  ----------
Net income/(loss)...............................................        8.3        (44.5)        14.6         8.7
Preferred stock dividends.......................................       (0.2)        (0.2)        (0.1)      --
                                                                  ----------  ------------  ----------  ----------
Net income applicable to common and Class B common
  stockholders..................................................        8.1        (44.7)        14.5         8.7
                                                                  ----------  ------------  ----------  ----------
                                                                  ----------  ------------  ----------  ----------
Net income per common and Class B common share:
  Basic.........................................................  U   S$0.32  U   S$(1.75)  U   S$0.48  U   S$0.27
  Diluted.......................................................  U   S$0.31  U   S$(1.75)  U   S$0.47  U   S$0.26
Weighted average shares outstanding (millions):
  Basic.........................................................       25.2         25.5         30.4        32.7
  Diluted.......................................................       25.5         25.9         30.9        33.4

    PRO FORMA BALANCE SHEET

IN US$ MILLIONS                                                    AS AT 30 JUNE 1998
-----------------------------------------------------------------  -------------------
CURRENT ASSETS:
  Cash and cash equivalents......................................            15.5
  Accounts receivable, net.......................................           308.8
  Work in process................................................            17.2
  Deferred income taxes..........................................             1.5
  Prepaid and other..............................................            20.3
                                                                            -----
TOTAL CURRENT ASSETS.............................................           363.3
                                                                            -----
NON-CURRENT ASSETS
Property and equipment, net......................................            54.2
Deferred income taxes............................................             6.4
Intangibles, net.................................................           170.2
Other assets.....................................................            12.6
                                                                            -----
TOTAL NON-CURRENT ASSETS.........................................           243.4
                                                                            -----
TOTAL ASSETS.....................................................           606.7
                                                                            -----
                                                                            -----
CURRENT LIABILITIES:
  Accounts payable...............................................           242.5
  Accrued expenses and other.....................................            67.7
  Accrued restructuring costs....................................            14.3
  Deferred revenue...............................................            12.3
  Deferred income taxes..........................................            11.1
  Current portion of long term...................................             6.7
                                                                            -----
TOTAL CURRENT LIABILITIES........................................           354.6
                                                                            -----
NON-CURRENT LIABILITIES
Long-term debt, less current.....................................           130.3
Other liabilities................................................             4.9
Minority interests...............................................             0.4
                                                                            -----
TOTAL NON-CURRENT LIABILITIES....................................           135.6
                                                                            -----
TOTAL LIABILITIES................................................           490.2
                                                                            -----
NET ASSETS.......................................................           116.5
                                                                            -----
                                                                            -----
STOCKHOLDERS' EQUITY:
  Common stock...................................................          --
  Class B common stock...........................................          --
  Additional paid-in capital.....................................           170.8
  Foreign currency translation adjustment........................            (1.0)
  Retained (deficit) earnings....................................           (53.3)
                                                                            -----
TOTAL STOCKHOLDERS' EQUITY.......................................           116.5
                                                                            -----
                                                                            -----

DIVIDENDS

    Morgan & Banks has paid fully franked dividends to its shareholders since listing in February 1994. This is reflected in the following graph.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     MORGAN & BANKS DIVIDEND HISTORY
               (ADJUSTED)*
Cents per Share
                                              Interim      Final
1994                                                        2.33
1995                                             2.67          3
1996                                                3       3.33
1997                                             4.17       4.67
1998                                             5.33          5
Year ended 31March

* MORGAN & BANKS EFFECTED A 3:1 SHARE SPLIT ON 26 FEBRUARY 1998. THE DIVIDEND AMOUNTS SHOWN ABOVE REFLECT THE DIVIDENDS PAID ON AN ADJUSTED BASIS.

    TMP has not declared or paid any cash dividends on its common stock since listing in December 1996. The company currently anticipates that all future earnings will be retained to support its growth strategy. Accordingly, TMP does not anticipate paying cash dividends on its common stock for the foreseeable future.

    The payment of any future dividends will be at the discretion of the company's Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the general financial condition of the company, contractual restrictions and general business conditions. In addition, the company's current financing agreement prohibits the payment of dividends on common stock.

    We note that Morgan & Banks shareholders will not be entitled under the schemes to any dividend that might be declared for the six month period ending 30 September 1998.

    Accordingly, after the merger, Morgan & Banks shareholders who accept the offer will not receive dividends from TMP under the company's current dividend policy. However, the indications from past performance are that the re-investment of company profits into the business should result in a higher share price over time than if dividends had been paid.

POOLING OF INTERESTS

    Assuming the proposed Schemes proceed, TMP intends to account for the acquisition of Morgan & Banks as a pooling of interests as permitted under US GAAP, rather than as an acquisition. The principal difference between the two approaches it that under acquisition accounting, the difference between the net assets acquired and the purchase price paid is recognised as goodwill in the consolidation balance sheet and amortised over time. Under a pooling of interests approach, no goodwill is recorded. A clear benefit of a pooling of interest is the merged group's future earnings would not be affected by the amortisation of goodwill on acquisition.

    There are a number of conditions, which must be meet before a pooling of interests is allowable under US GAAP. However, all of the conditions to be met cannot be fully assessed until the passage of two years from the date the transaction is completed. Accordingly, it is not possible to state at the date of this report that the transaction will be accounted for as a pooling of interests.

    However, we understand that independent advice has been received on the basis of which the Directors of TMP believe that the necessary criteria for a pooling of interests accounting treatment of the proposed merger have been met to date.

ASX LISTING OF TMP COMMON STOCK

    As part of the merger proposed, TMP is to seek a dual listing of its common stock on ASX. This will enable Australian shareholders to trade their TMP common stock in Australia.

RESTRICTIONS ON HOLDING TMP SCRIP

    Certain Morgan & Banks shareholders may be precluded from holding TMP scrip by virtue of trust deed or other requirements. This situation may be alleviated to the extent that TMP achieves dual listing of its common stock on ASX as required by the Scheme Implementation Agreement. However, certain institutional trust deeds may still deem TMP to be an international investment and, accordingly not an authorised investment.

    Accordingly, such investors may be required to sell their Morgan & Banks interests into the market prior to or immediately after the proposed scheme taking effect.

US DOLLAR EXCHANGE RATE RISK

    Holding shares in the common stock of TMP may expose Australian shareholders to foreign currency risks on their investment.

    The Australian dollar value of an investment in TMP, assuming the schemes proceed will not only depend on the traded value of TMP's shares on NASDAQ but also on the Australian dollar/US dollar exchange rate. The value of TMP shares quoted on ASX should reflect these two factors assuming a sufficiently deep market.

                                                                      APPENDIX A

QUALIFICATIONS, DECLARATIONS AND CONSENTS

QUALIFICATIONS AND EXPERIENCE

    1   PricewaterhouseCoopers Securities Ltd is wholly owned by
       PricewaterhouseCoopers, a firm established on 1 July 1998 by the merger of two long established firms of Chartered Accountants--Price Waterhouse and Coopers & Lybrand. The firm has extensive experience in the field of corporate financial advice particularly in relation to the valuation of shares and advising companies on the fairness and reasonableness of takeover offers and schemes of arrangement proposals.

    2   This report has been prepared by Ian Armstrong and Rick Millen who have been authorised by PricewaterhouseCoopers Securities Ltd to sign this report. Mr Armstrong and Mr Millen hold qualifications and have significant experience relevant to the matters considered in this report. Mr Armstrong and Mr Millen have twenty five years of combined experience as a partners in PricewaterhouseCoopers and its precedent firms, specialising in the provision of financial advisory services to corporations involved in merger, acquisition and takeover situations, including the preparation of expert valuation reports.

    3   Mr Armstrong and Mr Millen have been assisted by various partners and professional staff having experience and qualifications appropriate to the assessment of TMP and Morgan & Banks.

DECLARATION

    4   At the date of this report none of PricewaterhouseCoopers Securities
       Ltd, PricewaterhouseCoopers or any company associated with them has any interest in the outcome of the scheme or has any relationship with Morgan & Banks or TMP, other than the provision of normal professional services from time to time, including taxation and corporate finance advice. PricewaterhouseCoopers is a client of TMP for which it pays normal commercial charges for service received.

    5   The only pecuniary or other interest that PricewaterhouseCoopers
       Securities Ltd, PricewaterhouseCoopers or any company associated with them has in relation to the schemes arises from the right to receive an agreed fixed fee for this report. This fee is payable regardless of whether or not the Schemes are successful. Except for this fee, none of PricewaterhouseCoopers Securities Ltd, PricewaterhouseCoopers or any company associated with them has received, or will receive, any pecuniary or other benefit, whether direct or indirect, for or in connection with the making of this report.

PURPOSE OF REPORT

    6   This report has been prepared at the request of the directors of Morgan
       & Banks in order to assist them, and the shareholders and option holders of Morgan & Banks in assessing the Schemes. This report was not prepared for any other purpose and is designed to accompany the Explanatory Statements to be distributed by Morgan & Banks to its shareholders and option holders as required by Section 441(3) of the Corporations Law. Accordingly, this report has been prepared for the benefit of the directors of Morgan & Banks and those persons who are entitled to receive a copy of the Explanatory Statement.

DISCLAIMER

    7   In arriving at our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other historical and prospective operating information that was publicly available or furnished to us by TMP and Morgan & Banks. With respect to the financial forecasts for Morgan & Banks provided by us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimate and judgements of management as to the future financial performance of Morgan & Banks.

    8   We have not made an independent evaluation or appraisal of the assets which constitute the asses of TMP or Morgan & Banks, nor have we been furnished with any such appraisals.

       Our services with respect to the Transaction do not constitute, nor should they be construed to constitute in any way, a review or audit of, or any other procedures with respect to, any financial information of TMP or Morgan & Banks, nor should the services we have rendered during the course of this engagement be relied upon by any person to disclose weaknesses in internal controls or financial statement errors or irregularities.

       The opinion disclosed in this report is effective as of the date hereof.

       On 10 September 1998, a draft of this report was presented to the directors of Morgan & Banks and TMP for their review of the factual information contained in the report. No methodological changes or other material changes were made to the report as a result of this review.

CONSENTS

    9   Neither the whole nor any part of this report nor any reference thereto may be included in or with or attached to any document, circular, resolution, letter or statement (other than the Explanatory Statements mentioned above) without the prior written consent of PricewaterhouseCoopers Securities Ltd to the form and context in which it appears.

    10 PricewaterhouseCoopers Securities Ltd has consented to the inclusion of this report, in the form and context in which it is included, as an annexure to the Explanatory Statement of Morgan & Banks.

INDEMNITY

    11  Morgan & Banks has agreed to indemnify PricewaterhouseCoopers Securities
       Ltd, PricewaterhouseCoopers and its employees against claims, liabilities, losses and expenses they incur if information or documentation provided by or on behalf of Morgan & Banks is false, misleading or omits material particulars, or if information or documents which Morgan & Banks know or ought reasonably to have known were relevant have not been supplied.

    12 TMP has agreed to indemnify PricewaterhouseCoopers Securities Ltd, against certain liabilities relating to or arising out of preparation of this report, including certain liabilities arising under US Federal Securities laws.

                                                                      APPENDIX B

SOURCES OF INFORMATION

In preparing our report we have had access to and relied upon the following sources of information:

    - TMP SEC filings including 10K for 31 December 1996 and 1997, 10Q's for 31 March 1997, 30 June 1997, 30 September 1997, 31 March 1998 and 30 June 1998.

    - Prospectuses in relation to the issue of TMP common stock dated 12 December 1996 and 16 September 1997.

    - Year to date financial information (including management accounts) on TMP's operations.

    - Draft Form S-4 Registration Statement prepared by TMP in respect of the proposed merger.

    - Annual reports for Morgan & Banks for the years ended 31 March 1998

    - forecasts, prepared by Morgan & Banks management for year ending 31 March 1999.

    - Morgan & Banks prospectus dated 22 December 1993.

    - Scheme of Arrangement between Morgan & Banks and its option holders.

    - Scheme Implementation Agreement between Morgan & Banks and TMP.

    - Draft Explanatory Statements prepared by Morgan & Banks in respect of the proposed merger.

    - Information on comparable listed companies (Bloomberg and Reuters).

    - Sharemarket data and related information (Bloomberg and Reuters).

    - Various brokers' reports concerning both TMP and Morgan & Banks.

We have also had the benefit of discussions with management of both TMP and Morgan and Banks in relation to the historic and prospective financial performance of their respective companies.

                                   APPENDIX C

ANALYSIS OF INTERNET COMPANIES

                                                                                                      ADJ. MRKT
                                                     MARKET CAP   ADJUSTED MARKET  NET SALES, LTM     CAP/ LTM
COMPANY                                                (US$M)       CAP (US$M)         (US$M)           SALES
---------------------------------------------------  -----------  ---------------  ---------------  -------------
GATEWAYS
America Online Inc.................................      20,940         20,865            2,283            9.1x
Infoseek Corp......................................         585            586               52           11.2x
Lycos Inc..........................................         391            355               45            7.9x
Excite Inc.........................................       1,191          1,185               89           13.3x
Yahoo! Inc.........................................       9,510          9,447              115           82.4x

INTERNET SECURITY
Check point........................................         626            613               83            7.4x
Axent Tech.........................................         207            182               67            2.7x
Cylink.............................................          90             67               80            0.8x
Security Dynamics Tech.............................         280            184              158            1.2x
Internet Security..................................         234            230               13           17.1x
Secure Comp........................................         145            141               52            2.7x
Verisign...........................................         189            185                9           19.7x

INTERNET SOFTWARE
Broadvision........................................         242            236               37            6.3x
Cybercash..........................................          95             82                7           11.5x
Edify Corp.........................................         101             70               63            1.1x
Harbinger..........................................         286            216              133            1.6x
Network Associates.................................       3,186          3,063              727            4.2x
Netscape Comm Corp.................................       2,112          2,057              555            3.7x
Open market........................................         155            135               66            2.0x
Open text..........................................         221            189               45            4.2x
Realnetworks.......................................         833            772               33           23.6x
Spyglass...........................................         146            123               18            6.9x
Sterling commerce..................................       2,241          1,991              448            4.4x
Symantec...........................................         514            294              596            0.5x
Verisign...........................................         189            185                9           19.7x
Vocaltec Comm......................................          53             45               21            2.2x

                                                                                                      ADJ. MRKT
                                                     MARKET CAP   ADJUSTED MARKET  NET SALES, LTM     CAP/ LTM
COMPANY                                                (US$M)       CAP (US$M)         (US$M)           SALES
---------------------------------------------------  -----------  ---------------  ---------------  -------------
NETWORK SERVICES
At Home............................................       4,612          4,584               21          222.5x
Concentric Network.................................         258            317               61            5.1x
Earthlink Network..................................         828            820              111            7.4x
Icon CMT...........................................          69             68               47            1.4x
Metricom...........................................          47             82               15            5.5x
Mindspring Enterprises.............................         789            784               78           10.1x
PSINET.............................................         540            540              165            3.3x
QWEST Communications...............................       6,508          6,759              966            7.0x

INTERNET SERVICES
Broadcast.Com Inc..................................         579            558                7           81.3x
CKS Group..........................................         217            200              145            1.4x
CMG Information Services Inc.......................         897            847               85            9.9x
Doubleclick........................................          99             97           --              --
Exodus.............................................          47             52               12            4.2x
Network Solutions..................................         539            499               45           11.0x
TMP Worldwide......................................         770            880              296            3.0x
True North.........................................         876            803            1,228             0.7
USWEB..............................................         378            334               19            17.3

NETWORK EQUIPMENT
Ascend Communications..............................       8,282          8,041            1,195            6.7x
Broadcom...........................................       2,199          2,178               37           58.9x
Cisco Systems......................................      59,756         59,487            8,459            7.0x
Pairgain Technologies..............................         423            311              291            1.1x
3COM                                                     10,285          9,792            5,420            1.8x

CONTENT
CNET Inc...........................................         583            563               43           13.2x
Newsedge...........................................          64             29               61           0.5 x
Sportsline USA.....................................      --             --               --              --

COMMERCE/RETAILING
Amazon.Com.Inc.....................................       4,426          4,393              307           14.3x
CDNOW Inc..........................................          68             58               17            3.4x
E'Trade Group......................................         687            665              239            2.8x
N2K Inc............................................          62             26               11            2.3x
Onsale, Inc........................................         325            268              149            1.8x
Peapod.............................................          83             29               69            0.4x
Preview Travel.....................................         169            142               13           10.4x

SOURCE: BLOOMBERG

    NOTE: FOR THE PURPOSE OF OUR ANALYSIS WE HAVE CALCULATED MARKET CAPITALISATION BASED ON EITHER ON 10 OCTOBER 1998, OR THE AVERAGE SHARE PRICE FOR THE FOUR WEEKS PRIOR TO 10 OCTOBER 1998.

                                   APPENDIX D

ANALYSIS OF ADVERTISING COMPANIES

                                                                           ADJUSTED MARKET
                                                          MARKET CAP             CAP             EBITDA      ADJ. MRKT.
COMPANY                                                     (US$M)             (US$M)            (US$M)      CAP/EBITDA
-------------------------------------------------------  -------------  ---------------------  -----------  -------------
Getty Images Inc (1)...................................          501                501                19         25.9x
HA-LO Industries Inc (1)...............................          538                593                35         17.1x
Cyrk Inc (1)...........................................          131                131                16          8.4x
Omnicom Group Inc. (1).................................        6,789              6,789               506         13.4x
WPP Group plc (1)......................................        3,170              3,170               224         14.1x
RH Donnelley Corp. (2).................................          400               1072               702          1.5x
CKS Group Inc. (2).....................................          224                224                17         13.0x

SOURCE: BLOOMBERG

NOTE: FOR THE PURPOSE OF OUR ANALYSIS WE HAVE CALCULATED MARKET CAPITALISATION BASED ON EITHER ON 12 OCTOBER 1998, OR THE AVERAGE SHARE PRICE FOR THE FOUR WEEKS PRIOR TO 12 OCTOBER 1998.

------------------------

(1) Based on market capitalisation as at 21/10/98

(2) Based on average market capitalisation for the four weeks ended 12/10/98

                                   APPENDIX E

ANALYSIS OF RECRUITMENT COMPANIES (US)

                                                                                   ADJUSTED
                                                                    MARKET CAP      MKT CAP      EBITDA       ADJ. MKT
COMPANY                                                               (US$M)        (US$M)       (US$M)      CAP/EBITDA
-----------------------------------------------------------------  -------------  -----------  -----------  -------------
Adecco SA--Sponsored ADR (2).....................................        4,983         6,036          691          8.7x
Headway Corporate Resources Inc. (1).............................           60           110           13          8.6x
CDI Corp. (2)....................................................          452           460           80          5.7x
Robert Half International Inc. (1)...............................        3,917         3,922          212         18.5x
Interim Services Inc. (2)........................................          674         1,132          163          7.0x
Romac International Inc (2)......................................          735           740           26         28.1x
SOS Staffing Services Inc. (1)...................................          185           208           21          9.9x
RCM Technologies Inc. (2)........................................          136           146           13         11.1x

                                                               SOURCE: BLOOMBERG

ANALYSIS OF RECRUITMENT COMPANIES (AUSTRALIA)

                                                                                   ADJUSTED
                                                                    MARKET CAP      MKT CAP      EBITDA       ADJ. MKT
COMPANY                                                                (A$M)         (A$M)        (A$M)      CAP/EBITDA
-----------------------------------------------------------------  -------------  -----------  -----------  -------------
Candle Australia Limited (1).....................................           42            47            6          8.0x
Computer Power Group Limited (2)(3)..............................          189           199           15         13.4x
Recruitment Solutions Limited (1)................................           27            28            4          6.3x
Skilled Engineering Limited (2)..................................           94           138           14          9.7x

SOURCE: BLOOMBERG

NOTE: FOR THE PURPOSE OF OUR ANALYSIS WE HAVE CALCULATED MARKET CAPITALISATION BASED ON EITHER ON 12 OCTOBER 1998, OR THE AVERAGE SHARE PRICE FOR THE FOUR WEEKS PRIOR TO 12 OCTOBER 1998.

------------------------

(1) Based on market capitalization as at 21/10/98.

(2) Based on average market capitalization for the four weeks ending 12/10/98.

(3) Subject to takeover offer from Interim Services Inc.

                                                                      APPENDIX F

                  RECENT TRANSACTIONS IN THE INTERNET INDUSTRY

                                                                                                               VALUE OF
  DATE                                                                                                        TRANSACTIONS
EFFECTIVE            TARGET NAME              TARGET BUSINESS DESCRIPTION             ACQUIROR NAME              US$M
---------  -------------------------------  -------------------------------  -------------------------------  -----------

05/09/96   Security APL Inc                 Provides online fund mgt         CheckFree Corp
                                            services                                                                63.4

08/12/96   UUNet Technologies Inc           Internet service provider        MFS Communications Co Inc           2,060.9

12/31/96   MFS Communications Co Inc        Provides telephone comm          WorldCom Inc
                                            services                                                            13,595.7

02/05/97   Eminet Domain                    Provides internet services       Atlantic Intl Entertainment             2.0

06/09/97   OneWave Inc                      Develops internet software       Avix Ventures LP                        8.0

06/12/97   Safesite Records Management Co   Provides record retrieval        Iron Mountain Inc
                                            services                                                                62.0

07/14/97   DIGEX Inc                        Develops internet software       Intermedia Communications Inc         171.6

11/10/97   BBG New Media                    Develops interactive solutions   Think New Ideas Inc                     3.5

01/12/98   GoodNet LLC (Telesoft Corp)      Internet service provider        WinStar Communications Inc             22.5

01/22/98   Netcom On-line Communication     Internet service provider        ICG Communications Inc                269.4

02/02/98   CompuServe Inc (H&R Block)       Internet service provider        WorldCom Inc                        1,185.9

02/03/98   Tripod Inc                       Internet service provider        Lycos Inc (CMG@Ventures)               58.0

02/05/98   Matchlogic Inc                   Internet advertising agency      Excite Inc                            107.2

03/02/98   Visigenic Software Inc           Develops database access         Borland International Inc
                                            software                                                               148.4

03/26/98   Vivo Software Inc                Develops internet software       RealNetworks Inc                       16.2

03/31/98   Neoglyphics Media Corp           Provides internet services       Renaissance Worldwide Inc              61.2

             TARGET       TARGET
               NET       OPERATING
              SALES       INCOME      TRANSACTION
  DATE         LTM          LTM        VALUE/LTM
EFFECTIVE     US$M         US$M          SALES
---------  -----------  -----------  -------------
05/09/96
                 15.0       --               4.2
08/12/96        122.5        (19.8)         16.8
12/31/96
                740.9       (261.6)         18.4
02/05/97          0.4          0.2           5.0
06/09/97         13.9        (12.1)          0.6
06/12/97
                 19.0       --               3.3
07/14/97         22.1        (30.5)          7.8
11/10/97          4.0          0.2           0.9
01/12/98         10.0       --               2.2
01/22/98        156.5        (41.7)          1.7
02/02/98        839.0       (153.5)          1.4
02/03/98          0.4         (2.1)        145.0
02/05/98          4.0       --              26.8
03/02/98
                 21.0        (11.2)          7.1
03/26/98          1.8         (5.5)          9.0
03/31/98          9.5          2.7           6.4

SOURCE: BLOOMBERG

                                                                         ANNEX C

DATED NOVEMBER 1998

PARTIES

    1. MORGAN & BANKS LIMITED (ACN 002 888 762) of Level 11, Grosvenor Place, 225 George Street, Sydney NWS, 2000 ("M&B")

    2. TMP WORLDWIDE INC (ARBN 084 348 774) of 1633 Broadway, 33rd Floor, New York, 10019. ("TMP")

BACKGROUND

    A. M&B and TMP are parties to a Scheme Implementation Agreement dated 17 August 1998 which was varied on 15 October 1998 ("Agreement").

    B.  M&B and TMP wish to again amend the Agreement.

THE PARTIES AGREE

    1.  AMENDMENTS

       M&B and TMP agree that the Agreement is amended as follows:

           (a) TMP OBLIGATIONS

               Clause 4.1(g) is amended by deleting all of the words after "limitation" and replacing them with the words:

                   "obtaining the approval to the issue of TMP Shares pursuant to the Schemes of Arrangement by the holders of shares of common stock and Class B common stock issued in the capital of TMP, by the requisite majority, in a manner permitted by the rules of NASDAQ and otherwise in accordance with US LAW."

           (b) CONDITIONS PRECEDENTS

               Clause 6.1(e) is amended by including after "Arrangement" the following words:

                   "Such approval may be given in any manner permitted by the rules of NASDAQ and otherwise in accordance with US LAW;"

           (c) SUNSET DATE

               Clause 6.6 is amended by deleting the words "December 1998" where they appear and replacing them with the words "January 1999".

    2.  INTERPRETATION

       Terms defined in the Agreement have the same meaning herein unless specifically excluded.

SIGNED for and on behalf of MORGAN                                             )
& BANK LIMITED by its duly                                                     )
authorised representative:                                                     )

-------------------------------------------
Authorised Representative

SIGNED for and on behalf of TMP                                                )
WORLDWIDE INC. by its duly                                                     )
authorised representative:                                                     )

/s/ MYRON OLESNYCKY
-------------------------------------------
Authorised Representative

DATED 15 OCTOBER 1998

PARTIES

    1. MORGAN & BANKS LIMITED (ACN 002 888 762) of Level 11, Grosvenor Place, 225 George Street, Sydney NSW, 2000 ("M&B")

    2. TMP WORLDWIDE INC (ARBN 084 348 774) of 1633 Broadway, 33rd Floor, New York, 10019. ("TMP")

BACKGROUND

    A. M&B and TMP are parties to a Scheme Implementation Agreement dated 17 August 1998.

    B.  M&B and TMP wish to amend the Sunset Date to 31 December 1998.

THE PARTIES AGREE

    1.  EXTENSION OF SUNSET DATE

       M&B and TMP agree to amend clause 6.6 of the Scheme Implementation Agreement by deleting "14" where it appears and replacing it with "31".

    2.  INTERPRETATION

       Terms defined in the Scheme Implementation Agreement have the same meaning herein unless specifically excluded.

SIGNED for and on behalf of MORGAN                                             )
& BANK LIMITED by its duly authorised representative:                          )

/s/ ANDREW BANKS
-------------------------------------------
Authorised Representative

SIGNED for and on behalf of TMP                                                )
WORLDWIDE INC. by its duly                                                     )
authorised representative:                                                     )

/s/ MYRON OLESNYCKY
-------------------------------------------
Authorised Representative

                               SCHEME IMPLEMENTATION
                               AGREEMENT

                               MORGAN & BANKS LIMITED
                               ACN 002 888 762

                               TMP WORLDWIDE INC

                 50 Carrington Street Sydney NSW 2000 Australia email@gtlaw.comlau http://www.gltaw.com.au Telephone + 61 2 9367 3000 Facsimile
                                + 61 2 9367 3111

                                    CONTENTS

       1.  THE SCHEMES OF ARRANGEMENT..........................................................          1

       2.  SCHEME OF ARRANGEMENT DOCUMENTATION.................................................          2

       3.  M&B'S OBLIGATIONS...................................................................          4

       4.  TMP'S OBLIGATIONS...................................................................          6

       5.  MEETINGS AND COURT APPROVALS GENERALLY..............................................          7

       6.  CONDITIONS PRECEDENT................................................................          7

       7.  RECOMMENDED SCHEME..................................................................          9

       8.  TMP'S RIGHT TO SEPARATE REPRESENTATION..............................................         10

       9.  CONDUCT OF BUSINESS.................................................................         10

      10.  REPRESENTATIONS AND WARRANTIES......................................................         10

      11.  TERMINATION RIGHTS..................................................................         11

      12.  M&B INFORMATION.....................................................................         13

      13.  TMP GUARANTEE.......................................................................         14

      14.  PUBLIC ANNOUNCEMENTS................................................................         14

      15.  STAMP DUTY..........................................................................         14

      16.  NOTICES.............................................................................         15

      17.  GENERAL.............................................................................         16

      18.  COUNTERPARTS........................................................................         17

      19.  GOVERNING LAW AND JURISDICTION......................................................         17

      20.  ASSIGNMENT..........................................................................         20

ATTACHMENT A--DICTIONARY

DATE 17 AUGUST 1998

PARTIES

    1. MORGAN & BANKS LIMITED (M&B) ACN 002 888 762 of Level 11, Grosvenor Place, 225 George Street, Sydney, New South Wales, 2000

    2. TMP WORLDWIDE INC (TMP) of 1633 Broadway, 33rd Floor, New York, New York, 10019

BACKGROUND

    A. At the request of TMP, M&B intends to propose the Schemes of Arrangement.

    B. The Schemes of Arrangement can only be implemented if TMP is bound to implement such steps as are required to be implemented by TMP in accordance with the Schemes of Arrangement.

    C. M&B and TMP have agreed by executing and delivering this agreement to implement the terms of the Schemes of Arrangement and all steps contemplated to follow the implementation thereof insofar as the same are required to be implemented by them, subject to the terms and conditions set out in this agreement.

THE PARTIES AGREE

1. THE SCHEMES OF ARRANGEMENT

1.1 GENERAL OBLIGATIONS OF M&B

    Subject to satisfaction of the Conditions Precedent, M&B agrees to do all those things and execute all those deeds, agreements and other documents as may be necessary or expedient on its part to implement the Schemes of Arrangement.

1.2 GENERAL OBLIGATIONS OF TMP

    Subject to satisfaction of the Conditions Precedent, TMP agrees to do all those things and execute all those deeds, agreements and other documents as may be necessary or expedient on its part to implement the Schemes of Arrangement.

1.3 DEED POLL--SCHEMES OF ARRANGEMENT

        (a) TMP agrees to execute a deed poll in favour of the holders of Scheme Shareholders and Scheme Optionholders undertaking to perform the acts required by it under this agreement and the Schemes of Arrangement, including without limitation, the provision of the Scheme Consideration in accordance with the Schemes of Arrangement.

        (b) TMP agrees to execute a deed poll in favour of the directors of M&B undertaking to perform the acts required by it under this agreement.

1.4 MUTUAL FURTHER ASSURANCES

    Each party must do all things necessary or expedient to be done by it in connection with the matters referred to in clauses 1.1 and 1.2 subject to the terms and conditions of this agreement.

2. SCHEME OF ARRANGEMENT DOCUMENTATION

2.1 SCHEME AND ASSOCIATED DOCUMENTS

        (a) Subject to paragraph (b), M&B must prepare a draft of the Share Scheme Booklet and the Options Scheme Booklet, which must include a copy of the scheme of arrangement, the explanatory statement (as required by and in compliance with section 412 of the Corporations Law) and such other documents as may by law or practice be required in connection with the Schemes of Arrangement, and drafts of all documents which are required to be filed with the Court in connection with the orders proposed to be sought pursuant to sections 411(1) and (4) of the Corporations Law and must consult with TMP in relation to all such drafts and make such amendments to such drafts as TMP reasonably requires. The schemes of arrangement which are to be included in the Scheme Booklets must incorporate the basis for determining the Scheme Consideration which has been agreed between the parties and is set out in the definition of Scheme Consideration and must include the features of the Schemes of Arrangement referred to in exhibits "A" and "B" to this agreement.

        (b) (1) TMP agrees with M&B, such agreement to be for the benefit of M&B and separately for the benefit of each director of M&B and each Scheme Shareholder and each Scheme Optionholder that it must supply to M&B all information about TMP and TMP Shares required to be included in the Scheme Booklets and must provide such assistance in relation to the drafting of sections of the Scheme Booklets which relate to TMP and TMP Shares, as M&B reasonably requires.

           (2) Without limiting the generality of paragraph (1) TMP must provide the following information about TMP and TMP Shares which must be accurate and complete and not misleading (whether by omission or otherwise) as at the date the explanatory statement for the Share Scheme is registered by the ASIC pursuant to section 412(6) of the Corporations Law:

       - all such information as members of M&B and their professional advisers would reasonably require and reasonably expect to find in the explanatory statement for the purpose of making an informed assessment of:

           -- the assets and liabilities, financial position, profits and losses and prospects of TMP; and

           --  the rights attaching to TMP Shares;

       - all such information which is required to be included in the explanatory statement relating to the Share Scheme by virtue of Part 3 of Schedule 8 to the Corporations Regulations;

       - all such information which is required to be included in the explanatory statement relating to the Options Scheme by virtue of
           Part 2 of Schedule 8 to the Corporations Regulations; and

       - all such information which would be required to be included in a Part A statement for a takeover scheme constituted in accordance with chapter 6 of the Corporations Law where TMP Shares were offered as consideration for the acquisition of shares under the takeover scheme and, in particular, such information as required by Section 750, Part A of the Corporations Law.

           (3) TMP must provide any specific information about TMP and TMP Shares which M&B reasonably requests.

           (4) TMP is solely responsible for ensuring that the information it provides to M&B about TMP and TMP Shares for inclusion in the Scheme Booklet is in compliance with legal requirements and is not misleading or deceptive and there are no material omissions from that information.

2.2 UPDATE INFORMATION

    If prior to the Court Approval Date there is a material change in relation to TMP and TMP Shares which a reasonable person would reasonably expect to affect the price or value of TMP Shares or the prospects of TMP then, as soon as practicable after that change has occurred, TMP must provide all material details of the change to M&B.

2.3 ASSISTANCE OF OFFICERS AND ADVISORS

    Each party must procure that its officers and advisors work (including by attending meetings and by providing information) in good faith and in a timely and co-operative fashion with the other parties to implement the Schemes of Arrangement and to prepare all documents required relating to the Schemes of Arrangement.

2.4 ACKNOWLEDGEMENT

    TMP and M&B acknowledge that M&B will hold the benefit of the agreements set out in clauses 2.1 and 2.2 on trust for M&B and for each director of M&B, each Scheme Shareholder and each Scheme Optionholder.

3. M&B'S OBLIGATIONS

3.1 M&B'S OBLIGATIONS IN RELATION TO SCHEMES OF ARRANGEMENT

    Without in any way limiting the generality of clause 1.1, M&B must:

        (a) apply to the Court for Orders under section 411(1) of the Corporations Law convening meetings of holders of M&B Shares to consider the Share Scheme and holders of M&B Options to consider the Options Scheme;

        (b) convene the scheme meetings in accordance with any orders which are made by the Court pursuant to section 411(1) of the Corporations Law;

        (c) use its best endeavours to obtain the approval of the holders of M&B Shares to the Share Scheme by the requisite majority at the meeting, referred to in paragraph (b);

        (d) use its best endeavours to obtain the approval of the holders of M&B Options to the Options Scheme by the requisite majority at the meeting referred to in paragraph (b);

        (e) if the holders of the M&B Shares approve the Share Scheme and the holders of the M&B Options approve the Options Scheme, apply to the Court for its approval of the Schemes of Arrangement under section 411(4) of the Corporations Law;

        (f) if the Court makes orders under section 411(4) of the Corporations Law approving the Schemes of Arrangement lodge, as soon as practicable thereafter, with the ASIC an office copy of the orders of the Court approving the Schemes of Arrangement;

        (g) subject to the Schemes of Arrangement, provide all necessary information about the Scheme Shareholders and Scheme Optionholders to TMP which TMP requires in order to facilitate the distribution by TMP of the Scheme Consideration;

        (h) use its best endeavours to satisfy the Conditions Precedent, in each case, so far as reasonably practicable, in accordance with the Timetable.

3.2 SHARE REGISTRY DETAILS

    M&B must direct the M&B Share Registry to promptly provide any information that TMP reasonably requests in relation to M&B's share register including any CHESS sub-register and any issuer sponsored sub-register and, where requested by TMP, M&B must procure for such information to be provided on a floppy disk (or in such other electronic form as is reasonably requested by TMP).

4. TMP'S OBLIGATIONS

4.1 TMP'S OBLIGATIONS IN RELATION TO SCHEMES OF ARRANGEMENT

    Without in any way limiting the generality of clause 1.2, TMP must:

        (a) make application to ASX to be admitted to the Official list of ASX as an exempt foreign entity;

        (b) register or cause to be registered the Scheme Shareholders (or the Nominee, as the case may be) as the holders of the TMP Shares to which Scheme Shareholders become entitled under the Share Scheme, as soon as practicable following the Close of Registers;

        (c) provide the Scheme Consideration in accordance with the Share
    Scheme;

        (d) subject to the Share Scheme, issue share certificates or statements of holdings of TMP Shares to the Scheme Shareholders (or to the Nominee, as the case may be) who become entitled to TMP Shares under the Share Scheme in the time required by the Share Scheme;

        (e) pay any stamp duty which is payable in relation to the Schemes of Arrangement or any transaction or step contemplated thereunder and on the issue and allotment of the TMP Shares in accordance with the Schemes of Arrangement;

        (f) provide the consideration in accordance with the Options Scheme;

        (g) use its best endeavours to satisfy the Conditions Precedent including without limitation convening the meeting of holders of TMP Shares to obtain their approval to the issue of TMP Shares pursuant to the Schemes of Arrangement; and

        (h) apply to the SEC for a declaration that the Registration Statement is effective, in each case, as far as reasonably practicable, in accordance with the Timetable.

5. MEETINGS AND COURT APPROVALS GENERALLY

5.1 COURT REFUSES TO MAKE ORDERS

        (a) If the Court refuses to make an order pursuant to section 411(1) of the Corporations Law convening the meetings of holders of M&B Shares to consider the Share Scheme and holders of M&B Options to consider the Options Scheme, M&B must appeal the Court's decision to the fullest extent possible except where the parties agree otherwise or M&B and TMP are each advised by their legal counsel that an appeal would have no reasonable prospect of success or there is a bona fide alternative offer which in the view of the directors of M&B must be recommended in preference to the Schemes of Arrangement.

        (b) The costs of any appeal shall be borne by M&B unless M&B's directors bona fide determine that in their view it is not in M&B's best interests to bring the appeal, in which case if TMP still requires that the appeal should be brought, TMP must bear the costs thereof.

6. CONDITIONS PRECEDENT

6.1 CONDITIONAL OBLIGATION

    TMP's obligations under the Schemes of Arrangement are subject to the satisfaction of the following conditions, on or prior to the Court Approval
Date:

        (a) the TMP Shares being approved for quotation and trading on a deferred settlement basis from the Business Day next following the Effective Date by the ASX, subject only to the Schemes of Arrangement being approved by the Court pursuant to section 411(4) of the Corporations Law and taking effect and to such other conditions as are acceptable to M&B and to TMP;

        (b) the Treasurer of the Commonwealth of Australia (Treasurer) unconditionally consenting to, or stating that he has no objection to the acquisition of M&B Shares under the Share Scheme under the Commonwealth Government's foreign investment policy or to similar effect or the Treasurer ceases to be entitled to make orders under part II of the Foreign Acquisition and Takeovers Act, 1975 in respect of the acquisition of M&B Shares by TMP under the Share Scheme;

        (c) the Shareholders of TMP, by the requisite vote, approve the issue by TMP of TMP Shares in accordance with the Schemes of Arrangement;

        (d) the Affiliates of M&B executing an undertaking in the form of Exhibit "C"; and

        (e) the SEC not objecting to TMP's treatment of the transaction as a pooling of interests and declaring the Registration Statement effective.

6.2 FAIRNESS OPINION

        (a) TMP's obligations under the Schemes of Arrangement are also subject to TMP receiving, on or prior to 24 September 1998 (or such later date agreed to in writing by the parties), a fairness opinion from an expert in relation to the transaction.

        (b) In addition to the rights to termination set out in clause 11, but subject to this clause, TMP may terminate this agreement and any further obligations it has under this agreement if TMP has not received the fairness opinion, referred to in paragraph (a), by 24 September 1998.

        (c) TMP will be deemed for all purposes either to have received the fairness opinion referred to in paragraph (a) or to have waived its right to terminate this agreement in accordance with paragraph (b) if it does not deliver written notice of termination of this agreement to M&B by 10.00 pm Sydney Time on 24 September 1998.

6.3 BEST ENDEAVOURS

        (a) The parties must use their respective best endeavours to satisfy the Conditions Precedent prior to the Court Approval Date.

        (b) TMP must use its best endeavours to ensure that the condition in clause 6.2(a) is satisfied on or before 24 September 1998.

6.4 ACTION OF PARTIES--GOVERNMENT AGENCIES

    Without limiting the generality of clause 6.2, the parties must consult with each other in relation to all communications (whether written or oral) proposed to be made by or on their behalf to any Governmental Agency relating to the Schemes of Arrangement and, without limiting the generality of the foregoing, each party must:

        (a) provide to the other party drafts of any written document proposed to be sent to a Governmental Agency in Australia; and

        (b) provide to the other party copies of any documents received from a Governmental Agency in Australia, as soon as practicable after it is received.

6.5 ASSISTANCE OF OFFICERS AND ADVISORS

    Each party must procure that its officers and advisors work (including by attending meetings and by providing information) in good faith and in a timely and co-operative fashion with the other parties to satisfy the Conditions Precedent.

6.6 SUNSET DATE

    If the Conditions Precedent are not satisfied before 14 December 1998 this agreement will automatically terminate unless the parties otherwise agree and, if relevant, the Court consents to the extended date.

7. RECOMMENDED SCHEME

    The directors of M&B have resolved, in the absence either of a bona fide alternative offer which in the view of the M&B directors must be recommended in preference to the Schemes of Arrangement or for other reason which in law requires the directors to alter their recommendation, that they will:

        (i) recommend to the holders of M&B Shares that they approve the Share Scheme;

        (ii) recommend to the holders of the M&B Options that they approve the Options Scheme; and

       (iii) not make any public statement or take any other action which would suggest that the merger proposal is not recommended by the directors.

8. TMP'S RIGHT TO SEPARATE REPRESENTATION

    TMP is entitled to separate representation at all Court proceedings affecting the Schemes of Arrangement. Nothing in this agreement shall be taken to give M&B any right or power to make or give undertakings to the Court for or on behalf of TMP.

9. CONDUCT OF BUSINESS

        (a) From the date of this agreement to the Effective Date (inclusive), each party and its subsidiaries must conduct their businesses in the ordinary course.

        (b) From the date of this agreement until the Court Approval Date each party must, as soon as practicable but in any event within 2 Business Days after the occurrence of such an event, advise the other party of the occurrence in relation to that party of an event to which clause 11.1(e) applies, the acquisition or disposal of an asset for an amount in excess of $5,000,000 or the declaration or payment of a dividend.

10. REPRESENTATIONS AND WARRANTIES

10.1 MUTUAL WARRANTIES

    M&B and TMP each represent and warrant to the other that:

        (a) it is a corporation validly existing under the laws of its place of incorporation;

        (b) it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

        (c) it has taken all necessary corporate action to authorise the entry into of this agreement and has taken or will take all necessary corporate action to authorise the performance of this agreement and to carry out the transactions contemplated by this agreement; and

        (d) this agreement is valid and binding upon it.

11. TERMINATION RIGHTS

11.1 TERMINATION EVENTS

    A party (the TERMINATING PARTY) may terminate this agreement in accordance with clause 11.2 if any of the following events occur:

        (a) the Effective Date has not occurred by the Sunset Date (referred to in clause 6.6);

        (b) the representations and warranties given or made by the other party in this agreement are not all materially true and correct at every time throughout the period from the date of this agreement to the Court Approval Date as if made at and by reference to the facts and circumstances subsisting at each such time;

        (c) the other party is in breach of a material term of this agreement at any time from the date of this agreement to the Court Approval Date;

        (d) the Scheme Booklets disclose any information regarding M&B or TMP, which is materially different from or materially contradicts (or contains material information additional to) information regarding M&B or TMP or their businesses which is in the public domain as at the date of this agreement;

        (e) any material event occurs before the Court Approval Date which would constitute either a "prescribed occurrence" as defined in section 603 of the Corporations Law if the other party were a "target company" for the purpose of that section (except as required or contemplated by this agreement or the Schemes of Arrangement) or the other party acquires or disposes of an asset for an amount in excess of $5,000,000 or declares or pays a dividend;

        (f) the required majority of holders of M&B Shares fail to approve the Share Scheme at the meeting convened by order of the Court pursuant to
    Section 411(1) of the Corporation Law;

        (g) the required majority of holders of M&B Options fail to approve the Options Scheme at the meeting convened by order of the Court pursuant to
    Section 411(1) of the Corporation Law;

        (h) the Court fails to approve either the Share Scheme or the Options Scheme in accordance with section 411(4) of the Corporations Law;

        (i) the Court fails to make orders in accordance with section 411(1) of the Corporations Law to convene the meeting of either holders of M&B Shares or M&B Options and either an appeal from such failure is unsuccessful or the parties, in accordance with this agreement, determine not to initiate an appeal;

        (j) the average of the last quoted sell price of TMP Shares at the close of trading on NASDAQ on the 20 Business Days, during which TMP Shares were traded on NASDAQ immediately before the Court Approval Date, is less than US$25.00 per TMP Shares;

        (k) the SEC fails by the date the Scheme Meetings are held to declare effective the Registration Statement or objects to TMP's treatment of the transaction as a pooling of interests; or

        (l) the other party becomes subject of an Insolvency Event prior to the Court Approval Date.

11.2 RIGHT OF TERMINATION

        (a) The terminating party may, in its absolute discretion, terminate this agreement, by notice in writing to the other party, at any time prior to the Court Approval Date but only within 5 Business Days of the right to give a termination notice arising in accordance with this clause, in the circumstances referred to in clauses 11.1(a), (f), (g), (h), (i), (k) and
    (l);

        (b) At any time prior to the Court Approval Date in the circumstances referred to in clauses 11.1(b), (c), (d) and (e) the terminating party may give notice to the other party setting out the relevant circumstances and stating an intention to terminate and, if the relevant circumstances continue to exist after five Business Days from the time such notice is given, the terminating party may, in its absolute discretion but only within the next following 5 Business Days, terminate this agreement by a further notice in writing to the other party;

        (c) TMP may terminate this agreement at any time prior to 10.00 a.m Sydney Time on the Court Approval Date in the circumstances referred to in clause 11.1(j) by giving written notice to the other party stating that it terminates this agreement and giving full and complete details of the circumstances giving rise to the right to terminate;

        (d) Any right to terminate this agreement pursuant to this clause 11.2 shall cease at the time the Court makes orders pursuant to section 411(4) of the Corporations Law approving the Schemes of Arrangement on the Court Approval Date.

        (e) In the event that a party terminates this agreement all further obligations of the parties under this agreement shall immediately be terminated and cease to be of further force and effect without further liability of any party to the other, provided that nothing in this clause shall release any party from liability for any pre-termination breach of this agreement.

11.3 SURVIVAL OF AGREEMENTS

    Unless this agreement is lawfully terminated in accordance with its terms it shall survive the performance by the parties of their respective obligations hereunder, but always subject to its terms.

12. M&B INFORMATION

12.1 TMP--REGISTRATION STATEMENT

        (a) M&B must supply to TMP such information about M&B as TMP reasonably requests so as to enable TMP to prepare the Registration Statement or any other filing required to be made with the SEC.

        (b) When providing information to TMP in accordance with paragraph (a), M&B must ensure that the information is materially complete and accurate and is not misleading whether by omission or otherwise.

        (c) If requested to do so by TMP, M&B must procure that a director of M&B certify at the time the information is supplied to TMP in accordance with paragraph (a) that, to the best of the director's knowledge and belief, the information which is being supplied by M&B to TMP conforms with paragraph (b).

12.2 AUDITOR INFORMATION

    M&B will (on or prior to the Court Approval Date) provide TMP a certificate signed by a director of M&B stating that, to the best of the knowledge and belief of that director, the information which has been provided to the auditor of M&B (or which is known to the auditor of M&B through the conduct of audits of M&B from time to time) to enable the auditor to provide an opinion to TMP on the transactions contemplated by the Schemes of Arrangement qualifying for treatment as a pooling of interests is materially complete and accurate and is not misleading whether by omission or otherwise.

13. TMP GUARANTEE

        (a) TMP is aware that, pursuant to a resolution of the shareholders of M&B passed at the annual general meeting of M&B held on 7 August 1998, M&B was authorised to enter into Deeds of Access and Indemnity with the directors of M&B and further that M&B has, or within 7 days of the date of this agreement, proposes to enter into such deeds with each director of M&B.

        (b) TMP agrees with M&B, such agreement to be for the benefit of M&B and separately for the benefit of each director of M&B and each Scheme Shareholder and each Scheme Optionholder that, subject to the Schemes of Arrangement taking effect, it unconditionally and irrevocably guarantees (such guarantee to be a continuing guarantee) the due and punctual performance of all the obligations and undertakings and provisions of M&B under each such Deed of Access and Indemnity.

14. PUBLIC ANNOUNCEMENTS

        (a) All press releases and other public announcements and presentations by M&B or TMP relating to the transactions dealt with by this agreement must be in terms agreed between the parties, provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this agreement or to comply with or satisfy legal requirements or legal obligations imposed on the parties or the obligations of NASDAQ.

        (b) Subject to paragraph (a) as soon as practicable after this agreement is executed M&B will lodge with the ASX a stock exchange announcement in substantially the form of Exhibit "A" to this agreement and TMP will lodge with NASDAQ a stock exchange announcement in substantially the form of Exhibit "B".

15. STAMP DUTY

    TMP will bear all stamp duty payable in respect of this agreement and the Schemes of Arrangement.

16. NOTICES

16.1 A notice, consent, request or any other communication under this agreement must be in writing and must be left at the address of the addressee, or sent by prepaid post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee specified below or any other address or facsimile number the addressee requests.

M&B:

Attention: Andrew Banks

Address:   C/-Morgan & Banks Limited
           Level 11
           Grosvenor Place
           225 George Street
           SYDNEY NSW 2000

Facsimile: (02) 9252 1358

TMP:

Attention: Myron Olesnyckyj

Address:   C/-TMP Worldwide Inc
           1633 Broadway
           33rd Floor
           New York
           NEW YORK 10019

Facsimile: 0019 1 212 940 3908

16.2 A notice, consent, request or any other communication is taken to be received:

        (a) if by delivery, when it is delivered unless it is delivered on a day other than a Business Day in which case it is taken to be received at 9.00am on the next Business Day;

        (b) if a letter, three days after posting (seven, if posted to or from a place outside Australia); and

        (c) if a facsimile, at the time of dispatch if the sender receives a transmission report which confirms that the facsimile was sent in its entirety to the facsimile number of the recipient.

17. GENERAL

17.1 CUMULATIVE RIGHTS

    The rights, powers and remedies of a party under this agreement are cumulative with the rights, powers or remedies provided by law independently of this agreement.

17.2 WAIVER AND VARIATION

    A provision or a right under this agreement may not be waived except in writing signed by the party granting the waiver, or varied except in writing signed by the parties.

17.3 APPROVALS AND CONSENTS

    A party may give or withhold its approval or consent conditionally or unconditionally in its discretion unless this agreement states otherwise. Any approved consent or agreement required pursuant to this agreement must be in writing.

17.4 SPECIFIC PERFORMANCE

    The parties acknowledge that monetary damages alone would not be adequate compensation for a breach by any party of an obligation under this agreement and that specific performance of that obligation is an appropriate remedy.

17.5 EFFECT OF AGREEMENT

    This agreement supersedes any previous understandings or agreements between the parties concerning the subject matter of this agreement.

17.6 COSTS

        (a) If the condition set out in clause 6.1(c) is not satisfied by the date referred to in clause 6.6 and this agreement terminates or if TMP terminates this agreement in accordance with clause 11.1(j), TMP will forthwith pay M&B the Cost Amount;

        (b) If this agreement is terminated by reason that there occurs a termination event under clauses 11.1(f) or (g) then M&B will forthwith pay TMP the Cost Amount.

18. COUNTERPARTS

    This agreement may be executed in any number of counterparts and all those counterparts taken together will constitute one instrument.

19. GOVERNING LAW AND JURISDICTION

19.1 NEW SOUTH WALES LAW

    This agreement is governed by the laws of New South Wales.

19.2 SUBMISSION

    For the exclusive benefit of M&B, the directors of M&B, Scheme Optionholders and Scheme Shareholders, TMP irrevocably agrees that the courts of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this agreement or the Schemes of Arrangement and that accordingly any suit, action or proceeding (together in this clause referred to as PROCEEDINGS) arising out of or in connection with this agreement may, subject to this agreement, be brought in such Courts.

19.3 WAIVER

    TMP irrevocably waives any objection which it may have now or in the future to:

        (a) the laying of the venue of any Proceedings in any such Courts; and

        (b) any claim that any such Proceedings have been brought in an inconvenient forum, and further irrevocably agrees that a judgment in any Proceedings brought in the Courts of New South Wales will be conclusive and binding upon TMP and may be enforced in the courts of any other jurisdiction.

19.4 NO LIMITATION

    Nothing contained in this clause 19 limits the right of M&B, the directors of M&B, the Scheme Optionholders and the Scheme Shareholders to take Proceedings against TMP in any other court of competent jurisdiction, nor will the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

19.5 NOTICES

    TMP irrevocably agrees that any notice, writ, judgment, notice of process or other notice in connection with any Proceedings shall be sufficiently and effectively served on it:

        (a) if delivered to Dunhill Madden Butler solicitors of 16 Barrack Street, Sydney Australia in the case of any writ, judgment notice of process or other notice in connection with Proceedings in New South Wales; or

        (b) whether in the case of Proceedings other than New South Wales, if a copy thereof is mailed by registered or certified air mail, postage prepaid, to the address for the time being for the services of notices on it at its last known business address in the United States of America.

19.6 CONSENT

    TMP consents generally in respect of any Proceedings arising out of or in connection with this agreement to the giving of any relief and the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgment which may be made or given in such Proceedings.

19.7 IMMUNITY

    To the extent that TMP may be entitled in any jurisdiction to claim for itself or its assets immunity from suit, execution, attachment (whether in aid or execution, before judgment or otherwise) or legal process or to the extent that in any such jurisdiction there may be attributed to them or their assets such immunity (whether or not claimed) TMP among other things irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with the intent that the above waivers of immunity have irrevocable effect.

19.8 LIMITATION ON WARRANTIES

        (a) All of the representations and warranties set forth in clause 10.1 of this agreement (which are the only representations and warranties set out in this agreement) or in any of the Transaction Documents shall survive the execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for on behalf of or any knowledge of TMP, M&B or any of their respective Affiliates, officers, directors, employees, agents, or representatives for the applicable period of time set forth in the next sentences. Any such representations, warranties or portions thereof the breach of or misrepresentation with respect to which would be expected to be encountered or discerned in TMP's audit of the financial statements containing combined operations of TMP and M&B for the fiscal year in which closing occurs, shall survive until the date TMP's independent certified public accountants issue their final report and opinion on such audit. Any other such representations, warranties or portions thereof shall survive for a period of one year after the Effective Date.

        It is understood and agreed that no claim for recovery of damages may be asserted based on such a representation, warranty or applicable portion thereof set forth in clause 10.1 of this agreement or in any of the Transaction Documents after it has been extinguished in accordance with this clause 19.8(a) hereof, except as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to and to the extent of, such claim or action) until the earlier of resolution of such claim or action or the resolution of such claim or action by the arbitrators as contemplated by clause 19.8(b).

        (b) In order to ensure that the transactions contemplated by the Schemes of Arrangement qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation hereunder that is not resolved by the applicable Expiration Date shall promptly be submitted to the Australian Commercial Disputes Centre Limited to be resolved by binding arbitration in accordance with their rules. The place of arbitration shall be Sydney, Australia. The arbitration tribunal shall be composed of three arbitrators, one of whom shall be appointed by TMP within 10 business days of the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within 10 business days of the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within 15 business days of the applicable Expiration Date. The arbitrators will be directed to resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, within 60 days of the applicable Expiration Date.

20. ASSIGNMENT

    The rights and obligations of each party under this agreement are personal. They cannot be assigned, charged or otherwise dealt with, and no party shall attempt or purport to do so, without the prior written consent of the other party.

SIGNED as an agreement.

THE COMMON SEAL OF MORGAN & BANKS
LIMITED is affixed in accordance with its articles of association in the presence of:


/s/ P. Laidlaw                                 /s/ Andrew Banks
---------------------------------------------  ---------------------------------------------

Secretary                                      Director

SIGNED for and on behalf of TMP
WORLDWIDE INC BY ITS AUTHORISED
REPRESENTATIVE

/s/ Myron Olesnyckyj
---------------------------------------------

Authorised Representative

                                  ATTACHMENT A

                                   DICTIONARY

                               PART 1--DOCUMENTS

    The documents to which this Dictionary has application are:

    SCHEME IMPLEMENTATION AGREEMENT being the Agreement dated 17 August 1998 between M&B and TMP which relates to the Schemes of Arrangement.

    TRANSACTION DOCUMENTS being:

        (a) the Scheme Implementation Agreement;

        (b) the Deed Polls to be entered into by TMP in accordance with the Scheme Implementation Agreement; and

        (c) any document which is included in the Scheme Booklets.

                             PART 2--DEFINED TERMS

    AFFILIATES means directors of M&B and shareholders of M&B who have a beneficial interest in not less than 10% of the entire issued share capital of M&B.

    ASIC means the Australian Securities and Investments Commission.

    ASX means Australian Stock Exchange Limited.

    BUSINESS DAY means Monday to Friday inclusive except New Year's Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day that ASX declares is not a business day.

    CLOSE OF REGISTERS means 5.00pm Sydney time on the Record Date.

    CONDITIONS PRECEDENT means the conditions set out in clause 6.1 of the Scheme Implementation Agreement.

    COST AMOUNT means US$250,000.00.

    COURT means the Supreme Court of New South Wales.

    COURT APPROVAL DATE means the date when the Court grants its approval to the Scheme under Section 411(4) of the Corporations Law.

    EFFECTIVE DATE means the date when the Schemes of Arrangement take effect.

    EXPIRATION DATE means the applicable survival period described in clause 19.8(b) of the Scheme Implementation Agreement.

    EXPLANATORY STATEMENT means the statement pursuant to section 412 of the Corporations Law which has been, or will be, registered by the ASIC, a copy of which will be included in the Share Scheme Booklet.

    GOVERNMENTAL AGENCY means a government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local.

    INSOLVENCY EVENT means in relation to a party:

    - the party becomes unable to pay its debts as and when they fall due;

    - the making of any order, or the passing of any resolution, for the winding up, liquidation or bankruptcy of the party;

    - the appointment of a provisional liquidator, liquidator, receiver or a receiver and manager to the party;

    - the appointment of an administrator to the party;

    - the entry by a party into any compromise or arrangement with creditors.

    LISTING RULES means the official listing rules of ASX.

    M&B means Morgan & Banks Limited ACN 002 888 762.

    M&B OPTIONS means options to acquire shares in the capital of M&B which have been granted by M&B and remain unexercised as at the date of the Scheme Meetings.

    M&B SHARES means ordinary shares issued in the capital of M&B at the date of the Scheme Meetings, which have been fully paid and such other M&B Shares (if any) agreed to by the parties as approved (if required) by the Court.

    M&B SHARE REGISTRY means Registries Limited of PO Box R67, Royal Exchange, Sydney, New South Wales.

    NASDAQ means National Association of Securities Dealers Inc. National Market System.

    NOMINEE means the person so described in the Share Scheme.

    OPTIONS REGISTER means any register of M&B Options which is maintained by M&B in accordance with the Corporations Law.

    OPTIONS SCHEME means the scheme of arrangement pursuant to Part 5.1 of the Corporations Law proposed between M&B and the holders of M&B Options, a copy of which will be included in the Options Scheme Booklet together with any alteration or condition made or required pursuant to sub-section 411(6) of the Corporations Law.

    OPTIONS SCHEME BOOKLET means the booklet containing information about the Options Scheme proposed to be sent to the holders of M&B Options, of which the Options Scheme forms part.

    PERSON includes bodies corporate or unincorporate.

    RECORD DATE means seven Business Days after the Effective Date (or such other period as may from time to time be provided for under the Listing Rules).

    REGISTRATION STATEMENT means a form S-4 Registration Statement to be filed by TMP with the SEC in relation to the TMP Shares.

    SCHEME BOOKLETS means the Share Scheme Booklet and the Options Scheme
Booklet.

    SCHEME CONSIDERATION means:

    (a) in relation to the Share Scheme:

        (i) The effective consideration for each M&B Share being A$4.65, to be satisfied by the issue of TMP Shares.

        (ii) To calculate the number of TMP Shares to be issued to every Scheme Shareholder apply the following formula (rounded up or down to the nearest whole number):

                                    M&BS X 4.65 X ER
                                           HSP

        Where:

    -  M&BS is the number of M&B Shares held by the Scheme Shareholder.

    - ER is the rate at which Westpac Banking Corporation Sydney, Australia will buy US$ for A$, ruling at 10.00am Sydney Time on the Effective Date; and

    -  HSP means the lesser of:

       --  40.00; and

       -- the average of the last quoted sell price of TMP Shares at the close of trading on NASDAQ on the 20 Business Days during which TMP Shares were traded on NASDAQ immediately preceding the Court Approval Date.

    (b) in relation to the Option Scheme means the same consideration as applies under the Share Scheme (referred to in paragraph (a)) for each M&B Share which, but for the operation of the Options Scheme, the holder of M&B Options would be entitled to be issued on the exercise of the M&B Options making appropriate adjustments for any capital reconstructions in M&B or TMP between the Effective Date and the date the relevant M&B Option is exercised.

    SCHEME IMPLEMENTATION AGREEMENT means the agreement referred to in part 1 of this Dictionary.

    SCHEME MEETING means the meetings convened by the Court pursuant to Section 411(1) of the Corporations Law to consider the Share Scheme.

    SCHEMES OF ARRANGEMENT means the Share Scheme and the Options Scheme.

    SCHEME OPTIONHOLDER means a person registered in the Options Register at the Effective Date as the holder of M&B Options.

    SCHEME SHAREHOLDER means a person registered in the Share Register at the Close of Registers as the holder of M&B Shares, after the registration by M&B of transfers and transmissions in accordance with the Share Scheme.

    SCHEME SHARES means M&B Shares held by Scheme Shareholders.

    SEC means the Securities Exchange Commission of the United States of
America.

    SHARE REGISTER means any register of members of M&B kept pursuant to the Corporations Law.

    SHARE SCHEME means the scheme of arrangement pursuant to Part 5.1 of the Corporations Law proposed between M&B and the holders of M&B Shares, a copy of which will be included in the Share Scheme Booklet together with any alterations or conditions made or required pursuant to sub-section 411(6) of the Corporations Law.

    SHARE SCHEME BOOKLET means the booklet containing information about the Share Scheme proposed to be sent to the holders of M&B Shares, of which the Share Scheme forms part.

    TAKES EFFECT OR TAKING EFFECT means on and from the time when an office copy of the Court Order approving the Share Scheme, pursuant to sub-sections 411(6) of the Corporations Law are lodged with the ASIC.

    TIMETABLE means the indicative timetable which will be included in the Scheme Booklets a draft copy of which is Exhibit "D" to this agreement.

    TMP means TMP Worldwide Inc.

    TMP SHARES means shares in the capital of TMP to be allotted and issued to Scheme Shareholders in accordance with the Share Scheme.

                             PART 3--INTERPRETATION

    (a) In this agreement unless the context otherwise requires:

        (i) words importing the singular include the plural and vice versa;

        (ii) words which are gender neutral or gender specific include each gender;

       (iii) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

        (iv) an expression importing a natural person includes a company, partnership, joint venture, association, corporation or other body corporate and a Government Agency;

        (v) a reference to a thing (including, but not limited to, a chose-in-action or other right) includes a part of that thing;

        (vi) a reference to a clause, party, schedule or attachment is a reference to a clause of this agreement, and a party, schedule or attachment to, this agreement;

       (vii) a reference to this agreement includes this Dictionary;

      (viii) a reference to a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law judgment, rule of common law or equity or a rule of an applicable stock exchange and is a reference to that law as amended, consolidated or replaced;

        (ix) a reference to a document includes all amendments or supplements to that document, or replacements or novations of it;

        (x) a reference to a party to a document includes that party's successors and permitted assigns;

        (xi) an agreement on the part of two or more persons binds them severally; and

    (b) Where the day on or by which something must be done is not a Business Day, that thing must be done on or by the following Business Day.

    (c) Headings are for convenience only and do not affect the interpretation of a this agreement.

    (d) This agreement may not be construed adversely to a party just because that party prepared it.

    (e) A term or expression starting with a capital letter:

        (i) which is defined in this Dictionary, has the meaning given to it in this Dictionary;

        (ii) which is defined in the CORPORATIONS LAW but is not defined in this Dictionary, has the same meaning as in the CORPORATIONS LAW; and

       (iii) which is defined in the Listing Rules of ASX or the SCH Business Rules but is not defined in this Dictionary or the CORPORATIONS LAW, has the same meaning as the same meaning as in the Listing Rules of ASX or the SCH Business Rules.

    Initialled by the parties.

------------------------  ------------------------

------------------------
Date: